Exhibit 10.16
SUBLEASE AGREEMENT
This Sublease Agreement (“Sublease”) is dated as of February 4, 2019 (the “Effective Date”), for reference purposes only, by and between SNOWFLAKE COMPUTING, INC., a Delaware corporation (“Sublandlord”), having an address of 100 South Ellsworth Avenue, San Mateo, California 94401, and MEDALLIA, INC., a Delaware corporation (“Subtenant”), having an address of 450 Concar Drive, San Mateo, California 94402. This Sublease shall be effective as of the date set forth in Section 2, below.
RECITALS
A. Sublandlord currently leases certain premises from HGP San Mateo Owner LLC, a Delaware limited liability company (“Master Landlord”), pursuant to the terms and conditions of that certain Office Lease dated March 23, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated August 26, 2016 (the “First Amendment”), that certain Second Amendment to Office Lease, dated October 15, 2018 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated October 16, 2018 (the “Third Amendment”) that certain Fourth Amendment to Office Lease, dated concurrently with the execution of this Sublease (the “Fourth Amendment”), and as assigned to Sublandlord pursuant to that certain Assignment of Office Lease, dated concurrently with the execution of this Sublease (the “Assignment”, and together with the Original Lease, the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Master Lease”). Pursuant to the Master Lease, Sublandlord currently leases from Master Landlord those certain premises commonly known as 450 Concar Drive, San Mateo, California 94402, consisting of approximately 210,115 rentable square feet located on the entirety of the first, second, third and fourth floors of the 450 Concar North Tower and the first, second, third and fourth floors of the 450 Concar South Tower (“Master Premises”), within the project commonly known as 450 Concar South Tower and 450 Concar North Tower (the “Property”), as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease.
B. Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, pursuant to the terms and conditions of this Sublease, the first, second, third and fourth floors of the 450 Concar North Tower and the first, second, and third floors of the 450 Concar South Tower (collectively, the “Sublease Premises”) together with non-exclusive access to the Common Areas, and the rentable square footage of the Sublease Premises shall be equal to 177,396 total rentable square feet.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1. Sublease Premises and Common Areas. Sublandlord hereby subleases to Subtenant the Sublease Premises, and Subtenant hereby subleases the Sublease Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Subtenant acknowledges that Subtenant is currently in possession of the Sublease Premises, and acknowledges that the Premises are in good condition and without need of repair, and Subtenant accepts the Premises “as-is”, Subtenant having made all investigations and tests it has deemed necessary or desirable in order to establish its own complete satisfaction with the condition of the Sublease Premises.

Subtenant accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, regulations governing the use of the Sublease Premises and any covenants or restrictions of record. Subtenant accepts the Sublease Premises in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding the Sublease Premises except as otherwise expressly set forth herein. Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Sublease Premises for Subtenant’s use and occupancy. Subject to the terms of the Master Lease, Subtenant shall have access to the Sublease Premises on a twenty-four (24) hours a day, seven (7) days a week, three hundred sixty five (365) days a year basis.
2. Contingency. This Sublease is contingent on the substantially concurrent (i) full execution and delivery of the Assignment by Sublandlord and Subtenant, and (ii) Sublandlord’s receipt of the consent of Master Landlord to this Sublease.
3. Term. The term of this Sublease (the “Term”) shall commence on February 15, 2019 (the “Commencement Date”) and shall expire on March 31, 2019 (the “Expiration Date”), unless earlier terminated or extended pursuant to the terms of this Sublease.
4. Extension. Subtenant shall have one (1) option to extend the Term for a period of fourteen (14) days, upon the same terms and conditions herein except for Base Rent which shall be in the amount of $5.40 per square foot per month, or $447,037.92 for the prorated 14-days period, by providing written notice thereof to Sublandlord not less than ten (10) days prior to the Expiration Date.
5. Rent. Sublandlord shall be responsible for the timely payment of Rent under the Master Lease during the Term. Subtenant shall pay to Sublandlord the following as Sublease rent hereunder:
5.1 Sublease Term Rent; Rent Commencement Date. Beginning on the Commencement Date, and continuing during the Term of this Sublease, Subtenant shall pay to Sublandlord, as sublease rent (“Base Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Term from Commencement Date through the Expiration Date, the amount of $4.85 per rentable square foot, or $860,370.60 per month for the Sublease Premises.
5.2 Operating Expenses; Taxes; Insurance Costs. Throughout the Term, Subtenant shall pay monthly, in addition to Base Rent, eighty-four and 43/100th percent (84.43%) (“Subtenant’s Share”) of all Direct Expenses incurred by Sublandlord during the Term. Subtenant shall pay, together with Base Rent, Subtenant’s Share of the Estimated Direct Expenses as set forth in Article 5 of the Master Lease. If Sublandlord has not provided Subtenant with an Estimated Statement, Subtenant shall continue to pay the Estimated Direct Expenses in the amount as it paid under the Master Lease just prior to the effective date of the Assignment. Within thirty (30) days after Sublandlord receives the Landlord’s Statement pursuant to Section 4.4 of the Master Lease, Sublandlord shall deliver to Subtenant a copy of the Statement. If there is any reconciliation of Direct Expenses between Master Landlord and Sublandlord for the period of the Term, such reconciliation will apply as between Sublandlord and Subtenant, with Subtenant receiving Subtenant’s Share of any reimbursement for overpayment, or paying Sublandlord for any shortfall, as the case may be. The terms of this Section 5.3 shall survive and remain in full force and effect notwithstanding the expiration or earlier termination of the Term of this Sublease. Subtenant shall have no right to review Master Landlord’s books and records as set forth in Section 4.6 for any period of Direct Expenses for the Term.
5.3 Other Charges. Subtenant also shall pay, within five (5) days after written notice evidencing any other charges, costs, or expenses actually incurred by Sublandlord and constituting Rent (as defined in the Master Lease) due and owing after the Commencement Date, including, without limitation, utilities, HVAC charges, janitorial services and late charges (“Other Charges”).
5.4 Sublease Rent. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease (including, without limitation, Base Rent, Direct Expenses, and Other Charges, but excluding the Security Deposit) are deemed to be rent (“Sublease Rent”). Sublease Rent shall be payable, without any deduction, offset, prior notice or demand (except as otherwise expressly provided herein), in lawful money of the United States to Sublandlord by ACH or wire transfer to an account that Sublandlord may designate in writing. Base Rent and Direct Expenses payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month.
6. Security Deposit. None.
7. Subtenant Work; Surrender. Sublandlord understands and agrees that during the Term, Subtenant shall be moving out of the Sublease Premises and removing its personal property and winding down its operations at the space. Subtenant shall have no right to make any Alterations to the Subleased Premises, including, without limitation, Cosmetic Alterations. Upon the expiration date, Subtenant shall surrender the Sublease Premises in the same condition as existed on the Commencement Date.
8. Master Lease.
8.1 Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Subtenant agrees as follows (to the extent certain provisions of the Master Lease are incorporated below, all references in such incorporated provision to the word “Tenant” shall be deemed to refer to Subtenant, all references to the word “Premises” shall be deemed to refer to the Sublease Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the word “Term” shall be deemed to refer to the Term of this Sublease, all references to the term “Landlord” shall be deemed to refer to both Landlord and Sublandlord, and all references to the term “Indemnitees” shall be deemed to include reference to Landlord and Sublandlord, each unless expressly stated, or the context would imply, otherwise):
(a) Basic Lease Provisions. The Summary is incorporated herein by reference, except for Sections 1, 2.2, 3, 4, 6, 8, 9, 10, 12, 13 and 14 thereof.
(b) Premises, Building, Project and Common Areas. Article 1 of the Original Lease is incorporated herein by this reference, except for the Section 1.1.1 from the sixth sentence onward, the second sentence of Section 1.1.2, Section 1.1.4 and Section 1.3, and Subtenant shall have the right to use the Common Areas subject to Section 1.1.2 of the Master Lease and Subtenant’s use of the Terrace shall be shared with Sublandlord.

(c) Lease Term. Section 2.1 of the Original Lease is incorporated herein by this reference, except the last sentence.
(d) Base Rent. Section 3.1 of the Original Lease is incorporated herein by this reference.
(e) Additional Rent. Article 4 of the Original Lease is incorporated herein by this reference, except for the first two sentences of Section 4.1, and Section 4.6.
(f) Use of Premises. Article 5 of the Original Lease is incorporated herein by this reference. Sublandlord and Subtenant shall each have the right in common to use the Fitness Center in accordance with Section 5.4.
(g) Services and Utilities. Article 6 of the Original Lease is incorporated herein by this reference, excluding Section 6.1.1.2 and 6.1.6, with the understanding that Master Landlord, not Sublandlord, shall provide such services and utilities.
(h) Repairs and Maintenance. Article 7 of the Original Lease is incorporated herein by this reference, and Subtenant shall perform all repair, maintenance and replacement obligations of Sublandlord (as described therein), as Tenant, to the extent that such obligations relate to the Sublease Premises, and references to Landlord in Sections 7.2 and 7.3 shall be deemed references to Master Landlord only under this Sublease.
(i) Additions and Alterations. Subtenant shall not make any alterations, additions or improvements to the Sublease Premises.
(j) Covenant Against Liens. Article 9 of the Original Lease is incorporated herein by this reference.
(k) Indemnification and Insurance. Article 10 of the Original Lease is incorporated herein by this reference, excluding Sections 10.1.2 and 10.2, and references to (a) Tenant Parties and (b) Landlord Parties to mean, respectively (a) Subtenant Parties and (b) each of Master Landlord Parties and Sublandlord Parties. Each policy of insurance shall name Master Landlord, Sublandlord and such other parties as required under the Master Lease as an additional insured and the waiver of subrogation in Section 10.5 of the Master Lease shall apply as between Sublandlord and Subtenant.
(l) Damage and Destruction. Article 11 of the Original Lease is incorporated herein by this reference, except that in the event of a casualty as described in Article 11 of the Original Lease, Subtenant shall only be entitled to an abatement of Rent to the extent that Sublandlord is entitled to rental abatement under the Master Lease. Subtenant shall not have the right to exercise the termination rights set for in Article 11.
(m) Nonwaiver. Article 12 of the Original Lease is incorporated herein by this reference.
(n) Condemnation. Article 13 of the Original Lease is incorporated herein by reference, but shall only apply to a condemnation of the Sublease Premises, and Subtenant shall have no rights with respect to a condemnation of the balance of the Master Premises, or any other premises or portion of the Property.

(o) Assignment and Subletting. Subtenant shall not assign or sublet the Sublease Premises.
(p) Surrender of Sublease Premises. Article 15 of the Original Lease is incorporated herein by this reference, except that the date Subtenant took possession shall be deemed, for the purposes of Section 15.2, the Commencement Date, and all references therein to Section 8.5 shall be omitted. Subtenant shall have no obligation to remove any of its signage existing as of the Commencement Date from the Premises.
(q) Estoppel Certificates. Article 17 of the Original Lease is incorporated herein by this reference.
(r) Subordination. Article 18 of the Original Lease is incorporated herein by this reference, except that Sublandlord shall not be required to provide Subtenant an SDNA.
(s) Defaults; Remedies. Article 19 of the Original Lease is incorporated herein by this reference; provided, that, Subtenant shall only be entitled to an abatement of Rent as set forth in Section 19.5.2 to the extent that Sublandlord is entitled to such rental abatement under the Master Lease.
(t) Covenant of Quiet Enjoyment. Article 20 of the Original Lease is incorporated herein by this reference.
(u) Compliance with Law. Article 24 of the Original Lease is incorporated herein by this reference.
(v) Late Charges. Article 25 of the Original Lease is incorporated herein by this reference.
(w) Landlord’s Right to Cure Default; Payments by Tenant. Article 26 of the Original Lease is incorporated herein by this reference.
(x) Entry by Landlord. Article 27 of the Original Lease is incorporated herein by this reference and shall apply to both Sublandlord and Master Landlord.
(y) Parking. Subtenant shall have a non-exclusive right to use Subtenant’s Share of the vehicle parking spaces allocated to Sublandlord from time to time pursuant to Section 9 of the Summary and Sections 28.1 and 28.2 of the Original Lease. There shall be no additional cost for such parking throughout the Term except as otherwise set forth in Article 28 of the Original Lease.
(z) Miscellaneous. Except for Sections 29.24, 29.26, 29.38.1, 29.41, 29.42, 29.43 and 29.44, the entirety of Article 29 of the Original Lease is incorporated herein by this reference.
(aa) Exhibits. Exhibits D, E, I, J, K and L to the Original Lease are incorporated herein by this reference.
(bb) Terrace. Article 2 of the First Amendment is incorporated herein by this reference, but only as it relates to Subtenant’s use of the Terrace which shall be shared with Sublandlord.

(cc) MPOE. Subtenant shall have the right to access the MPOE Room and Tenant’s MPOE Room Equipment pursuant to the terms set forth in the Second Amendment, which right shall be in common with Sublandlord.
(dd) Fourth Amendment. Only those provisions of the Fourth Amendment which expressly modified the provisions incorporated above are incorporated herein and only to the extent they are applicable to the Subleased Premises.
In addition, to the extent any provisions of the Master Lease are incorporated above, the following modifications shall be applicable: For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications: (i) all incorporated provisions of the Master Lease requiring the approval or consent of Master Landlord, shall require both Sublandlord and Master Landlord, under the same standards of consent as set forth in the Master Lease; (ii) all incorporated provisions of the Master Lease requiring “Tenant” to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Landlord and Sublandlord; (iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Premises after any destruction or taking by eminent domain or to maintain, repair, restore or control any portion of the Building, Property or Subleased Premises; (iv) Sublandlord shall not be obligated to provide any utilities or services to the Subleased Premises provided by Master Landlord or maintain any portion of the Building which Master Landlord is obligated to maintain; and (v) Sublandlord shall have no obligation to construct or pay for any improvements.
Except as set forth above, the provisions of the Master Lease are not incorporated into this Sublease except as necessary to effectuate the terms and conditions of this Sublease and Sublandlord shall remain responsible for such provisions. Subtenant shall not take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease; (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate; or (iii) would result in any additional cost or other liability to Sublandlord.
8.2 Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the provisions of the Master Lease. Moreover, during the Term of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord covenants and obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or (iv) to take any action with respect to the operation, administration or control of the Property or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant and for a period of time not to exceed thirty (30) days, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled.
9. Indemnity by Subtenant. Subtenant shall indemnify Sublandlord, its officers, directors, shareholders, agents and employees (collectively “Sublandlord’s Indemnified Parties”) against, and hold Sublandlord, and Sublandlord’s Indemnified Parties harmless from, any and all demands, claims, causes of action, fines, penalties, damages (excluding all consequential damages, except for any consequential damages incurred by Master Landlord which may be asserted against Sublandlord), losses, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Claims”) incurred in connection with, or arising from: (a) the use or occupancy of the Sublease Premises by Subtenant or any persons claiming under Subtenant; (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises; (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person as it relates to this Sublease or the Sublease Premises; (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant, or provision of this Sublease or any law, ordinance, or governmental requirement of any kind; (e) any injury or damage to the person, property or business of Subtenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Sublease Premises and (f) Subtenant’s failure to comply with the surrender provisions of this Sublease at the expiration or earlier termination of the Term of this Sublease, except to the extent any of the foregoing in clauses (a) through (f) above results from the gross negligence or willful misconduct of Sublandlord or its officers, directors, shareholders, agents, contractors, employees, invitees or visitors. If any action or proceeding is brought against Sublandlord, its employees or agents by reason of any such claim, Subtenant, upon notice from Sublandlord, shall defend the claim at Subtenant’s expense with counsel reasonably satisfactory to Sublandlord.
10. Certified Access Specialist Disclosure. For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that to Sublandlord’s actual knowledge, the Subleased Premises have not undergone inspection by a CASp.
California Civil Code Section 1938 states:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Notwithstanding anything to the contrary in the Sublease, if Subtenant elects to cause a CASp Inspection of the Subleased Premises, such CASp inspection shall be performed pursuant to the terms of the Master Lease, at Subtenant’s sole cost and expense, and Subtenant shall be responsible to complete any repairs or correct violations with respect to the Subleased Premises which Sublandlord is required to do so under the Master Lease as a result of the CASp inspection.
11. Holding Over. Subtenant shall have no right to holdover. If Subtenant does not surrender and vacate the Subleased Premises at the Expiration Date of this Sublease, Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Rent if a month to month tenancy shall be Rent at the monthly rate of one hundred fifty percent (150%) of the monthly Rent; provided however, if Subtenant’s holdover causes Sublandlord to be in holdover under the Master Lease, then the Rent shall be the rate of one hundred fifty percent (150%) of any and all Rent due to Master Landlord from Sublandlord under the holdover provisions of the Master Lease, including, but not limited to, operating expenses and property taxes due and payable during such holdover period of time. In connection with the foregoing, Sublandlord and Subtenant agree that the reasonable rental value of the Subleased Premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all Claims resulting from such failure, including, without limitation, any Claims by any third parties based on such failure to surrender and any lost profits to Sublandlord resulting therefrom.
12. Furniture, Fixtures and Equipment. Subtenant shall have the right to use, during the Term, the office furnishings and existing wiring within the Subleased Premises which are identified on Exhibit B attached hereto (the “FF&E”) at no additional cost to Subtenant. The FF&E is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Subtenant shall leave all FF&E in the Premises upon the expiration of the Term or the earlier termination of this Lease.
13. Sublandlord’s Covenants. Provided that Subtenant is not in default (after lapse of any applicable notice and cure periods), under the terms of this Sublease, Sublandlord covenants to do the following:
13.1 Sublandlord shall not (1) except as expressly permitted by the Master Lease or as expressly provided in this Sublease, surrender or terminate the Master Lease prior to its scheduled expiration date, or (2) amend or modify the Master Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Sublease Premises; provided however, nothing herein shall prohibit Sublandlord from exercising any right to terminate the Master Lease as expressly provided therein or available to Sublandlord at law or in equity or to exercise any rights or remedies it may have against Master Landlord; and
13.2 Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any material effect upon the Sublease Premises or this Sublease.
14. Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a default by Subtenant under this Sublease, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent. In the event of Sublandlord’s failure to pay Rent under the Master Lease by the date due, Subtenant shall have the right, on written notice, to provide such payments to Master Landlord, unless Sublandlord can provide Subtenant reasonable assurances that it will not cause an Event of Default under the Master Lease. In the event that Subtenant provides such payment hereunder, Sublandlord shall reimburse Subtenant for such payments on demand.
15. Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth in the introductory paragraph, or such other address as the parties may notify each other from time to time, and shall be: (a) personally delivered; (b) sent by certified or registered mail, postage prepaid, return receipt requested; or (c) sent by a nationally recognized overnight courier service, with charges prepaid and a receipt provided therefor. All notices shall be deemed to have been given on the earlier of: (i) the date of actual receipt; or (ii) one (1) business day after being properly deposited with a nationally recognized overnight courier service.
16. Time Is of the Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.
17. Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.
18. Broker. Each party shall pay their own brokers fees in connection with this Sublease. Sublandlord’s broker is Newmark Knight Frank and Subtenant’s broker is Jones Lang LaSalle (collectively, the “Broker”). Each party hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party other than “Broker” in connection with this Sublease.
19. Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. Electronically transmitted signatures shall be deemed originals. This Sublease may be executed by a party’s signature transmitted by electronic mail in pdf format (“pdf”) or through DocuSign, and execution by DocuSign or copies of this Sublease executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon DocuSign or pdf signatures as if such signatures were originals. Any party executing and delivering this Sublease by pdf shall promptly thereafter deliver a counterpart of this Sublease containing said party’s original signature. All parties hereto agree that a DocuSign or pdf signature may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.
20. Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.
21. Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.
22. Authority. Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in the State of California and that Subtenant has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants that Sublandlord has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Sublandlord is authorized to do so.
23. Representations. Sublandlord represents to Subtenant:
(a) the Master Lease is in full force and effect;
(b) that no event has occurred and is continuing that would constitute a default by Sublandlord under the Master Lease but for the requirement of the service of notice and/or expiration of the period of time to cure and, to Sublandlord’s actual knowledge, without investigation, no event has occurred and is continuing that would constitute a default by Master Landlord under the Master Lease but for the requirement of the service of notice and/or expiration of the period of time to cure.
[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD:			SUBTENANT:

Snowflake Computing, Inc.			Medallia, Inc.

By:	/s/ Thomas Tuchscherer		By:	/s/ Roxanne Oulman
	Name:	Thomas Tuchscherer		Name:	Roxanne Oulman
	Title:	CFO		Title:	CFO
[Signature Page to Sublease]

EXHIBIT A
MASTER LEASE
[Master Lease appears on following pages.]
[Exhibit A]

EXHIBIT B
FF&E
Gym

Quantity	Item #	Description
7	T5X-07	Matrix - Treadmill T5X-07
2	C5X-04	Matrix - C5X Climbmill
4	E5X-05	Matrix - Elliptical E5X-05
3	U5X-05	Matrix - U5X-05 Upright Cycle
2	IC-MXIC5B-01	Matrix - IC5 MX Spin Bike
2	ROWER-02	Matrix - Rower
1	G3-MS80_7	Matrix - G3MS80 8-STACK MULTISTATION
1	MG-MR690N-02	Matrix - Magnum Series - MEGA Half Rack 8’ (No Spotter Stands)
1	MG-937-02	Matrix - Magnum Series - Dip / Chin Assist
1	A63C-03	Matrix - Magnum Series FW - VKR w/Chin
1	A77-03	Matrix - Magnum Series FW - Adjustable Ab Bench
1	A62-03	Matrix - Magnum Series FW - Preacher Curl
3	A85-03	Matrix - Magnum Series FW - Multi-adjustable Bench
1	MG-C895-02	Matrix - Magnum Series FW - 3-Way Olympic Bench
1	A68-03	Matrix - Magnum Series FW - Barbell Rack
2	A42-03	Matrix - Magnum Series FW - 3-tier Dumbbell Rack w/Saddles (15 pr.)
1	G3-FW97_8	Matrix - G3FW97 ACCESSORY RACK
1	A67-03	Matrix - Magnum Series FW - Weight Tree
1	A96-03	Matrix - Magnum Series FW - Glute Ham Bench
1	A59-03	Matrix - Magnum Series FW - Flat Bench
12	UPT12-045	Iron Grip - 45 lb. Urethane Plate - 12 sided
4	UPT12-035	Iron Grip - 35 lb. Urethane Plate - 12 sided
10	UPT12-025	Iron Grip - 25 lb. Urethane Plate - 12 sided
12	UPT12-010	Iron Grip - 10 lb. Urethane Plate -12 sided
10	UPT12-005	Iron Grip - 5 lb. Urethane Plate - 12 sided
4	UPT12-002.5	Iron Grip - 2.5 lb Urethane Plate - 12 sided
2	OB-7	Iron Grip - 7’ Power Bar
1	OB-EZ	Iron Grip - 5’ EZ Curl Bar
5	OBC-LJO-B	Iron Grip - Lock Jaw Olympic Collar - Black
2	UDBT-S 005/050	Iron Grip - Urethane Dumbbells 5 to 50 lbs.
1	UDBT-S 055/100	Iron Grip - Urethane Dumbbells 55 to 100 lbs.
[Exhibit B]

Kitchenette/Café

Item	Manufacturer/Supplier	Description	Quantity
Convection Oven	Trimark	Alto Shaam 1000-UP	3
Freezer	Purchased from Bluestar	True T-23F-HC	2
Garbage disposal	DPR	ISE evolution compact 3/4” HP	1
Glass Double Door Fridge	Purchased from Bluestar	True T-49-HC	1
Glass Double Door Fridge	Purchased from Bluestar	True T-49-G-LD	2
Hot/Cold Wells	DPR	Randell Model Number: 9580-3A	9
Ice Machine	Leased then purchased from Carbonic		1
Kegerator (cold brew)	Purchased from Bluestar	Kegco HK38SSU-2	1
Microwave	Walmart.com	GE JES1656SR2SS	6
Oven	Trimark	Alto‐Shaam Model No. VMC‐H3H	1
Panini Presses	Amazon	Cuisinart	2
Single Door Stainless Steel Fridge	Purchased from Bluestar?	Electrolux Model Number: FPRH19D7LF0	1
Sneeze Guards (moveable) dbl sided & top	DPR		9
Soup Wells		Nemco Model Number: 6103A	2
Stainless Steel Double Door Refrigerator	Purchased from Bluestar	True T-49-HC	3
Stainless Steel Single Door Refrigerator	Purchased from Bluestar	True T-23G	1
Stainless Steel Single Door Refrigerator	Purchased from Bluestar	true T-49G-LD	2
Stainless Steel Table	Fare Resources		1
Toaster	Amazon	Cusinart	4
Under Counter Ice Machine	East Bay Restaurant Supply	Manitowac Model Number: RNS0244A	1
Undercounter Refrigerator	DPR	True TUC-48G-LP-HC- FGD01	1
Water dispenser	DPR	Insinkerator FHC3300	1
Water filter	DPR	3M AP902	1
Wine Fridge	Wine Service Direct	Edgestar	6
[Exhibit B]

A/V

Qty	Build	Item	Model
1	1North	Conference TV	NEC E905 90”
3	1North	Signage	50” Samsung
1	1North	CPU	Mac mini i7
2	1North	Controller iPad	Ip Pad Pro
2	1North	Gym Ipad	iPad Mini
2	1North	PTZ Camera	AVer Cam520
1	1North	PA Speakers	QSC
2	1North	Wireless Mics	Shure QLXD
1	1North	DSP	QSC 110f
1	1North	AMP	QSC CXD4.3Q
6	1North	TV Mount	Chief Mount
2	1North	Ipad Case	Heckler
1	1North	Ipad Wall Mount Scheduler	Launch Port charger & Sleeve
2	1North	Gyjm TV’s	65” Samsung
1	1North	Playstation 4	SOnty PS4 two controllers
14	2North	Conference TV	65” Samsung
6	2North	Signage	50” Samsung
20	2North	CPU	Mac mini i7
14	2North	Controller iPad	Ip Pad Pro
23	2North	Scheduler Ipads	iPad Mini
8	2North	Camera	Logitech C930e
8	2North	PTZ Camera	AVer Cam520
8	2North	Sound Bar	Samsung Sound Bar
4	2North	Leon Speakers	Leon Speakers
30	2North	Ceilling Speakers	QSC 6.5
4	2North	PA Speakers	QSC
10	2North	Table Mics	Marshall MXL
8	2North	Ceiling Mics	MXA910’s
2	2North	DSP	QSC 110f
1	2North	DSP Type 2	QSC 500i
3	2North	AMP	QSC CXD4.3Q
20	2North	TV Mount	Chief Mount
10	2North	Ipad Case	Heckler
23	2North	Ipad Wall Mount Scheduler	Heckler
2	2North	ipad Wall Mount and Charing	Launch Port charger & Sleeve
19	4North	Conference TV	65” Samsung
7	4North	Signage	50” Samsung
23	4North	CPU	Mac mini i7
15	4North	Controller iPad	Ip Pad Pro
22	4North	Scheduler Ipads	iPad Mini
10	4North	Camera	Logitech C930e
7	4North	PTZ Camera	AVer Cam520
10	4North	Sound Bar	Samsung Sound Bar
4	4North	Leon Speakers	Leon Speakers
18	4North	Ceilling Speakers	QSC 6.5
[Exhibit B]

12	4North	Table Mics	Marshall MXL
6	4North	Ceiling Mics	MXA910’s
3	4North	DSP	QSC 110f
3	4North	AMP	QSC CXD4.3Q
23	4North	TV Mount	Chief Mount
12	4North	Ipad Case	Heckler
22	4North	Ipad Wall Mount Scheduler	Heckler
3	4North	ipad Wall Mount and Charing	Launch Port charger & Sleeve
9	2South	Conference TV	65” Samsung
6	2South	Signage TV	50” Samsung
15	2South	CPU	Mac mini i7
9	2South	Controller iPad	Ip Pad Pro
15	2South	Scheduler iPad	iPad Mini
3	2South	Camera	Logitech C930e
6	2South	PTZ Camera	AVer Cam520
6	2South	Leon Speakers	Leon Speakers
9	2South	Ceilling Speakers	QSC 6.5
8	2South	Table Mics	Marshall MXL
2	2South	Ceiling Mics	MXA910’s
1	2South	DSP	QSC 110f
1	2South	DSP Type 2	QSC 500i
2	2South	AMP	QSC CXD4.3Q
15	2South	TV Mount	Chief Mount
9	2South	Ipad Case	Heckler Conference Room Mount (Angled) H478
15	2South	Ipad Wall Mount Scheduler	Heckler Conference Room Mount (Angled) H478
17	4South	Conference TV	65” Samsung
7	4South	Signage TV	50” Samsung
22	4South	CPU	Mac mini i7
15	4South	Controller iPad	Ip Pad Pro
15	4South	Scheduler iPad	iPad Mini
7	4South	Camera	Logitech C930e
7	4South	PTZ Camera	AVer Cam520
4	4South	Sound Bar	Samsung Sound Bar
10	4South	Leon Speakers	Leon Speakers
18	4South	Ceilling Speakers	QSC 6.5
4	4South	Pendant Speakers	QSC 6.5 Pendant
9	4South	Table Mics	Marshall MXL
6	4South	Ceiling Mics	MXA910’s
3	4South	DSP	QSC 110f
3	4South	AMP	QSC CXD4.3Q
24	4South	TV Mount	Chief Mount
9	4South	Ipad Case	Heckler Conference Room Mount (Angled) H478
15	4South	Ipad Wall Mount Scheduler	Heckler Conference Room Mount (Angled) H478
3	Open Space	Conference TV	NEC E905 90”
4	Open Space	Repeat Monitors	50” Samsung
1	Open Space	CPU	Mac Pro
2	Open Space	Controller iPad	Ip Pad Pro
3	Open Space	PTZ Camera	AVer Cam520
[Exhibit B]

14	Open Space	Pendant Speakers	QSC 6.5 Pendant
4	Open Space	PA Speakers	QSC
2	Open Space	QSC Sub	QSC Subwoofer
8	Open Space	Wireless Mics	Shure QLXD
1	Open Space	DSP Type 2	QSC 500i
2	Open Space	AMP	QSC CXD4.3Q
3	Open Space	TV Mount	Chief Mount
1	Open Space	Ipad Case	Heckler
1	Open Space	Ipad Wall Mount Scheduler	Launch Port charger & Sleeve
4	Open Space	Ceiling Mounts for TVs’	???
2	Open Space	Front Fill Speakers	AP-212
1	Open Space	HDMI Video Matrix	Crestron DM-MD16X16 16x16 DigitalMedia Switcher
1	Open Space	Audio Mixer	Yahmaha QL1
2	Open Space	Audio Monitors	Baefoot FootPrint01
1	Open Space	Amps	QSC PLD 4.2
1	Open Space	Wireless Mic Receiver	Shure ULXD 4Q Receiver (4 pack)
8	Open Space	Wireless Mic Receiver	Shure QLXD 4 (individuals)
1	Open Space	Zoning mixing	Behringer Ultra Zone
[Exhibit B]

Furniture

Item	Manufacturer/Supplier	Description	Color	Quantity
Desk Chairs	N/A	Aeron Desk Chairs - various sizes	black	525
Conference Table	VCO	120 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (2) panel base (veneer) and (2) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4N- (3) , 4S-(5), 2N- (2), 2S-(2)		12
Conference Table	VCO	144 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (2) panel base (veneer) and (2) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -2S (1)		1
Conference Table	VCO	168 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (3) panel base (veneer) and (3) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4N- (3) , 2N- (1)		4
Conference Table	VCO	192 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (3) panel base (veneer) and (3) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4S (1)		1
Benches	VCO	Dauphin Benches - 63” W x 21” D x 17” H, with square polished metal legs. QTY - 4N-Rooms 402 and 403, (8) , 4S- Rooms 419 and 446, (6), 2N-Room 249 (4)		18
Large Conf. Room Chairs	VCO	WIT, High back, Mesh Back, Swivel Tilt, Fixed Arms, Black frame, Black Base, standard cylinder, carpet casters.		216
Huddle Rooms	VCO	Teknion -Y Table, Metal & Metal Y Leg, 35”d x 70”w, No Rectangle Cutout - Top Laminate- Very White,		30
[Exhibit B]

Huddle Room Chairs	VCO	WIT, High back, Mesh Back, Swivel Tilt, Fixed Arms, Black frame, Black Base, standard cylinder, carpet casters.	Fog	100
Booth Tables	VCO	30” x 60” Booth Tables - Bar height -(2) AnyWay “T” Bases Color: T09 Gazor - Laminate Top and Edge- TBD to be noted on Finish Approval Form prior to order placement. TAG 4th Floor South	T09 Gazor	3
Booth Tables	VCO	30” x 60” Booth Tables - Standard height -(2) AnyWay “T” Bases Color: T09 Gazor		24
Phone Rooms chairs	VCO	Chirp Lounge Chairs - Mid-Back Lounge Chair, Swivel Base with self return, 23” w x 24’ D, 30” tall,	Red	78
Phone Rooms	VCO	Particles occasional tables - 18” diameter Round Top, 19” tall.	White	39
Cafe Chairs	VCO	Chair -Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame,	Sterling SC18	68
Cafe Chairs	VCO	Chair-Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame	Arctic SC21	68
Cafe Chairs	VCO	Chair-Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame	Lemon SC25	40
Cafe Tables	VCO	30” x 30” Anyway “X” Base Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4” (P-12)	E11 Snow	17
Cafe Tables	VCO	36” x 36” Anyway “X” Base Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4” (P-12)	E11 Snow	5
Cafe Tables	VCO	30” x 48” Tables - Standard height -(2) Anyway “T” Bases Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4” (P-12)	E11 Snow	19
Cafe Tables	VCO	30” x 72” Tables - Standard height -(2) Anyway “T” Bases Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4” (P-12)	E11 Snow	4
[Exhibit B]

Cafe Tables	VCO	30” x 96” x 42” tall table with full end panels. Top Primary Laminate -	Designer White 354-60	4
Cafe Tables	VCO	30” x 144” x 42” tall table with full end panels. Top Primary Laminate	Designer White 354-60	1
Cafe Tables	VCO	33” x 120” x 29”tall (standing) table with full end panels. Top Primary Laminate	Designer White 354-60	1
A/V Credenza	VCO	72” long x 24” deep x 36” tall AV credenza. (4) doors. Finish - Quarter Cut	Dark Walnut	3
A/V Credenza	VCO	72” long x 24” deep x 36” tall AV credenza. (4) doors. Finish - Quarter Cut	Clear Maple	2
A/V Credenza	VCO	72” long x 24” deep x 36” tall AV credenza. (4) doors. Finish - White Laminate	Designer White- #354-60	1
Cafe Soft Seating	VCO	Share- Dual Color waterline Single Seat, 28” x 28” 28” H - 18” seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, 2- seater, 56” x 28” 28” H - 18” seat height, Metal corner legs.		2
Cafe Soft Seating	VCO	Share- Dual Color waterline, 3- seater, 84” x 28” 28” H - 18” seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, Corner Unit, 56” x 56” 28” H - 18” seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, Dual Seat ottoman, 56” x 28” 28” H - 18” seat height, Metal corner legs.		2
Quiet Room Chairs	VCO	Keilhauer Juxta lounge chair, 39” x 30.5” x 41.25” High back, no arms, 4- point base, with tablet arm . Fabric: TBD, Tablet laminate: Designer White #31 with bevel edge , Star Base: Polished Aluminum	Red	4
Cafe Pub Stools	VCO	Industry West - Public stool, bar height, walnut seat and back, wood legs, metal frame finish: White		44
Pub Stools	VCO	Industry West - Public stool, bar height, walnut seat and back, wood legs, metal frame finish: Copper		132
Lobby chair	VCO	Industry West - Public Chair, walnut seat and back, wood legs, metal frame finish: Copper		10
Lobby chair	VCO	BluDot- Real Good Counter Stool- Copper		9
[Exhibit B]

Lobby chair	VCO	BluDot- Real Good Counter Chair- Copper		25
Lobby Table	VCO	36”X96”x42” tall table with full end panels. Top Primary Laminate	Designer White 354-0	15
Lobby Table	VCO	30”x30” Anyway “X” Base Color: S11 Snow - Laminate Top (D354- 60 Designer White), Thin Vinyl edge 1-1/4” (p-12)	E11 Snow	17
Lobby Table	VCO	36”x36” Anyway “X” Base Color: S11 Snow - Laminate Top (D354- 60 Designer White), Thin Vinyl edge 1-1/4” (p-12)		2
Lobby Table	VCO	30”X48” Tables - Standard height -(2) Anyway “T” Bases Color: S11 Snow - Laminate Top (D354-60 Designer White), Thin Vinyl edge 1-1/4” (P-12)	E11 Snow	2
Cafe Soft Seating	VCO	30”X72” Tables - Standard height- (2) Anyway “T” Bases Color: T09 Gazor - laminate top (D354-60 Designer White), Thin Vinyl edge 1-1/14” (P-12)	E11 Snow	4
Mother’s Room Chair	VCO	BluDot - Field Lounge Chair - Fabric: Edward Charcoal, Base: metal - Charcoal paint		2
Mother’s Room Table	VCO	Industry West - HELIX TABLE - Walnut top, gunmetal base		2
Training Room Lobby	VCO	BluDot - Note side table - metal - finish: black		6
Training Room Lobby	VCO	BluDot - Clutch Dining Chairs - Fabric: Pewter		7
Patio Sofas	VCO	Amari 3-Seater Sofa - Caramel - W 84 3/4” (215cm) . D 30 1/4” (77cm) . H 33 3/4” (86cm) . SH 15 1/4” (39cm) . AH 24” (61cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	3
Patio Chairs	VCO	Amari High Back Lounge Chair - Caramel - W 33 3/4” (86cm) . D 33 1/2” (85cm) . H 39 1/4” (100cm) . SH 15” (38cm) . AH 22” (56cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	3
Patio Dining	VCO	Branch Dining Table Rectangular 118” - White - W 118” (300cm) . D 43 1/4” (110cm) . H 30” (76cm) . Base & Top: Electrostatic Powdercoated Aluminum	white	2
Patio Chairs	VCO	Armari Dining Chair with Arms - Caramel - W 26” (66cm) . D 23 1/2” (60cm) . H 33” (84cm) . SH 18 1/2” (47cm) . AH 26” (66cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	20
[Exhibit B]

Training Room Table	VCO	24” x 60” Flip and Go training tables - Laminate top ( Folkstone) with 3mm edge band (Black). Silver Base with black casters. Rectangular cut out for power grommet.	Grey	79
Training Room Chair	VCO	Rio - Polypropolene seat/back shell with fabric seat ( Sugar-Licorice). Frame includes arms (Silver with Silver arm caps) with black casters.	Lagoon	138
Uluru Training Room Chairs	VCO	Rio - Polypropolene seat/back shell with fabric seat ( Sugar-Licorice). Frame includes arms (Silver with Silver arm caps) with black casters	Orange	20
Red High Back Chair with Attached Desk	VCO	Keilhauer Juxta lounge chair, 39” x 30.5” x 41.25” High back, no arms, 4- point base, with tablet arm . Fabric: TBD, Tablet laminate: Designer White #31 with bevel edge , Star Base: Polished Aluminum		4
Desks	VCO	Electric Height Adjustable Base (2- Leg), 3-Stage Legs, Range -27.25” to 46.75” - LED-4-Position programmable control, cable manager included. Finish: White		730
Pedastals	VCO	Mobile Box/File pedestal, Includes lock, pencil tray,(4) casters - two are locking casters, Paint Finish: White		100
Desk boxes	VCO	Teknion Upstage with electrical components. To Accommodate (240) desks per plan, one desk per side of a shared Upstage spine.		375
Screens for 4S Desks	VCO	Engineering typical Addition - Teknion Upstage - Stage mounted center screen, 51” tall Datum , side screens , based on shared screen price of (8) screen per six workstation groupings.		188
Ottomans	VCO	Teknion Collaborative Ottoman - Round, single upholstery, 18” diameter, 18.5” tall on casters (black). Fabric Grade 1 (TBD).		64
Round Meeting Tables	VCO	36” Round Meeting tables, with stretch legs with casters(black), Laminate: Very White, Legs paint color: Very White		32
[Exhibit B]

195 Glass Coffee Table with Sticks	All Modern	Ink Ivy Topi Coffee Table	1
23 Round Wood Coffee Table	Anthropologie	Semisfera Coffee Table	1
100 Pink Couch	Anthropologie	Linen Edlyn Left Sectional Sofa in Petal	1
135 Pink Arm Chair	Anthropologie		1
45 Brown Table with Silver Design on Top	Anthropologie	Embossed Meridian Coffee Table	1
46 Blue Chair with Flowers	Anthropologie	Dhurrie Lounge Chair	1
213 High Top Light Wood Table	Ashley Furniture	Pinnadel Dining Room Pub Bar Table	3
8 Low Copper Chair	Blu Dot	Copper Real Good Chair	17
9 Brown Wood Coffee table	Blu Dot	Turn Coffee Table	8
10 Small Round Wood Table	Blu Dot	Turn Low Side Table	1
17 Grey Ottoman	Blu Dot	Paramount Large Square Ottoman in Sanford Ceramic	1
21 Tall Copper Barstool	Blu Dot	Copper Real Good Counter Stool	9
42 Orange Couch	Bludot	Mono Sofa in Packwood Orange	1
44 Grey Chair	Bludot	Mono Sofa in Packwood Grey	2
105 Wood Side Table	Bludot	Turn Tables Nesting	1
18 Wicker Ottoman	CB2	Braided Jute Pouf	1
28 White and Gold Geometric Table	CB2	Circuit 60in Dining Table	1
91 Grey Arm Chair	CB2	Savile Grey Chair	1
92 Grey Couch	CB2	Savile Grey Tufted Sofa	1
230 Woven Chair	CB2	Woven Malawi Chair	2
Cue Chair	CB2	cue chair grey w/chrome legs old SKU 121-494	4
231 Roped Bench	CB2	Wrap Large Bench	1
36 Asian Style Chair	consignment	-	2
38 Asian Style Cabinet	consignment	-	1
55 Brown Cabinet with Gold Hardware	consignment	consignment	1
[Exhibit B]

56 Asian Style Table and Chairs(4 chairs)	consignment	consignment	1
93 Marble and Gold Table	consignment	White Marble Top Coffee Table	1
95 Silver Table	consignment	Camilla Accent Table	1
96 European Style Chair	consignment	Consignment French Chair	2
97 Mirror with Gold Frame	consignment	Large Gold Framed Mirror	1
49 Asian Style Sofa	Consignment	-	1
47 Silver Stool- Large	Dot&Bo	Benzara Simply Stylish Aluminum Stool Set of Two	1
22 Glass Coffee Table	from palo alto	from palo alto	1
59 Glass Coffee Table	from palo alto	from palo alto	1
67 Dark Brown Faux Leather Chairs	from palo alto	from palo alto	4
70 Black Fauzx Leather Chairs	from palo alto	from palo alto	4
78 Orange Velvet Chairs	from palo alto	from palo alto	2
50 High Bar Stools	Industry West	Circuit Bar Stools	8
99 Brown Leather and Wood Chair	Industry West	Olsen Chair	1
104 High Bar Stools	Industry West	Circuit Bar Stools	18
182 High Bar Stools-Candy Bar	Industry West	Circuit Bar Stools	5
209 High Bar Stools	Industry West	Circuit Bar Stools	38
123 Orange Couch with Brown Wood Legs	Joybird	Hughes Sofa	1
229 Charcoal Sofa	Joybird	Hyland Corner Sectional	1
94 Clear Plastic Chair	Kartell	Louis Chost Chair	2
37 Blue Fabric Chair	Living Spaces	No longer available	2
41 Gold Metal Table	Living Spaces	Gurthrie End Table	4
43 Copper Table	Living Spaces	Copper Top Coffee Table	1
62 Grey and White Geometric Chair	Living Spaces	Tate II Acccent Chair	1
76 Light Grey L Couch	Living Spaces	Avery 2 peice sectional	1
[Exhibit B]

106 Gold Metal Table	Living Spaces	Gurthrie End Table	1
109 Blue Arm Chair	Living Spaces	No longer available	2
125 Burgundy Arm Chair	Living Spaces	Annabelle Wing Chair	4
139 Blue Sofa- Cafe	LIving Spaces	N/A	2
140 Square Wooden Side Table-Cafe	Living Spaces	Tahoe II End Table	4
161 Triangle Side Table	Living Spaces	Kai Small Coffee Table	2
199 Brown Leather Chair with Wood Arms	Living Spaces	Dominic Saddle Chair	2
203 Dark Orange Arm Chair	Living Spaces	N/A	2
211 Sand Colored Sectional Couch	Living Spaces	No longer available	1
233 Orange Chair- without arms	Living Spaces	Tate	2
39 Gold Side Table	N/A	N/A	2
40 Gold Coffee Table	N/A	N/A	1
58 Grey Modern Chair	N/A	N/A	2
63 Orange Modern Chairs	N/A	N/A	2
65 Black Long Table	N/A	N/A	1
68 Wood Side Table	N/A	N/A	1
69 Wood Coffee Table Oval	N/A	N/A	1
73 Black Table	N/A	N/A	1
74 Whitewash Side Table	N/A	N/A	1
80 Brown chest of drawers with painting	N/A	N/A	1
81 Colorful Embrodered Stool	N/A	N/A	1
82 Octagon Top Wood Table	N/A	N/A	1
83 Multipe Drawer Weave Table	N/A	N/A	1
85 Round Glass Coffee Table	N/A	N/A	1
[Exhibit B]

87 Elephant Side Table	N/A	N/A	1
88 Small Round White Side Table	N/A	N/A	1
112 Blue Love Seat with White Trim	N/A	N/A	2
113 Long White Rectangular Table	N/A	N/A	1
114 Round Brown Coffee Table	N/A	N/A	1
115 European Style White Couch	N/A	N/A	1
116 Round Table with Granite Top	N/A	N/A	1
117 Square Wood Top Side Table	N/A	N/A	1
120 European Style Cabinet	N/A	N/A	1
129 Blue and Burgundy Fancy Couch	N/A	N/A	1
132 Brown Wood Chairs	N/A	N/A	17
137 Light Grey Chair with Studs	N/A	N/A	2
150 Silver Round Table-Patio	N/A	N/A	11
159 Rectangle Dark Brown Wood Frame Mirror	N/A	N/A	1
184 Grey Couch with Red Stitching	N/A	N/A	1
189 Wavy Wooden Stool	N/A	N/A	1
200 Rustic Rectangle Wood Table	N/A	N/A	1
201 Smal White Bar Stools	N/A	N/A	3
204 Light Demin Arm Chair	N/A	N/A	1
206 Light Wood Dresser	N/A	N/A	1
207 Multi Colored Wood Bench	N/A	N/A	1
212 Rustic Chest Table	N/A	N/A	1
[Exhibit B]

214 Black Studded Ottoman	N/A	N/A	3
215 Beige and Wood Chair	N/A	N/A	4
217 Lime Green Round Table	N/A	N/A	1
218 Rounded Wood Chair	N/A	N/A	8
219 Light Grey Couch	N/A	N/A	2
220 White- Square Ottoman	N/A	N/A	2
221 White Round Table with Wire Bottom- Large	N/A	N/A	1
224 Drum Side Table	N/A	N/A	1
226 Wood Rectangale Coffee Table on Wheels	N/A	N/A	1
227 Square Criss Cross Side Table	N/A	N/A	1
228 Bamboo Side Table	N/A	N/A	2
232 Wood Cut Out Side Table	N/A	N/A	3
183 Ball Bin	Palo Alto	N/A	1
3 Brown Leather Chair	Rejeuvenation	Clinton Modern Wingback Leather Chair with Nailheads	4
30 Brown Leather Chair	Rejeuvenation	Clinton Modern Wingback Leather Chair with Nailheads	2
12 Blue Velvet Couch	Room & Board	Sabine Sofa (Indigo)	1
13 Blue Velvet Ottoman	Room & Board	Sabine Ottoman	2
14 U-Shape Grey Couch	Room & Board	Reese Curved Sectional	1
71 Dark Grey Couch	Room & Board	no longer available	1
79 Dark Grey Lounge	Room & Board	no longer available	1
98 White Round Table	Room & Board	Aria 36” Diameter Dining Table	3
118 Wood Shelving	Room & Board	N/A	4
128 Tall Brown Shelves	Room & Board	N/A	4
86 Wooden Chairs	Room and Board	N/A	7
133 Round White Table with Silver Bottom	Room and Board	N/A	3
[Exhibit B]

149 Metal Silver Chair- Patio	Room and Board	Rio Patio Chair in Silver	61
151 Round Large Table	Room and Board	Satellite Cocktail Table in Brown, Blue and Green	3
157 Silver Square Table-Patio	Room and Board	Maris Square Patio Table	6
234 Dark Brown Leather Sectional Couch	Room and Board	Wells Sectional Sofa in Lecco Chocolate and Mocha Legs	1
152 Round Small Table	Room and Board	Satellite End Table in Brown, Blue and Green	3
4 Grey Fabric Chair	Room&Board	Wynwood Lounge Chair in Flint Charcoal	2
7 Blue Velvet Chair & Ottoman	Room&Board	Quinn Chair in Blue Velvet	5
15 Grey Couch	Room&Board	Wynwood Soft in Flint Charcoal	1
33 Blue Velvet Couch	Room&Board	Sabine Sofa in Vance Indigo Blue Velvet	1
11 Copper Hammered Coffee Table	Wayfair	Terranece End Table in Copper	1
2 Blue Low Chair	West Elm	Mylo Regal Blue Chair	10
27 Grey Chair with Wood Legs	West Elm	Abrazo Dining Chair in Light Grey and Pecan	5
29 White and Gold Side Table	West Elm	Marble Topped Pedestal Coffee Table with Brass Base	1
31 White and Gold Large Table	West Elm	Silhouette Pedastal Dining Table with Brass Base	1
35 White and Gold Coffee Table	West Elm	Marble Topped Pedestal Coffee Table with Brass Base	1
51 Wood Table	West Elm	Carved Wood Coffee Table	1
52 Wood Side Table	West Elm	Carved Wood Side Table	4
102 Geographical Black/White Side Table	West Elm	Bone Inlay Coffee Table	1
138 Yellow Oval Chair	West Elm	N/A	2
202 White Dome Table	West Elm	Sculpted Concrete Drum Coffee Table	1
[Exhibit B]

OFFICE LEASE
400/450 CONCAR

HGP SAN MATEO OWNER LLC,
a Delaware limited liability company,
as Landlord,
and
MEDALLIA, INC.,
a Delaware corporation,
as Tenant.

EXHIBITS
A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT'S ESTOPPEL CERTIFICATE
F	MARKET RENT ANALYSIS
G	FORM OF LETTER OF CREDIT
H	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
I-1	LOCATIONS OF TENANT’S SIGNAGE
I-2	LOCATIONS OF SIGNAGE BACKINGS
J	DEPICTION OF POTENTIAL GENERATOR AREAS
K	DEPICTION OF BICYCLE STORAGE AREA
L	LEED REQUIREMENTS
(i)

A/E Reminder Notice	Exhibit B
Abatement Condition	11
Abatement Event	44
Additional Allowance	Exhibit B
Additional Allowance Notice	Exhibit B
Additional Allowance Prepayment	Exhibit B
Additional Allowance Prepayment Notice	Exhibit B
Additional Holdover Amount	Exhibit B
Additional Holdover Outside Delivery Date	Exhibit B
Additional Reimbursement Period.	Exhibit B
Additional Rent	12
Adjacent Building	Summary
Advocate Arbitrators	9
Affiliate	39
Alterations	26
Approved Working Drawings	Exhibit B
Arbitration Agreement	10
Architect	Exhibit B
Bank	46
Bank Prime Loan	54
Bankruptcy Code	46
Bank’s Credit Rating Threshold	46
Base Building	27, Exhibit B
Base Building Plans	Exhibit B
Base Building Punch List Items	Exhibit B
Base Rent	Summary
Base Rent Abatement	12
Base Rent Abatement Period	12
Base, Shell and Core	Exhibit B
BB HVAC System	23
Bicycle Storage Area	56
BOMA	7
Briefs	10
Brokers	60
Builder’s All Risk	27
Building	Summary
Building Parking Facilities	Summary
Building Structure	27
Building Systems	27
Cafeteria	20
CCP	35
Certificate of Substantial Completion	Exhibit B
Code	Exhibit B
CofO	Exhibit B
Common Areas	5
Comparable Area	Exhibit F
Comparable Buildings	Exhibit F
Comparable Transactions	Exhibit F
(ii)

Construction Drawings	Exhibit B
Construction Period	31
Contemplated Effective Date	37
Contemplated Transfer Space	37
Contract	Exhibit B
Contractor	Exhibit B
Control	39
Controllable Operating Expenses	19
Controlled Account	50
Controlled Account Agreement	50
Controlled Account Deposit	50
Controlled Bank	50
Coordination Fee	Exhibit B
Cosmetic Alterations	27
Cost Pools	18
Damage Termination Date	34
Damage Termination Notice	34
Default Rate	54
Delay Notice	Exhibit B
Delivery Condition	Exhibit B
Delivery Date	Exhibit B
Design Problem	26
Direct Expenses	14
Disabilities Acts	53
Eligibility Period	45
Engineers	Exhibit B
Environmental Laws	64
Environmental Permits	65
Estimate	18
Estimate Statement	18
Estimated Construction Dates	Exhibit B
Estimated Direct Expenses	18
Estimated Repair Completion Date	33
Event of Default	42
Excess	18
Existing Landlord	Exhibit B
Existing Lease	Exhibit B
Expense Year	14
Final Condition	Exhibit B
Final Condition Date	Exhibit B
Final Costs	Exhibit B
Final Retention	Exhibit B
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
First Offer Notice.	7
First Offer Outside Agreement Date	7
First Offer Rent	7
First Offer Space	7
(iii)

First Offer Term	8
First Phase	12
First Rebuttals	10
Fitch	46
Fitness Center	21
Fitness Center Users	21
Folding Door	Exhibit B
Force Majeure	59
Force Majeure Delay	Exhibit B
Generator	50
Generator Area	50
Ground Floor Lobbies	1
Hazardous Material(s)	64
Holdover Outside Delivery Date	Exhibit B
HVAC	23
HVAC System Hours	23
Incremental Rental Amount	Exhibit B
Intention to Transfer Notice	37
Janitorial Standard	24
Landlord	Summary
Landlord Base Rent Abatement Acceleration Election	12
Landlord Caused Delay	Exhibit B
Landlord Minor Changes	Exhibit B
Landlord Parties	29, 30
Landlord Repair Notice	33
Landlord Second Phase Rent Abatement Acceleration Election	13
Landlord’s Consent Standard	Exhibit B
Landlord’s Initial Estimate of Operating Expenses	19
Landlord’s Initial Statement	11
Landlord’s Mortgagee	41
Landlord’s Project Costs	30
Landlord’s Two Year Warranty	5
Law	53
Laws	53
L-C	45
L-C Amount	45
L-C Draw Event	46
L-C Expiration Date	45
L-C FDIC Replacement Notice	46
L-C Reduction Conditions	49
Lease	Summary
Lease Commencement Date	Summary
Lease Expiration Date	Summary
Lease Term	Summary
Lease Year	8
Lines	61
Loss	29
Losses	29
(iv)

Mail	59
Management Fee Percentage	16
Market Rent	Exhibit F
Market Rent TI Allowance	Exhibit F
material non-monetary default	41
Mortgage	41
Net Equivalent Lease Rate	Exhibit F
net operating cashflow	49
Net Worth	39
Neutral Arbitrator	10
Nine Month Period	38
North Showers	21
Notices	59
number of days	Exhibit B
Objectionable Name	53
Operating Expenses	14
Option Exercise Notice	9
Option Interest Notice	9
Option Outside Agreement Date	9
Option Rent	9
Option Rent Notice	9
Option Term	9
Original Tenant	7
Over-Allowance Amount	Exhibit B
Permit Delay	Exhibit B
Permitted Chemicals	65
Permitted Transfer	39
Permitted Transferee	39
Permitted Transferee Assignee	39
Permitted Use	Summary
Premises	Summary
Primary Lease	41
Project	Summary
Project Parking Facilities	Summary
Proposition 13	17
Provider	63
reasonable wear and tear	25
Receivership	46
Reduction Date	49
Reimbursement Period	Exhibit B
Renovations	61
Rent.	14
Rooftop Equipment	66
Rules and Regulations	20
Ruling	11
Second Phase	12
Second Phase Base Rent Abatement	12
Second Phase Base Rent Abatement Period	12
(v)

Second Phase Direct Expenses Abatement	12
Second Phase Direct Expenses Abatement Period	12
Second Phase Early Occupancy	12
Second Phase Rent Abatement	12
Second Phase Rent Abatement Period	12
Second Rebuttals	10
Security Deposit Laws	48
Shuttle Service	63
Shuttle Service Riders	63
Sign Requirements	52
Sky Bridges	6
SNDA	42
Sole Direct Tenant	23
South Showers	21
Space Plan Reminder Notice	Exhibit B
Specialty Improvements	28
Specifications	Exhibit B
Standard Improvement Package	Exhibit B
Statement	18
Subject Space	35
Substantial Completion of the Tenant Improvements	Exhibit B
Summary.	4
Superior Right Holders	7
Tax Expenses	17
Tenant	Summary
Tenant Base Rent Abatement Acceleration Election	12
Tenant Confidential Information	55
Tenant Construction Items	Exhibit B
Tenant Damage	5
Tenant Delay	Exhibit B
Tenant HVAC System	23
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	31, Exhibit B
Tenant Parties	29
Tenant Party	29
Tenant Second Phase Rent Abatement Acceleration Election	13
Tenant Work Letter	Summary
Tenant’s Agents	Exhibit B
Tenant’s First Offer Exercise Notice	7
Tenant’s Initial Statement	11
Tenant’s Off-Premises Equipment	19
Tenant’s Rebuttal Statement	11
Tenant’s Security System	24
Tenant’s Share	Summary
Tenant’s Shuttle Service	64
Tenant’s Signage	51
Termination Effective Date	Exhibit B
(vi)

Termination Notice	Exhibit B
Termination Outside Delivery Date	Exhibit B
Terrace	6
Terrace FF&E	6
Third Party Contractor	32
Third Party Operator	22
TI Item	Exhibit B
Transfer	38
Transfer Costs	37
Transfer Notice	35
Transfer Premium	37
Transferee	35
Transfers	35
Underlying Documents	14
Working Drawings Reminder Notice	Exhibit B
(vii)

400|450 CONCAR
OFFICE LEASE
This Office Lease (this “Lease”), dated as of the Lease Date, is made by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company (“Landlord”), and MEDALLIA, INC., a Delaware corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Lease Date March 23, 2016

2.	Premises; Building; Project (Article 1).

2.1 Building; Project:
A four (4) story building, consisting of two (2) towers, commonly known as the “450 Concar North Tower” and “450 Concar South Tower”, containing approximately 210,115 rentable square feet of space, located at 450 Concar Drive in San Mateo, California (collectively, the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building, (ii) the building adjacent to the Building, commonly known as “400 Concar” (the “Adjacent Building”) (which Adjacent Building contains 95,813 rentable square feet), (iii) the Common Areas, (iv) the parking facilities located underneath the Building and the Adjacent Building (the “Project Parking Facilities”), and (v) the land (which is improved with landscaping and other improvements) upon which the Building, the Adjacent Building, and the Common Areas are located.

2.2 Premises:
A total of 210,115 rentable square feet of space (the “Premises”) located on the entirety of the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the 450 Concar North Tower and the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the 450 Concar South Tower, as further set forth in Exhibit A to this Lease.

3.	Lease Term (Article 2).

	3.1 Length of Term:	One hundred fifty-six (156) full calendar months.

3.2 Lease Commencement Date:
The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the later of (a) June 1, 2017 and (b) the date that is one hundred twenty (120) days following the “Delivery Date” (as that term is defined in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”)); provided, however, in no event shall the Lease Commencement Date occur prior to the “Final Condition Date” (as that term is defined in the Tenant Work Letter).

	3.3 Lease Expiration Date:	The last day of the one hundred fifty-sixth (156th) full calendar month of the Lease Term.

4.	Base Rent (Article 3):	Base Rent shall be paid in monthly installments in the following amounts for the following periods of time.

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot

1	$10,841,934.00 *	$903,494.50 *	$4.30

2	$11,167,192.02 *	$930,559.34 *	$4.43

3	$11,502,207.78	$958,517.32	$4.56

4	$11,847,274.01	$987,272.83	$4.70

5	$12,202,692.23	$1,016,891.02	$4.84

6	$12,568,773.00	$1,047,397.75	$4.98

7	$12,945,836.19	$1,078,819.68	$5.13

8	$13,334,211.28	$1,111,184.27	$5.29

9	$13,734,237.62	$1,144,519.80	$5.45

10	$14,146,264.74	$1,178,855.40	$5.61

11	$14,570,652.69	$1,214,221.06	$5.78

12	$15,007,772.27	$1,250,647.69	$5.95

13 - Last	$15,458,005.43	$1,288,167.12	$6.13

*Subject to the Base Rent Abatement set forth in Section 3.2 and 3.3 below.

5.	Operating Expenses and Tax Expenses (Article 4):
This is a “TRIPLE NET” lease and as such, the provisions contained in this Lease are intended to pass on to Tenant and reimburse Landlord in full (except as expressly set forth in this Lease) for the costs and expenses reasonably associated with this Lease and the Project, and Tenant’s operation therefrom, subject to allocation of such costs and expenses amongst the tenants of the Project pursuant to Section 4.3 of this Lease. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

6.	Tenant’s Share (Article 4):
100%, which is the percentage obtained by dividing (a) the number of rentable square feet in the entire Premises as stated above by (b) the 210,115 rentable square feet in the Building. Tenant’s Share of Operating Expenses and Tax Expenses shall be allocated as set forth in Section 4.3 of this Lease.

7.	Permitted Use (Article 5):
General office use (including a “Cafeteria” and “Fitness Center”, subject to Article 5 below), and administration, research and development, and light manufacturing uses, all of which uses shall be consistent with a first-class office building, applicable Laws and Landlord’s rules and regulations for the Project and the terms and conditions of this Lease.

8.	Letter of Credit (Article 21):	$8,131,450.50, subject to reduction as set forth in Article 21 below.

9.	Parking Passes (Article 28)	Five hundred sixty-three (563) parking passes, subject to the terms of Article 28 below, pertaining to the subterranean parking facilities under the Building (the “Building Parking Facilities”).

10.	Address of Tenant (Section 29.18):	Medallia, Inc.
395 Page Mill Road, Suite 100
Palo Alto, California 94306
Attention: VP of Real Estate
Email: [E-mail Address Intentionally Omitted]
(Prior to Lease Commencement Date)
and
Medallia, Inc.
450 Concar
San Mateo, California 94402
Attention: VP of Real Estate
Email: [E-mail Address Intentionally Omitted]
(After Lease Commencement Date)

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Newmark Cornish & Carey
245 Lytton Avenue
Suite 150
Palo Alto, California 94301
(representing Tenant)
and
Newmark Cornish & Carey
901 Mariners Island Boulevard
Suite 125
San Mateo, California 94404
(representing Landlord)

13.	Tenant Improvement Allowance (Exhibit B):	A one-time allowance in the amount of $13,657,475.00 (i.e., $65.00 per rentable square foot in the Premises).

14.	Amounts Due Upon Lease Execution:	$8,131,450.50, as the L-C required pursuant to Article 21 below.
The foregoing Summary of Basic Lease Information (the “Summary”) is incorporated into and made a part of the Lease identified above. If any conflict exists between the Summary and the Lease, then the Lease shall control.

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS; RIGHT OF FIRST OFFER
1.1 Premises, Building, Project and Common Areas.
1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Lease Term. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the Building, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas, as that term is defined in Section 1.1.2, below, or the elements thereof or of the accessways to the Premises or the Project. Except as specifically set forth in this Lease and in the Tenant Work Letter and Landlord’s on-going repair and maintenance obligations set forth in Article 7 of this Lease, Tenant shall accept the Premises in its existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that Tenant has accepted the Premises in its condition as of the date of such occupancy and that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to any punchlist items concerning improvements required by the terms of this Lease to be made by Landlord for which Landlord receives written notice within thirty (30) days following Landlord’s delivery of the Premises to Tenant. Notwithstanding the foregoing, upon the Lease Commencement Date, the Base Building, as that term is defined in Section 8.2 of this Lease, shall be in water tight and good working condition and repair, and Landlord hereby covenants that the Base Building shall remain in good working condition for a period of two (2) years following the Lease Commencement Date pursuant to the terms and conditions of this Section 1.1.1. Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense, as that term is defined in Section 4.2.3), repair or replace any failed or inoperable portion of such Base Building during such two (2) year period (“Landlord’s Two Year Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of any Tenant Party, as that term is defined in Section 10.1, below, or by any modifications, Alterations, as that term is defined in Section 8.1 below, or improvements (including the Tenant Improvements, as that term is defined in Section 2.1 of the Tenant Work Letter) constructed by or on behalf of any Tenant Party. Landlord’s Two Year Warranty shall not be deemed to require Landlord to replace any portion of any Base Building, as opposed to repair such portion of such Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Base Building (or any portion thereof) was not in good working condition and repair as of the Lease Commencement Date, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion.
1.1.2 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations (as that term is defined in Article 5 of this Lease), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, including, without limitation, the Parking Facilities for the Building (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants or Tenant, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). Notwithstanding the foregoing, so long as Landlord has not exercised its recapture rights set forth in Section 14.4 below, then Tenant shall have the exclusive use of the Building Parking Facilities. Tenant’s rights for exclusive use of the Terrace (as that term is defined in Section 1.1.3 below) and rights for use of the roof of the Building are set forth in Section 1.1.3 and Section 29.43 below, respectively. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (but shall be maintained to at least the standard of other Comparable Buildings (defined in Exhibit F)and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.

Subject to the terms of Section 29.30 below, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project (including the Common Areas).
1.1.3 Terrace. Tenant shall have the right to use, on an exclusive basis, the terrace located between 450 Concar North Tower and 450 Concar South Tower with entrances at the second (2nd) level of the Project (collectively, the “Terrace”), which Terrace shall, for purposes of this Lease, be deemed part of the Common Areas. Tenant shall be permitted to make Alterations (as that term is defined in Article 8 below) to the Terrace, subject to the terms of Article 8 below, and in no event shall such Alterations constitute “Cosmetic Alterations” (as that term is defined therein). In addition, Tenant shall be permitted to install and place furniture, fixtures, plants, graphics, signs or insignias or other similar items (collectively, “Terrace FF&E”) on the Terrace, subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall be deemed reasonable for Landlord to withhold its consent to any Terrace FF&E if the same is not consistent with the nature and quality of such items in Comparable Buildings (as that term is defined in Exhibit F attached hereto) and Landlord shall have the right to remove any Terrace FF&E that is not maintained in a manner consistent with the nature and quality of such items in Comparable Buildings. Landlord shall have the right to temporarily close the Terrace or limit access thereto from time to time in connection with Landlord’s maintenance or repair of the Terrace or Building. Landlord and Tenant acknowledge and agree that Tenant shall be solely responsible for supervising and controlling access to the Terrace. So long as Tenant continues to lease at least fifty percent (50%) of the rentable square footage of the Building, together with a portion of the second (2nd) floor of the Building providing Tenant access to the Terrace, then Tenant shall continue to have exclusive use of the Terrace. At any time that Tenant is no longer directly leasing from Landlord at least fifty percent (50%) of the rentable square footage of the Building and/or no longer leasing a portion of the second (2nd) floor of the Building providing Tenant access to the Terrace, then (i) Tenant’s use shall be non-exclusive and in common with Landlord and other tenants of the Building, (ii) Tenant shall not be permitted to make any Alterations or install any Terrace FF&E on the Terrace, without Landlord’s prior consent, and (iii) at Landlord’s request, Tenant, at Tenant’s sole cost and expense, shall be responsible for removing any previously installed Alterations (unless at the time such Alterations were made Landlord expressly agreed, in writing, that removal would not be required) and Terrace FF&E, and repairing any damage caused by such removal; provided, however, that should Tenant thereafter once again lease fifty percent (50%) or more of the rentable square footage of the Building and a portion of the second (2nd) floor of the Building providing Tenant access to the Terrace, then Tenant’s exclusive use of the Terrace shall be restored, otherwise subject to the terms of this Section 1.1.3 above.
1.1.4 Sky Bridges. As part of the Delivery Condition, Landlord shall install one (1) sky bridge connecting the third (3rd) floor of 450 Concar North Tower to the third (3rd) floor of 450 Concar South Tower and one (1) sky bridge connecting the fourth (4th) floor of 450 Concar North Tower to the fourth (4th) floor of 450 Concar South Tower (both such sky bridges, the “Sky Bridges”), in the locations shown on Exhibit A attached hereto. So long as Tenant and or its Transferees are then leasing the entirety of the third (3rd) and fourth (4th) floors of both 450 Concar North Tower and 450 Concar South Tower, the Sky Bridges shall be deemed to be part of the “Premises” under this Lease, and, notwithstanding any provision to the contrary set forth in this Lease, all of the terms and conditions of this Lease (except as set forth in this Section 1.1.4 below) applicable to the Premises shall apply with respect to the Sky Bridges, including without limitation, Tenant’s repair and maintenance obligations set forth in Article 7 below, and Tenant’s obligations relating to compliance with applicable Laws set forth in Article 24 below. If at any time Tenant and or its Transferees are not then leasing the entirety of the third (3rd) and fourth (4th) floors of both 450 Concar North Tower and 450 Concar South Tower, then Landlord may elect, in its sole discretion, to designate the Sky Bridges and such other areas on each floor as are required for multi-tenant use as Common Areas. Notwithstanding any provision to the contrary set forth in this Lease, Tenant may only use the Sky Bridges for uses permitted by applicable Laws, including fire and building codes.
1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary, which shall be final and binding.
1.3 Right of First Offer. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) and its Permitted Transferee Assignee a one-time right of first offer with respect to the space located in the Adjacent Building (the “First Offer Space”), as depicted on Exhibit A-3 attached hereto. Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the first leases of the First Offer Space (including (i) renewals, which are part of the original first leases, regardless of whether such rights are executed strictly in accordance with their respective terms and (ii) expansions, which are part of the original first leases and are executed “strictly” in accordance with their respective terms, meaning that such tenant’s initial exercise of such right complies with the terms of such lease) (all such tenants under the first leases of the First Offer Space, the “Superior Right Holders”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.
1.3.1 Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder, with a right to lease such space, wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant (including the delivery condition thereof) and shall set forth Landlord’s determination of the “First Offer Rent,” as that term is defined in Section 1.3.3 below, and the other economic terms and concessions upon which Landlord is willing to lease such space to Tenant. The rentable square footage of the space so offered to Tenant shall be determined in accordance with the Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1 – 1996 and its accompanying guidelines (“BOMA”), as promulgated by the Building Owners and Managers Association.
1.3.2 Procedure for Acceptance. Within ten (10) business days following delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to either: (i) exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained therein, (ii) if Tenant in good faith objects to Landlord’s determination of the First Offer Rent set forth in the First Offer Notice, exercise its right of first offer with respect to the entire space described in the First Offer Notice and submit the determination of the First Offer Rent to arbitration in accordance with the procedures outlined hereinbelow and in Section 2.2.4.1 through Section 2.2.4.4 below, or (iii) decline Landlord’s offer to lease the First Offer Space. Tenant’s notice described in item (ii) above is referred to herein as “Tenant’s First Offer Exercise Notice”. If Tenant delivers Tenant’s First Offer Exercise Notice, then Landlord and Tenant shall meet and attempt to agree upon the First Offer Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the date that is forty (40) days after Landlord’s receipt of Tenant’s First Offer Exercise Notice (the “First Offer Outside Agreement Date”), then each party shall make a separate determination of the First Offer Rent, within five (5) days following the First Offer Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.2.4.1 through Section 2.2.4.4 below. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within ten (10) business days of delivery thereof, then Tenant’s right of first offer as set forth in this Section 1.3 shall terminate as to all of the space described in such First Offer Notice.
1.3.3 First Offer Space Rent. The annual “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Market Rent,” as that term is defined in Exhibit F, attached hereto, for the First Offer Space, determined pursuant to Exhibit F attached hereto. In the event that the First Offer Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the First Offer Term (as that term is defined in Section 1.3.5 below), Tenant shall be required to pay the First Offer Rent, initially provided by Landlord to Tenant, and upon the final determination of the First Offer Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.
1.3.4 Construction In First Offer Space. Tenant shall accept the First Offer Space in the condition described in the First Offer Notice. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.
1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, then Landlord and Tenant shall within thirty (30) days after determination of the First Offer Rent execute an amendment to the Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3. Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such First Offer Space amendment shall not affect an otherwise valid exercise of Tenant’s first offer rights or the parties’ rights and responsibilities in respect thereof. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space (the “First Offer Term”) shall commence, upon the date of delivery of such First Offer Space to Tenant and terminate coterminously with the remainder of the Premises on the Lease Expiration Date.
1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to Original Tenant and its Permitted Transferee Assignee, and may only be exercised by Original Tenant or its Permitted Transferee Assignee (and not by any other assignee, sublessee or other Transferee, as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if Original Tenant or its Permitted Transferee Assignee occupies eighty percent (80%) of (i) the Building, and (ii) any other space leased by Tenant at the Project. Tenant shall have no right to exercise its right of first offer with respect to any First Offer Space in the event that less than four (4) years shall remain in the Lease Term as of the anticipated commencement date of Tenant’s lease of the First Offer Space, unless Tenant delivers its Option Exercise Notice (as defined in Section 2.2.3 below) concurrently with Tenant’s notice of its election to lease the First Offer Space (the parties acknowledging that Tenant shall be entitled to deliver its Option Exercise Notice concurrently therewith, notwithstanding the “earlier of” time period restriction set forth in Section 2.2.3 below). In addition, if the First Offer Term would be less than five (5) years (i.e., there are less than five (5) years, but more than four (4) years remaining in the Lease Term), then Tenant may only exercise its right of first offer, if Tenant, concurrently with such exercise, agrees to extend the Lease Term with respect to the entire Premises such that the First Offer Term is a total of five (5) years. In the event the Lease Term with respect to the then-existing Premises is extended pursuant to the preceding sentence, then the Base Rent payable during such period with respect to the then-existing Premises shall be equal to one hundred three percent (103%) of the Base Rent payable at the otherwise scheduled expiration of the Lease Term, and otherwise, Tenant shall continue to lease the then-existing Premises on the same terms as conditions as set forth in this Lease. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to timely exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, an Event of Default (as that term is defined in Article 19 below) by Tenant has occurred and is continuing.
ARTICLE 2
LEASE TERM
2.1 In General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The Lease Term shall commence on the Lease Commencement Date, and shall terminate on the Lease Expiration Date unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term: provided, however, that (i) the first Lease Year shall commence on the Lease Commencement Date and if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall end on the last day of the month immediately preceding the first anniversary of the Lease Commencement Date, and if the Lease Commencement Date is other than the first day of a calendar month, then the first Lease Year shall end on the last day of the twelfth (12th) full calendar month following the date in which the Lease Commencement Date occurs, (ii) the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and (iii) the last Lease Year shall end on the Lease Expiration Date (even if such last Lease Year consists of less than twelve (12) months). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (subject to modification to correct any factual errors), as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; however, the failure of the parties to execute such letter shall not defer the Lease Commencement Date or otherwise invalidate this Lease.
2.2 Option Terms.
2.2.1 Option Rights. Landlord hereby grants to the Original Tenant herein and any Permitted Transferee Assignee, two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”). The options to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 2.2.3, below, provided that, as of the date of delivery of such notice, no Event of Default by Tenant has occurred and is continuing. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the end of the then-current Lease Term, no Event of Default by Tenant has occurred and is continuing, the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee or sublessee or Transferee of Tenant’s interest in this Lease) if the Original Tenant or a Permitted Transferee Assignee, as applicable, occupies fifty percent (50%) of the Building. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2.2, then the option to extend granted to Tenant pursuant to the terms of this Section 2.2 shall automatically terminate and shall be of no further force or effect.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent, as such Market Rent is determined pursuant to Exhibit F, attached hereto.
2.2.3 Exercise of Options. The options contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than eighteen (18) months nor less than fourteen (14) months prior to the expiration of the then-current Lease Term, stating that Tenant is interested in exercising its option; (ii) following Landlord’s receipt of the Option Interest Notice, Landlord shall, no later than thirteen (13) months prior to the expiration of the then-current Lease Term, deliver notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, whether or not Tenant has delivered an Option Interest Notice, Tenant shall no later than twelve (12) months prior to the expiration of the then-current Lease Term, deliver written notice thereof to Landlord (“Option Exercise Notice”), and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice. If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice, then Tenant shall be deemed to have rejected the Option Rent set forth in the Option Rent Notice. If Tenant delivers the Option Exercise Notice on a timely basis as required by subsection (iii) above, without prior delivery of the Option Interest Notice, then the Option Rent shall be determined in accordance with Section 2.2.4 below.
2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects (or is deemed to have rejected) the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the “Option Outside Agreement Date”), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4. Each party shall make a separate determination of the Option Rent, within five (5) business days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.
2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser or real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the Comparable Area (as that term is defined in Exhibit F). The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, as applicable) is the closest to the actual Option Rent (or First Offer Rent, as applicable) as determined by the arbitrators, taking into account the requirements of Exhibit F of this Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the Option Outside Agreement Date (or First Offer Outside Agreement Date, as applicable). Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”
2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) business days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.
2.2.4.3 Within ten (10) business days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:
2.2.4.3.1 Each of Landlord's and Tenant's best and final and binding determination of the Option Rent (or First Offer Rent, as applicable) exchanged by the parties pursuant to Section 2.2.4, above (or in the case of the First Offer Rent, exchanged by the parties pursuant to Section 1.3.2 above);
2.2.4.3.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;
2.2.4.3.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;
2.2.4.3.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (or First Offer Rent, as applicable) (the “Briefs”);
2.2.4.3.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;
2.2.4.3.6 That within five (5) business days following the parties’ receipt of each other’s First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;
2.2.4.3.7 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;
2.2.4.3.8 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;
2.2.4.3.9 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;
2.2.4.3.10 The specific persons that shall be allowed to attend the arbitration;
2.2.4.3.11 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Tenant’s Initial Statement”);
2.2.4.3.12 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Landlord’s Initial Statement”);
2.2.4.3.13 Following Landlord’s Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);
2.2.4.3.14 Following Tenant’s Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant;
2.2.4.3.15 That, not later than ten (10) business days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, as applicable) is closer to the Option Rent; (or First Offer Rent, as applicable)

2.2.4.3.16 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, as applicable) determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent (or First Offer Rent, as applicable) shall become the then applicable Option Rent (or First Offer Rent, as applicable); and
2.2.4.3.17 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.
If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.
2.2.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay Option Rent equal to the average of the Option Rents provided by Landlord and Tenant pursuant to Section 2.2.4, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.
ARTICLE 3
BASE RENT
3.1 In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, Base Rent in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as expressly set forth in this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
3.2 Base Rent Abatement for First Phase. Provided that no event of default is occurring, and subject to the terms of this Section 3.2 below, then during the last nine (9) months of the Lease Term (collectively, the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the portion of the Premises consisting of the entire Premises, less the third (3rd) floor of 450 Concar North Tower (the “First Phase”), during such Base Rent Abatement Period (collectively, the “Base Rent Abatement”). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease. Notwithstanding the foregoing, unless an Abatement Condition then exists, Landlord shall, on a month by month basis commencing on the Lease Commencement Date, accelerate any remaining Base Rent Abatement relating to a full month during the Base Rent Abatement Period for the First Phase forward, to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term (the “Landlord Base Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent attributable to the First Phase for such next occurring month of the Lease Term, and the Base Rent Abatement that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Landlord may make such election on a month by month basis with respect to each of the months of the Base Rent Abatement Period. In addition, commencing on the Lease Commencement Date, if Landlord has not exercised the Landlord Base Rent Abatement Acceleration Election on or before the date that the next installment of Base Rent is due under the Lease, and provided that the Lease has not been terminated as a result of any default of Tenant or rejection of the Lease in bankruptcy (the “Abatement Condition”), then Tenant shall have the right, at Tenant’s option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any Base Rent Abatement relating to a full month during the Base Rent Abatement Period forward to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term (the “Tenant Base Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent attributable to the First Phase in such next occurring month of the Lease Term, and the Base Rent Abatement that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Tenant may not elect to accelerate more than one (1) month of such Base Rent Abatement at any particular time. Notwithstanding the foregoing, as long as the Abatement Condition is satisfied, if Tenant fails to deliver notice to Landlord exercising the Tenant Base

Rent Abatement Acceleration Election for a particular month of the Lease Term, then Tenant shall be deemed to have elected to exercise the Tenant Base Rent Abatement Acceleration Election for such month without the requirement of providing notice to Landlord. Notwithstanding the different monetary amount of one (1) month at the end of the Lease Term from the monetary amount of one (1) month at the beginning of the Lease Term, the value of any full month of Base Rent Abatement, whether accelerated by Landlord or by Tenant, shall be equal to one (1) full month of Base Rent at the time it is applied. In connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the Base Rent Abatement in accordance with Section 29.41 below. Once the Base Rent Abatement has been applied, Tenant shall thereafter have no obligation to repay or reimburse Landlord for any such applied Base Rent Abatement.
3.3 Rent Abatement for Second Phase. Provided that no event of default is occurring, and subject to the terms of this Section 3.2 below, then during (i) the last twenty-one (21) months of the Lease Term (collectively, the “Second Phase Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the third (3rd) floor of 450 Concar North Tower (the “Second Phase”) during such Second Phase Base Rent Abatement Period (collectively, the “Second Phase Base Rent Abatement”) and (ii) the last twelve (12) months of the Lease Term (collectively, the “Second Phase Direct Expenses Abatement Period”), Tenant shall not be obligated to pay “Tenant’s Share” of “Direct Expenses” (as those terms are defined in Article 4 below) otherwise attributable to the Second Phase during such Second Phase Direct Expenses Abatement Period (collectively, the “Second Phase Direct Expenses Abatement”). The Second Phase Base Rent Abatement Period and the Second Phase Direct Expenses Abatement Period, are collectively, the “Second Phase Rent Abatement Period”, and the Second Phase Base Rent Abatement and the Second Phase Direct Expenses Abatement, are collectively, the “Second Phase Rent Abatement”. If Tenant or any Transferee occupies the Second Phase for the conduct of business prior to the twelfth (12th) month of the Lease Term (the “Second Phase Early Occupancy”), the Second Phase Abatement Period shall be reduced by the number of days between the date of the Second Phase Early Occupancy and the last day of the twelfth (12th) month of the Lease Term. Entry by Tenant or any of its Transferees in to the Second Phase or portion thereof for purposes of designing, constructing and installing improvements or installing and testing furniture, fixtures and equipment in the Second Phase shall not constitute the conduct of business by Tenant or by Tenant’s Transferees for the purpose of any Tenant obligation to pay Landlord any (i) Base Rent, (ii) annual Direct Expenses, and (iii) Additional Rent, due under the Lease as the same is modified and amended by this First Amendment. Tenant acknowledges and agrees that the foregoing Second Phase Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease. Notwithstanding the foregoing, unless an Abatement Condition then exists, Landlord shall, on a month by month basis commencing on the Lease Commencement Date, accelerate any remaining Second Phase Rent Abatement relating to a full month (or partial month of Second Phase Rent Abatement attributable to a Second Phase Early Occupancy) during the Second Phase Rent Abatement Period for the Second Phase forward, to apply to the Base Rent and, if applicable, Tenant’s Share of Direct Expenses, that would otherwise be due with respect to the next occurring month of the Lease Term (the “Landlord Second Phase Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent and, if applicable, Tenant’s Share of Direct Expenses, attributable to the Second Phase for such next occurring month of the Lease Term, and the Second Phase Rent Abatement that is accelerated forward shall no longer be applicable during the Second Phase Rent Abatement Period. Landlord may make such election on a month by month basis with respect to each of the months of the Second Phase Rent Abatement Period. In addition, commencing on the Lease Commencement Date, if Landlord has not exercised the Landlord Second Phase Rent Abatement Acceleration Election on or before the date that the next installment of Base Rent and, if applicable, Tenant’s Share of Direct Expenses, is due under the Lease, and provided that the Lease has not been terminated as a result of any Abatement Condition, then Tenant shall have the right, at Tenant’s option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any Second Phase Rent Abatement relating to a full month (or partial month of Second Phase Rent Abatement attributable to a Second Phase Early Occupancy) during the Second Phase Rent Abatement Period forward to apply to the Base Rent and, if applicable, Tenant’s Share of Direct Expenses, that would otherwise be due with respect to the next occurring month of the Lease Term (the “Tenant Second Phase Rent Abatement Acceleration Election”), in which case Tenant shall have no obligation to pay Base Rent and, if applicable, Tenant’s Share of Direct Expenses, attributable to the Second Phase in such next occurring month of the Lease Term, and the Second Phase Rent Abatement that is accelerated forward shall no longer be applicable during the Second Phase Rent Abatement Period. Tenant may not elect to accelerate more than one (1) month of such Second Phase Rent Abatement at any particular time. Notwithstanding the foregoing, as long as the Abatement Condition is satisfied, if Tenant fails to deliver notice to Landlord exercising the Tenant Second Phase Rent Abatement Acceleration Election for a particular month of the Lease Term, then Tenant shall be deemed to have elected to exercise the Tenant Second Phase Rent Abatement Acceleration Election for such month without the requirement of providing notice to Landlord. Notwithstanding the different monetary amount of one (1) month at the end of the Lease Term from the monetary amount of one (1) month at the beginning of the Lease Term, the value of any full month of Second Phase Rent Abatement, whether accelerated by Landlord or by Tenant, shall be equal to one (1) full month of Base Rent and, if applicable, Tenant’s Share of Direct Expenses, at the time it is applied. In connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the Second Phase Rent Abatement in accordance with Section 29.41 below. Once the Second Phase Rent Abatement has been applied, Tenant shall thereafter have no obligation to repay or reimburse Landlord for any such applied Second Phase Rent Abatement.
ARTICLE 4
ADDITIONAL RENT
4.1 General Terms; Commencement of Obligation to Pay Direct Expenses for First and Second Phases. Notwithstanding anything to the contrary contained in this Lease, the parties agree and hereby confirm that (i) Tenant’s obligation to pay Tenant’s Share of Direct Expenses for the First Phase shall commence on the Lease Commencement Date, even though Base Rent for the First Phase is abated in accordance with Section 3.2; and (ii) Tenant’s obligation to pay Tenant’s Share of Direct Expenses for the Second Phase shall commence as set forth in Section 3.3 above, even though Base Rent for the Second Phase is abated for the Second Phase Base Rent Abatement Period as set forth in Section 3.3 above.
In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant’s Share of the annual Direct Expenses, subject to the provisions of Section 4.3 with respect to allocation of Direct Expenses amongst all of the tenants in the Project. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms and conditions of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent, except as otherwise expressly set forth in this Lease, and provided that Tenant shall have no obligation to pay any Additional Rent under this Article 4 during the Construction Period, subject to the repayment obligations set forth in Section 10.1.2.3 below. Unless a shorter period is specified in this Lease, all payments of miscellaneous Additional Rent charges hereunder (that is, all Rent other than Base Rent and Direct Expenses), shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1 “Direct Expenses” shall mean Operating Expenses, and Tax Expenses, as that term is defined in Section 4.2.4.1 below.
4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (except to the extent Tenant and the other Tenants of the Project pay for such utilities directly on a submetered or metered basis), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program, or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”); (vi) fees and other costs, including management fees (subject to exclusion (15) below), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, including as relating to any business improvement district; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project (subject to exclusion (16) below); (xi) the cost of janitorial, alarm, security and other services, the cost of replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (subject to exclusion (16) below); (xii) amortization (including interest on the unamortized cost) over its useful life or rental period, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project; provided, however, that any capital expenditure shall be amortized with interest at a reasonable rate reasonably determined by Landlord over (X) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied, or (Y) with respect to capital expenditures which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses, their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses; and (xv) costs incurred in connection with the Project Parking Facilities, as well as costs incurred in connection with the provision of any shuttle service serving the Project for the purpose of facilitating access to public transportation, except to the extent excluded pursuant to Section 29.38.1 below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(1) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas), and any costs or expenses incurred in connection with the relocation of any tenants, and costs for the repair or replacement of the Base Building (or any component thereof) made necessary as a result of defects in the original design, workmanship or materials;
(2) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;
(3) costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease, by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(4) any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(5) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(6) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project or portfolio manager (and in all cases shall be subject to the terms of this clause (f));
(7) except for a Project management fee to the extent allowed pursuant to item (vi), above and exclusion (15) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;
(9) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(10) all costs, items and services for which Tenant or any other tenant or other occupant in the Project directly reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
(11) any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(12) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(13) costs, to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Party (as that term is defined in Section 10.1 below);
(14) costs incurred to investigate, remediate, remove, contain, treat, or otherwise address Hazardous Material (defined below in Article 29.4) which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred to investigate, remove, remediate, contain, treat or otherwise address Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord, any Landlord Parties, or any other tenant of the Project;
(15) Any management fee, of which Tenant’s Share in a particular Expense Year exceeds two and 5/10ths percent (2.5%) (the “Management Fee Percentage”) of Tenant’s Base Rent (adjusted and grossed up during any period in which Tenant’s Base Rent (or portion thereof) is abated);
(16) costs of repair or replacement of any items covered by Landlord's Two Year Warranty set forth in Section 1.1.1 above and costs of repair or replacement for any item actually paid by a third-party warranty at any time during the Lease Term; and
(17) insurance deductibles (as determined on a percentage basis) in excess of generally customary deductible amounts carried by landlords of the Comparable Buildings (the parties acknowledging that earthquake deductibles of ten percent (10%) of replacement value are not in excess of generally customary deductible amounts); provided, however, that in connection with any insurance deductible amounts included in Operating Expenses as a result of an earthquake which are for items otherwise classified as capital items, such amounts shall be amortized into Operating Expenses at the cost and over the term set forth in Section 4.2.3(xiii) above.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.
4.2.4 Taxes.
4.2.4.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used by Landlord in connection with the Project, or any portion thereof because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses shall include, without limitation:
(1) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;
(2) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;
(3) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and
(4) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.
4.2.4.2 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant in Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.4 (except as set forth in Section 4.2.4.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included (or expressly excluded, other than Tax Expenses) as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.
4.3 Method of Allocation.
4.3.1 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the entire Project (as opposed to solely incurred in connection with either the Building or the Adjacent Building, but not both) should be shared between the tenants of the Building and the tenants of the Adjacent Building. Accordingly, as set forth in Section 1.1 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the Adjacent Building) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall exclude all Direct Expenses attributable solely to the Adjacent Building. Where applicable, Landlord shall allocate the Direct Expenses attributable to the Project as whole based on the respective rentable square footage of the Building, as compared to the rentable square footage of the Adjacent Building.
4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project, if any, or may be implemented to reflect that certain services or amenities are not provided to certain types of space at the Project, in which event Tenant’s Share of such services or amenities may be equitably adjusted to reflect the space to which such services or amenities are generally provided or attributable (for example, if janitorial services are not provided to any storage space at the Project, Tenant’s Share with respect to costs of providing janitorial services shall be calculated after deleting the measurement of such storage space from the total building square footage). The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.
4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.
4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year (and no later than April 30), a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease (or a refund if the Lease Term has ended as provided below). The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days after delivering the Statement to Tenant, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.
4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) (and shall use commercially reasonable efforts to deliver the Estimate Statement by January 1 of each year) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Any amounts paid based on such an Estimate shall be subject to adjustment as provided in Section 4.4.1 above when actual Direct Expenses are available for each Expense Year. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.
4.4.3 Cap on Controllable Expenses. Landlord currently estimates that the amount of Operating Expenses during the first twelve (12) full months of the Lease Term shall equal approximately $17.16 per rentable square foot of the Premises (“Landlord’s Initial Estimate of Operating Expenses”). Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay for any Controllable Operating Expenses (as that term is defined below) during the first twelve (12) months of the Lease Term, which exceed the amount of Controllable Operating Expenses set forth in Landlord’s Initial Estimate of Operating Expenses by more than six percent (6%). As used herein “Controllable Operating Expenses” shall mean all Operating Expenses, except (i) utility charges, (ii) janitorial expenses, (iii) the cost of union labor, which shall only include increases in current union labor as of the date of this Lease and labor which is not union as of the date of this Lease but which unionizes after the date of this Lease, (iii) market-wide labor-rate increases due to extraordinary circumstances, including without limitation, boycotts and strikes, (iv) costs incurred due to an event of “Force Majeure,” as that term is defined in Section 29.16 of this Lease, (v) Landlord’s insurance costs, (vi) costs relating to the Shuttle Service (as that term is defined in Section 29.38 of this Lease), (vii) costs relating to compliance with governmentally mandated transportation management programs, as contemplated by Section 29.32 below, and (viii) costs relating to the Fitness Center and Cafeteria.
4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied or assessed against Tenant’s equipment, furniture, fixtures and any other personal property (including any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises) (collectively, “Tenant’s Off-Premises Equipment”)) located in or about the Premises, the Building or the Project. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
4.5.2 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6 Landlord’s Books and Records. Within one hundred twenty (120) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Tenant’s Share of Direct Expenses set forth in the Statement, Tenant may hire an independent certified public accountant (the “Accountant”), which (i) is a member of a nationally recognized accounting firm, (ii) is not working on a contingency fee basis and which fee agreement or other similar evidence of such fee arrangement shall be delivered by Tenant to Landlord upon request, (iii) is mutually and reasonably designated by Landlord and Tenant, and (iv) agrees with Landlord in writing to maintain the results of such audit or inspection confidential. The Accountant may, after reasonable notice to Landlord and at reasonable times during such one hundred twenty (120) day period, inspect Landlord’s records with respect to the

Statement at Landlord’s offices in the San Francisco Bay Area, provided that Tenant is not then in default under this Lease beyond any applicable notice and cure periods and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Tenant’s Share of Direct Expenses set forth in any Statement within one hundred twenty (120) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. Tenant shall pay the costs of the Accountant; provided, however, that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.
ARTICLE 5
USE OF PREMISES
5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.
5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not commit waste, overload the Base Building or subject the Premises to use that would damage the Premises or use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of any applicable Laws (the “Rules and Regulations”). Tenant shall comply with Section 29.40 in its use of any Permitted Chemicals (as defined in Section 29.40). Tenant’s use shall not result in an occupancy density for the Premises which is greater than allowed by applicable Laws. No Tenant Party (as that term is defined in Section 10.1 below) shall do or permit anything to be done in or about the Premises or the Project which will in any way damage the reputation of the Project, create extraordinary fire hazards, or result in an increased rate of insurance on the Project or its contents, or obstruct or interfere with the normal and customary use or operation of the Project by Landlord or other tenants and/or occupants (including, without limitation, by means of noise, vibration, odor of other undesirable effect emanating from the Premises or any machine or other installation therein or from any of Tenant’s Off-Premises Equipment) or the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises or any of Tenant’s Off-Premises Equipment to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Project. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all Underlying Documents now or hereafter affecting the Project.
5.3 Cafeteria. To the extent permitted by the Underlying Documents (as the same may be modified), Tenant use a portion of the Premises for the operation of a cafeteria (the “Cafeteria”), for the exclusive use of Tenant’s employees and guests. Tenant shall not sell any food or beverages in or from the Premises at any time and/or serve any food and beverages in or from the Premises at any time to other tenants or occupants of the Project (or their employees) or to members of the general public. The Cafeteria shall be of a size permitted by applicable Laws. Tenant’s obligations under this Section 5.3 are cumulative and in addition to all other obligations of Tenant under this Lease.
5.3.1 Licensing; Permits and Operation. Tenant shall construct the Cafeteria, if at all, as part of the Tenant Improvements. If Tenant elects to exercise its right to operate the Cafeteria, Tenant shall give Landlord prior notice thereof and shall submit to Landlord (i) construction ready plans and specifications for the Cafeteria (including, any cooking, ventilation, air conditioning, grease traps, kitchen and other equipment in or for the Premises with respect to the Cafeteria) for Landlord’s review and approval (such submission, review and approval shall be governed by the Tenant Work Letter and this Section 5.3; provided that it shall be deemed reasonable for Landlord to withhold its consent to the extent the Cafeteria is not consistent with cafeterias located in Comparable Buildings), and (ii) all necessary consents, approvals, permits or registrations, required for the construction and operation of the Cafeteria in accordance with applicable Law. Landlord shall withhold its consent to any aspect of the construction of the Cafeteria that would require any changes to the Base Building. If approved by Landlord, the Cafeteria shall be installed and constructed in accordance with the Tenant Work Letter and this Section 5.3. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to cooperate with Tenant to obtain all consents, approvals, permits or registrations required for operation of the Cafeteria, to the extent Landlord’s cooperation is required as owner of the Project. The Cafeteria and the Cafeteria facilities therein shall be maintained and operated by Tenant, at Tenant’s expense: (a) in first-class order, condition and repair; (b) consistent with the character of the Building as a first-class office building; and (c) in compliance with all applicable Laws, such reasonable rules and regulations as may be adopted by Landlord from time to time, and the other provisions of this Lease. For so long as Landlord is providing janitorial services to the Premises, Tenant, at Tenant’s sole cost and expense (and not as part of Operating Expenses) shall be responsible for reimbursing Landlord, within thirty (30) days of request, for all above-standard janitorial service (including wet and dry trash removal) for and cleaning of the Cafeteria (and the Cafeteria facilities therein), as well as all exhaust vents therefor.
5.3.2 Personal Rights. The rights contained in this Section 5.3 shall be personal to Original Tenant and its Permitted Transferee Assignee, may only be exercised by Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other Transferee of original Tenant’s interest in this Lease).
5.4 Fitness Center. To the extent permitted by the Underlying Documents (as the same may be modified). Tenant may use a portion of the Premises for the operation of a fitness center (the “Fitness Center”) which may include, without limitation, the following primary uses: weight and aerobic training, personal training, group training, aerobics, free weights, and treadmills, stationary bicycles, elliptical machines, stair-climbing machines, and shower facilities, and shall in no event include installation or operation of a swimming pool, sauna or whirlpool facilities. The Fitness Center shall be for the exclusive use of Tenant’s and its subtenant’s employees and guests (collectively, the “Fitness Center Users”) and Tenant shall not make the Fitness Center available to other tenants or occupants of the Project (or their employees) or to members of the general public. The Fitness Center shall be of a size permitted by applicable Laws. Tenant’s obligations under this Section 5.4 are cumulative and in addition to all other obligations of Tenant under this Lease.
5.4.1 Licensing; Permits and Operation. Tenant shall construct the Fitness Center, if at all, as part of the Tenant Improvements. If Tenant elects to exercise its right to operate the Fitness Center, Tenant shall give Landlord prior notice thereof and shall submit to Landlord (i) construction ready plans and specifications for the Fitness Center for Landlord’s review and approval (such submission, review and approval shall be governed by the Tenant Work Letter and this Section 5.4) and (ii) all necessary consents, approvals, permits or registrations, required for the construction and operation of the Fitness Center in accordance with applicable Law. Landlord shall withhold its consent to any aspect of the construction of the Cafeteria that would require any changes to the Base Building. In addition, Landlord, in its reasonable discretion, may require the installation of emergency drainage and leak detection water sensors in connection with the installation of any shower facilities in the Fitness Center, at Tenant’s sole cost and expense (or as a deduction from the Tenant Improvement Allowance. If approved by Landlord, the Fitness Center shall be installed and constructed in accordance with the Tenant Work Letter and this Section 5.4 at Tenant’s sole cost and expense (or as a deduction from the Tenant Improvement Allowance). The Fitness Center shall be maintained and operated by Tenant, at Tenant’s expense: (i) in first-class order, condition and repair; (ii) consistent with the character of the Building as a first-class office building; and (iii) in compliance with all applicable Laws, such reasonable rules and regulations as may be adopted by Landlord from time to time, and the other provisions of this Lease. For so long as Landlord is providing janitorial services to the Premises, Tenant, at Tenant’s sole cost and expense (and not as part of Operating Expenses) shall be responsible for reimbursing, within thirty (30) days of request, Landlord for all above-standard janitorial service for and cleaning of the Fitness Center therein.
5.4.2 Shower Facilities. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to cooperate with Tenant to obtain all consents, approvals, permits or registrations required for operation of the Fitness Center, including using commercially reasonable efforts to comply with the terms of item 2 of Schedule 2 to Exhibit B relating to relocation of the shower facilities from the Building Parking Facilities pertaining to 450 Concar North Tower (the “North Showers”) to the Fitness Center. The shower facilities located in the Building Parking Facilities pertaining to 450 Concar South Tower (the “South Showers”) shall not be relocated. At any time required by Applicable Laws or other governmental requirements with respect to the Building (it being expressly agreed that Landlord shall not be obligated to construct additional showers if providing access to the North Showers and South Showers will satisfy the requirements of Applicable Laws or other governmental requirements), Tenant shall either (i) permit access to the North Showers (including any necessary path of travel through the Premises) and the South Showers and use of the North Showers and the South Showers by other occupants of the Building or (ii) construct, at Tenant’s sole cost and expense, new shower facilities within the Premises to be used by individuals required by Applicable Laws or other governmental requirements to have access and use, in a location mutually and reasonably determined by Landlord and Tenant, which new shower facilities must satisfy the requirements of Applicable Laws or other governmental requirements, in each case, subject only to reasonable rules, regulations, and access control requirements.
5.4.3 Personal Rights. The rights contained in this Section 5.4 shall be personal to Original Tenant and its Permitted Transferee Assignee, may only be exercised by Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other Transferee, as that term of Original Tenant’s interest in this Lease).
5.5 Third Party Operator. Original Tenant, and its Permitted Transferee Assignee, may exercise the right to operate a Cafeteria and/or Fitness Center through retention of a third party to operate the Cafeteria and/or the Fitness Center (a “Third Party Operator”); provided that the Third Party Operator must be contractually bound to Tenant not to violate any of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease, and to obtain insurance in amounts approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and to indemnify, defend and hold Landlord harmless for any Loss (defined below) or other liabilities resulting from the use and operations contemplated by this Section 5.5. Tenant shall use commercially reasonable efforts to enforce any such contractual obligations of the Third Party Operator. Any violation of any provision of this Lease by the Third Party Operator which is not cured within the applicable cure period under this Lease shall be deemed to be a default by Tenant under such provision. Third Party Operator shall have no recourse against Landlord whatsoever on account of any failure by Landlord to perform any of its obligations under this Lease or on account of any other matter. All notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Third Party Operator. In no event shall any use or occupancy of any portion of the Premises by the Third Party Operator release or relieve Tenant from any of its obligations under this Lease. The Third Party Operator shall be a Tenant Party, and Tenant shall be fully and primarily liable for all acts and omissions of such Third Party Operator as fully and completely as if such Third Party Operator was an employee of Tenant. In no event shall the occupancy of any portion of the Premises by any Third Party Operator be deemed to create a landlord/tenant relationship between Landlord and such Third Party Operator or be deemed to vest in Third Party Operator any right or interest in the Premises or this Lease, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by any Third Party Operator. Upon request from Landlord, Tenant shall provide to Landlord a copy of any agreement between Tenant and the Third Party Operator and the insurance required to be maintained by Third Party Operator prior to the Third Party Operator being allowed access to the Premises by Tenant. Any equipment or other property of the Third Party Operator in the Project shall be subject to Section 8.5 and Article 15 of this Lease. However, nothing in this Section 5.5 shall diminish Landlord’s rights elsewhere in this Lease or imply that Landlord has any duties to the Third Party Operator. No disputes between Tenant and the Third Party Operator shall in any way affect the obligations of Tenant hereunder.
5.6 Landlord’s Operation of Cafeteria and Fitness Center. In the event Landlord exercises its right to recapture the Cafeteria and/or the Fitness Center pursuant to Section 14.4 below, and the Cafeteria and/or Fitness Center are not part of the Contemplated Transfer Space (as that term is defined therein), then Landlord shall continue to the operate the Cafeteria and/or Fitness Center for their respective initial uses specified in Sections 5.3 and 5.4 above as an amenity for the Project, at no cost to Tenant and no liability to Tenant (subject to any costs which may be passed on as Operating Expenses and subject to Article 10 below). If, at any time, Tenant ceases to lease any space in the Building, then Landlord shall have the right to convert the Cafeteria and/or Fitness Center to general office space, or any legally permitted purpose. In addition, if Landlord recaptures the Cafeteria and Fitness Center as part of the Contemplated Transfer Space, then Landlord shall have the right to convert the Cafeteria and/or Fitness Center to general office space, or any legally permitted purpose.

ARTICLE 6
SERVICES AND UTILITIES
6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term, provided that notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall have no obligation to pay any costs under this Article 6 during the Construction Period.
6.1.1 HVAC.
6.1.1.1 In General. Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) as appropriate, from the Building Systems (the “BB HVAC System”) for normal office use in the Premises at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the HVAC system’s capacity) during any hours specified by Tenant (the “HVAC System Hours”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the BB HVAC System. At any time that Tenant is no longer the Sole Direct Tenant (defined below), then the HVAC System Hours, and other operating procedures and requirements (including costs for after-hours services) shall be modified accordingly, as determined by Landlord in Landlord’s reasonable discretion, and consistent with the practices of landlords of Comparable Buildings. As used herein, Tenant shall be the “Sole Direct Tenant” so long as Tenant or Tenant’s Permitted Transferee Assignee is directly leasing from Landlord all of the space at the Building and so long as this Lease is not amended so as to provide for Tenant’s lease of any space in the Adjacent Building.
6.1.1.2 Supplemental HVAC. As a part of the Tenant Improvements and subject to the terms of the Tenant Work Letter, Tenant, at its sole expense (or as a deduction from the Tenant Improvement Allowance), may install supplemental HVAC units in the Premises for the purpose of providing supplemental air-conditioning to the Premises (the “Tenant HVAC System”). All aspects of the Tenant HVAC System (including, but not limited to, any connection to the Building’s chilled or condenser water system) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the Base Building, and/or the exterior appearance of the Building will be affected, in which event Landlord’s approval may be withheld in Landlord’s sole and absolute discretion. Tenant may not connect into the Building’s chilled or condenser water system. Tenant shall be permitted, at Tenant’s sole cost and expense, to access 277/480 volts of electricity (subject to availability) from the existing bus duct riser in connection with the Tenant HVAC System. In connection with the foregoing, Landlord shall, at Tenant’s sole cost and expense, have the right to separately meter the electricity utilized by the Tenant HVAC System, and Tenant shall reimburse Landlord for the cost as reasonably determined by Landlord of all electricity utilized by the Tenant HVAC System. At Landlord’s election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant HVAC System in the Premises upon the expiration or earlier termination of this Lease, in which event the Tenant HVAC System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Tenant HVAC System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant HVAC System upon the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 6.1.1.2), of the Tenant HVAC System, and in no event shall the Tenant HVAC System interfere with Landlord’s operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 6.1.1.2 shall be payable by Tenant within five (5) business days of Tenant’s receipt of an invoice therefor.
6.1.2 Electricity. Landlord shall provide: (i) six and five-tenths (6.5) watts per usable square foot of the Premises of connected electrical load for incidental use equipment, calculated on a monthly basis, and (ii) one and five-tenths (1.5) watts per usable square foot of the Premises of connected electrical load of Tenant’s lighting fixtures, calculated on a monthly basis, which electrical usage shall be subject to applicable Laws, including California Energy Code, Title 24. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay directly to the utility company pursuant to the utility company’s separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company’s meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers), which electricity shall be separately metered (as described above or otherwise equitably allocated and directly charged by Landlord to Tenant). Tenant shall pay such cost (including the cost of such meters or submeters) within ten (10) days after demand and as Additional Rent under this Lease (and not as part of Operating Expenses). Landlord shall designate the electricity utility provider from time to time. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.
6.1.3 Water. Landlord shall provide city water from the regular Building outlets for Tenant’s Permitted Uses (not to exceed Tenant’s proportionate share, on a per square foot basis, of Building capacity).
6.1.4 Janitorial. Landlord shall provide janitorial services for the Premises and the Common Areas, in a standard (the “Janitorial Standard”) consistent with janitorial services provided in Comparable Buildings, including without limitation, day porter service (including light bulb maintenance and restroom fixtures maintenance), interior window cleaning, cleaning supplies deliveries and stocking, restroom cleaning, other cleaning (including pressure washing, carpet cleaning, etc.), waste and trash removal, and exterminating and pest control. If requested by Tenant in writing, Tenant shall have the right to reasonably interview and approve day porters serving the Premises, which interview and approval process shall be completed by Tenant within thirty (30) days of Tenant’s request. Tenant shall have the right, upon at least thirty (30) days prior written notice to Landlord, to elect to provide janitorial services to the Premises, which janitorial services shall be consistent with the Janitorial Standard, and in such event, the costs of providing janitorial services to other premises in the Project shall be excluded from Operating Expenses.
6.1.5 Elevators. So long as Tenant is the Sole Direct Tenant, Tenant shall have exclusive use and control of the elevators in the Building. At any time that Tenant is not the Sole Direct Tenant, Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the building hours established by Landlord, and shall have not less than one (1) elevator available at all other times, including on holidays. Landlord shall designate one (1) passenger elevator within the Building for freight use.
6.1.6 Security Systems. Landlord hereby agrees that Tenant shall have the right to install a card key security system (“Tenant’s Security System”) to control access to the Premises and, so long as Tenant is the Sole Direct Tenant, to control access to the Building and Building Parking Facilities. Tenant’s Security Systems shall be subject to Landlord’s prior review and approval (not to be unreasonably withheld, conditioned or delayed), and the installation thereof shall be deemed an Alteration and shall performed pursuant to Article 8 of this Lease, below. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises and the Building at all times. In no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 10.1 hereof.
6.1.7 Access 24/7. Subject to applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the Common Areas (other than Common Areas requiring access with a Building engineer), the Parking Facilities and freight elevator, if any, twenty-four (24) hours per day, seven (7) days per week, every day of the year.
6.1.8 Cooperation. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.
6.2 Overstandard Tenant Use. If Tenant’s density or machines or equipment (1) affects the temperature the BB HVAC system is designed to maintain or (2) otherwise overloads any utility, Landlord may, if Tenant has failed to install the same, in accordance with the requirements of Article 8 below, within thirty (30) days after receiving notice thereof from Landlord, install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, measurement, installation, operation, use, and maintenance shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord’s standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3 Interruption of Use. Except as set forth in Articles 11 and 13 and Section 19.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises, constitute a breach of any implied warranty, or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.4 Building Efficiency. Landlord acknowledges that at any time throughout the Lease Term, Tenant may implement programs to increase the operating efficiency of the Building Systems (“Efficiency Programs”), such as installing metering or other systems as may allow for a more efficient operation of the Building, subject to Landlord’s reasonable approval, and compliance with the terms of Article 8 below. Landlord agrees that so long as such Efficiency Programs do not (i) materially and adversely affect (or increase the costs relating to) the Building Systems, (ii) materially and adversely affect (or increase the costs relating to) the Building Structure, or (iii) interfere with (or increases the costs relating to) the business operations of other occupants at the Project, Landlord shall not withhold its consent to the implementation of any such program; provided, however, Landlord shall continue to have the right to review and approve all plans and specifications relating thereto, in accordance with Article 8 below, and such Efficiency Programs shall not constitute “Cosmetic Alterations” (as defined in Section 8.1 below). In addition, if, after the implementation of any Efficiency Programs, Landlord reasonably determines that the same are increasing costs for operation, repair and/or maintenance of the Building Systems or Building Structure (or otherwise adversely affecting the same), or are interfering with the business of other occupants at the Project, then Landlord shall have the right to require Tenant to terminate the applicable Efficiency Program and remove any Alterations relating to the implementation thereof and restore affected areas to the condition existing prior to the installation of such Alterations.
ARTICLE 7
REPAIRS AND MAINTENANCE
7.1 Repair and Maintenance by Tenant. The terms and conditions of this Article 7 shall not be applicable during the Construction Period. At all times during the Lease Term, subject to Article 8 below, Tenant shall, at Tenant’s own expense, keep all portions of the Premises (excluding the Base Building, as defined in Section 8.2 below,, which shall be maintained by Landlord pursuant to Section 7.2) in good order, repair and condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and instant hot dispensers), and any of Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, including the branch lines of the plumbing, electrical and BB HVAC System, including all duct work, Tenant’s HVAC System, and the floor or floors (excluding the structural portions of the floors) of the Building on which the Premises is located. In addition, except as provided in Article 11, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by reasonable wear and tear associated with reasonable, normal and customary use of the item in question that (a) is solely cosmetic in nature and (b) does not impair the function of the item in question for its intended use (“reasonable wear and tear”); provided however, that, at Landlord’s option, or if Tenant fails to commence to make such repairs within ten (10) days of Landlord’s notice or fails thereafter to diligently pursue completion of the same, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof including two percent (2%) of the cost thereof to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith, within thirty (30) days of being billed for same. If the Premises include, now or hereafter, one or more floors of the Building in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered to be a part of the Premises.
7.2 Repair and Maintenance by Landlord. Notwithstanding the foregoing, Landlord shall maintain and repair the Base Building (including the core portions of the Building Systems) and Common Areas in a good condition, consistent with the operation of Comparable Buildings, including maintenance, repair and replacement of the exterior of the Project (including painting) and landscaping, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, further, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith, provided that such deductible is not materially in excess of those typically carried by landlords of Comparable Buildings. Subject to the terms of Article 27 below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to all or any portion of the Premises, the Base Building or the Project as Landlord shall desire or deem necessary, or as Landlord may be required to do under applicable laws, or by governmental or quasi-governmental authority, or by court order or decree. All costs in performing the work described in this Section 7.2 shall be included in Direct Expenses, except to the extent excluded by Section 4.2.3. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
7.3 Landlord’s Engineering Staff. During the first twelve (12) months of the Lease Term, Landlord shall retain two (2) engineers to service the Building Systems for regular maintenance and operation purposes. After the expiration of such twelve (12) month period, Landlord agrees that, if Tenant so elects and appoints a representative, Landlord shall meet and confer with Tenant’s representative regarding the number of engineers servicing the Building Systems, and Landlord and Tenant shall mutually and reasonably agree upon the number of engineers to thereafter retain for such purposes; provided, however, that such determination shall be made by taking into consideration Landlord’s short-term and long-term maintenance needs and requirements of the Base Building, and Landlord’s interests in avoiding deferred maintenance.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1 Landlord’s Consent to Alterations. Except in connection with Cosmetic Alterations (as that term is defined hereinbelow), Tenant may not make any improvements, alterations, additions or changes to the Premises or any electrical, mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which would (a) violate any applicable Law, (b) adversely affect (in the reasonable discretion of Landlord) the Base Building, the certificate of occupancy (or its legal equivalent) allowing legal occupancy of the Base Building, or void any warranty on any Base Building component or design, or (c) affect (in the sole discretion of Landlord) the (1) exterior appearance of the Project or the lobby, (2) appearance of the Common Areas, if Tenant is not the Sole Direct Tenant, (3) quiet enjoyment of other tenants or occupants of the Project, or (4) provision of services to other occupants of the Project (the foregoing Alterations identified in items (a) through (c) above, have, for purposes hereof, a “Design Problem”). To the extent that Landlord grants Tenant the right to use areas within the Project (including telecommunications room space, electrical room space, plenum space or riser space), whether pursuant to the terms of this Lease or through plans and specifications subsequently approved by Landlord (and without implying that Landlord shall grant any such approvals), (A) in no event may Tenant use more than Tenant’s Share of the areas within the Building, and (B) Tenant shall comply with the provisions of this Section with respect to all such items, including Tenant’s Off-Premises Equipment. All Alterations shall be constructed in accordance with any plans and specifications approved by Landlord, and shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not constitute a Design Problem and (i) if such Alterations affect any Building Systems or the Building Structure, cost less than $150,000.00 in the aggregate and (ii) if such Alterations do not affect any Building Systems or the Building Structure, cost less than $400,000.00 in the aggregate (“Cosmetic Alterations”). Any Tenant Improvements contemplated by the Tenant Work Letter shall be governed by the terms and conditions of the Tenant Work Letter and not the terms and conditions of this Article 8.
8.2 Manner of Performance; Base Building; Building Systems. Landlord may require any Alterations and any repairs and maintenance described in Section 7.1 above, to be performed only by contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Since the Project is pre-certified Platinum under the LEED rating system, Tenant expressly acknowledges and agrees that without limitation as to other grounds for Landlord withholding its consent to any proposed Alteration, Landlord shall have the right to withhold its consent to any proposed Alteration in the event that such Alteration is not compatible with such certification or recertification of the Project under such LEED rating system. Tenant shall construct such Alterations and perform such maintenance and repairs in a good and workmanlike manner, in conformance with any and all applicable Laws (including all applicable permits and consents issued with respect to the Alterations or maintenance and repairs) and pursuant to a valid building permit (if required by the nature of the proposed Alterations), issued by the City of San Mateo, all in conformance with Landlord’s reasonable construction rules and regulations. All work under Section 7.1 above and this Article 8 which may affect the Base Building must be approved by the Project’s engineer of record, at Tenant’s expense, and if any work by Tenant affects or requires changes to the Base Building, then Landlord may elect, at Tenant’s expense, to make such changes; provided that any contractors and subcontractors performing such work are available and charge reasonably competitive rates for such work. The “Base Building” shall mean the structural portions of the Building (including the roof, roof membrane, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams and curtain walls), and the public restrooms, elevators, exit stairwells (collectively, the “Building Structure”) and the Building Systems. The “Building Systems” shall mean the BB HVAC System, the Building’s life-safety, plumbing, electrical, mechanical and elevator systems. In performing any work under Section 7.1 above and this Article 8, Tenant shall have the work performed in such manner so as not to damage the Building or interfere with or obstruct access to the Project or any portion thereof, or business of Landlord or other tenants in the Project. Tenant may use non-union labor, provided that Landlord shall have no obligation to resolve any labor disputes, ensure labor harmony, or otherwise have any liability or responsibility relating to Tenant’s use of such non-union labor, and Tenant shall indemnify Landlord from and against, and be solely liable for, any claims, disruptions, or disturbances relating to Tenant’s use of such non-union labor. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and (to the extent required by the nature of the Alterations) Tenant shall deliver to the Project construction manager an accurate reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3 Payment by Tenant. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s reasonable standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord the prevailing rate at the Building to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work; provided that the amount of such prevailing rate shall be disclosed to Tenant by Landlord prior to the work being done and Tenant shall approve all construction costs before they are incurred by Landlord on Tenant’s behalf. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.
8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, prior to the commencement of any Alterations and/or work performed under Section 7.1 above, Tenant shall provide Landlord with evidence that Tenant and all contractors and subcontractors carry “Builder’s All Risk” insurance in an amount and with such companies approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) covering such Alterations, and such other insurance and endorsements as Landlord may reasonably require. All Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon installation thereof.
8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant (except as expressly set forth in this Lease and the Tenant Work Letter) and shall be and become the property of Landlord at the expiration of the Lease Term. Notwithstanding the foregoing, Landlord may, require Tenant, at Tenant’s expense, to remove at the end of the Lease Term, any Specialty Improvements, as that term is defined hereinbelow, and to repair any damage to the Premises and Building caused by such removal; provided, however, if, in connection with Tenant’s request for Landlord’s approval of any Construction Drawings (as that term is defined in the Tenant Work Letter), (x) Tenant requests Landlord’s decision with regard to whether any Tenant Improvements constitute Specialty Improvements, and whether Tenant will be required to remove such Specialty Improvements, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Specialty Improvements, then Tenant shall not be required to remove such Specialty Improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements,

Landlord may do so and may charge the reasonable and actual cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to Tenant’s performance of any work under this Article 8 or Tenant’s installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall not require Tenant to remove any alterations, installations or improvements which do not constitute Specialty Improvements. “Specialty Improvements” means any (a) safes and vaults, (b) decorative water features; (c) specialized flooring (including raised flooring); (d) conveyors and dumbwaiters; (e) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease; (f) any of Tenant’s Off-Premises Equipment; (g) any Alterations or Tenant Improvements which (i) perforate a floor slab in the Premises or the Base Building (including internal stairways, which Tenant shall be required to remove, demolish and cap), or (ii) require changes to the Base Building; and (h) any other unusual installations not typically found in general use office space or requiring over-standard demolition costs for the removal thereof. In no event shall Specialty Improvements include any portion of the Cafeteria, Fitness Center, kitchens, showers or executive bathrooms, except for new showers installed pursuant to item (ii) of Section 5.4.2 above.
Notwithstanding anything to the contrary contained in this Lease:
8.5.1 At Tenant’s request, Landlord shall meet with Tenant and conduct a pre-review of Tenant’s plans and specifications and Landlord will notify Tenant within five (5) business days of such pre-review if Landlord determines that it will require Tenant to remove any portion of the Tenant’s Cafeteria, Fitness Center, kitchens, showers and/or executive bathrooms at the end of the Lease Term.
8.5.2 If Landlord approves Tenant’s plans and specifications for the Tenant Improvements, no removal or demolition of the Cafeteria or Fitness Center will be required at end of Lease Term.
8.5.3 If in connection with the pre-review, Landlord determines demolition and removal of the Cafeteria, Fitness Center, kitchens, showers or executive bathrooms would be required, Landlord will provide revision suggestions that would eliminate this requirement. If Tenant modifies its plans and specifications accordingly, Landlord will approve such plans and specifications and no demolition or removal costs of the Cafeteria, Fitness Center, kitchens, showers, or executive bathrooms will be required.
8.5.4 If Tenant proceeds without Landlord’s suggested modifications, Landlord reserves the right to require removal at end of Lease Term of any portion of the Cafeteria, Fitness Center, kitchens, showers, or executive bathrooms requiring over standard demolition costs to remove.
ARTICLE 9
COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of a Tenant Party, and shall protect, defend, indemnify and hold Landlord and its agents and representatives harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable Laws or required under this Lease) and provide Landlord with the identities, mailing addresses and telephone numbers of all (i) contractors and first tier subcontractors performing work and (ii) any subcontractors or material suppliers providing more than $150,000 of work to the Premises, prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws, and Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8442 in connection with any work performed by Tenant. Tenant shall remove any such lien or encumbrance by payment and release or by bond or other security reasonably acceptable to Landlord within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days of demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project, Building or Premises (or Landlord’s interest therein) to any liens or encumbrances whether claimed by operation of law or express or implied contract or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.

Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.
ARTICLE 10
INDEMNIFICATION AND INSURANCE
10.1 Indemnification and Waiver.
10.1.1 After the Construction Period. The provisions of this Section 10.1.1 shall have limited application, as provided under Section 10.1.2 below, during the Construction Period (as defined in Section 10.1.2 below). Notwithstanding any provision in this Lease to the contrary, but subject to the terms of Section 10.5 below, Tenant hereby assumes all risk of (i) damage to, destruction, loss, loss of use, or theft of property of, any Tenant Party located in or about the Project (including all of Tenant’s Off-Premises Equipment), caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part, or (ii) injury to persons in, upon or about the Premises and during such times as Tenant has exclusive use thereof, the Terrace and the Building Parking Facilities, from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises and during such times as Tenant has the exclusive use thereof, the Terrace and the Building Parking Facilities). Tenant agrees that Landlord, its managers and members, Landlord’s Mortgagee and each of their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any risk assumed by Tenant pursuant to this Section 10.1, subject only to Landlord’s obligations below if Landlord is found to be partially negligent. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible, for damage to, any property of any Tenant Party located in or about the Project. Subject to Section 10.5, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) (each “Loss” and collectively, “Losses”) incurred in connection with or arising from (a) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience in, on or about the Premises and during such times as Tenant has exclusive use thereof, the Terrace and the Building Parking Facilities (including, but not limited to, a slip and fall), (b) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant (collectively, “Tenant Parties” and each, individually a “Tenant Party”) or any such person in, on or about the Project, (c) the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment, (d) the use by any Tenant Party of the Shuttle Service (as defined in Section 29.38 below), or (e) any breach of the terms of this Lease or other failure by Tenant to perform its obligations under this Lease, either prior to, during, or after the expiration of the Lease Term, subject only to Landlord’s obligations below if Landlord is found to be partially negligent. Should any Landlord Parties be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises and during such times as Tenant has exclusive use thereof, the Terrace and the Building Parking Facilities, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. However, if Landlord is found to be partially negligent by a court of competent jurisdiction in a final, non-appealable judgment, Landlord shall be responsible for paying its proportion of the applicable damage award, calculated using the percentage of Landlord’s negligence as determined by such court. Subject to Section 10.5, Landlord shall indemnify, protect, defend and hold harmless Tenant Parties from any and all Losses to the extent incurred in connection with or arising from any negligence or willful misconduct of Landlord or of any Landlord Party in or on the Common Areas (expressly excluding, however, during such times as Tenant has the exclusive use thereof, the Terrace and the Building Parking Facilities), provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant. Should any Tenant Parties be named as a defendant in any suit brought against Landlord in connection with Landlord’s ownership of the Project, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.1.2 During Construction Period. Notwithstanding anything set forth in the foregoing Section 10.1 or any other provision of this Lease or the Tenant Work Letter to the contrary, during the Construction Period only, the following provisions shall be applicable:
10.1.2.1 With respect to any indemnity obligation of Tenant arising at any time during the Construction Period only, (A) the term “Landlord Parties” shall mean and shall be limited to HGP SAN MATEO OWNER LLC, a Delaware limited liability company (or any entity that succeeds to the entire interest of HGP SAN MATEO OWNER LLC, a Delaware limited liability company as Landlord under this Lease) and shall not include any other person or entity; provided, however, that Landlord may include in any claim owed by Tenant to it any amount which Landlord shall pay or be obligated to indemnify any other person or entity, and (B) any indemnity obligation shall be limited to losses caused by, or arising as a result of any act or failure to act of, Tenant or Tenant’s employees, agents or contractors; and
10.1.2.2 Tenant's liability under this Lease for Tenant's actions or failures to act under the Lease during the Construction Period, including, without limitation, (A) Tenant’s indemnity obligations (calculated in accordance with Accounting Standards Codification (ASC) 840-40-55-10 through 13) plus (B) all Base Rent and Additional Rent obligations owed by or paid by Tenant, including any prepaid Base Rent paid by Tenant pursuant to the terms and conditions of Section 3.1 above (though the parties acknowledge that Tenant’s obligation to pay Base Rent and Additional Rent shall not occur until Tenant is obligated to pay the same pursuant to the terms of Articles 3 and 4 of this Lease) shall be limited to eighty-nine and five-tenths percent (89.5%) of “Landlord’s Project Costs” (defined hereinbelow), determined as of the date of Landlord’s claim for such amount owed by Tenant. As used in this Section, “Landlord’s Project Costs” shall mean the amount capitalized in the Project by Landlord in accordance with U.S. generally accepted accounting principles, plus other costs related to the Project paid to third parties (other than lenders or owners of Landlord), excluding land acquisition costs, but including land carrying costs, such as interest or ground rent incurred during the construction period, and including all costs incurred by Landlord in connection with the development and construction of the Base Building and Common Areas of the Project.
10.1.2.3 For the avoidance of doubt, Landlord and Tenant agree that:
10.1.2.3.1 no claim by Landlord for Tenant’s repudiation of this Lease at any time shall be limited under this Section 10.1; and
10.1.2.3.2 if during the Construction Period, Landlord makes any claim against Tenant other than under Section 10.1.2.3.1 above, pertaining to any period after the Construction Period and the amount payable by Tenant for such claim is limited by the provisions of Section 10.1.2.2 above, the entire amount (to the extent not theretofore paid) shall be due with interest at the Default Rate (as that term is defined in Article 25 below) payable as Additional Rent evenly throughout the six (6) months immediately following the Construction Period.
10.1.2.3.3 Effective as of the expiration of the Construction Period, this Section 10.1.2 shall be of no further force or effect.
10.1.3 As used herein, “Construction Period” shall mean the period from the full execution and delivery of this Lease to the date that Landlord substantially completes construction of the Base Building and Common Areas of the Project in accordance with the Tenant Work Letter, regardless of the occurrence of any delays caused by Tenant.
10.2 Landlord’s Insurance. Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term, and shall further insure the Base Building and the Project during the Lease Term (for the full replacement value) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises, or abandonment of the Premises, causes any increase in the rate of insurance on the Building or its contents, and Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3 Tenant’s Insurance. Effective as of the earlier of (i) the date Tenant enters or occupies the Premises, or (ii) the Lease Commencement Date, and continuing throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.
10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including products and completed operations coverage and a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$10,000,000 each occurrence $10,000,000 annual aggregate

Personal Injury and Advertising Liability	$10,000,000 each occurrence $10,000,000 annual aggregate 0% Insured’s participation

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00
10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant and all of Tenant’s Off-Premises Equipment, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).
10.3.3 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.
10.3.4 Business Interruption Insurance covering a minimum of one year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.
10.3.5 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.
10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and Landlord’s Mortgagee. If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the date Tenant enters or occupies the Premises or, if earlier, the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. Further, Landlord shall have the right, from time to time, to request copies of policies of Tenant’s insurance required hereunder, which Tenant shall thereafter provide within ten (10) business days. No review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof, plus Landlord’s standard administrative fee, shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.
10.5 Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, certificates of insurance and applicable endorsements at least two (2) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any, under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.
10.7 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings in the Comparable Area.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1 Repair of Damage to Premises by Landlord. The terms and conditions of this Article 11 shall not be applicable during the Construction Period. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Base Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by applicable Law. In addition to Landlord’s obligations with respect to the Base Building and Common Areas, upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”, which notice shall contain the date that Landlord anticipates commencing construction and Landlord’s estimated repair completion date, the “Estimated Repair Completion Date”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the estimated cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. Landlord shall use commercially reasonable efforts to deliver the Landlord Repair Notice to Tenant no later than sixty (60) days following the casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.
11.2 Landlord’s Option Not to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building, Common Areas, and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises is affected, and one or more of the following conditions is present: (i) as a result of such damage, Tenant cannot reasonably conduct business from a substantial portion of the Premises, and in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred ten (210) days after the occurrence of such damage by fire or other casualty (when such repairs are made without the payment of overtime or other premiums); (ii) Landlord’s Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (unless such shortfall is a result of Landlord’s failure to maintain the insurance that Landlord is required to maintain pursuant to Section 10.2 above); or (iv) the damage occurs during the last twelve (12) months of the Lease Term.
11.3 Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the Estimated Repair Completion Date is more than two hundred ten (210) days after the occurrence of such damage by fire or other casualty, Tenant may elect, no later than sixty (60) days after receipt of the Landlord Repair Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within ninety (90) days after the Estimated Repair Completion Date, then Tenant shall have the right to terminate this Lease at any time thereafter until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”). Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of thirty (30) days or more. Notwithstanding the provisions of this Section 11.3, Tenant shall have the right to terminate this Lease under this Section 11.3 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the negligence or intentional act of Tenant or any Tenant Parties; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use the damaged portion of the Premises.
11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932 and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises, the Building or the Project.
ARTICLE 12
NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed by such party. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. No custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13
CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file with the authority any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord or Landlord’s Mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Article 13 shall be Tenant’s sole and exclusive remedy in the event of any taking, and Tenant hereby waives any rights and the benefits of Section 1265.130 of The California Code of Civil Procedure (“CCP”) or any other statute granting Tenant specific rights in the event of a taking which are inconsistent with the provisions of this Article 13. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1 Transfers. Except in connection with a Permitted Transfer (as that term is defined in Section 14.8 below), Tenant shall not, without the prior written consent of Landlord, assign, sublease, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee and any Affiliates of Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard consent to Transfer documents in connection with the documentation of Landlord’s consent to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made in violation of this Article 14 shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default. Whether or not Landlord consents to any proposed Transfer (including Permitted Transfers), Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such fees shall not exceed Three Thousand and 00/100 Dollars ($3,000.00) for any such Transfer in the ordinary course of business on Landlord’s standard consent forms.
14.2 Landlord’s Consent. Except as expressly set forth below, Landlord may withhold its consent to any proposed Transfer (including, without limitation, a mortgage, pledge, hypothecation, encumbrance or lien) in Landlord’s sole and absolute discretion. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space by assignment or sublease to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1 any Event of Default then exists;
14.2.2 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.3 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease or which would materially increase wear and tear on the Base Building, Operating Expenses or costs borne by Landlord hereunder, or the pedestrian or vehicular traffic to the Premises, Building or Project or require any replacements or upgrades of the Base Building;
14.2.4 The Transferee is either a governmental or quasi-government agency, or subdivision or instrumentality thereof, or any other entity entitled to the defense of sovereign immunity or a non-profit organization;
14.2.5 In connection with an assignment of this Lease, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment of this Lease on the date consent is requested;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;
14.2.7 If at the time of the proposed Transfer, Tenant is not the Sole Direct Tenant, either the proposed Transferee, or any Affiliate of the proposed Transferee, (i) occupies space in the Project at the time of the request for consent or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project, and in each instance, Landlord has reasonably comparable space available; or
14.2.8 The proposed Transfer is a sublease entered into during the first two (2) years of the Lease Term and the Subject Space does not include the Second Phase (unless the Second Phase has previously been subleased to another Transferee).
Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (subject to Section 29.13 below) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.
14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium” as that term is defined in this Section 14.3, received by Tenant from such Transferee. The “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any reasonable legal fees and brokerage commissions in connection with the Transfer, and (iv) any amounts payable to Landlord under Section 14.1 above (collectively, “Transfer Costs”). The Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant shall first recoup all Transfer Costs from the Transferee before any Transfer Premium must be paid to Landlord. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. No Transfer Premium shall be payable in connection with any Permitted Transfer.
14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer (other than a Permitted Transfer) of more than fifty (50%) of the rentable square footage of the Premises for all or substantially all of the remainder of the Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The parties expressly agree that Tenant shall have the right to sublet fifty percent (50%) or less of the Premises without Landlord having any recapture rights. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the

Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture (i) the Contemplated Transfer Space, a proportionate share of parking passes pertaining to the Building Parking Facilities, and space that is necessary and sufficient to create legally occupiable space (e.g., common corridors and lobby areas) and (ii) at Landlord’s sole option, the Cafeteria and/or Fitness Center, if such areas are not part of the Contemplated Transfer Space; provided, however, that if Landlord recaptures the Cafeteria and/or Fitness Center pursuant to item (ii) above, then Landlord shall reimburse Tenant for Tenant’s unamortized, actual, out-of-pocket costs to construct the Cafeteria and/or Fitness Center (in excess of a Building standard build-out for such space) and excluding any items paid for with the Tenant Improvement Allowance. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space (and Cafeteria and/or Fitness Center, as applicable) as of the Contemplated Effective Date, and Landlord, at its sole cost and expense (unless such costs and expenses were not the responsibility of Tenant pursuant to the Intention to Transfer Notice), shall construct any required demising work. Tenant shall use commercially reasonable efforts to include in any listing agreement a provision that no brokerage commissions shall be paid in the event of a Landlord recapture. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space (and Cafeteria and/or Fitness Center, as applicable) under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer (other than a Permitted Transfer), as provided above in this Section 14.4.
14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, which shall include a written assumption by the assignee of a Transfer of all obligations and covenants of Tenant thereafter to be performed or observed under this Lease, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, Tenant and an assignee of a Transfer being jointly and severally liable therefor. In the event that Tenant subleases all or any portion of the Premises in accordance with the terms of this Article 14, Tenant shall cause such subtenant to carry and maintain the same insurance coverage terms and limits as are required of Tenant, in accordance with the terms of Article 10 of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the calculation of any Transfer Premium, and shall have the right to make copies of any documentation relating thereto. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.
14.6 Additional Transfers. For purposes of this Lease, subject to Section 14.8 below, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Attornment; Default. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) except for unpaid tenant improvement costs or demising costs required by the sublease to be paid by the sublandlord, obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 14.7. The provisions of this Section 14.7 shall be self-operative, and no further instrument shall be required to give effect to this provision. If an Event of Default by Tenant has occurred and is continuing, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Landlord that an Event of Default by Tenant has occurred and is continuing hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8 Deemed Consent Transfers; Permitted Transferees. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant (an “Affiliate” shall mean entity which is controlled by, controls, or is under common control with, Tenant, but only so long as such transferee remains an Affiliate of Tenant), (B) a sale of corporate shares of capital stock in Tenant in connection with any public offering or sale of stock on a nationally-recognized stock exchange, (C) the sale, assignment, transfer or hypothecation of any stock or other ownership interest in Tenant in connection with any bona fide financing or capitalization for the benefit of Tenant, (D) the sale, assignment, transfer or hypothecation of any stock or other ownership interest in Tenant to an existing shareholder of Tenant (i.e., an existing shareholder in Tenant as of the full execution and delivery of this Lease), (E) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant in one or a series of transactions, or (F) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (F) of this Section 14.8 is hereinafter referred to as a “Permitted Transferee” and each such transfer as a “Permitted Transfer”), provided that (i) Tenant notifies Landlord at least fifteen (15) days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by applicable Law, in which case Tenant shall give notice as soon as permitted) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant delivers evidence of insurance as required under this Lease with respect to the Permitted Transferee, (iii) no Event of Default by Tenant has occurred and is continuing, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iv) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (v) such Permitted Transferee shall have a tangible net worth (not including intangibles, such as goodwill, as an asset) computed in accordance with generally accepted accounting principles, consistently applied (“Net Worth”) at least equal to One Hundred Million and 00/100 Dollars ($100,000,000.00), (vi) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vii) the liability of such Permitted Transferee under an assignment shall be joint and several with Tenant. The occurrence of a Transfer pursuant to this Section 14.8 shall not waive Landlord’s rights as to any subsequent Transfers. The right to Transfer to an Affiliate pursuant to Section 14.8(A) shall be subject to the condition that such Permitted Transferee remains an Affiliate of

Tenant and if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten (10) business days after such event and, upon the written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control”, as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above and this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted, free of any liens or encumbrances and in compliance with Section 29.40 below. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, unattached equipment, unattached business and trade fixtures, free-standing cabinet work, movable partitions and walls and other articles of personal property owned by Tenant or installed or placed by a Tenant Party (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal), and remove such alterations, additions, improvements, and Tenant’s Off-Premises Equipment as Landlord may require pursuant to Section 8.5 above. No later than twenty (20) days prior to Tenant’s planned move out of the Premises, upon notice from Tenant, Landlord shall do a walk-through of the Premises with Tenant and confirm in writing what items Landlord believes Tenant is obligated to remove. Tenant shall repair at its own expense all damage to the Premises and Building resulting from removal of the items described above. If Tenant fails to remove any property, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (3) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. The provisions of this Article 15 shall survive the end of the Lease Term.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term then, unless the parties agree otherwise pursuant to an express written agreement, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis) during such holdover and (ii) one hundred percent (100%) of the greater of (a) Additional Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis) and (b) the actual Additional Rent due under the Lease, during such holdover. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Tenant acknowledges that any holding over without Landlord’s express written consent may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to vacate and deliver the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits and damages, resulting from such failure to vacate and deliver. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.
ARTICLE 17
ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by Landlord’s Mortgagee or any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord required by Landlord’s Mortgagee or any prospective mortgagee or purchaser. Any such certificate may be relied upon by Landlord’s Mortgagee or any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. At any time during the Lease Term (but not more than twice per year, except in connection with a sale or refinance of the Project, if Tenant is in monetary or material non-monetary default under this Lease, or if Tenant has identified a proposed Transferee under Article 14 above), Landlord may require Tenant to provide Landlord with its most recent financial statement. The phase “material non-monetary default” shall include, without limitation any failure by Tenant to observe or perform according to the provisions set forth in Section 19.1.6 above, and any breach of a covenant that indicates that Tenant may be financially unstable (e.g., a failure to pay for insurance coverage). Such statement shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.
ARTICLE 18
SUBORDINATION
18.1 Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a commercially reasonable subordination, non-disturbance and attornment agreement in a substantively similar form to the form attached hereto as Exhibit H or another form reasonably acceptable to Tenant and Landlord’s Mortgagee (an “SNDA”)) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. At no cost to Landlord, concurrently with the full execution and delivery of this Lease, Landlord shall provide Tenant with an SNDA from any Landlord’s Mortgagee existing as of the date of this Lease in the form of Exhibit H attached hereto, subject to such commercially reasonable modifications as may be agreed upon by Tenant and Landlord’s Mortgagee.
18.2 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request; provided, however, Tenant’s attornment shall be conditioned upon receipt of an SNDA.
18.3 Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
18.4 Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (i) liable for any act or omission of any prior lessor (including Landlord); (ii) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (iii) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (iv) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the documents between Landlord and Landlord’s Mortgagee (and this provision shall not be construed to require the Mortgagee’s consent to any exercise of any right of Tenant as expressly set forth in this Lease and in accordance herewith, and any amendment to this Lease documenting such exercise); (v) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (vi) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (a) are expressly provided in this Lease, (b) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (c) Tenant has provided written notice to Landlord’s Mortgagee (whose address has been provided to Tenant) and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease for obligations arising under this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. As used in this Section 18.4, Landlord’s Mortgagee shall include any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise.
ARTICLE 19
DEFAULTS; REMEDIES
19.1 Events of Default. In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):
19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after the due date; or
19.1.2 Except for events described in Section 19.1.5, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, no Event of Default by Tenant shall be deemed to have occurred if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such failure; or
19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or
19.1.4 Abandonment (as defined by applicable Laws) of the Premises by Tenant; or
19.1.5 The failure by Tenant to observe or perform according to the provisions of Section 8.3, Articles 9, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of any representations and warranties set forth in this Lease, where such failure continues for more than five (5) business days after notice from Landlord;
19.1.6 The failure by Tenant to observe or perform according to the provisions of Article 5 of this Lease, where such failure continues for more than five (5) business days after notice from Landlord; provided that if the nature of such failure is such that the same cannot reasonably be cured within a five (5) business day period, no Event of Default by Tenant shall be deemed to have occurred if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such failure; or
19.1.7 Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the CCP.
19.2 Remedies Upon Default. Upon the occurrence of any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1 Terminate this Lease upon written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(A) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus
(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Article 19, at law, in equity or pursuant to any other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. Landlord’s rights and remedies may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.5 Landlord Default.
19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.
19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure by Landlord to provide services, utilities or access to the Premises required by this Lease to be provided by Landlord (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after

Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. Tenant shall not have a right to receive an abatement of Rent if Tenant is otherwise entitled to receive proceeds from business interruption insurance that Tenant is obligated to carry pursuant to Section 10.3.4 above. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
LETTER OF CREDIT
21.1 Delivery of Letter of Credit. Tenant shall cause the Bank (as that term is defined below) to deliver to Landlord, concurrently with Tenant’s execution of this Lease, a letter of credit (the “L-C”) that complies in all respects with the requirements of this Article 21 in the amount set forth in Section 8 of the Summary (the “L-C Amount”). The L-C shall: (i) be issued by Silicon Valley Bank or another Bank; (ii) be in the form attached hereto as Exhibit G, or a substantively comparable form, reasonably approved by Landlord, if issued by a Bank other than Silicon Valley Bank; (iii) be irrevocable, unconditional, and payable upon demand; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days following the expiration of the Lease Term, as the same may be extended; (v) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C unless the Bank delivers a written notice of cancellation to Landlord and Tenant at least sixty (60) days prior to the expiration of the L-C, without any action whatsoever on the part of Landlord; (vi) be fully assignable by Landlord, its successors and assigns; (vii) permit partial draws and multiple presentations and drawings, and (viii) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining the L-C. The term “Bank” referred to herein shall mean Silicon Valley Bank or any other bank, which (i) accepts deposits and maintains accounts; (ii) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (iii) whose long-term, unsecured, and unsubordinated debt obligations are rated no less than “A” by Fitch Ratings Ltd. (“Fitch”) and whose short term deposit rating is rated no less than “F1” by Fitch (or in the event such applicable

Fitch ratings are no longer available, comparable ratings from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”).
21.2 Landlord’s Rights to Draw. Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord and is not paid within the applicable cure periods under the terms and conditions of this Lease; (ii) the Lease has terminated prior to the expiration of the Lease Term as a result of Tenant’s breach or default of any term or provision of the Lease; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date; (vii) the Bank has failed to notify Landlord that the L-C will be renewed or extended on or before the date that is sixty (60) days before the applicable L-C expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; (ix) Tenant executes an assignment for the benefit of creditors; or (x) if (1) any of the Bank’s Fitch ratings (or other comparable ratings to the extent the Fitch ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold; or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity (“Receivership”), then, effective as of the date such Receivership occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different commercial bank (which commercial bank shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of Section 21.1, hereof, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare an Event of Default by Tenant for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall have no right to voluntarily replace the L-C without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, unless Tenant is then in default under this Lease (without regard to any notice and cure periods) or Landlord has a reasonable belief of a recent, material adverse change in Tenant’s financial stability. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys fees shall be payable by Tenant to Landlord within ten (10) business days of billing. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) business days of billing. Within five (5) business days following Tenant’s receipt of a written notice from Landlord, Tenant shall cause the Bank to deliver written confirmation to Landlord of the renewal or extension of the L-C (unless the Bank has previously notified Landlord in writing that it shall not be renewing or extending the L-C), or if so requested by Landlord, Tenant shall facilitate Landlord’s direct communication with the Bank in order that Landlord may immediately confirm such renewal or extension directly with the Bank.
21.3 Application of L-C Proceeds. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event and apply the proceeds of the L-C in accordance with this Article 21. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.2(x) above), draw upon the L-C, in part or in whole, and apply the proceeds of the L-C to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application, or retention of the L-C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that: (i) the L-C constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof; (iv) Tenant has no right to assign or encumber the L-C or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code, any similar State or federal law, or otherwise.
21.4 Maintenance of L-C by Tenant. If, as a result of any proper drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.4.2 below. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its foregoing rights, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
21.5 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith, provided that Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant’s receipt of an invoice from Landlord therefor.
21.6 L-C Not a Security Deposit. Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the L-C, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”); (ii) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
21.7 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank to refrain from paying sight draft(s) drawn under such L-C.
21.8 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:
21.8.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the L-C or the Bank’s honoring or payment of sight draft(s); or
21.8.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of the L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.
21.9 Remedy for Improper Drafts. Tenant’s sole and exclusive remedy in connection with Landlord’s improper draw against the L-C or Landlord’s improper application or retention of any proceeds of the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that Landlord’s draw against the L-C, application or retention of any proceeds thereof, or the Bank’s payment under such L-C, could not, under any circumstances, cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rent.
21.10 Reduction of L-C Amount. Subject to the terms of this Section 21.10, the L-C Amount shall be reduced on each Reduction Date (as defined in Section 21.10.1 below) to the extent that Tenant is not then in monetary or material non-monetary default under the Lease, by Tenant’s delivery to Landlord of an amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date.
21.10.1 Letter of Credit Reductions. The L-C Amount shall be reduced pursuant to the following: On the First (1st) day of the fourth (4th) Lease Year, the L-C Amount shall be reduced to $7,227,956.00 and on the first day of the sixth (6th) Lease Year, the L-C Amount shall be reduced to $5,420,967.00 (each, a “Reduction Date”).

21.10.2 Early Letter of Credit Reduction Conditions. Notwithstanding the foregoing, the L-C Amount shall be reduced to $5,420,967.00 at the time that Tenant first tenders to Landlord evidence reasonably satisfactory to Landlord demonstrating that Tenant satisfies the L-C Reduction Conditions, as that term is defined in this Section 21.10.2 below. If Tenant is allowed to reduce the L-C Amount pursuant to the terms and conditions of this Section 21.10.2, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. For purposes of this Section 21.10.2, the “L-C Reduction Conditions” shall mean that Tenant is not then in monetary or material non-monetary default under this Lease, and both of the following conditions are satisfied, as demonstrated, in the case of item (i) below, by Tenant’s most recent year-end annual financial reports prepared and certified by an independent certified public accountant and delivered to Landlord within one hundred fifty (150) days following the end of the financial year in question: (i) Tenant has a positive net operating cash flow (defined hereinbelow) for a period of at least two (2) consecutive fiscal quarters and (ii) an initial public offering of Tenant’s stock on a national public exchange. For purposes of this Section 21.10.2, “net operating cash flow” shall mean cash flow from operating activities as stated in Tenant’s audited financials, as determined by generally accepted accounting principles, less dividends.
21.11 Construction Period.
21.11.1 Costs for Replacement or Re-Issuance of L-C. Notwithstanding anything to the contrary in this Article 21 or elsewhere in this Lease, during the Construction Period, Landlord shall, upon five (5) business days following receipt of notice from Tenant, along with an invoice therefor, pay all fees and costs incurred in connection with the replacement or reissuance of the L-C as a consequence of Landlord’s transfer of its interest in the L-C (subject to Section 21.5), a Bank’s failure to satisfy the Bank’s Credit Rating Threshold, or the Bank’s placement into Receivership, and Tenant shall have no obligation to pay any such fees or costs; provided, however, that to the extent that Landlord has paid any such fees or costs or otherwise incurred any expense as a consequence of the replacement or reissuance of the L-C during the Construction Period, then at any time after the Construction Period, Landlord may submit a statement to Tenant of the amount of any such fees, costs or expenses incurred by Landlord during the Construction Period, and Tenant shall be obligated to pay such amount as Additional Rent hereunder within ten (10) days after Tenant’s receipt of such statement from Landlord; and further, provided, however, in no event shall Landlord’s payment of any of the foregoing fees or costs include the obligation to supply any collateral in connection with the replacement or reissuance of the L-C.
21.11.2 L-C Expiration, Bank Receivership or Replacement of L-C During Construction Period. Notwithstanding any contrary provisions of this Article 21 or elsewhere in this Lease, if, during the Construction Period, within twenty (20) days prior to the then L-C Expiration Date, within five (5) business days following Landlord’s notice to Tenant of a Bank’s failure to satisfy the Bank’s Credit Rating Threshold, or within five (5) business days following Landlord’s delivery of a L-C FDIC Replacement Notice, (i) Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 (and it shall be deemed reasonable for Landlord to require such issuer to then be in satisfaction of the Bank’s Credit Rating Threshold), or (ii) in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to timely obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, Landlord shall not draw on the L-C and instead Landlord and Tenant shall promptly enter into a commercially reasonable controlled account agreement (the “Controlled Account Agreement”) with the trust division of a national bank, selected by Landlord (the “Controlled Bank”) to set up a controlled account for the benefit of Landlord (the “Controlled Account”). Tenant shall use commercially reasonable efforts to cooperate with Landlord to set up the Controlled Account upon request. The Controlled Account Agreement shall (A) require Landlord to instruct the Bank to deposit the entire L-C Amount into the Controlled Account, which proceeds (the “Controlled Account Deposit”) shall be held in the Controlled Account until receipt of a replacement L-C, (B) provide for any interest, if applicable, earned on the Controlled Account balance to be for the benefit of Tenant and only allow Landlord to make draws from the Controlled Account by presentation of similar documentation required by the Bank to draw on the L-C and for the same reasons as Landlord may draw on the L-C pursuant to the terms and conditions of this Article 21, and (C) provide Landlord with a security interest (with a UCC-1 filing) in the ownership interests, if any, that Tenant may have in the Controlled Account. In the event Landlord is unable to cause the Bank to deposit the L-C proceeds into the Controlled Account, then Tenant shall fund the Controlled Account with cash proceeds in an amount equal to the L-C Amount, in which case, Landlord shall promptly return the L-C to Tenant thereafter, and if Tenant fails to do so within the time periods specified in Sections 21.1 and 21.2 above for issuance of a substitute L-C, then Landlord may draw on the L-C pursuant to the terms of Sections 21.1 and 21.2 above and promptly thereafter deposit the proceeds in the Controlled Account. If a Controlled Account is created, upon the termination of the Construction Period, Tenant shall, at Landlord’s request, replace the Controlled Account with the appropriate L-C, in which case, promptly thereafter the funds in the Controlled Account shall be returned to Tenant by Controlled Bank. In the event the Controlled Account remains in place at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Controlled Bank shall return to Tenant the Controlled Account Deposit, less any amounts necessary to reimburse Landlord for any sums to which Landlord is entitled under the terms and conditions of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer Landlord’s interest, in whole or in part, in the Controlled Account to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of the Controlled Account Deposit to a new landlord.
ARTICLE 22
EMERGENCY GENERATOR
In accordance with, and subject to, (i) reasonable construction rules and regulations promulgated by Landlord, and (ii) the terms and conditions hereof, (iv) applicable Laws, (v) Underlying Documents and (vi) approval from the City of San Mateo, Tenant shall have the right set forth in Article 8 of this Lease and this Article 22, to install, repair, maintain and use, at Tenant’s sole cost and expense but without any additional payment to Landlord to install and operate an emergency generator (the “Generator”) in one of the locations depicted on Exhibit J attached hereto, subject to Landlord’s confirmation that such locations may accommodate such Generator, or another area reasonably approved by Landlord (the “Generator Area”), in order to provide emergency electricity service to the Premises. Landlord shall deliver, and Tenant shall accept, the Generator Area in its “as-is”, “where-is” condition. In no event shall Tenant permit the Generator to interfere with normal and customary use or operation of the Project by Landlord or other tenants and/or occupants (including, without limitation, by means of noise or odor). Tenant shall install the Generator in accordance with Article 8 above, including Landlord’s right to review and approve Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for all maintenance and repairs in accordance with manufacturer specifications and compliance with applicable Law obligations related to the Generator and acknowledges and agrees that Landlord shall have no responsibility in connection therewith and that Landlord shall not be liable for any damage that may occur with respect to the Generator, except for property damage to the extent caused by the negligence or willful misconduct of any Landlord Party (but subject to the waiver in Section 10.5). The Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building. Tenant shall be entitled to operate the Generator, and such connections to the Building, for testing and regular maintenance at times approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all reasonable requirements imposed by Landlord so that the Building Systems or other components of the Project are not adversely affected by the operation of the Generator. Landlord makes no representations or warranties, and shall have no responsibility or liability to any Tenant Party for any losses, damages, injury to persons or property caused by, related to, arising out of or in connection with, to the condition of the Generator Area, or the fitness or suitability of the Generator Area for the installation, maintenance and operation of the Generator. For all purposes under this Lease, the Generator shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. In the event that Tenant shall fail to comply with the requirements set forth herein within ten (10) business days following its receipt of Landlord’s notice of such failure, without limitation of Landlord’s other remedies, (i) Landlord shall have the right to terminate Tenant’s rights with respect to the Generator, and/or (ii) Landlord shall have the right, at Tenant’s sole cost and expense, to cure such breach, in which event Tenant shall be obligated to pay to Landlord, within ten (10) business days following demand by Landlord, the amount reasonably expended by Landlord.
ARTICLE 23
SIGNS
23.1 Full Floors. Tenant, if the Premises comprise an entire floor of the Building (even if a portion thereof is subleased), at its sole cost and expense, may install identification signage for itself and any subtenants anywhere in the Premises including in the elevator lobby of the Premises.
23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and are visible from outside of the Premises and that have not been approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.
23.4 Tenant’s Exterior Signage. Subject to the terms and conditions of this Section 23.4, Tenant, at Tenant’s sole cost and expense, shall have the right (except to the extent provided in this Section 23.4 below) to install, repair and maintain signage, with maximum legally permissible brightness, depicting Tenant’s name and/or logo on the exterior of the Building (“Tenant’s Signage”), consisting of (i) six (6) freeway oriented Building-top signs (no more than three (3) per tower within the Building), and (ii) six hundred (600) square feet (no more than three hundred (300) square feet per tower within the Building) of Building top, monument, pedestrian and/or building address signage, less the square feet of any Building address signage and monument signage installed by Landlord in accordance with the Project signage program; provided, however, should Tenant obtain approval from the City of San Mateo for any variation in signage from that listed above, then Landlord shall not withhold its consent thereto, except to the extent such variation would adversely affect the signage opportunities at the remainder of the Project.
23.4.1 Tenant’s Signage Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo and shall be placed in the general locations shown on Exhibit I. Landlord, at Landlord’s sole cost and expense, shall be responsible for (i) constructing the monument sign for the Building, in the general location shown on Exhibit I-1 attached hereto, (ii) installing backing for any of Tenant’s Signage that is affixed to the exterior of the Building in the general locations shown on Exhibit I-2 attached hereto, and (iii) constructing the lobby directories, and Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (a) constructing Tenant’s panel on any such monument, (b) constructing Tenant’s Signage on any such backings, and (c) constructing Tenant’s Signage on any such lobby directories. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location (if different from the locations shown on Exhibit I-1 attached hereto) of Tenant’s Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, without limiting other reasons for which Landlord may reasonably withhold its approval, it shall be deemed reasonable for Landlord to withhold its approval of Tenant’s Signage if the same is inconsistent with, or otherwise not compatible with the quality, design and style of the Project, the Project signage program (as approved by the City of San Mateo), or if such signage unreasonably interferes with the Building’s exterior window cleaning systems. Tenant’s Signage may be illuminated, if approved by applicable governmental authorities and permitted by applicable Laws and Tenant shall be solely responsible for connecting Tenant’s Signage to the electricity for the Project (including, necessary distribution). For purposes of this Section 23.4, the reference to “name” shall mean name and/or logo, as the same may change from time to time, subject to Landlord’s approval rights set forth herein. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable Laws and to the Underlying Documents, and the Project signage program. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage initially, Tenant may continue its pursuit thereof and Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.
23.4.2 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 may only be exercised by Original Tenant, and any other Transferee of Tenant’s interest in this Lease; provided, however, any signage rights granted to a Transferee shall be proportionate in area to the proportion that the Subject Space that is actually occupied by the Transferee bears to the total rentable square footage of the Premises. For example, Tenant may grant up to fifty percent (50%) of the square feet of Tenant’s signage rights to any Transferee occupying fifty percent (50%) of the Building. In addition, the amount of signage available to Tenant shall reduce on a proportionate basis if Tenant ceases leasing any portion of the Premises (as compared to the total rentable square footage of the Premises).
23.4.3 Cost and Maintenance. If Landlord grants its approval (which shall not be unreasonably withheld, conditioned or delayed), Tenant shall erect Tenant’s Signage in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and the Project’s signage program, so long as Tenant has received all requisite approvals thereunder (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Project grounds while such construction is taking place; thereafter, Tenant shall maintain Tenant’s Signage in a good, clean and safe condition in accordance with the Sign Requirements, all at Tenant’s sole cost and expense. For all purposes under this Lease, the Tenant’s Signage shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. Tenant’s obligations under this Section 23.4 are cumulative and in addition to all other obligations of Tenant under this Lease. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, metering and utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to commence to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence or thereafter fail to diligently pursue the same to completion, Landlord shall, upon the delivery of an additional ten (10) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work. Upon the expiration or earlier termination of this Lease (or earlier termination of Tenant’s signage rights), Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage except for ordinary wear and tear. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable and actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The terms and conditions of this Section 23.4 shall survive the expiration or earlier termination of this Lease.
23.4.4 Objectionable Name or Logo. To the extent Tenant desires to change the name and/or logo from that set forth on Exhibit I-1, or grants signage rights to any Transferee, any new name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise be reasonably objectionable to a landlord of a Comparable Building (an “Objectionable Name”). The parties hereby agree that the name “Medallia” or any reasonable derivation thereof, shall not be deemed an Objectionable Name. Any changes to Tenant’s signage shall be at Tenant’s sole cost and expense.
ARTICLE 24
COMPLIANCE WITH LAW
24.1 Tenant’s Compliance with Law Obligations. Notwithstanding anything to the contrary within this Lease, Tenant shall not be obligated to incur any cost under this Article 24 during the Construction Period, except to the extent that such cost may be related to Tenant’s construction of the initial Tenant Improvements to the Premises subject to the terms and conditions of the Tenant Work Letter. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement or any Underlying Document (each, a “Law” and collectively, “Laws”) now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all applicable Laws (including the making of any alterations to the Premises and, during any period in which Tenant has exclusive use thereof, the Terrace and the Building Parking Facilities required by applicable Laws) which relate to (i) the Premises (including Tenant’s use thereof), Tenant’s use of the Terrace and the Building Parking Facilities during any period in which Tenant has exclusive use thereof, (ii) the Alterations or the Tenant Improvements in the Premises, (iii) Tenant’s Off-Premises Equipment, or (iv) the Base Building and Common Areas, but, as to the Base Building and Common Areas, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, the installation, maintenance or operation of Tenant’s Off-Premises Equipment or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.2 Landlord’s Compliance with Law Obligations. Landlord shall comply with all applicable Laws relating to the Base Building and Common Areas, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.3 above.
24.3 Disabilities Acts. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (i) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (ii) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas of the Project, other than compliance that is necessitated by the use of the Premises for other than general office use or a typical office density or as a result of any alterations or additions, including the Tenant Improvements, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant).
24.4 Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days of when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after notice from Landlord that they are overdue shall bear interest from the date when due until paid at a rate per annum equal to the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points (the “Default Rate”). In no event, however, shall the charges permitted under this Article 25 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1 Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2 Tenant’s Reimbursement. In addition to any other obligation of Tenant hereunder, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all Losses; and (iii) sums equal to all reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises (and/or Terrace and Building Parking Facilities, during any period of Tenant’s exclusive use thereof) to (i) inspect them; (ii) show the Premises (and/or Terrace and Building Parking Facilities) to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; (iv) access the Terrace, not more than one (1) time within any six (6) month period, to view the Terrace and offer tours to guests, provided Landlord shall use reasonable efforts to avoid conflicts with any particular pre-planned use of the Terrace by Tenant, or (v) make such alterations, improvements, additions or repairs to all or any portion of the Premises, the Base Building, the Building Systems or the Project as Landlord shall desire or deem necessary, or as Landlord may be required to perform under applicable laws, or by any governmental or quasi governmental authority, or by court order or decree. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises (and/or Terrace and Building Parking Facilities) at any time to (A) perform services required of Landlord, including janitorial services; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform within the applicable cure period. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by applicable Laws, governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours whenever reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Landlord agrees that during any period when Landlord is accessing the Premises, it may have access to non-public information concerning Tenant’s business, which is reasonably identifiable as confidential or protected information (the “Tenant Confidential Information”) and Landlord agrees to use commercially reasonable efforts to keep such Tenant Confidential Information confidential. Tenant Confidential Information shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by Landlord in violation of this Article 27, (b) was or becomes available to Landlord on a non-confidential basis from a source not known (or that should be known after reasonable inquiry) to Landlord, to be bound by a contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information, (c) has been or is subsequently independently conceived or developed by Landlord, without use of or reference to the Tenant Confidential Information. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.
ARTICLE 28
PARKING
28.1 Parking Passes. Tenant shall be entitled to use, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, all of which parking passes shall pertain to the Building Parking Facilities. Tenant’s parking passes shall be provided, without charge, during the entire Lease Term; provided, however, as set forth in Exhibit F attached hereto, the Market Rent determination shall take into consideration the amount of parking rent per parking permit paid in Comparable Transactions (as that term is defined in Exhibit F attached hereto). Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the Building Parking Facilities by Tenant. The parking passes made available to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. All motor vehicles (including all contents thereof) shall be parked in the Project Parking Facilities at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability whatsoever for any property damage or loss which might occur on the Project Parking Facilities or as a result of or in connection with the parking of motor vehicles in the Project Parking Facilities, except to the extent caused by the negligence or willful misconduct of any Landlord Party, but subject to the waiver in Section 10.5.
28.2 Management and Operation of Building Parking Facilities.
28.2.1 Tenant Obligations. So long as Landlord has not exercised its recapture rights set forth in Section 14.4, then Tenant shall have the right to control and manage the Building Parking Facilities, at Tenant’s sole cost and expense, including the right to (i) designate all or any portion of the parking spaces as “reserved” for employees, guests, motorcycle parking, or any other reasonable designation, (ii) issue and enforce an access, sticker or other identification system to monitor and control access to, and use of, the Building Parking Facilities, (iii) institute a valet assisted, tandem, “stack” parking or other parking program, and (iv) designate and enforce visitor parking at the Building Parking Facilities. Tenant’s management of the Building Parking Facilities shall, at all times, comply with applicable Laws, including the maintenance of no less than five hundred sixty-three (563) parking spaces at all times. Tenant shall not make any alterations, improvements or changes to the Building Parking Facilities; provided, however, Tenant shall be responsible for repairing any damage to the Building Parking Facilities that is occasioned by Tenant’s performance of the obligations under this Section 28.2.1. Landlord shall not be responsible to Tenant, to any Tenant Party or to any other party for any claim, loss, expense, damage or profit in connection with Tenant’s obligations under this Section 28.2.1.
28.2.2 Landlord Obligations. At any time that Landlord has exercised its recapture rights set forth in Section 14.4, or, as pertains to the parking in the Adjacent Building should Tenant lease space in the Adjacent Building, then Landlord shall control and manage the Project Parking Facilities and Tenant’s continued right to use the parking passes shall be conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project Parking Facilities, including the rights set forth in items (i) through (iv) of Section 28.2.1 above . If Landlord is controlling and managing the Project Parking Facilities, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project Parking Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that (i) Landlord shall act reasonably to avoid (or, where unavoidable, to minimize) interference with Tenant’s use or access to the Project Parking Facilities and (ii) unless required by applicable Laws, shall not allow use of the Project Parking Facilities by the general public or any third parties unrelated to the Project. At any time that Tenant is no longer the Sole Direct Tenant, Landlord may, as part of Operating Expenses, and at Landlord’s election, institute valet assisted parking, tandem parking stalls, or “stack” or “block” parking within the Project Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.
28.3 Electrical Vehicle Charging. Landlord shall install, at Landlord’s sole cost and expense, twenty (20) electrical vehicle charging stations in the Building Parking Facilities, which charging stations shall be made available for Tenant’s use, at Tenant’s sole cost and expense. So long as Tenant the Sole Direct Tenant, Tenant shall be entitled to exclusive use of the charging stations, except as required by applicable Laws, and at any time that Tenant is not the Sole Direct Tenant, then the charging stations shall be available on a first-come, first-serve basis.
28.4 Bicycle Parking. Tenant shall have the right, on a first-come, first-served basis, at no cost to Tenant, to utilize that portion of the Building Parking Facilities designated by Landlord for the day use parking of operable non-motorized bicycles by tenants and occupants of the Building in the general location shown on Exhibit K attached hereto (the “Bicycle Storage Area”), which Bicycle Storage Area shall provide storage for no less than thirty-six (36) standard-sized bicycles. In addition to the Bicycle Storage Area, bicycle racks are located in the area shown on Exhibit K attached hereto. So long as Tenant is the Sole Direct Tenant, the Bicycle Storage Area shall be made available for Tenant’s exclusive use. Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than bicycles. Each rider shall use the Bicycle Storage Area at is sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time (provided that no such action will materially diminish the capacity of the Bicycle Storage Area on other than a temporary basis), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of

Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all bicycles belonging to its employees from the Bicycle Storage Area and Project and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area and Project caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said bicycles in such lawful manner as it shall determine in its sole and absolute discretion.
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2 Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, or electronic signatures or shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications, except as set forth in Section 29.18 and Section 29.27 below. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
29.4 Modification of Lease. Should any current or prospective Landlord’s Mortgagee for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or Landlord’s Mortgagee, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.
29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations accruing hereunder after the date of transfer provided that the transferee shall have fully assumed in writing and agreed to be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit following the date of the transfer, and Tenant shall attorn to such transferee.
29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any such recordation shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12 No Warranty. In negotiating, executing and delivering this Lease, Tenant has not relied on, and hereby disclaims, any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13 Exculpation. The liability of Landlord or the other Landlord Parties to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in the Building. The Landlord Parties shall not have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner, member, shareholder, trustee or beneficiary of Landlord, have any liability for the performance of Landlord’s obligations under this Lease. Neither party shall be liable to the other party for any special or consequential damages, loss of profits, loss of business opportunity or loss of goodwill from the failure of such party to meet its obligations under this Lease. Notwithstanding the limitation contained in the foregoing sentence, the parties acknowledge and agree that (i) if Landlord is required to abate the rent of another tenant at the Project, as the result of any Alteration constructed by or on behalf of Tenant, in connection with any repair or maintenance performed by or on behalf of Tenant, or as a result of Tenant’s negligence or breach of this Lease, which interferes with such tenant’s use of its premises Tenant shall be liable to Landlord for such abated rent, and (ii) Tenant shall be liable for any and all claims or damages which Landlord may suffer because of Tenant’s holding over in the Premises following the expiration of the Lease Term. Nothing in this Section 29.13 shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief provided in this Lease.
29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the subject matter hereof and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto (including, without limitation, any confidentiality agreement, letter of intent, request for proposal, or similar agreement previously entered into between Landlord and Tenant in anticipation of this Lease) or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.
29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease (unless expressly stated that Force Majeure shall not affect a given provision), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure (unless expressly stated that Force Majeure shall not affect a given provision).
29.17 Intentionally Omitted.
29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by first class, United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) the date the Mail or overnight courier delivery is made (or refused), or (ii) the date personal delivery is made (or refused). As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
HGP San Mateo Owner LLC
c/o Hines
101 California Street, Suite 1000
San Francisco, California 94111-5894
Attention: Cameron Falconer
Email: [E-mail Address Intentionally Omitted]
With a copy to:
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
Email: [E-mail Address Intentionally Omitted]
Notwithstanding the foregoing, the party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail (provided that such email notice shall not constitute a formal notice under the terms of this Section 29.18).
29.19 Joint and Several. If there is more than one Tenant, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that (a) Tenant is a duly formed and existing entity qualified to do business in the State of California and will remain during the Term a duly formed and existing entity qualified to do business in the State of California, (b) Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so, and (c) Tenant’s organization identification number assigned by the Delaware Secretary of State is 4759455. In such event, Tenant shall, within ten (10) business days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.
29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this

Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22 Governing Law; Venue; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. Each party hereby irrevocably consents to the jurisdiction and venue of any state or federal court located in the County in which the Premises is located, with regard to any legal or equitable action or proceeding relating to this Lease. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) HEREBY CONSENT (EACH AFTER CONSULTATION WITH COUNSEL) TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW AT THE ADDRESS FOR NOTICE TO SUCH PARTY UNDER IN THIS LEASE, AND (III) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a commission to each of the Brokers in connection with this Lease pursuant to a separate agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.
29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the buildings in the Project other than the Building, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27 Counterparts. This Lease (and any amendments to this Lease) may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. To facilitate execution of this Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.
29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees, project managers, architects, contractors, consultants, and existing or prospective financial partners, investors, lenders, acquirers, assignees and subtenants, or if required by Law or court order, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
29.29 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iii) any new or existing Lines servicing the Premises shall comply with all applicable Laws and (iv) Tenant shall pay all costs in connection therewith. All Lines coming in and out of the Building MPOE shall be clearly labeled to identify that each such Line is associated with Tenant. Tenant shall also post Tenant’s contact information in the MPOE on the wall. Landlord reserves the right (by notice to Tenant at any time prior to the expiration or earlier termination of this Lease) to require that Tenant, prior to the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises and repair any damage in connection with such removal.
29.30 Project Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Project, the Premises or the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in this Lease or its attached Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, add to or modify (collectively, the “Renovations”) the Project, the Common Areas, the Building and/or the Premises, and that such Renovations may result in levels of noise, dust, odor, obstruction of access, etc., which are in excess of that present in a fully constructed project. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent and Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such Renovations; provided, however, in making any Renovations, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises, Tenant’s access to or view from the Premises, the visibility of Tenant’s business, or any other rights Tenant has under this Lease. Any construction work performed by Landlord shall be done in a manner which causes the least amount of inconvenience and interference to Tenant’s use of the Premises and the Common Area as is commercially reasonably possible. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, provided that the foregoing shall not limit Landlord’s liability to the extent otherwise provided in this Lease.
29.31 No Violation. Each party hereby warrants and represents to the other party that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and it shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from its breach of this warranty and representation.
29.32 Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) flexible work shifts for employees.
29.33 OFAC Certification. Tenant represents and warrants that Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
29.34 LEED Certification; Noise Levels. The Project is pre-certified as LEED Platinum as of the date hereof. Landlord shall, at Landlord’s sole cost and expense, use commercially reasonable efforts to cause the Base, Shell and Core to be compliant, at a minimum, with LEED Platinum requirements under LEED 2009 Core & Shell, and Landlord shall use commercially reasonable efforts, in accordance with industry standards and practices, to achieve such certification within twelve (12) months following the Final Condition Date, provided that Tenant’s use, and the Tenant Improvements do not materially affect Landlord’s ability to obtain such certification. After obtaining the initial LEED Platinum certification for the Building, Landlord will comply with all reporting requirements required to maintain such LEED Platinum certification for five (5) years after the certification is obtained. Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with the Landlord’s efforts in connection with the initial LEED Platinum certification of the Building and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements undertaken by the Tenant in the Project, the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project), and compliance with the terms of Exhibit L attached hereto. After expiration of the initial five (5) year LEED certification, upon request from Tenant, Landlord shall provide reasonable assistance to Tenant (at no cost to Landlord) as reasonably necessary for Tenant, at Tenant’s sole cost and expense, to apply for and maintain an existing building LEED Platinum certification for the Building. During the Lease Term, Landlord will not make any changes to the Base, Shell and Core (as defined in the Tenant Work Letter) which would invalidate or remove features that were installed as part of the initial construction of the Base, Shell and Core to achieve LEED CS credits, without reasonable consideration of the impact such invalidation or removal would have on Tenant’s future pursuit of an existing building LEED Platinum certification for the Building. Tenant is responsible for notifying Landlord of the credits that Tenant is pursuing as part of such existing building LEED Platinum certification for the Building, and shall specify which credits relate to the Base, Shell and Core, and/or require the Base, Shell and Core to satisfy certain operational requirements.
The Building is designed to modern Class A standards and specifications with typical transportation noise calculated not to exceed 44dBA (NC 40) with tenant spaces. The Building Systems have been designed to achieve NC 40 in tenant spaces, with the inclusion of an ACT ceiling.
29.35 Utility Billing Information. In the event that Tenant contracts directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof, Tenant shall, within ten (10) business days of Landlord’s request, provide Landlord with a copy of the most recent invoice from the applicable provider.
29.36 Green Cleaning/Recycling. To the extent a “green cleaning program” and/or a recycling program is implemented by Landlord in the Building and/or Project, and is required by LEED requirements, or the Underlying Documents, Tenant shall, at Tenant’s sole cost and expense, use commercially reasonable efforts to comply with the provisions of each of the foregoing programs (e.g., Tenant shall separate waste appropriately so that it can be efficiently processed by Landlord’s particular recycling contractors); provided, however, that if such programs are required by applicable Laws, then Tenant shall comply therewith. To the extent Tenant fails to comply with any of Landlord’s recycling programs contemplated by the foregoing, Tenant shall be required to pay any contamination charges related to such non-compliance.

29.37 Office and Communications Services.
29.37.1 The Provider. Landlord has advised Tenant that AT&T is under contract to provide data services to the Project (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. At no cost or expense to Landlord, Tenant shall be entitled to seek approval for an alternative data services provider to provide services to the Project, and the terms of Section 29.37.2 below shall continue to apply in connection with any such alternative provider.
29.37.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.
29.38 Shuttle Service. Subject to the provisions of this Section 29.38, so long as no Event of Default is continuing, Landlord shall operate (or provide for the operation of), throughout the Lease Term, a shuttle service (the “Shuttle Service”) at the Project, for the exclusive use by (i) Tenant’s employees, and (ii) employees of other occupants of the Project (“Shuttle Service Riders”). The use of the Shuttle Service shall be subject to the reasonable rules and regulations reasonably established from time to time by Landlord, and/or the operator of the Shuttle Service, provided that any such rules and regulations do not expressly contradict any of the terms set forth in this Section 29.38. Landlord will reasonably designate (a) the hours of operation of the Shuttle Service, which shall at least include the hours of 7 a.m. through 6 p.m. five (5) days a week (excluding weekends and holidays), and (b) the frequency of stops, which shall include stops at the Project no less frequently than every 45 minutes. The Shuttle Service routes shall be limited to stops to pick up Shuttle Service Riders at the buildings directly adjacent to the Project, at the Hayward Park Caltrain Station and downtown San Mateo; provided, however, Landlord may add additional stops if mutually and reasonably agreed to by Landlord and Tenant. The Shuttle Service shall provide shuttles that can accommodate at least twenty-five (25) people per shuttle. Landlord and Tenant acknowledge that the use of the Shuttle Service by the Shuttle Service Riders shall be at their own risk. Notwithstanding the foregoing terms of this Section 29.38, Landlord may elect, in Landlord’s reasonable discretion, to enter into agreements with other owners of buildings directly adjacent to the Project to share the Shuttle Service amongst the buildings, in which event, the employees of occupants at such building shall become Shuttle Service Riders, and Landlord may make reasonable modifications to the hours of operation (but never less than between the hours of 7 a.m. and 6 p.m., five (5) days per week, exclusive of weekends and holidays), frequency of stops (but never less frequently than every 45 minutes), and Shuttle Service routes (but, absent the consent of Tenant, only to add a stop at the building of such added Shuttle Service Riders) to accommodate such shared usage. Landlord may elect to provide Shuttle Service seven (7) days per week, exclusive of holidays, and in such event, shall equitably allocate the costs of weekend Shuttle Service amongst the owners of the buildings based on the usage of such weekend Shuttle Service by the Shuttle Service Riders from each such building, and Landlord need not provide stops every 45 minutes on weekends. Landlord agrees that, if Tenant so elects and appoints a representative, Landlord shall meet and confer with Tenant’s representative from time to time regarding the manner in which the Shuttle Service is operated; provided, however, any suggestions or requests made by Tenant’s representative shall not be binding on Landlord, but shall be taken into reasonable consideration. There shall be no fee payable by the Shuttle Service Riders for use of the Shuttle Service. The pro rata costs (including the costs of operating, maintaining and repairing vehicles), as equitably shared by the buildings using the Shuttle Service, shall be included as part of Operating Expenses.
29.38.1 Tenant’s Right to Provide Shuttle Service. Upon at least ninety (90) days prior written notice to Landlord, Tenant shall have the right to implement its own shuttle service at the Project, providing exclusive service to Tenant’s employees (“Tenant’s Shuttle Service”). Tenant’s Shuttle Service shall be implemented at Tenant’s sole cost and expense, and Tenant shall indemnify Landlord for any Losses arising from or relating to Tenant’s Shuttle Service. Tenant’s operation of Tenant’s Shuttle Service shall comply with all applicable

Laws, the Underlying Documents, and governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building. In the event Tenant elects to provide Tenant’s Shuttle Service, Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify all Shuttle Services provided by Landlord and Landlord or the operator of the Shuttle Service shall have a right to charge a fee to the users of Landlord’s Shuttle Service. In such event, no expansion, contraction, elimination or modification of any or all Shuttle Services, and no termination of Tenant’s or the Shuttle Service Rider’s rights to the Shuttle Service shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease. If, following, the implementation of Tenant’s Shuttle Service, Tenant notifies Landlord that Tenant’s employees will cease using Landlord’s Shuttle Service, then Landlord’s costs to provide the Shuttle Service shall be excluded from Operating Expenses, and Landlord shall be permitted to prohibit Tenant’s employees from utilizing the Shuttle Service.
29.39 Hazardous Materials. Notwithstanding anything to the contrary within this Lease, Tenant shall not be obligated to incur any cost under this Section 29.39 during the Construction Period, except to the extent that such cost may be related to Tenant’s construction of the initial Tenant Improvements to the Premises (and Tenant shall not be obligated to pay for any costs relating to construction of the Base Building) subject to the terms and conditions of the Tenant Work Letter or relates to Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in under or about the Premises, the Building and/or the Project or any portion thereof by Tenant and/or any other Tenant Parties.
29.39.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
29.39.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.
29.39.3 Tenant Hazardous Materials. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant or its use of the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. On or before the Delivery Date and on each annual anniversary of the Lease Commencement Date thereafter, as well as at any other time following Tenant’s receipt of a reasonable request from Landlord, Tenant agrees to deliver to Landlord a list of all Hazardous Materials anticipated to be used by Tenant in the Premises and the quantities thereof. At any time following Tenant’s receipt of a request from Landlord, Tenant shall promptly complete a “hazardous materials questionnaire” using the reasonable form then-provided by Landlord. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Project or any portion thereof by Tenant and/or any other Tenant Parties (such obligation to survive the expiration or sooner termination of this Lease). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Delivery Date or brought onto the Premises, Building or Project after the Delivery Date by any third party other than a Tenant Party or (ii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any Tenant Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or any other Tenant Party.
29.39.4 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials introduced by Tenant or any Tenant Party in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials by Tenant or any Tenant Party at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor; provided that this sentence shall not impose any liability on Tenant for any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Delivery Date or brought onto the Premises, Building or Project after the Delivery Date by any third parties not under Tenant’s control or (ii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any third party under Tenant’s control. Notwithstanding the above, if at any time, Landlord has actual or constructive notice that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.
29.40 Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
29.41 Abated Rent Buy-Out. If this Lease or any amendment hereto contains any provision for the abatement of Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto (other than as a result of casualty, condemnation, or interruption of services), then in connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the abated Rent at any time prior to the expiration of the abatement period by (1) providing written notice thereof to Tenant and (2) paying to Tenant the amount of abated Rent then remaining due discounted to present value at a per annum rate equal to the Default Rate. If Landlord elects to buy out all or a portion of the abated Rent, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to the Lease.
29.42 Rooftop Rights. In accordance with, and subject to, (i) reasonable construction rules and regulations promulgated by Landlord, (ii) the Building standards therefor, and (iii) the terms and conditions set forth in Article 8 of this Lease and this Section 29.43, Tenant may install, repair, maintain and use, at Tenant’s sole cost and expense but without the payment of any Base Rent or similar fee or charge, satellite dishes, antennae, or other telecommunications equipment for the receiving of signals or broadcasts servicing the business conducted by Tenant from within the Premises and other equipment serving the Premises (the “Rooftop Equipment”) in the locations set forth on Exhibit M attached hereto. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. In the event Tenant no longer is leasing the entirety of the Tower of the Building where such Rooftop Equipment is located, Tenant’s rights under this Section 29.43 shall be proportionately reduced to allow for use by Landlord, and other occupants of such Tower of the Building, if any. The rights contained in this Section 29.43 shall be personal to the Original Tenant and any

Permitted Transferee Assignee, and may only be exercised by the Original Tenant and any Permitted Transferee Assignee and their respective Transferees. For all purposes under this Lease, the Rooftop Equipment shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. Tenant’s obligations under this Section 29.43 are cumulative and in addition to all other obligations of Tenant under this Lease.
29.42.1 Installation of Rooftop Equipment. In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord prior written notice thereof and shall submit to Landlord (a) construction ready plans and specifications (specifically including, without limitation, all mounting and waterproofing details) prepared by a registered professional engineer in the State in which the Premises are located and reasonably approved by Landlord which (1) specify in detail the design, location, size, model, weight, method of installation and method of screening and frequency of the Rooftop Equipment and (2) are sufficiently detailed to allow for the installation of the Rooftop Equipment in a good and workmanlike manner and in accordance with all Laws for Landlord’s review and approval (such submission, review and approval shall be governed by Article 8 of the Lease, the Tenant Work Letter (if the Rooftop Equipment is being constructed by Tenant as part of the Tenant Improvements) and this Section 29.43); provided, however, that in no event shall the Rooftop Equipment require the installation of bracing or other structural support or would affect Landlord’s roof warranties or otherwise require any changes to the Base Building and (b) all necessary consents, approvals, permits or registrations, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, required for the installation, maintenance, use or operation of the Rooftop Equipment in accordance with applicable Law. If approved by Landlord, the Rooftop Equipment shall be installed and constructed in accordance with Article 8 of this Lease, the Tenant Work Letter (if the Rooftop Equipment is being constructed by Tenant as part of the Tenant Improvements) and this Section 29.43 at Tenant’s sole cost and expense. Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, including, without limitation, any damage to a portion of the roof or roof membrane and any penetrations to the roof; provided, however, in connection with any such damage to the Base Building during the Construction Period, Tenant shall not be required to repair such damage, but instead shall indemnify Landlord from and against any Losses incurred by Landlord relating to the same, subject to the terms of Section 10.1.2 above. The location of any such Rooftop Equipment shall be designated by Landlord and Landlord may require, as a condition to Landlord’s approval of the plans and specifications, Tenant to install screening around such Rooftop Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Rooftop Equipment. If the Rooftop Equipment uses any electricity, Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring, and thereafter Tenant shall either pay the provider directly, or pay to Landlord the monthly electrical submeter charges, throughout the Term. Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with sound architectural guidelines and/or engineering practices or will comply with all applicable Laws; such compliance shall be the sole responsibility of Tenant. Tenant shall maintain all permits necessary for the maintenance and operation of the Rooftop Equipment while it is on the Building, and all such permits shall be in Tenant’s name.
29.42.2 Repair, Maintenance and Removal of Rooftop Equipment. Tenant shall operate, service, maintain and repair such Rooftop Equipment and any screening therefor, in good repair and condition, in accordance with all Laws, all manufacturer’s suggested maintenance programs, the approved plans and specifications therefor and in such a manner so as not to unreasonably interfere with any other equipment or systems (including other satellite, antennae, or other transmission facility) in the Project, all at Tenant’s sole cost and expense. Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, including, without limitation, any damage to a portion of the roof or roof membrane and any penetrations to the roof. Prior to the expiration of this Lease or, if earlier, within five (5) business days after this Lease or Tenant’s right to possess the Premises has been terminated or Tenant’s vacating the Premises or the termination of Tenant’s rights under this Section 29.43, Tenant shall, at its sole risk and expense, remove the Rooftop Equipment, repair any damage caused thereby and restore the affected portion of the rooftop, the Building and the Premises to the condition the rooftop, the Building and the Premises would have been in had no such Rooftop Equipment been installed (reasonable wear and tear and damage from casualty and condemnation that is not Tenant’s obligation to repair pursuant to Article 11, above excepted). If Tenant fails to do so, Landlord may remove the Rooftop Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten (10) business days after Landlord’s request therefor.
29.42.3 Use of Rooftop Equipment. Tenant shall not be entitled to license its Rooftop Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Rooftop Equipment by a third party. Tenant’s right to install such Rooftop Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right to itself utilize a portion of the rooftop of the Building, to grant similar rights to other tenants, subtenants, and occupants of the Project (if any), and to grant rights to other third parties.
29.43 Caltrain GoPasses. Landlord shall reimburse Tenant for the actual, out-of-pocket costs of one (1) Caltrain GoPass, applicable to the calendar year 2018, for each eligible employee of Tenant regularly operating out of the Premises, not to exceed a total of eight hundred fifty (850) passes. Landlord shall reimburse Tenant within thirty (30) days of receipt of reasonably acceptable evidence of Tenant’s payment of such costs.
29.44 Multi-Tenant Provisions. At any time that any party other than Tenant and/or its “Permitted Transferees,” as that term is defined in Section 14.8, below, are directly leasing from Landlord any portion of the office space within the Building or if Tenant is leasing any portion of (but not all) of the Adjacent Building, Landlord and Tenant shall promptly enter into a lease amendment consistent with the terms and conditions of the Lease, but documenting the nature of the Building as no longer a single-tenant office building (and/or documenting that the Premises includes portions of the Adjacent Building).
[Signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

						By:	/s/ James C. Buie, Jr
						Name:	James C. Buie, Jr
						Its:	Senior Managing Director Chief Executive Officer

TENANT:

MEDALLIA, INC., a Delaware corporation

By:
Name:
Its:

Date:

By:
Name:
Its:

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

By:
Name:
Its:

TENANT:

MEDALLIA, INC., a Delaware corporation

By:	/s/ Michael R. Kourey
Name:	Michael R. Kourey
Its:	CFO

Date:	3/23/2016

By:	/s/ Alan Grebene
Name:	Alan Grebene
Its:	VP & GC

By:	/s/ Borge Hald
Name:	Borge Hald
Its:	CEO
Date:	3/23/2026

EXHIBIT A
OUTLINE OF PREMISES

First Floor

Second Floor

Third Floor
Fourth Floor

EXHIBIT B
TENANT WORK LETTER
This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.
SECTION 1
LANDLORD’S CONSTRUCTION OF THE BASE BUILDING
1.1 Construction of Base Building. Landlord shall construct, at its sole cost and expense, and without deduction from the Tenant Improvement Allowance, the base, shell, and core of the Building, which base, shell and core shall be in compliance with applicable Law (to the extent necessary for Tenant to obtain and retain a CofO (as defined in Section 1.3 below) for the Premises for general office use) (collectively, the “Base, Shell and Core” and/or “Base Building”), in accordance with the plans and specifications referenced in Schedule 1A, attached hereto (the “Base Building Plans”), subject to Landlord Minor Changes, as that term is defined in this Section 1.1 below. Additionally, to the extent not set forth in the version of the Base Building Plans referenced in Schedule 1A, Landlord shall make the necessary modifications to provide that the Base Building, as constructed by Landlord, shall comply with the Base Building Requirements set forth in Schedule 2. In the event of a conflict between Schedule 1A and Schedule 2, Schedule 2 shall prevail. Landlord hereby reserves the right to modify the Base Building Plans, provided that such modifications (A) are required to comply with applicable Laws, or (B) will not (i) materially and adversely affect Tenant’s permitted use of the Premises and the Project, or (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Plans, or in the Lease (collectively, “Landlord Minor Changes”). Notwithstanding the foregoing, Landlord may make, without regard to item (B)(i), or (B)(ii), modifications or revisions to the interior of the Adjacent Building, except to the extent specifically addressed in the Lease. Notwithstanding anything to the contrary set forth herein, Schedule 1B attached hereto sets forth the items that Tenant shall construct as part of the Tenant Improvements, the cost of which shall be deducted from the Tenant Improvement Allowance, except as otherwise set forth on Schedule 1B, even if the items are part of the Base, Shell and Core (the “Tenant Construction Items”).
1.2 Delivery Condition. The “Delivery Condition” shall occur at such time as Landlord delivers the Premises to Tenant for commencement of construction of the Tenant Improvements, and in compliance with the conditions set forth in Schedule 3, attached hereto. Landlord shall endeavor to provide Tenant with at least ten (10) business days prior notice of the date (the “Delivery Date”) the Premises shall be delivered to Tenant in the Delivery Condition. The parties acknowledge and agree that the Delivery Condition does not reflect all work necessary to cause the Building to be in substantially completed Base, Shell and Core condition. As such, Landlord shall continue to be obligated to perform additional construction after the completion of the Delivery Condition to cause the Premises to be in Final Condition (as defined in Section 1.3 below). From and after the date Landlord delivers the Premises to Tenant in the Delivery Condition, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other’s employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party’s work. Notwithstanding the foregoing, in the event of any irreconcilable conflict between the work of Landlord’s workers, mechanics and contractors and the work of Tenant’s workers, mechanics and contractors which conflict is not due to a change in Tenant’s scheduling or failure to timely perform phased work, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant’s remaining work as necessary to avoid the conflict or interference, provided that if any such resequencing or rescheduling of Tenant’s remaining work would result in material and unreasonable interference (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which would unreasonably preclude or delay the construction of the Tenant Improvements, then such resequencing or rescheduling shall be deemed a “Landlord Caused Delay,” as defined below, subject to the terms of Section 5 below.
1.3 Final Condition. The “Final Condition” of the Building shall mean that the Base, Shell and Core of the Building has been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Tenant Work Letter), as certified by Landlord’s architect, with the exception of any punch list items (the “Base Building Punch List Items”). The date that Landlord causes the Final Condition to occur shall be referred to as the “Final Condition Date”. The Final Condition Date shall be deemed to occur on the date the Final Condition would have occurred but for Tenant Delays and any delays caused by Tenant’s physical alteration of the items of the Base, Shell and Core on any floor of the Premises or Tenant’s failure to complete or construct any portion of the Tenant Construction Items or Tenant Improvements (including temporary or permanent life-safety work or fire sprinkler work) (such altered item or item that Tenant fails to construct shall each be a “TI Item”), which altered or unconstructed TI Item or any other Tenant Delay interferes with Landlord’s ability to cause the substantial completion of the Base, Shell and Core; provided that to the extent Landlord reasonably determines that the altered or unconstructed TI Item will delay the substantial completion of the Base, Shell and Core, Landlord may, upon prior notice to Tenant, perform such Tenant Construction Items or modify such altered TI Item or construct the unconstructed TI Item or Tenant Construction Item, and deduct the cost thereof (as reasonably determined by Landlord) from the Tenant Improvement Allowance, in a manner necessary for Landlord to cause the substantial completion of the Base, Shell and Core. For purposes of clarification, Base Building Punch List Items shall not include any items that would (A) materially interfere with the operation of Tenant’s business from the Premises or (B) prevent Tenant from obtaining a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a “CofO”) for the Premises. Without limiting the foregoing, the Final Condition shall not be deemed to have occurred with respect to the Building unless (I) Tenant has access to and from the Building, the applicable Premises and the Building Parking Facilities, (II) Tenant has use of the Building Parking Facilities, (III) all Building Systems serving the Premises are complete and Landlord is providing services to the Premises in accordance with the requirements of the Lease, and (IV) Tenant may conduct its business from the Premises without material interference. Furthermore, Landlord shall promptly and diligently proceed to fully complete all Base Building Punch List Items in a manner calculated to minimize interference with the operation of Tenant’s business at the Premises.
1.4 Construction Schedule. Landlord’s non-binding estimated construction schedule is as set forth on Schedule 4, attached hereto. Notwithstanding anything set forth on Schedule 4 to the contrary, for purposes of the Lease and this Tenant Work Letter, the following dates shall be deemed the “Estimated Construction Dates”.
•Delivery Date if Tenant utilizes Whiting Turner as “Contractor” – July 1, 2016 for the North Tower and July 22, 2016 for the South Tower.
•Delivery Date if Tenant utilizes any other “Contractor” – September 15, 2016 for the North Tower and October 3, 2016 for the South Tower.
•Final Condition Date – December 6, 2016.
Schedule 4 and the Estimated Construction Dates are set forth herein for informational purposes only and, except to the extent expressly set forth in the Lease or this Tenant Work Letter, Landlord shall not be liable to Tenant if Landlord fails to meet one or more of the Estimated Construction Dates prior to the notice dates. If at any time during the construction process, Tenant reasonably believes that Landlord will fail to meet any of the Estimated Construction Dates, Tenant shall have the right to notify Landlord of such belief, and Landlord shall promptly provide a construction status update to Tenant.
1.5 Folding Door. Subject to the terms of this Section 1.5 and receipt of governmental approvals, Landlord shall, at Landlord’s sole cost and expense, construct one (1) folding glass door (with a maximum height of eight feet (8’)) in one (1) of the three (3) locations shown on Schedule 1C to Exhibit B attached hereto (the “Folding Door”). Notwithstanding the foregoing, Landlord shall have no obligation to construct the Folding Door if Tenant fails to notify Landlord of Tenant’s desired location (from amongst the three (3) identified locations) of such Folding Door by April 15, 2016. The construction of the Folding Door shall not be performed as part of the construction of the Base, Shell and Core, and in no event shall the completion of the Base, Shell and Core be a requirement for satisfaction of the Delivery Condition. The exact location of the Folding Door (within the general location designated by Tenant) shall be determined by Landlord, and Landlord shall construct the Folding Door using methods, materials and finishes selected by Landlord and pursuant to plans and specifications prepared by Landlord’s architect. Landlord shall use commercially reasonable efforts to install a motorized lift on the Folding Door, but shall have no obligation to install a motorized lift on the Folding Door if the costs (including design, permitting and materials costs) of installing such motorized lift are anticipated to exceed Thirty Thousand and 00/100 Dollars ($30,000.00).

1.6 Outside Delivery Date.
1.6.1 Termination Right. In the event Landlord has failed to cause the Delivery Date to occur on or before (i) April 1, 2017, if Tenant utilizes Whiting Turner as the Contractor or (i) June 15, 2017, if Tenant utilizes any other Contractor (the “Termination Outside Delivery Date”, which date, shall be extended by virtue of Force Majeure Delay (as defined in Section 1.6.4 below), and any Tenant Delay (as defined in Section 1.6.3 below)), then Tenant may deliver a notice to Landlord (a “Termination Notice”) electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the “Termination Effective Date”). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Termination Outside Delivery Date (as the same may be extended by Force Majeure Delay or Tenant Delay) nor later than fifteen (15) business days after the Termination Outside Delivery Date. The effectiveness of any such Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 1.6.1. If Tenant delivers a Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Termination Effective Date for a period ending thirty (30) days after the Termination Effective Date by delivering written notice to Tenant, prior to the Termination Effective Date, that, in Landlord’s reasonable, good faith judgment, the Delivery Date will occur within thirty (30) days after the Termination Effective Date. If the Delivery Date occurs within such thirty (30) day suspension period, then the Termination Notice shall be of no force or effect, but if the Delivery Date does not occur within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period. Upon any termination as set forth in this Section 1.6.1, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and the L-C.
1.6.2 Holdover Rent.
1.6.2.1 Holdover Base Rent. In the event that Landlord shall fail to cause the Delivery Date to occur on or before (i) August 1, 2016, if Tenant utilizes Whiting Turner as the Contractor or (i) October 15, 2016, if Tenant utilizes any other Contractor (the “Holdover Outside Delivery Date”, which date, shall be extended by virtue of Force Majeure Delay and any Tenant Delay) and as a result of such failure, Tenant is unable to complete construction of the Tenant Improvements prior to July 1, 2017, then Landlord shall reimburse to Tenant within thirty (30) days following written demand by Tenant (provided such demand is accompanied by reasonable documentation in support of the subject amounts) the “Incremental Rental Amount,” as that term is defined in this Section 1.6.2.1, below, actually paid by Tenant commencing as of July 1, 2017 and continuing until the earlier of (a) the Lease Commencement Date and (b) the elapse of the number of days occurring after the Holdover Outside Delivery Date and prior to the Delivery Date (such period to be referred to herein as the “Reimbursement Period”). Notwithstanding anything in this Section 1.6.2.1 to the contrary, in no event shall Landlord be obligated to reimburse Tenant for the Incremental Rental Amount in an amount in excess of $206,111.66 for any month in which Incremental Rental Amount is due Tenant pursuant to the terms of this Section 1.6.2.1. For purposes of this Section 1.6.2.1, the “Incremental Rental Amount” shall mean the excess of (a) the amount of “Base Rent,” as that term is defined in the Existing Lease, due and paid by Tenant under the Existing Lease during the Reimbursement Period, over (b) the amount of Base Rent that would have been due from Tenant under this Lease had the Delivery Date occurred on the Holdover Outside Delivery Date (not including the Base Rent Abatement and Second Phase Rent Abatement) for the number of days in the Reimbursement Period. For purposes of this Section 1.6.2, the “Existing Lease” shall mean that certain Second Amended and Restated Agreement of Sub-Sublease, dated March 17, 2014, by and between AOL Inc., a Delaware corporation, as Sub-Sublandlord (the “Existing Landlord”) and Tenant, as Sub-Subtenant. Tenant represents and warrants that the Existing Lease is in full force and effect and has not been modified, supplemented or amended in any way.
1.6.2.2 Additional Holdover Obligations. In the event that Landlord shall fail to cause the Delivery Date to occur on or before (i) October 1, 2016, if Tenant utilizes Whiting Turner as the Contractor or (i) December 15, 2016, if Tenant utilizes any other Contractor (the “Additional Holdover Outside Delivery Date”, which date, shall be extended by virtue of Force Majeure Delay and any Tenant Delay) and as a result of such failure, Tenant is unable to complete construction of the Tenant Improvements prior to July 1, 2017, then Landlord shall reimburse to Tenant within thirty (30) days following written demand by Tenant (provided such demand is accompanied by reasonable documentation in support of the subject amounts) the “Additional Holdover Amount,” as that term is defined in this Section 1.6.2.2, below, actually paid by Tenant and first arising or accruing during the period commencing as of July 1, 2017 and continuing until the earlier of (a) the Lease Commencement Date and (b) the elapse of the number of days occurring after the Additional Holdover Outside Delivery Date and prior to the Delivery Date (such period to be referred to herein as the “Additional Reimbursement Period”). For purposes of this Section 1.6.2.2, the “Additional Holdover Amount” shall mean costs directly attributable to Tenant’s liability and indemnification obligations set forth in Section 22 of the Existing Lease for all damage which Existing Landlord suffers because of any holdover by Tenant under the Existing Lease. Notwithstanding anything in this Section 1.6.2 to the contrary, in no event shall Landlord be obligated to reimburse Tenant for any costs under Section 1.6.2.1 above and this Section 1.6.2.2 in excess of Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) in the aggregate.
1.6.2.3 Holdover Discussions. Landlord shall have a right to participate in all discussions (whether written or oral) with the Existing Landlord, the sublandlord under Existing Landlord’s sublease, and with the master landlord under the master lease to which the Existing Lease is subject, relating to Tenant’s holding over under the Existing Lease.
1.6.3 As used herein, the term “Tenant Delay” shall mean (i) the failure of Tenant to timely approve or disapprove any matter requiring Tenant’s approval relating to the construction of the Base, Shell and Core; (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Tenant, its agents or Tenant Parties (except as otherwise allowed by this Tenant Work Letter) with the substantial completion of the Base, Shell and Core and which objectively preclude or delay the construction of the Base, Shell and Core and the Delivery Date and (iii) any TI Item.
1.6.4 As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from a Permit Delay (as that term is defined herein below), industry-wide strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, earthquakes, or actual, industry-wide delay affecting all similar works of construction in the vicinity of the Building, including by reason of regulation or order of any governmental agency. As used in this Tenant Work Letter, the term “Permit Delay” shall mean the inability of Landlord to obtain building permits required in connection with the construction of the Base, Shell and Core to the extent caused by the complete cessation of granting or processing of building permits by the appropriate governmental authority. Force Majeure Delays shall not extend any of the time periods in this Section 1.6 by more than ninety (90) days in each instance.
1.6.5 Except to the extent the same would result in delays in construction of the Base, Shell, and Core, Landlord covenants to use commercially reasonable efforts to minimize any delays in the construction of the Tenant Improvements that are within its control and to respond to any requests for approvals in connection with the Tenant Improvements in a timely fashion.
1.7 City of San Mateo Art Requirement. As part of the construction of the Project, Landlord is obligated to install a sculpture at the Project at the corner of Concar Drive and Delaware Street. Landlord shall engage an art consultant to propose not less than three (3) options for such sculpture installation, subject to the City of San Mateo’s approval. Such options shall be delivered to Tenant, and Tenant shall, within ten (10) days of receipt of such options, select the option to be used at the Project.
SECTION 2
TENANT IMPROVEMENTS
2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time Tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount set forth in Section 13 of the Summary for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to pay a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall belong to Tenant during the Lease Term and shall revert to Landlord upon the expiration or earlier termination of this Lease. Any unused portion of the Tenant Improvement Allowance remaining as of the last day of the first Lease Year, shall remain with Landlord and Tenant shall have no further right thereto.
2.1.1 Additional Allowance. On or before May 31, 2016, Tenant shall be entitled, pursuant to a written notice delivered to Landlord (the “Additional Allowance Notice”), to a one-time increase (the “Additional Allowance”) of the Tenant Improvement Allowance in the amount of $7,354,025.00 (i.e., an additional $35.00 per each rentable square foot of the Premises), for the costs relating to the initial design and construction of the Tenant Improvements. In the event Tenant exercises its right to use the Additional Allowance, the monthly Base Rent for the Premises shall be increased as set forth on Schedule 5 attached hereto. Tenant shall commence payments of the amortized Additional Allowance as of the Lease Commencement Date, notwithstanding the rent abatement otherwise applicable during such period. If Tenant timely delivers the Additional Allowance Notice, then

Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the Lease documenting the new Base Rent schedule and increased improvement allowance. Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such amendment shall not affect an otherwise valid delivery of the Additional Allowance Notice or the parties’ rights and responsibilities in respect thereof. Notwithstanding the foregoing, no later than the last day of the first Lease Year, provided that Tenant has delivered the Additional Allowance Notice, Tenant shall be entitled, pursuant to a written notice delivered to Landlord (the “Additional Allowance Prepayment Notice”) together with a check in the aggregate amount of $4,202,300.00 plus interest at an annual rate of eight percent (8%), less any amount previously amortized pursuant to the terms hereof (the “Additional Allowance Prepayment”), to a one-time prepayment of the portion of the Additional Allowance equal to $4,202,300.00 (i.e., $20.00 per rentable square foot of the Premises), which Additional Allowance Prepayment shall be applicable at the end of Lease Year 1. In the event Tenant exercises its right to prepay a portion of the Additional Allowance, the monthly Base Rent for the Premises shall be decreased as set forth on Schedule 5 attached hereto. If Tenant timely delivers the Additional Allowance Prepayment Notice and the Additional Allowance Prepayment, then Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the documenting the new Base Rent schedule and decreased improvement allowance. Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such amendment shall not affect an otherwise valid delivery of the Additional Allowance Prepayment Notice and Additional Allowance Prepayment or the parties’ rights and responsibilities in respect thereof.
2.2 Disbursement of the Tenant Improvement Allowance.
2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):
2.2.1.1 Payment of the fees of the “Architect” and the “Engineers” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to Six and 00/100 Dollars ($6.00) per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings” as that term is defined in Section 3.1 of this Tenant Work Letter;
2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.1.3 The cost of construction of the Tenant Improvements (excluding Tenant Improvements that do not meet the definition of “normal” office improvements for accounting purposes), including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;
2.2.1.4 Intentionally Omitted;
2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);
2.2.1.6 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2.1 of this Tenant Work Letter;
2.2.1.7 Sales and use taxes; and
2.2.1.8 All other actual, reasonable, out-of-pocket costs to be expended by Landlord in connection with third-party review of the Construction Drawings (as that term is defined in Section 3.1 below).
In no event shall the Tenant Improvements include any construction of, or require any changes to, the Base Building, nor shall any portion of the Tenant Improvement Allowance be used to fund the costs of construction of the Base Building.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall authorize the release of monies as follows.
2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) final, unconditional or partial mechanic’s lien releases, as the case may be, from all of Tenant’s Agents which shall be executed, acknowledged and in recordable form and comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, within 45 days of Landlord’s receipt of the request for payment (or, if the request for payment is deficient with respect to clauses (i)-(iv) above, within 45 days of a corrected request for payment), Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant, or if Tenant elects, directly to Contractor, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or failure to comply with applicable Laws and/or Code. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor, or if Tenant elects, directly to Contractor, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be dispersed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) final unconditional mechanics lien releases, properly executed, acknowledged and in recordable form and in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, from Tenant’s Contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Architect delivers to Landlord a “Certificate of Substantial Completion”, in a commercially reasonable form, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a “close-out package” in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (v) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.
2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Tenant Improvement Allowance during the pendency of any of the following: (i) Landlord has received written notice of any unpaid claims relating to any portion of the work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (ii) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (iii) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (iv) an Event of Default by Tenant exists. The Tenant Improvement Allowance must be used (that is, the work must be fully complete and the Tenant Improvement Allowance disbursed) within one (1) year following the Lease

Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.
2.3 Tenant Improvement Manual; LEED Platinum Standards. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications have been supplied to Tenant by Landlord. The Standard Improvement Package consists of Tenant Improvement Manual Final Version. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of set forth in the Specifications, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to said Specifications from time to time, so long as such changes do not jeopardize the LEED Platinum standard for the Project. Removal requirements regarding the Tenant Improvements are addressed in Article 8 of this Lease. Tenant shall not install particular systems that would jeopardize the LEED v2009 Core & Shell Platinum certification and shall comply with the requirements of Exhibit L in connection with the Tenant Improvements.
SECTION 3
CONSTRUCTION DRAWINGS
3.1 Selection of Architect/Construction Drawings. Tenant shall select and retain the architect/space planner reasonably acceptable to Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord hereby pre-approves the architects set forth on Schedule 6 attached hereto as the Architect. Tenant shall select and retain the engineering consultants reasonably acceptable to Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the Tenant Improvements; provided, however, in connection with any Tenant Improvements that tie into the Building Systems, Tenant shall retain: (i) Persohn/Hahn Associates Inc. for elevators, and (ii) HMA Consulting, Inc. for Base Building fire life safety systems (provided that the same are available at competitive pricing). Landlord hereby pre-approves the engineers set forth on Schedule 6 attached hereto as Engineers. Landlord shall approve or reasonably disapprove Tenant’s request for approval of Tenant’s Architect or Engineers, within three (3) business days of request. If Landlord fails to respond to such request for approval within the three (3) business day period set forth above, Tenant may send Landlord a notice setting forth such failure and warning that a continuing failure to respond may result in a “deemed approval” (the “A/E Reminder Notice”). If Landlord fails to respond to approve or disapprove of Tenant Architect or Engineers within two (2) business days after receipt of the A/E Reminder Notice, such Architect and Engineers shall be deemed approved by Landlord. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”, which shall not be unreasonably withheld, conditioned, or delayed, except (i) in the case of a Design Problem, or (ii) if such Construction Drawings conflict or are not a natural and logical extension of Construction Drawings previously reviewed and approved by Landlord (collectively, “Landlord’s Consent Standard”). All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.
3.2 Final Space Plan. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant’s design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect (including reasonably specific detail as to Landlord’s grounds for objection). If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. If Landlord fails to respond to the Final Space Plan within the five (5) business day period set forth above, Tenant may send Landlord a notice setting forth such failure and warning that a continuing failure to respond may result in a “deemed approval” (the “Space Plan Reminder Notice”). If Landlord fails to respond to the Final Space Plan within three (3) business days after receipt of the Space Plan Reminder Notice, the Final Space Plan shall be deemed approved by Landlord.
3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval in accordance with Landlord’s Consent Standard. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect (including reasonably specific detail as to Landlord’s grounds for objection). If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. If Landlord fails to respond to the Final Working Drawings within the ten (10) business day period set forth above, Tenant may send Landlord a notice setting forth such failure and warning that a continuing failure to respond may result in a “deemed approval” (the “Working Drawings Reminder Notice”). If Landlord fails to respond to the Final Working Drawings within five (5) business days after receipt of the Working Drawings Reminder Notice, the Final Working Drawings shall be deemed approved by Landlord. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay all direct architectural and/or engineering fees in connection therewith, plus ten percent (10%) of such direct costs for Landlord’s servicing and overhead.
3.4 Approved Working Drawings. The Final Working Drawings shall be approved (or deemed approved) by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned, or delayed, except in the case of a Design Problem.
3.5 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of this Lease.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1 Tenant’s Selection of Contractors.
4.1.1 The Contractor. A general contractor shall be selected and retained by Tenant to construct the Tenant Improvements, and shall be reasonably approved by Landlord (“Contractor”). Landlord hereby pre-approves the general contractors set forth on Schedule 6 attached hereto as the Contractor.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be selected by Tenant; provided, however, in connection with any Tenant Improvements that tie into the Building Systems, Tenant shall retain Landlord’s designated subcontractors (provided that such subcontractors are available at competitive pricing) for (i) elevators (Otis Elevator Company), (ii) Building System fire life safety (Siemens Industry, Inc.), (iii) fire protection (Allied Fire Protection). In connection with the construction of the Tenant Improvements and Tenant’s initial move to the Premises, Tenant shall not use (and upon notice from Landlord shall cease using) Tenant’s Agents that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.
4.2 Construction of Tenant Improvements by Tenant’s Agents.
4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under an Stipulated Sum Agreement accompanied by Landlord’s standard General Conditions (collectively, the “Contract”). Tenant shall provide Landlord with a copy of the Contract upon request. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8 of this Tenant Work Letter above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall inform Landlord of the amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall be responsible to pay a percentage of each disbursement under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount, divided by the amount of the Final Costs, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any further amounts of the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant directly out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.
4.2.2 Tenant’s Agents.
4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00). The first half of the Coordination Fee shall be paid prior to Tenant’s application for any permits to construct the Tenant Improvements, and the second half of the Coordination Fee shall be paid as part of Tenant’s third monthly disbursement request pursuant to Section 2.2.2.1 above.
4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Area that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4 Insurance Requirements. The insurance requirements set forth in this Section 4.2.2.4 shall apply during the Construction Period, in lieu of the insurance requirements set forth in Article 10 of this Lease (other than as incorporated by reference herein), except that the terms and conditions of Section 10.5 shall continue to apply during the Construction Period.
4.2.2.4.1 General Coverages. Tenant shall require all of Tenant’s Agents to carry (i) worker’s compensation insurance covering all of their respective employees, (ii) commercial general liability insurance of not less than a combined single limit of $5,000,000, including property damage and coverage for the acts and omissions of Tenant, and (iii) Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2 Special Coverages. Tenant shall also require its Contractor to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements and including a Permission to Occupy endorsement, allowing the Tenant to enter the Premises prior to receipt of a CofO, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof and expiration of the Construction Period. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $10,000,000 per incident, $10,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Tenant shall, or Tenant shall cause Tenant’s Agents to, give Landlord prompt written notice of any cancellation due to non-payment of premiums or reduction in the amounts of such insurance. In the event Tenant’s Agents (including Tenant’s Contractor) fail to provide the insurance coverage required herein, or in the event any of the insurance coverage is cancelled or lapses, (i) the same shall constitute a default by Tenant under this Lease, and be subject to the limitations of liability set forth in Section 10.1.2 above, (ii) Landlord shall have the right to prohibit Tenant and Tenant’s Agents (including Tenant’s’ Contractor) from entering the Project for any reason, and the same shall not constitute a Landlord Caused Delay pursuant to Section 5.1 below, and (iii) Landlord shall not require Tenant to obtain such insurance on behalf of Tenant’s Agents (including Tenant’s Contractor). In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, then Tenant’s Agents shall be required, to the extent applicable, to apply any insurance proceeds received by Tenant’s Agents towards the reconstruction of the Tenant Improvements, and if the costs of reconstruction exceed the insurance proceeds, then (a) if damage was caused by an act or omission of Tenant, any Tenant Party or Tenant’s Agents, then Tenant shall be obligated to pay the excess costs and (b) if the damage was caused by an act or omission of Landlord or any Landlord Party, or by any other cause (except as specified under item (a)), then Tenant shall not be obligated to pay the excess costs, but Tenant shall use available proceeds to re-construct the Tenant Improvements. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord, Landlord’s property management company, Landlord’s asset management company, any Landlord’s Mortgagees, and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.
4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in the Tenant Improvements relating to such Tenant Improvements failing to comply with the Approved Working Drawings, applicable Laws, or Code shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists relating to such Tenant Improvements failing to comply with the Approved Working Drawings, applicable Laws, or Code in connection with any portion of the Tenant Improvements and such defect or deviation might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect or deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect and/or deviation is corrected to Landlord’s satisfaction.
4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably designated by Tenant within the city of San Mateo or Palo Alto, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3 Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
SECTION 5
LANDLORD CAUSED DELAYS
5.1 Landlord Caused Delays. The Lease Commencement Date shall occur as provided in Section 2.1 of this Lease and Section 3.2 of the Summary, provided that the Lease Commencement Date shall be extended (but not the Lease Expiration Date) by the number of days of actual delay of the Substantial Completion of the Tenant Improvements in the Premises to the extent caused by a “Landlord Caused Delay,” as that term is defined, below, but only to the extent such Landlord Caused Delay causes the Substantial Completion of the Tenant Improvements to occur after July 1, 2017. As used in this Tenant Work Letter, “Landlord Caused Delay” shall mean, subject to Section 5.2 below, actual delays to the extent resulting from the acts or omissions of Landlord, its agents or contractors, including, but not limited to (i) failure of Landlord to timely approve or disapprove any Construction Drawings or another matter that requires Landlord’s approval under this Tenant Work Letter; provided, however, that if this Exhibit B provides for the deemed approval by Landlord of any such matter as a result of Landlord’s failure to respond to a request for Landlord’s approval within the required approval period, then Landlord’s failure to approve or disapprove any such matter shall not constitute a Landlord Caused Delay; (ii) material and unreasonable interference by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which reasonably precludes or delays the construction of the Tenant Improvements, including, without limitation, interference relating to access by Tenant, or Tenant’s Agents to the Building or service (including temporary power), subject to Tenant’s compliance with Landlord’s Building and construction rules and regulations (including providing evidence of insurance and other required documentation); (iii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter) and/or cessation of work as a result thereof, (iv) delays described in the last sentence of Section 1.2 above, or (v) Landlord’s failure to cause the Base, Shell and Core to be in compliance with Applicable Laws, which failure reasonably precludes or delays Tenant’s ability to obtain a CofO or other governmental sign-off on the Tenant Improvements.
5.2 Determination of Landlord Caused Delay. If Tenant contends that an event which may constitute a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of such event. If such event described in such notice (the “Delay Notice”) is not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such event otherwise qualifies as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of one (1) business day after the occurrence of the event which constitutes Landlord Caused Delay Notice and ending as of the date such event ends.
5.3 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.
SECTION 6
MISCELLANEOUS
6.1 Tenant’s Representative. Tenant has designated Michael Phelps as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is [E-mail Address Intentionally Omitted] and phone number is [Phone Number Intentionally Omitted], who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
6.2 Landlord’s Representative. Landlord has designated Sam Cheikh (whose e-mail address for the purposes of this Tenant Work Letter is [E-mail Address Intentionally Omitted] and phone number is [Phone Number Intentionally Omitted]) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
6.4 Tenant’s Lease Default. Tenant’s entry into the Premises to perform work pursuant to this Tenant Work Letter shall be on the terms of this Lease, but no Base Rent or Direct Expenses shall accrue during the period that Tenant so enters the Premises prior to the Lease Commencement Date. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter occurs at any time on or before the substantial completion of the Tenant Improvements and is not cured within the applicable cure period, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the suspension of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.
6.5 Construction Parking. Landlord shall provide, and neither Tenant nor Tenant’s Agents shall be charged for parking to the extent utilized in connection with the construction of the Tenant Improvements and Tenant’s initial move into the Premises through the Final Condition Date, which parking shall either be made available at the Building Parking Facilities, or offsite at the lot located the corner of Concar Drive and Delaware Street, or another location reasonably acceptable to Landlord and Tenant within reasonable proximity to the Project.

SCHEDULE 1A TO EXHIBIT B
BASE BUILDING PLANS

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST
ARCHITECTURAL
A0.0	3/2/2015	COVER SHEET
A0.1	1/29/2016	PROJECT INFORMATION
A0.2	1/29/2016	DRAWING INDEX
A0.3	3/2/2015	CONDITIONS OF APPROVAL
A0.4	3/2/2015	CONDITIONS OF APPROVAL
A0.5	3/2/2015	CONDITIONS OF APPROVAL
A0.6	3/2/2015	LEED SCORECARD
A0.7	3/2/2015	LEED SCORECARD
A0.8	3/2/2015	ALTERNATE MATERIALS & METHODS OF CONSTRUCTION

A1.1	3/2/2015	SITE PLAN
A1.1.1	3/2/2015	GARAGE LEVEL THREE EGRESS PLAN
A1.1.2	3/2/2015	GARAGE LEVEL TWO EGRESS PLAN
A1.1.3	3/2/2015	GARAGE LEVEL ONE & OFFICE LEVEL ONE EGRESS PLAN
A1.1.4	3/2/2015	OFFICE LEVEL TWO & PODIUM EGRESS PLAN
A1.1.5	1/29/2016	OFFICE LEVEL THREE EGRESS PLAN
A1.1.6	1/29/2016	OFFICE LEVEL FOUR EGRESS PLAN
A1.1.7	3/2/2015	ROOF LEVEL EGRESS PLAN

A2.1.1A	10/9/2015	PARTIAL GARAGE LEVEL THREE PLAN- NORTH
A2.1.1B	8/26/2015	PARTIAL GARAGE LEVEL THREE EDGE OF SLAB PLAN - NORTH
A2.1.2A	8/26/2015	PARTIAL GARAGE LEVEL THREE PLAN - SOUTH
A2.1.2B	4/8/2015	PARTIAL GARAGE LEVEL THREE EDGE OF SLAB PLAN - SOUTH
A2.2.1A	8/26/2015	PARTIAL GARAGE LEVEL TWO PLAN - NORTH
A2.2.1B	5/15/2015	PARTIAL GARAGE LEVEL TWO EDGE OF SLAB PLAN - NORTH
A2.2.2A	10/9/2015	PARTIAL GARAGE LEVEL TWO PLAN - SOUTH
SCHEDULE 1A TO
EXHIBIT B

A2.2.2B	10/9/2015	PARTIAL GARAGE LEVEL TWO EDGE OF SLAB PLAN - SOUTH
A2.3.1A	3/25/2015	GARAGE LEVEL ONE/FIRST FLOOR PLAN - NORTH
A2.3.1B	10/9/2015	GARAGE LEVEL ONE/FIRST FLOOR EDGE OF SLAB PLAN - NORTH
A2.3.2A	11/3/2015	GARAGE LEVEL ONE/FIRST FLOOR PLAN - SOUTH
A2.3.2B	11/3/2015	GARAGE LEVEL ONE/FIRST FLOOR EDGE OF SLAB PLAN - SOUTH
A2.4.1A	3/2/2015	NORTH SECOND FLOOR PLAN
A2.4.1A-ALT	3/2/2015	SECOND FLOOR PLAN ALTERNATE
A2.4.1B	10/9/2015	NORTH SECOND FLOOR EDGE OF SLAB PLAN
A2.4.2A	3/2/2015	SOUTH SECOND FLOOR PLAN
A2.4.2A-ALT	3/2/2015	SOUTH SECOND FLOOR PLAN ALTERNATE
A2.4.2B	10/9/2015	SOUTH SECOND FLOOR EDGE OF SLAB PLAN
A2.5.1A	1/29/2016	NORTH THIRD FLOOR PLAN
A2.5.1B	1/29/2016	NORTH THIRD FLOOR EDGE OF SLAB PLAN
A2.5.2A	1/29/2016	SOUTH THIRD FLOOR PLAN
A2.5.2B	1/29/2016	SOUTH THIRD FLOOR EDGE OF SLAB PLAN
A2.6.1A	1/29/2016	NORTH FOURTH FLOOR PLAN
A2.6.1B	1/29/2016	NORTH FOURTH FLOOR EDGE OF SLAB PLAN
A2.6.2A	1/29/2016	SOUTH FOURTH FLOOR PLAN
A2.6.2B	1/29/2016	SOUTH FOURTH FLOOR EDGE OF SLAB PLAN
A2.7.1A	1/29/2016	NORTH ROOF PLAN
A2.7.1B	1/29/2016	NORTH ROOF EDGE OF SLAB PLAN
A2.7.2A	1/29/2016	SOUTH ROOF PLAN
A2.7.2B	1/29/2016	SOUTH ROOF EDGE OF SLAB PLAN

A3.1.1	3/2/2015	EXTERIOR ELEVATIONS
A3.1.2	3/2/2015	EXTERIOR ELEVATIONS
A3.1.3	10/9/2015	EXTERIOR ELEVATIONS
A3.1.4	3/2/2015	EXTERIOR ELEVATIONS
A3.1.5	10/9/2015	EXTERIOR ELEVATIONS
A3.2.1	3/2/2015	NORTH BUILDING SECTION
A3.2.2	3/2/2015	SOUTH BUILDING SECTION
A3.3.1	3/2/2015	WALL SECTIONS
A3.3.2	3/2/2015	WALL SECTIONS
A3.3.3	3/2/2015	WALL SECTIONS
A3.3.4	10/9/2015	WALL SECTIONS
A3.3.5	3/2/2015	WALL SECTIONS
A3.3.6	3/2/2015	WALL SECTIONS
A3.3.7	3/2/2015	WALL SECTIONS
A3.3.8	3/2/2015	WALL SECTIONS
A3.3.9	3/2/2015	WALL SECTIONS

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE
SCHEDULE 1A TO
EXHIBIT B

EAST
A3.3.10	3/2/2015	WALL SECTIONS
A3.3.11	3/2/2015	WALL SECTIONS

A4.0	3/2/2015	ACCESSIBILITY DETAILS
A4.1.1	3/2/2015	ENLARGED RESTROOM PLANS
A4.1.2	3/2/2015	ENLARGED RESTROOM REFLECTED CEILING PLANS
A4.2.1	3/2/2015	ENLARGED NORTH LOBBY PLAN
A4.2.1a	3/2/2015	ENLARGED NORTH LOBBY FINISH PLAN
A4.2.2	3/2/2015	ENLARGED SOUTH LOBBY PLAN
A4.2.2a	3/2/2015	ENLARGED SOUTH LOBBY FINISH PLAN
A4.3.1	3/2/2015	ENLARGED ROOF PLAN
A4.3.2	3/2/2015	ENLARGED PENTHOUSE ROOF PLAN
A4.4.1	3/2/2015	SECOND FLOOR PODIUM PLAN
A4.4.2	3/2/2015	ENLARGED CANOPY PLANS
A4.5.1	11/3/2015	ENLARGED GENERATOR - TRANSFORMER - ELECTRICAL PLAN
A4.6.1	3/2/2015	ENLARGED ACCESSIBLE PARKING AT NORTH LOBBY
A4.6.2	3/2/2015	ENLARGED ACCESSIBLE PARKING AT SOUTH LOBBY
A4.6.5	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY PLANS
A4.6.5A	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY EDGE OF SLAB PLANS
A4.6.6	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY SECTION AND ELEVATION
A4.6.7	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY ELEVATION

A5.1.1	3/2/2015	RESTROOM ELEVATIONS
A5.1.2	3/2/2015	RESTROOM & SHOWER ELEVATIONS
A5.1.3	3/2/2015	LOBBY ELEVATIONS

A6.1.1	3/2/2015	SECOND FLOOR REFLECTED CEILING PLAN - NORTH
A6.1.1-ALT	3/2/2015	SECOND FLOOR REFLECTED CEILING PLAN - NORTH ALTERNATE
A6.1.2	3/2/2015	SECOND FLOOR REFLECTED CEILING PLAN - SOUTH
A6.1.2-ALT	3/2/2015	SECOND FLOOR REFLECTED CEILING PLAN - SOUTH ALTERNATE
A6.2.1	8/26/2015	ENLARGED NORTH LOBBY REFLECTED CEILING PLAN
A6.2.2	3/2/2015	ENLARGED SOUTH LOBBY REFLECTED CEILING PLAN

A7.1.1	10/9/2015	ENLARGED STAIR PLANS
A7.1.2	10/9/2015	ENLARGED STAIR PLANS
A7.1.3	10/9/2015	ENLARGED STAIR PLANS
A7.1.4		ENLARGED STAIR PLANS
A7.2.1	10/9/2015	STAIR SECTIONS
A7.2.2	10/9/2015	STAIR SECTIONS
A7.2.3	10/9/2015	STAIR SECTIONS
A7.3.1		STAIR HANDRAIL DETAILS
A7.4.1	4/30/2015	ENLARGED ELEVATOR PLANS
A7.4.2	3/13/2015	ENLARGED ELEVATOR PLANS
SCHEDULE 1A TO
EXHIBIT B

A7.5.1	4/30/2015	ELEVATOR ELEVATIONS
A7.6.1	4/30/2015	ELEVATOR SECTIONS
A7.6.2	3/13/2015	ELEVATOR SECTIONS
A7.7.1	3/13/2015	ELEVATOR DETAILS

A8.1.1	10/9/2015	DOOR SCHEDULE
A8.1.2A	3/2/2015	DOOR HARDWARE SCHEDULE
A8.1.2B	3/2/2015	DOOR HARDWARE SCHEDULE
A8.1.3	3/2/2015	DOOR DETAILS
A8.1.4	4/30/2015	DOOR DETAILS
A8.1.5	3/2/2015	DOOR DETAILS

A8.2.0	3/2/2015	PERIMETER FIRESTOP AT CURTAINWALL
A8.2.1	3/2/2015	WINDOW ELEVATIONS
A8.2.2	3/2/2015	WINDOW ELEVATIONS
A8.2.3	3/2/2015	WINDOW ELEVATIONS
A8.2.4	3/2/2015	WINDOW ELEVATIONS
A8.2.5	3/2/2015	WINDOW ELEVATIONS
A8.2.6	3/2/2015	WINDOW ELEVATIONS
A8.2.7	3/2/2015	WINDOW DETAILS
A8.2.8	3/2/2015	WINDOW DETAILS
A8.2.9	3/2/2015	WINDOW DETAILS
A8.2.10	1/29/2016	PEDESTRIAN WALKWAY WINDOW ELEVATIONS

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST
A8.3.1	3/2/2015	TYPICAL METAL PANEL DETAILS
A8.4.1	8/26/2015	TYPICAL MISC. PLASTER DETAILS
A8.4.2	11/3/2015	WALL DETAILS
A8.4.3	3/2/2015	WALL DETAILS
A8.4.4	10/9/2015	WALL DETAILS
A8.4.5	3/2/2015	WALL DETAILS
A8.4.6	3/2/2015	WALL DETAILS
A8.5.1	3/2/2015	ROOF DETAILS
A8.5.2	3/2/2015	ROOF DETAILS
SCHEDULE 1A TO
EXHIBIT B

A8.5.3	8/26/2015	ROOF DETAILS
A8.5.5	3/2/2015	PODIUM AND GARAGE DETAILS
A8.5.6	3/2/2015	ROOF DETAILS
A8.5.7	3/2/2015	MISC DETAILS
A8.6.1	3/2/2015	MISC PLAN DETAILS
A8.6.2	3/2/2015	MISC PLAN DETAILS
A8.6.3	3/2/2015	MISC PLAN DETAILS
A8.6.5	1/29/2016	PEDESTRIAN WALKWAY DETAILS
A8.6.6	1/29/2016	PEDESTRIAN WALKWAY DETAILS
A8.7.0	10/9/2015	MECHANICAL LOUVER SCHEDULE

A8.8.0	3/2/2015	FINISH SCHEDULE
A8.8.0A	11/3/2015	FINISH SCHEDULE
A8.8.1	3/2/2015	MISC. GARAGE DETAILS
A8.8.2	4/8/2015	MISC. GARAGE DETAILS

A9.1	3/2/2015	PARTITION DETAILS
A9.2	3/2/2015	PARTITION DETAILS
A9.3	3/2/2015	PARTITION DETAILS
A9.4	3/2/2015	CEILING DETAILS
A9.5	3/2/2015	CEILING DETAILS
A9.6.1	3/2/2015	ENLARGED NORTH LOBBY RECEPTION DESK PLAN & ELEVATIONS
A9.6.2	3/2/2015	ENLARGED SOUTH LOBBY RECEPTION DESK PLAN & ELEVATIONS
A9.7.1	3/2/2015	MISCELLANEOUS DETAILS
A9.7.2	3/2/2015	MISCELLANEOUS DETAILS

LANDSCAPE
L-0.1	11/3/2015	MATERIALS SCHEDULES AND NOTES
L-0.2	3/2/2015	TREE DISPOSITION PLAN
L-1.0	4/30/2015	OVERALL SITE PLAN
L-1.1	3/2/2015	LAYOUT AND GRADING PODIUM ENLARGEMENT
L-1.2	2/1/2016	LAYOUT AND GRADING STREETSCAPE ENLARGEMENT
L-1.3	3/2/2015	LAYOUT AND GRADING STREETSCAPE ENLARGEMENT

L-2.1	3/2/2015	PLANTING PODIUM ENLARGEMENT
L-2.2	4/30/2015	PLANTING STREETSCAPE ENLARGEMENT
L-2.3	3/2/2015	PLANTING STREETSCAPE ENLARGEMENT
L-2.4	3/2/2015	PLANTING - CALTRANS ENLARGEMENT

L-3.0	3/2/2015	OVERALL IRRIGATION SITE PLAN
L-3.1	3/2/2015	IRRIGATION PODIUM ENLARGEMENT
L-3.2	4/30/2015	IRRIGATION STREETSCAPE ENLARGEMENT
L-3.3	3/2/2015	IRRIGATION-CAL TRANS ENLARGEMENT
L-3.4	3/2/2015	IRRIGATION - LEGEND AND NOTES
L-3.5	3/2/2015	IRRIGATION - DETAILS
L-3.6	3/2/2015	IRRIGATION - DETAILS
L-3.7	3/2/2015	IRRIGATION - DETAILS

SCHEDULE 1A TO
EXHIBIT B

L-4.0	3/2/2015	STREET SECTIONS
L-4.1	3/2/2015	STREET SECTIONS
L-4.2	3/2/2015	SITE SECTIONS

L-5.0	11/3/2015	SITE DETAILS
L-5.0A	3/2/2015	SITE DETAILS
L-5.1	3/2/2015	SITE DETAILS
L-5.1A	3/2/2015	SITE DETAILS
L-5.2	3/2/2015	SITE DETAILS
L-5.3	3/2/2015	SITE DETAILS
L-5.4	3/2/2015	SITE DETAILS
L-5.5	3/2/2015	PLANTING DETAILS
L-5.6	3/2/2015	PLANTING DETAILS

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST

CIVIL
C1.0	3/2/2015	NOTES, LEGEND AND ABBREVIATIONS
C1.1	11/3/2015	DETAILS
C2.0	3/2/2015	GRADING PLAN
C3.0	11/3/2015	UTILITY PLAN
C3.1	4/8/2015	MAT SLAB SUBDRAIN
C4.0	3/2/2015	STORMWATER MANAGEMENT - BUILIDING 1
C4.1	11/3/2015	STORMWATER MANAGEMENT NOTES AND DETAILS
C5.0	3/2/2015	EROSIONS CONTROL PLAN
C6.0	3/2/2015	TOPOGRAPHIC SURVEY
C7.0	3/2/2015	CONSTRUCTION BEST MANAGEMENT PRACTICES
C8.0	3/2/2015	DEMOLITION PLAN

STRUCTURAL
S0.1	3/2/2015	ABBREVIATIONS SYMBOLS DRAWING LIST
S0.2	3/2/2015	GENERAL NOTES
S0.3	3/2/2015	GENERAL NOTES

S1.1	3/2/2015	LOAD MAPS
SCHEDULE 1A TO
EXHIBIT B

S1.2	3/2/2015	LOAD MAPS

S2.1.1	3/2/2015	GARAGE LEVEL THREE FRAMING PLAN - NORTH
S2.1.1R	3/2/2015	GARAGE LEVEL THREE REINFORCING PLAN - NORTH
S2.1.2	3/2/2015	GARAGE LEVEL THREE FRAMING PLAN - SOUTH
S2.1.2R	3/2/2015	GARAGE LEVEL THREE REINFORCING PLAN - SOUTH
S2.2.1	3/2/2015	GARAGE LEVEL TWO FRAMING PLAN - NORTH
S2.2.1R	3/2/2015	GARAGE LEVEL TWO REINFORCING PLAN - NORTH
S2.2.2	3/2/2015	GARAGE LEVEL TWO FRAMING PLAN - SOUTH
S2.2.2R	3/2/2015	GARAGE LEVEL TWO REINFORCING PLAN - SOUTH
S2.3.1	3/2/2015	GARAGE LEVEL ONE/FIRST FLOOR FRAMING PLAN - NORTH
S2.3.1R	3/2/2015	GARAGE LEVEL ONE/FIRST FLOOR REINFORCING PLAN - NORTH
S2.3.2	3/2/2015	GARAGE LEVEL ONE/FIRST FLOOR FRAMING PLAN - SOUTH
S2.3.2R	3/2/2015	GARAGE LEVEL ONE/FIRST FLOOR REINFORCING PLAN - SOUTH
S2.4.1	3/2/2015	SECOND FLOOR FRAMING PLAN - NORTH
S2.4.1R	3/2/2015	SECOND FLOOR REINFORCING PLAN - NORTH
S2.4.2	3/2/2015	SECOND FLOOR FRAMING PLAN - SOUTH
S2.4.2R	3/2/2015	SECOND FLOOR REINFORCING PLAN - SOUTH
S2.5.1	1/29/2016	THIRD FLOOR FRAMING PLAN - NORTH
S2.5.2	1/29/2016	THIRD FLOOR FRAMING PLAN - SOUTH
S2.6.1	1/29/2016	FOURTH FLOOR FRAMING PLAN - NORTH
S2.6.2	1/29/2016	FORTH FLOOR FRAMING PLAN - SOUTH
S2.7.1	1/29/2016	ROOF FRAMING PLAN - NORTH
S2.7.2	1/29/2016	ROOF FRAMING PLAN - SOUTH
S2.8.1	3/2/2015	MECHANICAL MEZZANINE ROOF FRAMING PLAN - NORTH
S2.8.2	3/2/2015	MECHANICAL MEZZANINE ROOF FRAMING PLAN - SOUTH
S2.10	3/2/2015	PARTIAL PLANS

S3.1	3/2/2015	FRAME AND SHEER WALL ELEVATIONS
S3.2	3/2/2015	FRAME AND SHEER WALL ELEVATIONS
S3.3	3/2/2015	FRAME AND SHEER WALL ELEVATIONS

S3.10	3/2/2015	TYPICAL CONCRETE SHEAR WALL DETAILS
S3.11	3/2/2015	TYPICAL BRACED FRAME DETAILS
S3.12	3/2/2015	TYPICAL STEEL MOMENT FRAME DETAILS

S3.20	3/2/2015	FRAME AND SHEER WALL SECTIONS AND DETAILS
S3.21	3/2/2015	FRAME AND SHEER WALL SECTIONS AND DETAILS
S3.22	3/2/2015	FRAME AND SHEER WALL SECTIONS AND DETAILS
S3.23	3/2/2015	FRAME AND SHEER WALL SECTIONS AND DETAILS

S4.1	3/2/2015	TYPICAL FOUNDATION DETAILS

S4.10	3/2/2015	TYPICAL CONCRETE DETAILS
S4.11	3/2/2015	TYPICAL CONCRETE DETAILS
S4.12	3/2/2015	TYPICAL CONCRETE DETAILS
S4.13	3/2/2015	TYPICAL CONCRETE DETAILS

SCHEDULE 1A TO
EXHIBIT B

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST
S4.20	3/2/2015	TYPICAL STEEL DETAILS
S4.21	3/2/2015	TYPICAL STEEL DETAILS
S4.22	3/2/2015	TYPICAL STEEL DETAILS
S4.23	3/2/2015	TYPICAL STEEL DETAILS
S4.24	3/2/2015	TYPICAL STEEL DETAILS
S4.31	3/2/2015	TYPICAL CMU DETAILS

S5.1	3/2/2015	SECTIONS AND DETAILS
S5.2	3/2/2015	SECTIONS AND DETAILS
S5.3	3/2/2015	SECTIONS AND DETAILS
S5.4	3/2/2015	SECTIONS AND DETAILS

S5.10	3/2/2015	STEEL SECTIONS
S5.11	1/29/2016	STEEL SECTIONS

TITLE 24 COMPLIANCE
T24.1	3/2/2015	TITLE 24 DOCUMENTS
T24.2	3/2/2015	TITLE 24 DOCUMENTS
T24.3	3/2/2015	TITLE 24 DOCUMENTS
T24.4	3/2/2015	TITLE 24 DOCUMENTS
T24.5	1/29/2016	TITLE 24 DOCUMENTS
T24.6	1/29/2016	TITLE 24 DOCUMENTS
T24.7	1/29/2016	TITLE 24 DOCUMENTS
T24.8	1/29/2016	TITLE 24 DOCUMENTS
T24.11	3/2/2015	MECHANICAL TITLE 24 CALCULATIONS EAST SOUTH

MECHANICAL

M0.0	3/2/2015	MECHANICAL LEGEND

M2.1.1	5/15/2015	PARTIAL BASEMENT LEVEL THREE MECHANICAL PLAN NORTH
M2.1.2	5/15/2015	PARTIAL BASEMENT LEVEL THREE MECHANICAL PLAN SOUTH
M2.2.1	5/15/2015	PARTIAL GARAGE LEVEL TWO MECHANICAL PLAN NORTH
M2.2.2	5/15/2015	PARTIAL GARAGE LEVEL TWO MECHANICAL PLAN SOUTH
SCHEDULE 1A TO
EXHIBIT B

M2.3.1	8/26/2015	PARTIAL GARAGE/FIRST FLOOR MECHANICAL PLAN NORTH
M2.3.2	10/9/2015	PARTIAL GARAGE/FIRST FLOOR MECHANICAL PLAN SOUTH
M2.4.1	8/26/2015	NORTH SECOND FLOOR MECHANICAL PLAN
M2.4.1 ALT	5/15/2015	NORTH SECOND FLOOR MECHANICAL PLAN ALTERNATE
M2.4.2	8/26/2015	SOUTH SECOND FLOOR MECHANICAL PLAN
M2.4.2 ALT	5/15/2015	SOUTH SECOND FLOOR MECHANICAL PLAN ALTERNATE
M2.5.1	8/26/2015	NORTH THIRD FLOOR MECHANICAL PLAN
M2.5.1 ALT	5/15/2015	NORTH THIRD FLOOR MECHANICAL PLAN ALTERNATE
M2.5.2	8/26/2015	SOUTH THIRD FLOOR MECHANICAL PLAN
M2.5.2 ALT	5/15/2015	SOUTH THIRD FLOOR MECHANICAL PLAN ALTERNATE
M2.6.1	8/26/2015	NORTH FOURTH FLOOR MECHANICAL PLAN
M2.6.2	8/26/2015	SOUTH FOURTH FLOOR MECHANICAL PLAN
M2.7.1	8/7/2015	NORTH ROOF MECHANICAL PLAN
M2.7.2	10/20/2015	SOUTH ROOF MECHANICAL PLAN

M3.1.1	3/2/2015	MECHANICAL SECTIONS
M4.1	3/2/2015	ENLARGED MECHANICAL ROOF PLAN
M4.2	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY MECHANICAL PLANS

M6.1	3/2/2015	MECHANICAL HEATING HOT WATER SCHEMATIC DIAGRAM
M6.2	3/2/2015	MECHANICAL HEATING HOT WATER SCHEMATIC DIAGRAM
M6.3	3/2/2015	MECHANICAL AIRFLOW RISER DIAGRAM
M6.4	3/2/2015	MECHANICAL AIRFLOW RISER DIAGRAM

M8.01	3/2/2015	MECHANICAL DETAILS
M8.02	3/2/2015	MECHANICAL DETAILS
M8.03	3/2/2015	MECHANICAL DETAILS

MEP0.0.1	5/15/2015	MECHANICAL SCHEDULES
MEP0.0.2	10/9/2015	MECHANICAL SCHEDULES
PLUMBING

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST
P0.0	3/2/2015	PLUMBING LEGEND
P0.1	5/15/2015	PLUMBING SCHEDULES
SCHEDULE 1A TO
EXHIBIT B

P2.1.1	5/15/2015	PARTIAL BASEMENT LEVEL THREE PLUMBING PLAN
P2.1.2	5/15/2015	PARTIAL BASEMENT LEVEL THREE PLUMBING PLAN
P.2.2.1	10/9/2015	PARTIAL GARAGE LEVEL TWO PLUMBING PLAN
P2.2.2	10/20/2015	PARTIAL GARAGE LEVEL TWO PLUMBING PLAN
P2.3.1	10/9/2015	PARTIAL GARAGE /FIRST FLOOR PLUMBING PLAN
P2.3.2	10/20/2015	PARTIAL GARAGE /FIRST FLOOR PLUMBING PLAN
P2.4.1	10/9/2015	SECOND FLOOR PLUMBING PLAN
P2.4.2	10/9/2015	SECOND FLOOR PLUMBING PLAN
P2.5.1	10/9/2015	THIRD FLOOR PLUMBING PLAN
P2.5.2	3/2/2015	THIRD FLOOR PLUMBING PLAN
P2.6.1	10/9/2015	FOURTH FLOOR PLUMBING PLAN
P2.6.2	3/2/2015	FOURTH FLOOR PLUMBING PLAN
P2.7.1	5/15/2015	ROOF PLUMBING PLAN
P2.7.2	3/2/2015	ROOF PLUMBING PLAN
P2.7.3	3/2/2015	HIGH ROOF PLUMBING PLAN
P2.7.4	3/2/2015	HIGH ROOF PLUMBING PLAN

P4.0.0	3/2/2015	ENLARGED PLUMBING PLANS
P4.0.1	3/2/2015	ENLARGED PLUMBING PLANS
P4.1	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY PLUMBING PLANS

P6.0	3/2/2015	PLUMBING DETAILS
P6.01	3/2/2015	PLUMBING DETAILS
P6.2	3/2/2015	PLUMBING GAS RISER DIAGRAM
P6.3	3/2/2015	STORM WATER STACK DIAGRAMS
P6.4	3/2/2015	WASTE AND VENT STACK DIAGRAMS
P6.6	3/2/2015	DOMESTIC WATER RISER DIAGRAM
P6.9	3/2/2015	DOMESTIC WATER RISER DIAGRAM

ELECTRICAL
E0.1	3/2/15	ELECTRICAL LEGEND AND ABBREVIATIONS
E0.1	5/15/2015	ELECTRICAL RISER ONE-LINE DIAGRAM
E0.2	5/15/2015	ELECTRICAL RISER ONE-LINE DIAGRAM
E0.3	5/15/2015	EAST BUILDING FIRE ALARM ONE-LINE DIAGRAM
E0.4	8/26/2015	TELECOM & GROUNDING ONE-LINE RISER
E0.5	8/26/2015	LIGHT FIXTURE SCHEDULE
E0.6	3/2/15	ELECTRICAL PANEL SCHEDULES
E0.7	1/29/2016	ELECTRICAL PANEL SCHEDULES
E0.8	5/15/2015	ELECTRICAL PANEL SCHEDULES
E0.9	5/15/2015	ELECTRICAL PANEL SCHEDULES
E0.10	5/15/2015	ELECTRICAL PANEL SCHEDULES

E1.0	1/27/2016	ELECTRICAL SITE PLAN

E2.1.1	5/15/2015	PARTIAL GARAGE LEVEL THREE ELECTRICAL PLAN
E2.1.2	5/15/2015	PARTIAL GARAGE LEVEL THREE ELECTRICAL PLAN
E2.2.1	5/15/2015	PARTIAL GARAGE LEVEL TWO ELECTRICAL PLAN
SCHEDULE 1A TO
EXHIBIT B

E2.2.2	5/15/2015	PARTIAL GARAGE LEVEL TWO ELECTRICAL PLAN

E2.3.1	5/15/2015	PARTIAL GARAGE LEVEL ONE/FIRST FLOOR ELECTRICAL PLAN
E2.3.2	10/9/2015	PARTIAL GARAGE LEVEL ONE/FIRST FLOOR ELECTRICAL PLAN
E2.4.1	5/15/2015	PARTIAL SECOND FLOOR ELECTRICAL PLAN
E2.4.1 ALT	5/15/2015	PARTIAL SECOND FLOOR ELECTRICAL PLAN ALTERNATE
E2.4.2	5/15/2015	PARTIAL SECOND FLOOR ELECTRICAL PLAN
E2.4.2 ALT	5/15/2015	PARTIAL SECOND FLOOR ELECTRICAL PLAN ALTERNATE
E2.5.1	10/20/2015	PARTIAL THIRD FLOOR ELECTRICAL PLAN
E2.5.1 ALT	5/15/2015	PARTIAL THIRD FLOOR ELECTRICAL PLAN ALTERNATE
E2.5.2	10/20/2016	PARTIAL THIRD FLOOR ELECTRICAL PLAN
E2.5.2 ALT	5/15/2015	PARTIAL THIRD FLOOR ELECTRICAL PLAN ALTERNATE
E2.6.1	5/15/2015	PARTIAL FOURTH FLOOR ELECTRICAL PLAN
E2.6.2	5/15/2015	PARTIAL FOURTH FLOOR ELECTRICAL PLAN
E2.7.1	5/15/2015	PARTIAL ROOF ELECTRICAL PLAN
E2.7.2	5/15/2015	PARTIAL ROOF ELECTRICAL PLAN

E3.1.1	8/26/2015	PARTIAL GARAGE LEVEL THREE LIGHTING PLAN
E3.1.2	8/26/2015	PARTIAL GARAGE LEVEL THREE LIGHTING PLAN

Project:		92 Delaware / Concor – East Building 2
Project#:		2447.01
Drawing History Log
updated:		3/2/2016

SHEET NO / SPEC SECTION	DATE	SHEET TITLE / SPEC TITLE

EAST
E3.2.1	8/26/2015	PARTIAL GARAGE LEVEL TWO LIGHTING PLAN
E3.2.2	8/26/2015	PARTIAL GARAGE LEVEL TWO LIGHTING PLAN
E3.3.1	5/15/2015	PARTIAL GARAGE LEVEL ONE/FIRST FLOOR LIGHTING PLAN
E3.3.2	3/26/2015	PARTIAL GARAGE LEVEL ONE/FIRST FLOOR LIGHTING PLAN
E.3.4.1	5/15/2015	PARTIAL SECOND FLOOR LIGHTING PLAN
E3.4.1 ALT	3/2/2015	PARTIAL SECOND FLOOR LIGHTING PLAN ALTERNATE
E3.4.2	3/2/2015	PARTIAL SECOND FLOOR LIGHTING PLAN
E3.4.2 ALT	3/2/2015	PARTIAL SECOND FLOOR LIGHTING PLAN ALTERNATE
E3.5.1	3/2/2015	PARTIAL THIRD FLOOR LIGHTING PLAN
E3.5.2	3/2/2015	PARTIAL THIRD FLOOR LIGHTING PLAN
E3.6.1	5/15/2015	PARTIAL FOURTH FLOOR LIGHTING PLAN
E3.6.2	5/15/2015	PARTIAL FOURTH FLOOR LIGHTING PLAN
SCHEDULE 1A TO
EXHIBIT B

E3.7.1	3/2/2015	PARTIAL ROOF LIGHTING PLAN
E3.7.2	3/2/2015	PARTIAL ROOF LIGHTING PLAN

E4.0	3/4/2016	ENGLARGED ELECTRICAL ROOM PLANS
E4.1	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY ELECTRICAL PLANS
E4.2	1/29/2016	ENCLOSED PEDESTRIAN WALKWAY LIGHTING PLANS

E6.0	3/2/2015	ELECTRICAL DETAILS
E6.1	3/2/2015	ELECTRICAL DETAILS
E6.2	10/20/2016	ELECTRICAL DETAILS

E7.2.1	3/2/2015	STAIR SECTIONS
E7.2.2	3/2/2015	STAIR SECTIONS

SECURITY
SD000	3/2/2015	SECURITY SYMBOLS AND GENERAL NOTES
SD100	5/15/2015	EAST BUILDING - P3 PARKING LEVEL SECURITY PLAN
SD101	3/2/2015	EAST BUILDING - P2 PARKING LEVEL SECURITY PLAN
SD102	3/2/2015	EAST BUILDING -LEVEL 1 AND P1 PARKING LEVEL SECURITY PLAN
SD103	3/2/2015	EAST BUILDING -LEVEL 2 SECURITY PLAN
SD104	3/2/2015	EAST BUILDING -LEVEL 3 SECURITY PLAN
SD105	3/2/2015	EAST BUILDING -LEVEL 4 SECURITY PLAN
SD106	3/2/2015	EAST BUILDING -ROOF LEVEL SECURITY PLAN

SD200	3/2/2015	EAST BUILDING - ENLARGED SECURITY PLAN
SD201	3/2/2015	EAST BUILDING - SECURITY ROOM

SD300	3/2/2015	ESS ARCHITECTURE

SD500	3/2/2015	SECURITY DETAILS
SD501	3/2/2015	SECURITY DETAILS
SD502	3/2/2015	SECURITY DETAILS
SD503	3/2/2015	SECURITY DETAILS
SD504	3/2/2015	SECURITY DETAILS

SD600	5/15/2015	EAST BUILDING - ESS SCHEDULES
SCHEDULE 1A TO
EXHIBIT B

		Project:	92 Delaware
		Project:	2447.01
Specification History Log
		updated:	3/2/2016

DIVISION	DATE	SECTION	TITLE

DIVISION 1 GENERAL REQUIREMENT	8/8/2014	01 00 00	General Conditions
	8/8/2014	01 03 00	Alternates
	8/8/2014	01 35 00	Mock Up Wall
	8/8/2014	01 35 20	User Sustainable Design and LEED Requirements
	8/8/2014	01 45 00	Structural Testing, Inspection and Quality Assurance
	8/8/2014	01 57 25	Construction IAQ Management
	8/8/2014	01 70 00	Contract Closeout
	8/8/2014	01 74 19	MR2 Construction Waste Management and Disposal
	8/8/2014	01 91 13	General Commissioning Requirements

DIVISION 2 SITEWORK	8/8/2014	02 44 40	Interior Chain Link Fence & Gates
	8/8/2014	02 44 41	Exterior Chain Link Fence & Gates
	8/8/2014	02 76 00	Painted Traffic Lines and Markings
	8/8/2014	02 78 50	Pavement Markings
	8/8/2014	02 87 10	Bike Racks

DIVISION 3 CONCRETE	8/8/2014	03 10 00	Concrete Forming and Accessories
	8/8/2014	03 20 00	Concrete Reinforcing
	8/8/2014	03 30 00	Cast-In-Place Concrete
	9/22/2014	03 30 10	Site Concrete
	8/8/2014	03 37 13	Shotcrete

DIVISION 4 MASONRY	8/8/2014	04 20 00	Unit Masonry

DIVISION 5 METALS	8/8/2014	05 08 00	Flourocarbon Finish
	3/1/2016	05 12 00	Structural Steel Framing
	3/1/2016	05 12 50	Buckling Restrained Braces
	3/1/2016	05 31 00	Steel Decking
	8/8/2014	05 50 00	Metal Fabrications
	8/8/2014	05 51 13	Metal Pan Stairs
	8/8/2014	05 52 13	Pipe and Tube Railings
	8/8/2014	05 53 19	Expanded Metal Gratings
	9/22/2014	05 73 00	Decorative Metal Railings

SCHEDULE 1A TO
EXHIBIT B

DIVISION 6 WOOD AND PLASTICS	8/8/2014	06 06 60a	Translucent Resin Panels (Ceilings)
	8/8/2014	06 06 60b	Translucent Resin Panels (Millwork)
	8/8/2014	06 10 00	Rough Carpentry
	8/8/2014	06 20 23	Interior Finish Carpentry
	8/8/2014	06 42 51	Sprayed Thermal/Acoustical Insulation

DIVISION 7 THERMAL AND MOISTURE PROTECTION	8/8/2014	07 13 26	Self Adhering Sheet Waterproofing
	8/8/2014	07 13 27	Pre-Applied Sheet Waterproofing
	8/8/2014	07 13 53	Elastometric Sheet Waterproofing
	8/8/2014	07 14 13	Hot-Fluid-Applied Rubberized Asphalt Waterproofing
	8/8/2014	07 17 00	Bentonite Waterproofing
	8/8/2014	07 18 00	Traffic Coatings
	8/8/2014	07 19 00	Water Repellents
	8/8/2014	07 21 00	Thermal Insulation
	8/8/2014	07 42 13.13	Formed Metal Wall Panels
	8/8/2014	07 54 19	Polyvinyl-Chloride (PVC) Roofing
	8/8/2014	07 62 00	Sheet Metal Flashing and Trim
	8/8/2014	07 71 00	Roof Specialties
	8/8/2014	07 72 00	Roof Accessories
	8/8/2014	07 84 13	Penetration Firestopping
	8/8/2014	07 84 46	Fire-Resisting Joint Systems

		Project:	92 Delaware
		Project:	2447.01
Specification History Log
		updated:	3/2/2016

DIVISION	DATE	SECTION	TITLE

	8/8/2014	07 91 00	Preformed Joint Seals
	8/8/2014	07 92 00	Joint Sealants
	8/8/2014	07 92 19	Acoustical Joint Seals

DIVISION 8 DOORS AND WINDOWS	8/8/2014	08 11 13	Hollow Metal Doors and Frames
	8/8/2014	08 12 16	Aluminum Frames
	8/8/2014	08 14 33	Stile and Rail Wood Doors
	8/8/2014	08 21 00	Wood Doors
	8/8/2014	08 31 13	Access Doors and Frames
	8/8/2014	08 33 26	Overhead Coiling Grilles
	8/8/2014	08 41 13	Aluminum-Framed Entrances and Storefronts
	8/8/2014	08 44 13	Glazed Aluminum Curtain Walls
SCHEDULE 1A TO
EXHIBIT B

	8/8/2014	08 71 00	Door Hardware
	8/8/2014	08 80 00	Glass & Glazing
	8/8/2014	08 83 00	Mirrors
	8/8/2014	08 91 19	Fixed Louvers

DIVISION 9 FINISHES	8/8/2014	09 21 16.23	Gypsum Board Shaft Wall Assemblies
	8/8/2014	09 22 16	Non Structural Metal Framing
	8/8/2014	09 24 00	Portland Cement Plastering
	8/8/2014	09 29 00	Gypsum Board
	8/8/2014	09 30 13	Ceramic Tiling
	8/8/2014	09 51 23	Acoustical Ceiling Tiles
	8/8/2014	09 54 43	Stretched-Fabric Ceiling Systems
	8/8/2014	09 65 13	Resilient Base and Accessories
	8/8/2014	09 65 19	Resilient Tile Flooring
	8/8/2014	09 90 00	Painting
	8/8/2014	09 96 53	Elastomeric Coatings

DIVISION 10 SPECIALTIES	8/8/2014	10 21 13.15	Stainless-Steel Toilet Compartments
	8/8/2014	10 28 00	Toilet, Bath and Laundry Accessories
	8/8/2014	10 44 13	Fire Protection Cabinets
	8/8/2014	10 44 16	Fire Extinguishers

DIVISION 11 EQUIPMENT	8/8/2014	11 01 00	Window Washing System

DIVISION 12 FURNISHINGS	8/8/2014	12 36 40	Stone Countertops
	9/22/2014	12 93 00	Site Furnishings

DIVISION 13 SPECIAL CONSTRUCTION

DIVISION 14 CONVEYING SYSTEMS	5/15/2015	14 21 00	Electric Traction Elevators

DIVISION 21 FIRE SUPPRESSION	9/22/2014	21 00 10	General Requirements
	9/22/2014	21 00 20	Fire Suppression Scope of Work
	9/22/2014	21 05 07	Design Conditions
	9/22/2014	21 05 13	Motor Requirements for Fire Suppression Equipment
SCHEDULE 1A TO
EXHIBIT B

	9/22/2014	21 05 48	Vibration and Seismic Controls for Fire Suppression Piping and Equipment
	9/22/2014	21 05 50	Access Doors and Color Coded Identification General Construction
	9/22/2014	21 05 93	Testing
	9/22/2014	21 11 00	Connections to Utilities
	10/30/2015	21 12 00	Fire Suppression Standpipe Systems - Bulletin 22
	9/22/2014	21 13 00	Fire Suppression Sprinkler Systems
	9/22/2014	21 30 00	Fire Pumps and Controller

		Project:	92 Delaware
		Project:	2447.01
Specification History Log
		Updated:	3/2/2016

DIVISION	DATE	SECTION	TITLE

DIVISION 22 PLUMBING	9/22/2014	22 00 10	General Requirements
	9/22/2014	22 00 20	Plumbing Scope of Work
	9/22/2014	22 00 30	Connections to Utilities
	9/22/2014	22 05 07	Design Conditions
	9/22/2014	22 05 13	Motor Requirements for Plumbing Equipment
	9/22/2014	22 05 48	Vibration Isolation
	9/22/2014	22 05 50	Access Doors and Color Coded Identification in General Construction
	9/22/2014	22 05 93	Testing, Balancing, and Adjusting
	9/22/2014	22 07 00	Thermal Insulation
	10/30/2015	22 10 00	Domestic Water Systems - Bulletin 22
	10/30/2015	22 13 00	Sewage and Drainage System - Bulletin 22
	9/22/2014	22 21 23	Pumps
	9/22/2014	22 30 00	Plumbing Equipment
	5/15/2015	22 40 00	Clean-outs, Drains and Plumbing Fixtures

DIVISION 23 HEATING, VENTILATING AND AIR CONDITIONING	9/22/2014	23 00 10	General Requirements
	9/22/2014	23 00 20	HVAC Scope of Work
	9/22/2014	23 05 07	Design Conditions
	9/22/2014	23 05 13	Motor Requirements for HVAC Equipment
	9/22/2014	23 05 30	Miscellaneous Equipment
	9/22/2014	23 05 48	Vibration Isolation
	9/22/2014	23 05 50	Access Doors and Color Coded Identification
	9/22/2014	23 05 53	Mechanical Identification
	9/22/2014	23 05 93	Testing, Balancing and Adjusting
	5/15/2015	23 07 00	Thermal Insulation
SCHEDULE 1A TO
EXHIBIT B

	8/8/2014	23 08 00	HVAC Commissioning Requirements
	10/30/2015	23 21 13	Pipes Valves Fittings and Accessories - Bulletin 22
	9/22/2014	23 21 23	Pumps
	9/22/2014	23 23 00	Refrigerant Piping
	9/22/2014	23 31 00	Ductwork and Sheet Metal
	9/22/2014	23 33 19	Sound Absorbing Sections
	9/22/2014	23 34 00	Exhaust and Ventilating Fans
	9/22/2014	23 36 00	Air Terminal Units
	5/15/2015	23 37 00	Air Distribution Equipment - Bulletin 13 Reissue
	9/22/2014	23 40 00	Air Filtering
	5/15/2015	23 41 00	Tanks and Vessels
	5/15/2015	23 52 00	Boilers – Gas
	9/22/2014	23 74 13	Commercial Packaged Roof Top Air Conditioning Units
	5/15/2015	23 81 28	Variable Refrigerant Volume Split Systems

DIVISION 25 BMCS	8/8/2014	25 01 00	BMCS Scope of Work
	8/8/2014	25 05 00	BMCS General Requirements
	8/8/2014	25 06 00	BMCS Documentation
	8/8/2014	25 07 00	BMCS Testing and Inspection
	8/8/2014	25 08 00	BMCS Commissioning Requirements
	8/8/2014	25 11 00	BMCS Networks and Workstations
	2/25/2016	25 14 00	BMCS Controllers - Bulletin 26
	8/8/2014	25 15 00	BMCS Software
	5/15/2015	25 16 00	BMCS Software Interfaces
	8/8/2014	25 30 10	BMCS Field Devices – Electrical
	8/8/2014	25 30 20	BMCS Field Devices – Air
	8/8/2014	25 30 30	BMCS Field Devices – Water
	8/8/2014	25 35 19	BMCS Valves
	8/8/2014	25 35 23	BMCS Dampers
	2/25/2016	25 80 00	BMCS Schedules, Diagrams and Sequences - Bulletin 26

DIVISION 26 ELECTRICAL	9/22/2014	26 00 10	General Requirements
	9/22/2014	26 00 20	Electrical Service
	5/15/2015	26 05 19	Electrical Conductors – 600 Volts
	9/22/2014	26 05 23	Motor and Control Wiring Systems
	9/22/2014	26 05 26	Grounding and Bonding
	9/22/2014	26 05 33	Raceways and Boxes
	9/22/2014	26 05 43	Underground Ducts and Raceways
	9/22/2014	26 054 8	Vibration and Seismic Controls
	9/22/2014	26 05 50	Access Doors and Color Coded Identification
	9/22/2014	26 05 73	Electrical Power System Study
	8/8/2014	26 08 00	Electrical Commissioning Requirements

		Project:	92 Delaware
		Project:	2447.01
Specification History Log
		Updated:	3/2/2016
SCHEDULE 1A TO
EXHIBIT B

DIVISION	DATE	SECTION	TITLE

	9/22/2014	26 08 13	Testing
	9/22/2014	26 09 13	Electrical Power Monitoring – Tenant Submetering
	9/22/2014	26 09 26	Lighting Control Relay Panels
	9/22/2014	26 22 13	Low-Voltage Dry-Type Distribution Transformers
	9/22/2014	26 22 14	Harmonic Mitigating Transformers (HMT)
	5/15/2015	26 24 13	Switchboards – 600 Volts
	9/22/2014	26 24 16	Panelboards
	9/22/2014	26 24 18	Panelboard Schedules
	9/22/2014	26 25 00	Busways
	9/22/2014	26 27 26	Wiring Devices
	9/22/2014	26 28 13	Fuses
	9/22/2014	26 28 16	Enclosed Switches and Circuit Breakers
	9/22/2014	26 29 13	Enclosed Controllers
	5/15/2015	26 32 13	Engine Generators
	9/22/2014	26 36 23	Automatic Transfer Switches
	9/22/2014	26 41 13	Lighting Protection Systems
	9/22/2014	26 51 13	Lighting Fixtures and Lamps
	9/22/2014	26 70 00	Telecommunication System

DIVISION 28 ELECTRNIC SAFETY AND SECURITY	5/15/2015	28 00 00	Electronic Security System
	5/15/2015	28 24 30	Parking Control System
	9/22/2014	23 81 10	FDAC General Requirements
	9/22/2014	28 31 20	FDAC Scope of Work
	9/22/2014	28 31 30	FDAC System
	9/22/2014	28 31 40	FDAC Testing

DIVISION 31 EARTHWORK	8/8/2014	31 11 00	Clearing and Grubbing
	3/27/2015	31 22 13	Rough Grading -Bulletin 8 Delta 13
	8/8/2014	31 23 16.13	Trenching
	9/22/2014	31 23 23.43	EPS Geofoam
	8/8/2014	31 63 29	Drilled Concrete Piers and Shafts

DIVISION 32 EXTERIOR IMPROVEMENTS	9/22/2014	32 14 20	Precast Concrete Paving
	3/27/2015	32 16 12	Miscellaneous Concrete - Bulletin 8 Delta13
	9/22/2014	32 80 00	Irrigation System
	9/22/2014	32 91 20	Soil/Plant Preparation
	9/22/2014	32 92 00	Lawns and Grasses
	9/22/2014	32 93 00	Planting
	9/22/2014	32 94 00	Landscape Maintenance
SCHEDULE 1A TO
EXHIBIT B

	9/22/2014	32 94 50	Tree Protection and Trimming
	9/22/2014	32 95 00	Exterior Planting Support Structures

DIVISION 33 UTILITIES	8/8/2014	33 11 16	Water Utility
	3/27/2015	33 31 12	Sanitary Sewer Utility - Bulletin 8
	3/27/2015	33 41 12	Storm Drain Utility - Bulletin 8
SCHEDULE 1A TO
EXHIBIT B

SCHEDULE 1B TO EXHIBIT B
TENANT CONSTRUCTION ITEMS
Tenant shall be solely responsible for constructing the ground floor lobby areas in the Building (“Ground Floor Lobbies”), and notwithstanding the Base Building Plans, Landlord shall deliver the Ground Floor Lobbies to Tenant in shell condition, as contemplated by the modifications to the Base Building Plans described below. In connection with the foregoing, Landlord shall provide Tenant with a credit (if any), as reasonably and equitably determined by Landlord (including a deduction for any costs incurred by Landlord to redesign the Base Building Plans), from any cost savings resulting from Landlord’s delivery of the Ground Floor Lobbies in shell condition, rather than substantially complete condition. The quality of Tenant Improvements in the Ground Floor Lobbies shall be equal to or of greater quality than the quality of set forth in the Base Building Plans.
East Building Lobby change to cold shell:
Architectural
Reference A4.2.1:
1. Remove flooring finishes in lobby 101 and on stairs to garage and elevator hallway 107a. Remove flooring in hall 102 and hall leading to garage door G151.
2. Remove all wall finishes in lobby 101, 102, 107a and hall leading to garage door G151. Gypsum board walls shall remain, but be level 3 finished. Maintain fire rating.
3. Remove desk. No floor box for power or data.
4. Unisex 104 toilet room finishes, ceiling and fixtures to be deleted. Stub up water and waste lines and cap. Room to be an empty unfinished space, with door remaining.
5. Remove portion of wall that anchors the 3form L shape wall-ceiling soffit. Remove 3form L shape wall-ceiling soffit.
6. Exterior façade and entrance door portal to remain.
7. All doors shown on plan are to remain.
8. No change to elevator smoke door housing and elevator controls.
9. No impact to elevators – scope to remain unchanged.
Reference A4.2.2
1. Remove flooring finishes in lobby 123, 137a,125, 129 and stair 131 leading up to garage door 131b
2. Remove all wall finishes in lobby 123, 137a, 125, 129 and stair 131 leading up to garage door 131b. Gypsum board walls shall remain, but be level 3 finished. Maintain fire rating.
3. Remove desk. No floor box for power or data.
4. Unisex 137 toilet room finishes, ceiling and fixtures to be deleted. Stub up water and waste lines and cap. Room to be empty unfinished space, with door remaining.
5. Exterior façade and entrance door portal to remain.
6. All doors shown on plan are to remain.
7. Storage 124 room shall remain.
8. No change to elevator smoke door housing and elevator controls.
9. No impact to elevators – scope to remain unchanged.
Reference A6.2.1
10. All ceilings to be removed. No paint on exposed structure.
11. All lighting shown to be removed and replaced with code minimum amount of fixtures(see electrical description below)
12. Sprinkler system to be upright heads for cold shell layout.
Reference A6.2.2
1. All ceilings to be removed. No paint on exposed structure.
2. All lighting shown to be removed and replaced with code minimum amount of fixtures(see electrical description below)
3. Sprinkler system to be upright heads for cold shell layout.
SCHEDULE 1B TO
EXHIBIT B

Mechanical
Sheet M2.3.1
•In lobby 101, remove (2) 18x8 taps and one 30x18 tap off supply main as well as (3) manual volume dampers and type “G” grilles. 12x10 RA to be stubbed into lobby 101 after FSD and capped, type “T” return grille removed.
•Remove linear diffusers from elev vest 107a,b along with taps and volume dampers. Main supply and FSDs to remain.
•Condensate from AC units to be reworked, collected and pumped along the 8x8 EA at gridline 8/F up to the 2nd floor and terminate at the mop sink in Jan N211.
•Remove EF E3-4, 6” EA, FSD and 12x12 exhaust grille.
Sheet M2.3.2
•In lobby 123, remove (5) type “K” linear diffusers, taps, and manual volume dampers. 18x16 supply downstream of 12” tap to elev vest 129 (14x14) to be removed and capped. 12” supply to elev vest 129 to remain.
•(2) type “L” linear returns to be removed, return downstream of FSD to be removed and capped, FSD to remain.
•Storage 124 TF, grilles, FSD to remain.
•EF E3-5, ductwork, 12x12 grille to be removed. Louver E3-15 to remain.
•Remove tap, manual volume damper and supply grille to elev. vest. 129.
•Remove 6” supply tap, FSD, manual volume damper and type “K” linear diffuser in elev. vest. 125.
•Condensate from AC units to be reworked, collected and pumped along the 8x8 EA at gridline E2/S3.5 up to the 2nd floor and terminate at the mop sink in Jan S211.
Electrical
Sheet E2.3.1:
•In lobby, remove floor mounted outlets, floor boxes and branch wiring to it. Indicate unused circuit as spare.
•In unisex toilet, remove gfci receptacle and its branch wiring.
Sheet E2.3.2:
•In lobby, remove all floor mounted receptacles and their floor boxes and branch wiring. Indicate unused circuit as spare.
•In lobby, remove all wall mounted receptacles and their branch wiring. Indicate unused circuit as spare.
•In lobby, remove conduit and junction box for signage.
•In unisex toilet, remove GFCI receptacle and its branch wiring.
Sheet E3.3.1:
•Remove all ceiling mounted lighting and illuminated panel, Type L4, L2, L1, L5, and F4 from Lobby and unisex toilet. Remove branch wiring, control relay connection, and dimmer/override switches for the space.
•Provide fixture type F1 every 20’ for temporary lighting. Connect to nearest emergency circuit.
•Exit sign shall remain and pendant mounted to structure.
Sheet E3.3.2.
•Remove all ceiling mounted lighting and illuminated panel, Type L4, L2, L1, L5, and F4 from Lobby and unisex toilet. Remove branch wiring, control relay connection, and dimmer/override switches for the space.
•Provide fixture type F1 every 20’ for temporary lighting. Connect to nearest emergency circuit.
•Exit sign shall remain and pendant mounted to structure
Plumbing
Reference 1/P4.0.1
•Unisex 137. Remove water closet, lavatory and drain. Remove cold water, hot water and vent rough-ins to above ceiling and cap for future. Remove sanitary waste rough-ins to below floor to main branch and cap for future.
Reference 2/P4.0.1
•Unisex 104. Remove water closet, lavatory and drain. Remove cold water, hot water and vent rough-ins to above ceiling and cap for future. Remove sanitary waste rough-ins to below floor to main branch and cap for future.
SCHEDULE 1B TO
EXHIBIT B

SCHEDULE 1B TO
EXHIBIT B

SCHEDULE 1C TO EXHIBIT B
POTENTIAL LOCATIONS OF FOLDING DOOR

NORTH BUILDING
111-B
LANDSCAPED PODIUM
SOUTH BUILDING
111-B
DELAWARE
1
2
3

EGRESS LEGEND

STAIR EGRESS CALCULATIONS

INTERIOR COMMON MEANS OF EGRESS LEGEND

GENERAL NOTES

OFFICE LEVEL TWO & PODIUM EGRESS PLAN (1)

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO, CA

Form4

OFFICE LEVEL TWO & PODIUM EGRESS PLAN

A1.1.4

SCHEDULE 1C TO
EXHIBIT B

LEGEND:

KEYNOTE:

D
C
B
A

MECHANICAL PENTHOUSE (3)

NORTH BUILDING - WEST ELEVATION (2)

3
3
2
1

NORTH BUILDING - SOUTH ELEVATION (1)

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO, CA

Form4

EXTERIOR ELEVATIONS

EN A3.1.2

SCHEDULE 1C TO
EXHIBIT B

SCHEDULE 2 TO EXHIBIT B
BASE BUILDING REQUIREMENTS
1. Extension of the electrical, plumbing, and exhaust system mainlines to certain areas of the floors of the Premises agreed upon by Landlord and Tenant in connection with the Cafeteria and the Fitness Center. Landlord shall have no obligation to complete such extensions if Tenant fails to notify Landlord of Tenant’s desired locations (including sufficient detail, consistent with industry standards and practices, to allow Landlord to immediately revise the Building Plans without further input from Tenant) of such extensions by April 15, 2016.
2. Relocation of the North Showers (but not the South Showers), to a location agreed upon by Landlord and Tenant within the Fitness Center. Notwithstanding the foregoing, Landlord shall have no obligation to relocate the North Showers if Tenant fails to notify Landlord of Tenant’s desired location (including sufficient detail, consistent with industry standards and practices, to allow Landlord to revise the Building Plans without further input from Tenant) of such showers by April 15, 2016.

SCHEDULE 2 TO
EXHIBIT B

SCHEDULE 3 TO EXHIBIT B
DELIVERY CONDITION
The floors of the Premises shall be in “Delivery Condition” following the Substantial Completion of the following portions of the Base, Shell and Core. “Substantial Completion” shall mean that such portions of the Base, Shell and Core have been constructed in good and workmanlike manner in accordance with the Base Building Plans.
1. Structural concrete with spray applied fireproofing (where such spray is required by applicable law)
2. Unfinished interior core and shaft construction (excluding all restrooms)
3. Temporary, non-occupancy fire sprinkler risers and distribution
4. Tenant sleeves at electrical/data closets
5. Plumbing rough-in (no loops outside of core)
6. Building stairs
7. Floors in broom-swept condition (except for curtainwall units that will be left on floor until the hoists are removed and the hoist bays completed)
8. Temporary or permanent power to support construction activities related to the Tenant Improvements
9. Freight elevator or hoist
10. Electrical rooms and distribution panel
11. Connection points for MEP
12. Watertight building envelope (except portions related to exterior hoist access)

SCHEDULE 3 TO
EXHIBIT B

SCHEDULE 4 TO EXHIBIT B
ESTIMATED CONSTRUCTION SCHEDULE
•Delivery Date if Tenant utilizes Whiting Turner as “Contractor”: July 1, 2016 for the North Tower and July 22, 2016 for the South Tower.
•Delivery Date if Tenant utilizes any other “Contractor”: September 15, 2016 for the North Tower and October 3, 2016 for the South Tower.
•Substantial Completion of the Base Building: December 6, 2016
•Final Condition Date: December 6, 2016.
•Completion (including punchlist items) of the Building, the base building components of the Adjacent Building, the Project Parking Facilities, and Common Areas: February 1, 2017

SCHEDULE 4 TO
EXHIBIT B

SCHEDULE 5 TO EXHIBIT B
ADDITIONAL ALLOWANCE RENT SCHEDULES
Base Rent Schedule if Tenant elects to utilize the Additional Allowance

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Component of Base Rent Applicable to Additional Allowance
1	$11,753,604.14 *	$979,467.01 *	$75,972.51

2	$12,078,862.16 *	$1,006,571.85 *	$75,972.51

3	$12,413,877.92	$1,034,489.83	$75,972.51

4	$12,758,944.15	$1,063,245.35	$75,972.51

5	$13,114,362.37	$1,092,863.53	$75,972.51

6	$13,480,443.14	$1,123,370.26	$75,972.51

7	$13,857,506.33	$1,154,792.19	$75,972.51

8	$14,245,881.42	$1,187,156.78	$75,972.51

9	$14,645,907.75	$1,220,492.31	$75,972.51

10	$15,057,934.88	$1,254,827.91	$75,972.51

11	$15,482,322.82	$1,290,193.57	$75,972.51

12	$15,919,442.41	$1,326,620.20	$75,972.51

13 - Last	$16,369,675.57	$1,364,139.63	$75,972.51
*Subject to the Base Rent Abatement set forth in Section 3.2 and 3.3 below, but during periods of Base Rent abatement, Tenant shall continue to pay the component of Base Rent applicable to the repayment of the Additional Allowance.
SCHEDULE 5 TO
EXHIBIT B

Base Rent Schedule if Tenant elects to Prepay $4,202,300.00 of the Additional Allowance

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Component of Base Rent Applicable to Additional Allowance
1	$11,753,604.14 *	$979,467.01 *	$75,972.51

2	$11,533,007.30 *	$961,083.94 *	$30,484.61

3	$11,868,023.06	$989,001.92	$30,484.61

4	$12,213,089.29	$1,017,757.44	$30,484.61

5	$12,568,507.51	$1,047,375.63	$30,484.61

6	$12,934,588.28	$1,077,882.36	$30,484.61

7	$13,311,651.47	$1,109,304.29	$30,484.61

8	$13,700,026.56	$1,141,668.88	$30,484.61

9	$14,100,052.89	$1,175,004.41	$30,484.61

10	$14,512,080.02	$1,209,340.00	$30,484.61

11	$14,936,467.97	$1,244,705.66	$30,484.61

12	$15,373,587.55	$1,281,132.30	$30,484.61

13 - Last	$15,823,820.71	$1,318,651.73	$30,484.61
*Subject to the Base Rent Abatement set forth in Section 3.2 and 3.3 below, but during periods of Base Rent abatement, Tenant shall continue to pay the component of Base Rent applicable to the repayment of the Additional Allowance.
SCHEDULE 5 TO
EXHIBIT B

SCHEDULE 6 TO EXHIBIT B
LIST OF PRE-APPROVED ARCHITECTS, ENGINEERS, AND CONTRACTORS
Architects
Interior Architects
M. Moser
Nichols Booth
Project Manager
Ingram and Associates
Engineers
Alfa Tech

SCHEDULE 6 TO
EXHIBIT B

EXHIBIT C
NOTICE OF LEASE TERM DATES

To:

Re: Office Lease dated ____________, 20___ between ___________________________, a ___________________________ (“Landlord”), and ___________________________, a ___________________________ (“Tenant”) concerning Suite _______ on floor(s) _______ of the office building located at ___________________________.
Gentlemen:
In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1. The Lease Term shall commence on or has commenced on _________________ for a term of _________________ ending on _________________.
2. Rent commenced to accrue on _______________, in the amount of _______________.
3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4. Your rent checks should be made payable to  ____________ at _________________.
5. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described in Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
6. Contact Person. Tenant’s contact person in the Premises is:

, Suite

Attention:
Telephone:
Facsimile:
7. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
8. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State of California.

“Landlord”:
,
a

By:
Its:
Agreed to and Accepted as
of __________, 20___.

“Tenant”:

a

By:
Its:

EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
2. In case of actual or suspected invasion, mob, riot, public excitement, or other commotion, or for drill purposes, Landlord reserves the right to evacuate or prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
3. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
4. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
5. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
7. Tenant shall not overload the floor of the Premises.
8. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
9. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.
10. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive, disruptive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
12. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except for service animals, as defined by the Americans with Disabilities Act, and accompanying guidelines), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

13. No cooking shall be done or permitted on the Premises (other than in the Cafeteria), nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the portions of the Premises other than the Cafeteria for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
14. The Premises shall not be used for the sale, manufacturing or for the storage of merchandise except as such storage may be incidental to the Permitted Use. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
15. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
16. Tenant, its employees and agents shall not loiter in the Common Areas for the purpose of smoking tobacco products, nor in any way obstruct such areas.
17. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system.
18. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
20. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
21. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent, LED, and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.
22. No bottles, parcels or other articles shall be placed on the windowsills.
23. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
24. Tenant shall not permit any Tenant Party to smoke (including the use of any form of e-cigarette, electronic cigarette, personal vaporizer or electronic nicotine delivery system) in the Premises or anywhere else on the Project, except in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard. Tenant must comply with the State of California “No Smoking” laws, and any local “No Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

25. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties (other than Landlord, its agents, employees, contractors, invitees and guests), including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
26. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
27. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
28. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
29. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
30. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
31. Tenant shall use commercially reasonable efforts to cease any activity on or about the Premises or Building which draws pickets, demonstrators, or the like.
32. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle parked improperly to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any improperly parked vehicles belonging to a Tenant Party.
33. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, or illegal drugs. Tenant’s use of alcohol in the Premises shall comply with all applicable Laws, and in no event may Tenant sell alcohol from the Premises or otherwise provide alcohol to third parties. Pursuant to Section 10.4 of this Lease, Tenant’s commercial general liability insurance shall include liquor liability if Tenant serves or stores alcohol on the Premises.
34. Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.
35. Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.
36. During any time Tenant is not the Sole Direct Tenant,
(a) Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

(b) All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
(c) Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the general vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages (actual or consequential) for any error with regard to the admission to or exclusion from the Building of any person.
(d) No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
(e) No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.
(f) Tenant, its employees and agents shall not loiter in the Common Areas.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided that such additions and amendments (a) do not increase Tenant’s cost of occupancy or reduce Tenant’s rights under this Lease (other than to a de minimis extent), (b) are equitably enforced by Landlord, (c) are not inconsistent with the terms of this Lease (other than to a de minimis extent), and (d) copies of the same are provided to Tenant. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
In the event of a conflict between any Rule or Regulation in place from time to time and the other terms of this Lease, the terms of this Lease shall control.

EXHIBIT E
FORM OF TENANT’S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of ____________, 20___ by and between ______________________, as Landlord, and the undersigned as Tenant, for Premises on the _______________ floor(s) of the office building located at ____________________, certifies as follows:
1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2. Tenant currently occupies the Premises described in the Lease, the Lease Term commenced on ____________, 20___ and the Lease Term expires on ____________, and Tenant has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3. Base Rent became payable on ____________.
4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.
7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________. The current monthly installment of Base Rent is $______________________.
8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.
9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.
10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that Tenant has against Landlord.
11. If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13. Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises in violation of any federal, state or local law, ordinance, rule or regulation.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to the undersigned Tenant under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at _______________ on the ____ day of ____________, 20____.

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT F
MARKET RENT ANALYSIS
When determining Market Rent, the following rules and instructions shall be followed.
1. RELEVANT FACTORS.  The Market Rent, as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit F) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions”. The “Market Rent,” as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term (or First Offer Term, as applicable) at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (or First Offer Term, as applicable) (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term (or First Offer Term, as applicable)) leasing non-sublease, non-equity space comparable in location and quality to the Premises in the “Comparable Area” (as that term is defined in Section 4 below and consisting of at least 100,000 rentable square feet (or comparable size to the First Offer Space, as applicable), for a comparable term, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”). The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit F and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises and/or improvement allowances granted to Tenant, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users (as contrasted to the Tenant), (v) consideration of the level of control and the usage rights of the Terrace, Common Areas, Building Parking Facilities and signage rights by Tenant at the Project, and (vi) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Market Rent shall include adjustment of the stated size of the First Offer Space or the Premises, as applicable, based upon the standards of measurement utilized in the Comparable Transactions.
2. TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term (or First Offer Term, as applicable). Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).
3. TENANT IMPROVEMENT ALLOWANCE.  If, in determining the Market Rent for an Option Term (or First Offer Term, as applicable), Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Option Space (or First Offer Space, as applicable) (the “Market Rent TI Allowance”), Landlord may, at Landlord’s sole option, elect to grant all or a portion of the Market Rent TI Allowance in accordance with the following: (A) to grant some or all of the Market Rent TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to offset against the rental rate component of the Market Rent all or a portion of the Market Rent TI Allowance (in which case such portion of the Market Rent TI Allowance provided in the form of a rental offset shall not be granted to Tenant). To the extent Landlord elects not to grant the entire Market Rent TI Allowance to Tenant as a tenant improvement allowance, the offset under item (B), above, shall equal the amount of the tenant improvement allowance not granted to Tenant as a tenant improvement allowance pursuant to the preceding sentence.
EXHIBIT F

4. COMPARABLE BUILDINGS.  For purposes of this Lease, the term “Comparable Buildings” shall mean the buildings in the Project and those certain other first-class single-tenant and multi-tenant occupancy office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction), quality of construction, level of (and proximity to) services, amenities, and housing opportunities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), proximity to mass transit and freeway access, level of LEED certification, size, and appearance, and are located in the Comparable Area, with appropriate adjustment as applicable in Comparable Transactions for differences in historical rental rates and other factors between portions of the cities in the Comparable Area and cities in the Comparable Area. The “Comparable Area” shall mean the cities of San Mateo, Redwood City, Menlo Park, and Palo Alto.
5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.
5.1 The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease. This results in the estimate of Net Equivalent Lease Rate received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.
5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.
5.3 The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to the lesser of 8%, or the rate then being used for similar purposes by landlords of Comparable Buildings) to the lease commencement date, resulting in a net present value estimate.
5.4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.
5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate used in the present value analysis. This calculation will result in a hypothetical level or even payment over the lease term, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).
6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate applicable the Option Term (or First Offer Term, as applicable).
EXHIBIT F

EXHIBIT G
FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ______________
ISSUE DATE: _____________
ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054
BENEFICIARY:
HGP SAN MATEO OWNER LLC
c/o HINES
101 CALIFORNIA ST. SUITE 1000
SAN FRANCISCO, CA 94111
APPLICANT:
MEDALLIA, INC.
450 CONCAR DR.
SAN MATEO, CA 94402
AMOUNT: US$8,131,450.50 (EIGHT MILLION ONE HUNDRED AND THIRTY-ONE THOUSAND FOUR HUNDRED AND FIFTY AND 50/100 U.S. DOLLARS)
EXPIRATION DATE: [INSERT DATE THAT IS 1 YEAR FROM ISSUANCE - ________________]
LOCATION: SANTA CLARA, CALIFORNIA
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. BENEFICIARY’S SIGNED STATEMENT, STATING AS FOLLOWS:
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD ______ IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”
EXHIBIT G

OR
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED A WRITTEN NOTICE OF SILICON VALLEY BANK’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. SVBSF ______.”
OR
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF STANDBY LETTER OF CREDIT NO. SVBSF ______ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”
OR
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF STANDBY LETTER OF CREDIT NO. SVBSF ______ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”
OR
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF STAN DBY LETTER OF CREDIT NO. SVBSF ______ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND
EXHIBIT G

WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT DELIVERY SERVICE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION; OR BY FACSIMILE TRANSMISSION AT: (408) 969-6510 OR (408) 496-2418 AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT. HOWEVER, BENEFICIARY’S TELEPHONE ADVICE IS NOT CONTINGENT UPON FACSIMILE PRESENTATION AND WILL NOT DELAY OR IMPEDE DRAWINGS. THE ORIGINAL DRAFTS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.
IF DEMAND FOR PAYMENT IS PRESENTED BY 10 A.M. CALIFORNIA TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELLY AVAILABLE FUNDS NO LATER THAN THE NEXT FOLLOWING BUSINESS DAY AFTER THE DATE OF PRESENTMENT. IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT OF SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE SECOND BUSINESS DAY AFTER THE DATE OF PRESENTMENT.
AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.
WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.
IF THE ORIGINAL AND/OR ANY AMENDMENTS THERETO OF THIS STANDBY LETTER OF CREDIT NO. SVBSF______ ARE LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO. SVBSF______ UPON OUR RECEIPT OF YOUR INDEMNITY LETTER WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO. SVBSF ______ IS LOST, STOLEN, OR DESTROYED.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ________________
EXHIBIT G

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO.		DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT
1. DATE: ISSUANCE DATE OF DRAFT.
2. REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3. PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4. US$: AMOUNT OF DRAWING IN FIGURES.
5. USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6. LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7. DATED: ISSUANCE DATE OF THE STANDBY L/C.
8. BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9. AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________________
EXHIBIT G

EXHIBIT
TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN:INTERNATIONAL DIVISION STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT _________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)
EXHIBIT G

EXHIBIT H
FORM OF SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
[RECORDATION OF SNDA TO BE DETERMINED BY MORTGAGEE]
JPMORGAN CHASE BANK, N.A.
(Mortgagee)
- and -

(Tenant)
- and -

(Landlord)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Dated:	as of ________________, 201___

Location:

Section:
Block:
Lot:
County:

PREPARED BY AND UPON RECORDATION RETURN TO:

Attention:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of ______________, 201___, by and among JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (“Mortgagee”), ________________, a ________________ (“Tenant”), and ______________________ and its successors and assigns (“Landlord”).
RECITALS:
A. Landlord owns, leases or controls (or will be acquiring) the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).
B. Under the terms of a certain lease (the “Lease”) dated _______________, between Tenant and Landlord, or Landlord’s predecessor in title, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).
C. Landlord has executed, or will be executing, a mortgage or deed of trust in favor of Mortgagee (the “Mortgage”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord as described therein and in all other documents evidencing, securing or guaranteeing such indebtedness (the “Loan Documents”).
D. The parties hereto desire to have the Lease be subordinate to the Mortgage and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.
AGREEMENT:
NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:
1. Subordination.  The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.
2. Non-Disturbance.   In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Mortgagee agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement); provided, further, however, that Mortgagee and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Mortgagee or Acquiring Party: any option to purchase or any right of first refusal to purchase with respect to the Property.
3. Attornment.  In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if any Landlord default under the Lease is not susceptible to cure and results in the termination of the Lease, or the Lease is terminated for any other reason, including, without limitation, as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.
4. Limitation of Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Mortgagee, its successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Mortgagee or Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:
(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Mortgagee, Acquiring Party or the successors or assigns of either of them, including, without limitation, any liability of Landlord under Section 1.6.2 of Exhibit B to the Lease (referred to as the Tenant Work Letter), including, without limitation, any Incremental Rental Amount (as such term is defined in the Lease) or any Additional Holdover Amount (as such term is defined in the Lease);
(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord);
(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Mortgagee or Acquiring Party, as applicable;
(d) be bound by any amendment, modification or termination of the Lease or by any waiver or forbearance on the part of any prior landlord (including Landlord), in either case to the extent the same is made or given without the prior written consent of Mortgagee (provided that this provision shall not be construed to require the Mortgagee’s consent to any exercise of any right of Tenant as expressly set forth in the Lease, and any amendment to the Lease documenting such exercise, and Mortgagee or relevant Acquiring Party shall be bound thereby in the event of a foreclosure or conveyance in lieu of foreclosure);
(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession (provided that this provision shall not be construed to release the Mortgagee or relevant Acquiring Party in the event of a foreclosure or conveyance in lieu of foreclosure from any indemnity which by the terms of the Lease would be effective with respect to future acts, omission or circumstances and only to the extent the underlying event giving rise to the claim under such indemnity occurs after the date of such foreclosure or conveyance); or
(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises (provided that this provision shall not be construed to release the Mortgagee or relevant Acquiring Party in the event of a foreclosure or conveyance in lieu of foreclosure from any obligation as landlord which by the terms of the Lease would be effective with respect to future acts, omission or circumstances and only to the extent the obligation arises and accrues after the date of such foreclosure or conveyance, but in every instance, excluding all landlord obligations to construct and deliver the Base Building (as defined in the Lease) in Final Condition and to complete the Base Building Punch List Items (as defined in the Lease)).

5. Rent.  Tenant hereby agrees to and with Mortgagee that, upon receipt from Mortgagee of a notice of any default by Landlord under the Mortgage, Tenant will pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Mortgagee in accordance with the terms and conditions hereof.
6. No Amendment.  Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Mortgagee, provided that this provision shall not be construed to require the Mortgagee’s consent to any exercise of any right of Tenant as expressly set forth in the Lease, and any amendment to the Lease documenting such exercise, and Mortgagee or relevant Acquiring Party shall be bound thereby in the event of a foreclosure or conveyance in lieu of foreclosure.
7. Further Documents.  The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Mortgagee or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.
8. Notice and Cure.  Tenant agrees that if there occurs a default by Landlord under the Lease:
(a) A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Mortgagee, and no such notice shall be effective for any purpose under the Lease unless so given to Mortgagee; and
(b) If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Mortgagee. Mortgagee shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Building), and so long as Mortgagee shall be proceeding diligently to cure the defaults that are reasonably susceptible of cure or proceeding diligently to foreclosure the Mortgage, no such default shall operate or permit Tenant to terminate the Lease.
9. Notices.  All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U. S. registered or certified mail, postage prepaid, addressed as follows:

Mortgagee:

JPMorgan Chase Bank, N.A. 10 South Dearborn Mail Code IL1-0958 Chicago, Illinois 60603 Attention: Manager, Real Estate Loan Department

with a copy to:

Lock Lord LLP 600 Travis, Suite 2800 Houston, Texas 77002 Attention: Brett Hamilton

Landlord:

HGP San Mateo Owner LLC c/o Hines 101 California Street, Suite 1000 San Francisco, California 94111-5894 Attention: Cameron Falconer Email: [E-mail Address Intentionally Omitted]

With a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq. Email: [E-mail Address Intentionally Omitted]

Tenant:

Attention:
or to such other address in the United States as such party may from time to time designate by written notice to the other parties.
10. Binding Effect.  The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Mortgagee, Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.
11. No Oral Modifications.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.
12. Governing Law.  This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.
13. Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.
14. Inapplicable Provisions.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15. Authority.  Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.
16. Tenant’s Personal Property.  It is expressly agreed to between Mortgagee, Landlord and Tenant that in no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.
17. Subsequent Transfer.  If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest by such Acquiring Party, all obligations accruing after the date of such transfer shall terminate as to such Acquiring Party.
18. Waiver of Jury Trial.  LANDLORD, TENANT AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.
19. Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORTGAGEE:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

TENANT:

, a
By:	, a
limited liability company, it’s Manager

By:
Name:
Title:

LANDLORD:

HGP SAN MATEO OWNER LLC,
a Delaware limited liability company

By:	Hines Concar MM LLC
Sole Member

By:	Hines 400-450 Concar Associates Limited Partnership,
Sole Member

By:	Hines Investment Management Holdings Limited Partnership,
General Partner

By:	HIMH GP LC,
General Partner

By:	Hines Real Estate Holdings Limited Partnership,
Sole Member

By:	JCH Investments, Inc.
General Partner

By:

Name:

Its:

ACKNOWLEDGMENTS
[INSERT APPLICABLE STATE SPECIFIC ACKNOWLEDGMENTS]
EXHIBIT A

EXHIBIT A
LEGAL DESCRIPTION
EXHIBIT A

EXHIBIT I-1
LOCATIONS OF TENANT’S SIGNAGE
High Rise Tenant Signage Locations
Freeway Oriented Tenant Signage Locations
EXHIBIT I-1

Pedestrian Oriented Tenant Signage Locations
Freestanding Monument Tenant Signage Locations

EXHIBIT I-1

EXHIBIT J
DEPICTION OF POTENTIAL GENERATOR AREAS

EXHIBIT J

EXHIBIT I-2
LOCATIONS OF SIGNAGE BACKINGS
EXHIBIT I-2

EXHIBIT I-2

EXHIBIT I-2

EXHIBIT K
DEPICTION OF BICYCLE STORAGE AREA
EXHIBIT K

EXHIBIT L
LEED REQUIREMENTS
LEED related Requirements:
1. For any new HVAC&R equipment that is installed to serve the Pedestrian Office areas located on Level 1:
a) Meet the requirements of LEED prerequisite EQ 1 by ensuring that mechanical ventilation systems are designed using the Ventilation Rate Procedure in Section 6.2 of ASHRAE Standard 62.1-2007. Ventilation systems must meet the requirements in Sections 4 through 7, Ventilation for Acceptable Indoor Air Quality (with errata but without addenda).
b) Meet the requirements of LEED credit EQ 1 by completing the following:
i. Install outside airflow measurement devices at all outdoor intakes
OR
Install carbon dioxide (CO2) sensors between 3 and 6 feet above the floor in all occupiable spaces (this is allowable in lieu of outside airflow monitoring per LEED Interpretation numbers 1830 and 1701, which may be referenced for greater detail).
•CO2 sensors must be installed between three and six feet AFF.
•Configure monitoring equipment to generate an alarm when outside air flow and/or CO2 levels vary by 10% or more from the design values via either a building automation system alarm to the building operator or a visual or audible alert to the building occupants
c) Meet the requirements of LEED prerequisite EA 3 and credit EA 4 by completing the following:
i. Do not use refrigerant.
OR
If refrigerants are used, do not use CFC based refrigerants, and ensure HVAC&R equipment complies with the maximum threshold of 100 for combined contributions to ozone depletion and global warming potential as outlined in the LEED-CS v2009 Rating System (pages 43-44). Specifically, LCGWP + LCODP x 105 ≤ 100, where LCGWP is lifecycle global warming potential and LCODP is lifecycle ozone depletion potential.
AND
ii. If additional fire suppression systems are installed, systems must not contain ozone-depleting substances such as CFCs, HCFCs or halons.
d) Meet the requirements of LEED credit EQ 5 by installing filters (that have a MERV rating of no less than 13) on all tenant-installed mechanical ventilation systems.
2. For Pedestrian Office spaces with exterior entrances, meet the requirements of LEED credit EQ 5 by employing walk-off mats inside the building that are at least 10 feet long in the primary direction of travel. Walk-off (Roll-up) mats must be maintained on a weekly basis. If a physical obstruction in the tenant design prevents retail tenants from placing a 10 ft walk off mat inside the space, LEED Interpretation 10098 posted 8/01/2011 indicates possible exceptions to length and placement of walk off mats.
As part of the base building policy, smoking is prohibited inside, and within 25 feet of the building.
EXHIBIT L

EXHIBIT M
LOCATION OF ROOFTOP EQUIPMENT

EXHIBIT M

FIRST AMENDMENT TO OFFICE LEASE
THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is made and entered into as of August 26, 2016, by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company (“Landlord”), and MEDALLIA, INC., a Delaware corporation (“Tenant”).
RECITALS:
A. Landlord and Tenant entered into that certain Office Lease, dated March 23, 2016 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain space (the “Premises”) to be located in the entirety of the building (the “Building”) located at 450 Concar Drive in San Mateo, California.
B. The parties desire to amend the Lease, on the terms and conditions set forth in this First Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. TERMS.  All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.
2. TERRACE WORK.
2.1 Proposed Changes to Terrace Design.  Tenant has requested that a portion of the scope of work affecting the Terrace be removed from the Landlord’s responsibility (“Tenant’s Requested Changes to Terrace”). The full scope of Tenant’s Requested Changes to Terrace is included as part of Schedule 1 attached to this First Amendment.
2.2 Landlord’s Request for Approval.  On July 5, 2016, Landlord submitted a request to the City of San Mateo Planning Division (the “City”), in the form attached as Schedule 1 to this First Amendment (“Landlord’s Request”), seeking approval to remove Tenant’s Requested Changes to Terrace from the Landlord’s responsibility and to place the responsibility for completing the improvements to the Terrace, in accordance with plans and specifications to be approved by Landlord (in accordance with Section 2.3 below) and the City, on Tenant (the “Tenant’s Terrace Work”). Tenant’s Terrace Work shall include, without limitation, the performance of the landscaping for the podium with equivalent and comparable landscaping as on the approved planning application identified as “PA 09-009-2 & Delaware Office Project” in 2010, and the planting and installation of twelve (12) trees as required by the City for the City’s approval of Landlord’s construction of the Building (the “Required Trees”). As of the date hereof, Landlord has not yet received approval (the “City Terrace Work Approval”) from the City to remove the work consisting of Tenant’s Requested Changes to Terrace from the scope of work required to be performed by Landlord in order to obtain the temporary and permanent certificate of occupancy, or their legal equivalent, for the Base, Shell and Core (the “Base, Shell and Core CofO”) and to cause the occurrence of the Final Condition. Notwithstanding any contrary provision of this Section 2.2, in order for the City’s approval as required by this Section 2.2 to constitute an acceptable City Terrace Work Approval for purposes of this First Amendment, any such approval by the City may not impair, delay, increase the cost of achieving or otherwise affect Landlord’s ability to obtain the Base, Shell and Core CofO or cause any delay in Landlord’s ability to achieve the Final Condition, nor shall City’s approval create or impose any type of pre-condition or post-condition to Landlord obtaining the Base, Shell and Core CofO. The parties shall use commercially reasonable efforts and diligently cooperate with each other in an attempt to obtain prompt approval from the City for the City Terrace Work Approval, provided that (i) neither party shall be required to incur any out-of-pocket expenses in connection therewith, nor (ii) shall either party have any liability to the other party if the City fails to timely give the City Terrace Work Approval. Notwithstanding any contrary provision of this First Amendment, if the City Terrace Work Approval is not received by Landlord in writing from the City on or before September 12, 2016, time being of the essence with respect thereto, then Landlord’s request shall be withdrawn and neither party shall further pursue the City Terrace Work Approval from the City, Landlord shall perform the scope of work affecting the Terrace as previously contemplated by Landlord as part of the Base, Shell and Core work without regard to Tenant’s Requested Changes to Terrace, and the provisions of this Section 2 of this First Amendment shall have no further force or effect.
2.3 Tenant’s Terrace Work to be Performed as Tenant Construction Items.  The parties agree that if the City Terrace Work Approval is timely obtained in writing, then Tenant’s Terrace Work shall be performed as additional “Tenant Construction Items” (as that term is defined in Section 1.1 of the Tenant Work Letter attached as Exhibit B to the Lease (the “Tenant Work Letter”)), and not as part of the Base, Shell and Core work to be performed by Landlord pursuant to Section 1 of the Tenant Work Letter, provided that, notwithstanding any contrary provision of the Lease or the Tenant Work Letter, Tenant’s plans and specifications for Tenant’s Terrace Work shall be subject to Landlord’s prior written approval, in its sole and absolute discretion, but otherwise the time periods and procedures set forth in Section 3 of the Tenant Work Letter for obtaining Landlord’s approval of Tenant’s plans and specification shall apply. Further notwithstanding any contrary provision of the Lease or the Tenant Work Letter, Landlord’s delivery to Tenant of the Terrace shall not be part of Landlord’s Delivery Condition obligations. Accordingly, the Tenant’s Terrace Work shall be performed at Tenant’s sole cost and expense, subject to a deduction from the Tenant Improvement Allowance. If the City Terrace Work Approval is timely obtained in writing, then Landlord shall provide Tenant with a credit to the Tenant Improvement Allowance for Tenant’s Terrace Work, as reasonably and equitably determined by Landlord, in an amount equal to any cost savings resulting from Tenant’s Terrace Work not being performed as part of Landlord’s Base, Shell and Core work (the “Construction Credit”) (which Construction Credit shall be reduced by the following: (i) any subcontractor materials and labor costs incurred or arising prior to Landlord’s receipt, if at all, of the City Terrace Work Approval with respect to any components of Tenant’s Requested Changes to Terrace or the Terrace construction originally planned by Landlord which will be removed from Landlord’s responsibility upon the issuance, if at all, of the City Terrace Work Approval, (ii) the costs incurred by Landlord for the “Flood Testing Work” (as that term is defined in Section 2.4 below), (iii) the actual costs incurred by Landlord in connection with the negotiation and preparation of this First Amendment (but not in excess of $60,500.00), and (iv) all architectural and engineering fees and fees for governmental approvals incurred by Landlord to effectuate the removal of the Tenant’s Requested Changes to Terrace from the Base Building work and to obtain the City Terrace Work Approval (collectively, (i) through (iv) being the “Terrace Sunk Costs”). The parties acknowledge and agree that notwithstanding the consummation of this First Amendment, until such time, if at all, that the City timely delivers the City Terrace Work Approval in writing, Landlord and its contractor shall proceed with the ordering of, payment for, and receipt of the materials and supplies required for Landlord’s construction of the Terrace (the “Terrace Materials”) as if the City Terrace Work Approval will not be obtained on a timely basis, and therefore, the Construction Credit will continue to diminish as the result of the costs incurred for the Terrace Materials which are ordered prior to any receipt of the City Terrace Work Approval, and Landlord shall have no liability to Tenant therefor nor shall Tenant be entitled to a higher amount for the Construction Credit or a reduction in the Terrace Sunk Costs as a result thereof. For the avoidance of doubt, any delay in Landlord achieving Final Condition caused in whole or in part by (a) Landlord’s Request, (b) obtaining the City Terrace Work Approval (c) the withdrawal of Landlord’s Request if City approval is not forthcoming, or (d) Tenant’s performance of Tenant’s Terrace Work, shall be a Tenant Delay for purposes of the original Lease (including the Tenant Work Letter). If the City Terrace Work Approval is timely obtained in writing, then Landlord’s contractor shall deliver to Tenant all Terrace Materials received by Landlord’s contractor, the cost of which (including the cost of delivery to Tenant) is included in the calculation of the Terrace Sunk Costs, following receipt of such Terrace Materials by Landlord’s contractor. Tenant shall retain Studio Five Design, Inc. as landscaping consultant and Landlord’s designated LEED consultant in connection with the design and performance of the Tenant’s Terrace Work. Tenant shall be solely responsible for compliance with all governmental requirements relating to the performance of the Tenant’s Terrace Work, which may include an obligation for Tenant to obtain and maintain a lien and completion bond. Tenant shall be required to obtain warranties for labor and materials from “Tremco” and “Alcal” (as such terms are defined in Section 2.4 below) for a period of at least ten (10) years following the completion of Tenant’s Terrace Work, and Tenant shall further be required to obtain warranties of the same type and for at least the same length of time following the completion of Tenant’s Terrace Work as Landlord obtains from any other contractors, subcontractors, or material suppliers with respect to the deck under the Terrace to the extent that Landlord notifies Tenant in writing of such warranties that Landlord has obtained (all such required warranties to be obtained by Tenant shall be collectively referred to hereinafter as the “Warranties”). Tenant shall provide Landlord with copies of all such Warranties promptly following the completion of Tenant’s Terrace Work (the “Warranty Documents”). Tenant shall be obligated to diligently enforce such warranties at Landlord’s request, at no cost to Landlord, in the event of any defects in the construction of Tenant’s Terrace Work.
2.4 Timing of Performance of Tenant’s Terrace Work.  Following Landlord’s receipt from the City of its sign-off on the Base Building work and the City’s issuance of the Base, Shell and Core CofO, and Landlord’s delivery to Tenant of written evidence that the full and complete manufacturer’s warranty for the main waterproofing system for the deck under the Terrace (the “Deck Warranty”) has been received by Landlord (collectively, the “Terrace Delivery Conditions”), Landlord shall provide access to Tenant to the area of the Building necessary for performance of Tenant’s Terrace Work. Tenant shall have no right to access the Terrace for any purpose except as may be expressly permitted in advance in writing by Landlord for purposes of Tenant’s observation of Landlord’s remaining Base, Shell and Core work on the Terrace or for Tenant’s planning of Tenant’s Terrace Work, nor shall Tenant be permitted to commence the physical construction of Tenant’s Terrace Work, until the Terrace Delivery Conditions are satisfied. At such time as the Terrace Delivery Conditions are satisfied, Tenant shall promptly commence and diligently complete Tenant’s Terrace Work. Pursuant to separate written agreements, Tenant shall retain (or shall cause Contractor to retain) Simpson, Gumpertz & Heger (“SGH”), Tremco Incorporated (“Tremco”) and Alcal Specially Contracting (“Alcal”) to perform any design, testing, construction, repairs, and modifications relating to or affecting the Deck Warranty, provided that upon the completion of Tenant’s Terrace Work and Tenant’s delivery to Landlord of the Warranty Documents and all other documentation relating to Tenant’s Terrace Work to which Landlord is entitled (collectively, the “Terrace Completion Conditions”), Landlord shall be the party with the obligation to maintain and repair the Terrace, subject to the terms of the Lease, as amended hereby. Following satisfaction of the Terrace Completion Conditions, Landlord and Tenant shall execute a letter agreement establishing such satisfaction and the date upon which Landlord’s maintenance obligations shall commence. Prior to Tenant’s completion of performance of Tenant’s Terrace Work, Tenant shall take all necessary actions, at Tenant’s cost, to maintain the Deck Warranty, including performing any required repair work and Tenant shall promptly correct any action that would void the Deck Warranty. Prior to providing access to the Terrace to Tenant for the performance of the Tenant’s Terrace Work, Landlord shall cause the deck membrane to be tested (flood testing), and shall perform any work required to pass such tests, or otherwise required by SGH, Tremco, or Alcal (all of the foregoing are collectively referred to as the “Flood Testing Work”). Provided the deck membrane passes such tests, in connection with the performance of the Tenant’s Terrace Work, Tenant shall promptly thereafter complete the waterproofing system by adding the correct drainage course and/or green roof components manufactured by Tremco and/or required by Landlord. Prior to Tenant’s commencement of any work to encapsulate the deck membrane as a part of Tenant’s Terrace Work, Tenant shall cause the deck membrane to be re-tested (flood tested), and perform any work required to pass such re-test, or otherwise required by SGH, Tremco, or Alcal, and shall promptly provide Landlord with written copies of the re-testing reports and any other documentation reasonably required by Landlord to evidence Tenant’s compliance with these requirements. Tenant shall cause the Tenants Terrace Work to be designed and performed in a manner so as to not interfere with Landlord’s ability to obtain LEED Platinum certification for the Building. Upon request, Tenant shall provide Landlord with evidence demonstrating Tenant’s compliance with the terms of this Section 2.4.
2.5 Maintenance and Repair of Terrace; Terrace FF&E.  Notwithstanding any contrary provision of Section 7.2 of the Lease, the following provisions shall apply to the Terrace and the Terrace FF&E:
(i) Landlord’s obligations to maintain and repair the Terrace shall commence upon Tenant’s satisfaction of the Terrace Completion Conditions;
(ii) During such period that Tenant has the exclusive right to use the Terrace, Tenant shall pay for all costs incurred by Landlord in the repair, maintenance, and replacement of the Terrace, including two percent (2%) of the cost thereof to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements, within thirty (30) days of being billed for same;
(iii) The Required Trees shall not constitute Terrace FF&E, and shall be maintained by Landlord as part of the Terrace;
(iv) Any Alterations affecting the Required Trees which may be proposed by Tenant shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion; and
(v) Upon the expiration or earlier termination of the Lease Term, Tenant shall leave the Required Trees in place and Landlord shall automatically become the owner of the Required Trees. Notwithstanding the foregoing, only in the event that any applicable governmental authority requires the removal of some or all of the Required Trees (the “Governmental Requirement”), Landlord shall have the right to require Tenant, by notice to Tenant prior to the expiration or earlier termination of the Lease Term, to remove some or all of the Required Trees to the extent of the Governmental Requirement, in which event such trees as designated by Landlord shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage caused by such work, provided that Landlord may elect to perform such work on Tenant’s behalf and at Tenant’s sole cost, in which event Tenant shall pay Landlord for the cost of such work, including two percent (2%) of the cost thereof to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such work, within thirty (30) days of being billed for same.
3. ADDITIONAL ALLOWANCE.  Pursuant to the terms of Section 2.1.1 of the Tenant Work Letter attached to the Lease, Tenant has delivered the Additional Allowance Notice.
The parties acknowledge that Tenant’s Additional Allowance Notice is fully effective and has been accepted by Landlord as a one-time accommodation to Tenant in spite of Tenant’s delivery thereof after the deadline set forth in Section 2.1.1 of the Tenant Work Letter. In accordance with Section 2.1.1 of the Tenant Work Letter, Section 4 of the Summary attached to the Lease is hereby deleted and the following is hereby substituted in its place:
“4. Base Rent (Article 3):  Base Rent shall be paid in monthly installments in the following amounts for the following periods of time.

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Component of Base Rent Applicable to Additional Allowance
1	$11,753,604.14 *	$979,467.01 *	$75,972.51
2	$12,078,862.16 *	$1,006,571.85 *	$75,972.51
3	$12,413,877.92	$1,034,489.83	$75,972.51
4	$12,758,944.15	$1,063,245.35	$75,972.51
5	$13,114,362.37	$1,092,863.53	$75,972.51
6	$13,480,443.14	$1,123,370.26	$75,972.51
7	$13,857,506.33	$1,154,792.19	$75,972.51
8	$14,245,881.42	$1,187,156.78	$75,972.51
9	$14,645,907.75	$1,220,492.31	$75,972.51
10	$15,057,934.88	$1,254,827.91	$75,972.51
11	$15,482,322.82	$1,290,193.57	$75,972.51
12	$15,919,442.41	$1,326,620.20	$75,972.51
13 - Last	$16,369,675.57	$1,364,139.63	$75,972.51
*Subject to the Base Rent Abatement set forth in Section 3.2 and 3.3 below, but during periods of Base Rent abatement, Tenant shall continue to pay the component of Base Rent applicable to the repayment of the Additional Allowance.”
The parties acknowledge and agree that Tenant’s right to Base Rent abatement under Sections 3.2 and 3.3 of the Lease shall be inapplicable to the portion of Tenant’s Base Rent obligation which is attributable to Tenant’s repayment of the Additional Allowance to Landlord. Further in accordance with Section 2.1.1 of the Tenant Work Letter, subject to Section 5 below, the Tenant Improvement Allowance shall now be equal to $21,011,500.00, and Section 13 of the Summary attached to the Lease is hereby amended accordingly.

4. NORTH SHOWERS.  Notwithstanding the terms of Section 5.4.2 of the Lease or Schedule 2 to Exhibit B of the Lease, Landlord shall have no obligation to relocate the North Showers to the Fitness Center, and Landlord shall construct the North Showers in their originally anticipated location within the Building Parking Facilities pertaining to 450 Concar North Tower. Nothing contained in this Section 4 shall preclude Tenant from constructing showers in its Fitness Center, subject to Landlord’s consent rights as set forth in the Lease and the Tenant Work Letter.
5. MODIFICATION OF AMOUNT OF TENANT IMPROVEMENT ALLOWANCE; CREDIT FOR GROUND FLOOR LOBBIES AND SHOWERS.  The $21,011,500.00 amount of the Tenant Improvement Allowance set forth in Section 13 of the Summary attached to the Lease, as amended by Section 3 above, is hereby increased by (i) the $35,000.00 “Shower Credit,” as that term is defined in Section 5.1 below, and (ii) the $627,983.00 “Lobby Credit,” as that term is defined in Section 5.2 below, for a total of $21,674,483.00.
5.1 Shower Credit.  In consideration of Tenant’s agreement that Landlord shall have no obligation to relocate the North Showers to the Fitness Center, Landlord shall credit Tenant an amount equal to $35,000.00 (the “Shower Credit”).
5.2 Lobby Credit.  Schedule 1B to Exhibit B to the Lease requires Landlord to provide Tenant with a credit in connection with the modification of Landlord’s construction obligations to allow Landlord to deliver the Ground Floor Lobbies to Tenant in shell condition, rather than in substantially complete condition. The parties hereby agree that the amount of such credit is $627,983.00 (the “Lobby Credit”).
6. PERMITTED DOGS.  All references in this Section 6 to the Lease Commencement Date shall mean the actual Lease Commencement Date under the Lease, and not any earlier deemed Lease Commencement Date determined pursuant to the Tenant Work Letter due to any Tenant Delay, if any.
6.1 In General.  Tenant shall be responsible for and shall adopt and enforce appropriate corporate policies to ensure that Permitted Dogs and Dog Owners (defined below) comply with the requirements of this Section 6, subject to Landlord’s prior written approval in its reasonable discretion. From and after the Lease Commencement Date, subject to the provisions of this Section 6, and the “Rules and Regulations”, as defined in Section 5.2 of the Lease, Tenant shall be permitted to allow Dog Owners to bring into the Premises up to a total of three (3) Permitted Dogs per each full floor of the Premises (i.e., eighteen (18) Permitted Dogs in the aggregate). As used herein, a “Permitted Dog” is a non-aggressive, well-mannered, fully domesticated dog owned by an officer or employee of Tenant that has been fully-vaccinated and licensed in accordance with applicable Laws, and a “Dog Owner” is the owner of a Permitted Dog. Pursuant to this Section 6: (i) Permitted Dogs must be on a leash while in any area of the Project outside of the Premises; (ii) a Permitted Dog shall always be accompanied and supervised by the Dog Owner of such Permitted Dog; and (iii) dog food and other organic materials must be kept in closed sanitary containers in the Premises and disposed of properly. Landlord reserves the right to assign or hire a third party service to administer this program, the costs of which shall be included in Operating Expenses.
6.2 Insurance and Indemnity.  Prior to the Lease Commencement Date, Tenant must furnish Landlord with evidence of liability insurance coverage encompassing any and all injuries to persons and property caused by any Permitted Dog. At all times while any

Permitted Dogs are at the Project, Tenant shall maintain liability insurance coverage encompassing any and all injuries to persons and property caused by any Permitted Dog, and furnish to Landlord evidence of such coverage upon Landlord’s reasonable request. Each Dog Owner and each Permitted Dog shall be deemed to be a “Tenant Party” under the Lease including the indemnification provisions of Article 10 of the Lease.
6.3 Access Routes.  While at the Project, Permitted Dogs must be taken directly to/from the Premises using reasonable access routes as may be designated by Landlord form time-to-time, and no Permitted Dogs shall be brought onto the roof of the Building.
6.4 Legal Compliance and Safety.  Tenant shall comply with all applicable Laws associated with or governing the presence of the Permitted Dogs within the Project, and such presence shall not violate the certificate of occupancy, temporary certificate of occupancy (or legal equivalent) for the Building or Project. No Permitted Dog shall be brought to the Project if such dog has fleas or ticks, is ill or contracts a disease that could potentially threaten the health or wellbeing of any other dog, or any tenant or occupant of the Project (which diseases may include, but shall not be limited to, rabies, leptospirosis and Lyme disease). No Permitted Dog shall be permitted to bite, fight with or exhibit aggressive or threatening behavior toward each other or employees or invitees of Landlord or other tenants of the Project. Prior to permitting any Permitted Dog at the Project and thereafter within five (5) days following Landlord’s request therefor, Tenant shall furnish to Landlord evidence of each Permitted Dog’s compliance with the requirements set forth in Section 3.1 above for vaccinations and licensing.
6.5 Nuisance; Cleaning; Costs and Expenses.  Permitted Dogs may not be allowed to create any noise, loiter in any Common Areas or disturb the quiet enjoyment by occupants of the Building or the Project. Tenant shall not permit any objectionable dog related odors or noises to emanate from the Premises. In no event shall any Permitted Dogs be at the Project overnight. Permitted Dogs shall only be permitted to defecate, urinate or vomit in a designated area on the Terrace (the “Dog Area”) which is specifically designed for such purposes (subject to Landlord’s prior written approval as to both the design and location thereof, in Landlord’s sole discretion), and no such dog functions shall be permitted in the Premises or elsewhere in the Project. Permitted Dogs shall be taken at regular times to the Dog Area to allow defecation or urination. Any bodily waste generated by Permitted Dogs in or about the Project shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project affected by such waste shall be cleaned and otherwise sanitized. Tenant shall pay to Landlord, within ten (10) business days after demand, all costs incurred by Landlord in connection with the presence of Permitted Dogs in the Building, Premises or Project, including, but not limited to, janitorial, waste disposal, landscaping, signage, repair, legal costs and expenses. No damage created by any dog to the Premises shall be deemed to be “reasonable wear and tear”. In the event Landlord receives any verbal or written complaints from any other tenant or occupant of the Project in connection with noise or health-related issues not covered by Section 3.4 (e.g., allergies) related to the presence of Permitted Dogs in the Premises, the Building or the Project, Landlord and Tenant shall promptly meet and mutually confer, in good faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters or soundproofing to be installed in the Premises HVAC system, or elsewhere in the Building or, if reasonably determined by Landlord, exclusion of the Permitted Dog from the Premises, the Building or the Project), and Tenant shall cause such measures to be taken promptly at its sole cost or expense.

6.6 Registration.  Each Dog Owner may be required to execute an agreement (the “Dog Agreement”) in a form to be provided by Landlord assuming full responsibility for any damages or claims resulting from the presence of Dog Owner’s dog at the Project, and indemnifying Landlord for any such damages or claims as provided in the Dog Agreement. At Landlord’s option, each Permitted Dog shall be issued an identification tag or card, which may include a photo (the “Dog Tag”). Landlord may require that if a Dog Owner does not have the applicable Dog Tag in his or her possession, Landlord may refuse to allow such dog to enter the Project. At Tenant’s request, Landlord may require that each Dog Owner pay Landlord directly for issuance of a Dog Tag.
6.7 Rights Personal to Original Tenant.  The right to bring Permitted Dogs into the Premises pursuant to this Section 6 is personal to the Original Tenant and its Permitted Transferees, and shall require the Original Tenant and/or its Permitted Transferees to personally occupy at least two-thirds (2/3) of the rentable square footage of the Premises. If Tenant assigns the Lease or sublets all or any portion of the Premises, then, as to the entire Premises, upon such assignment, or, as to the portion of the Premises sublet, upon such subletting and until the expiration of such sublease, the right to bring Permitted Dogs into such portion the Premises shall simultaneously terminate and be of no further force or effect, and the total number of dogs eligible to be brought into the Premises shall be proportionately reduced.
6.8 Termination of Rights.  Tenant agrees to enforce the terms of this Section 6, and if applicable, the Dog Policy Agreement, against each Dog Owner. Except as provided, below, if the terms of this Section 6, and if applicable, the Dog Policy Agreement, are breached on more than three (3) occasions by any particular Dog Owner and/or Permitted Dog, Landlord may revoke such Dog Owner’s right to bring any dog into the Project. If, however, (a) a particular Permitted Dog or Dog Owner has violated the terms of Section 6.4, (b) Landlord otherwise reasonably determines that the presence of a particular Permitted Dog at the Project creates a risk to health or safety or (c) Landlord has received a complaint from any tenant regarding damage, disruption or nuisance caused by such Permitted Dog in the Building or the Project, which complaint is, in Landlord’s reasonable business judgment, legitimate and not intended solely to harass or frustrate Tenant’s use and occupancy of the Premises or Tenant’s right to bring Permitted Dogs into the Premises in accordance with this Section 6, Landlord shall have the right, at any time, to prevent a particular Permitted Dog from entering or accessing the Project. In addition, Landlord may terminate Tenant’s rights under this Section 6 by written notice thereof to Tenant, and without liability to Tenant, upon the occurrence of any of the following: (i) the breach of the terms of this Section 6 by the same Tenant Party or Dog Owner on more than two (2) occasions in any three (3) month period, (ii) any instance of violence or overt aggression by any Permitted Dog against any tenant, visitor, occupant, or other person at the Project, (iii) Tenant ceases to lease and occupy at least one (1) full floor in the Building, (iv) Landlord’s sale or transfer of Landlord’s interest in the Building, (v) at any time that an Event of Default by Tenant then exists, or (vi) if Landlord or a prospective purchaser of the Project seeks to mortgage the Project and the prospective Landlord’s Mortgagee identifies Tenant’s right to have Permitted Dogs in the Premises as a reason it is not willing to provide financing or as a reason for imposing terms in such financing as it is willing to provide that are materially more onerous than current market terms for comparable loans secured by comparable properties as the Project.
7. PAYMENT AND PERFORMANCE BOND.  Prior to Tenant’s commencement of construction of any Tenant Improvements, Tenant shall provide to Landlord a payment and performance bond reasonably satisfactory to Landlord with respect to the completion of the Tenant Improvements.
8. CERTIFIED ACCESS SPECIALIST.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp).
9. BROKER.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 9 shall survive the expiration or earlier termination of the Lease, as amended.
10. CONFLICT; NO FURTHER MODIFICATION.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall prevail. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
11. RATIFICATION.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (1) the Lease is and remains in good standing and in full force and effect, and (2) to Tenant’s actual knowledge after reasonable inquiry, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease. As used herein, “after reasonable inquiry” means telephonic or electronic mail inquiry with Tenant’s lease manager, or other representative having direct knowledge of the matters at issue.
[Signatures Follow On Next Page]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

						By:	/s/ James C. Buie, Jr.
						Name:	James C. Buie, Jr.
						Its:	Senior Managing Director and Chief Executive Officer

TENANT:

MEDALLIA, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

By:
Name:
Its:

TENANT:

MEDALLIA, INC., a Delaware corporation

By:	/s/ Alan Grebene
Name:	Alan Grebene
Its:	VP of Legal and General Counsel

By:
Name:
Its:

SCHEDULE 1
Copy of Submittal to City for Approval of Tenant’s Requested Changes to Terrace
CITY OF SAN MATEO
BUILDING DIVISION
REVISION / PLAN CHECK RESUBMITTAL FORM

PlanChk/Permit Number:	BD2013-248228-RV21

Planning Application #:	PA 09-009
(If Applicable)

Project Address:	450 Concar Drive

Delivered By:	Chad Harries

Phone #:	[Phone Number Intentionally Omitted]

CONTACT PERSON:	x
☐ OWNER	☐ ARCHITECT	☐ CONTRACTOR
☐ ENGINEER	☐ DESIGNER
CONTACT INFO:

Name:	Chad Harries	Phone #	[Phone Number Intentionally Omitted]
Company:	Form4 Architecture	FAX / EMAIL	[Phone Number Intentionally Omitted]
Address:	126 Post Street, 3rd Floor
San Francisco, CA 94108

Description of Revision / Resubmittal:	Revision Valuation:	0.00
Remove level 2 podium landscape improvements. Podium level Landscape improvements to be under forthcoming tenant improvement plans. See attached narrative for detailed description of changes.

Checklist: All applications for resubmittals must contain the following:
x	1.	Minimum of four COMPLETE or COLLATED sets of the revised plans.
x	2.	An itemized list of changes or corrections specifying the location on the plans. (If Plan Checklist Resubmittal, it can be listed on the Plan Check Correction Letter)
x	3.	All revisions/changes are clouded on the plans.
x	4.	Plans are wet signed by the architect or engineer. (Minimum two set of plans)

For Official Use:					ROUTE TO:
Plan Check Submittal Sequence #			1		Fire ☒ (___) Building ☒ (___) PW ☐ (___)
Received By:		MG			Planning ☒ (___) P&R ☐ (___) Police ☐ (___)

Plan Check Time:					Wet Waste ☐ (___) Other ☐ (___)
		Hours x $	per hour =		# of plans submitted:	4, no calcs

Approved By:				Date:
Schedule 1

				Bulletin 37- East Building Podium Scope Removal 6/3/2016 Bulletin Narrative	Hines - 92 Delaware East Building 2 450 Concar Dr, San Mateo CA Permit No. BD2013-248228
Issued By	Item #	Drawing	Delta	Narrative of Drawing Revision	Purpose of Revision	Notes
Architectural
	1	A1.1.4	41	Hardscape/ Planting removed from drawing background	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
	7	A8.5.5	41	Podium details revised to show the removal of topping slab	Scope deletion from Shell Office permit-to be redesigned under Separate Future Upcoming Tenant Improvement Permit
	8	A8.5.5	41	Podium details revised to show the removal of topping slab, Note added to explain scope deletion. Protection board specification changed to be UV resistant.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
Landscaping
		L0.1	41	Remove A15 reference to 6” curb on podium level	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L1.0	41	Remove podium landscape improvements.	Scope deletion from Shell Office permit-to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L1.1	41	Remove podium landscape improvements.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L2.1	41	Remove podium landscape improvements.	Scope deletion from Shell Office permit-to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L3.0	41	Remove podium landscape improvements.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L3.1	41	Remove podium landscape improvements.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L4.2	41	Remove podium landscape improvements.	Scope deletes from Shell Office permit. to be redesigned under Separate future Upcoming Tenant Improvement Permit
	2,3,10, 11,12	L5.OA	41	Remove podium related details #3,10,11,12. Revise podium detail #2 for edge restraint gravel pave system.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit
		L5.4	41	Remove podium related landscape improvements except egress paths required paving surface.	Scope deletion from Shell Office permit- to be redesigned under Separate Suture Upcoming Tenant Improvement Permit
		L5.5	41	Remove podium related tree planting details.	Scope deletion from Shell Office permit - to be redesigned under Separate Future Upcoming Tenant Improvement Permit

Schedule 1

NORTH BUILDING
111-B
LANDSCAPED PODIUM
SOUTH BUILDING
111-B
STAIR 1N
STAIR 2N
STAIR 1S
STAIR 2S
STAIR 3
STAIR 7

STAIR EGRESS CALCULATIONS:
SEE PLAN FOR GRAPHIC ID SUBDIVIDED OCCUPANT LOAD

EGRESS LEGEND

INTERIOR COMMON MEANS OF EGRESS LEGEND

GENERAL NOTES

OFFICE LEVEL TWO & PODIUM EGRESS PLAN

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO, CA

Form4

OFFICE LEVEL TWO & PODIUM EGRESS PLAN

A1.1.4

Schedule 1

DETAIL AT SLAB (TOP OF GARAGE AT PODIUM) AT PLANTER
9
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM)
6
WATERPROOFING DETAIL AT GARAGE WALL
3
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM) AT COURTYARD/ DRAIN
8
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM) AT GARAGE
5
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM)
2
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM) AT COURTYARD/ BUILDING
7
DETAIL AT SLAB (TOP OF GARAGE AT PODIUM) AT BUILDING OVERLAP
4
DETAIL AT FOOTING FOUNDATION
1

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO, CA

Form 4

PODIUM AND GARAGE DETAILS

E A8.5.5

Schedule 1

PODIUM REVISION

[illegible]

LANDSCAPE FINE GRADING NOTES

[illegible]

LANDSCAPE LAYOUT NOTES

[illegible]

PAVING, CURB & RAMP

[illegible]

STAIR, WALL & MONUMENT

[illegible]

SITE FURNISHINGS

[illegible]

DRAINAGE

[illegible]

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form4

E

L-0.1

Schedule 1

CALTRANS LANDSCAPE IMPROVEMENTS
ZONE 1:
(SEE ENLARGEMENT PLAN)
ENLARGEMENT SEE SHEETS L-1.2, L-2.2
ENLARGEMENT SEE SHEETS L-1.1, L-2.1
ENLARGEMENT SEE SHEETS L-1.2, L-2.2
ENLARGEMENT SEE SHEETS L-1.3, L-2.3
ENLARGEMENT SEE SHEETS L-2.4
CONCAR DRIVE
CONCAR DRIVE
NOTE: SEE SHEET L-0.1 MATERIALS SCHEDULE AND NOTES FOR ALL KEY NOTE REFERENCES.
1 OVERALL SITE PLAN

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form 4

OVERALL SITE PLAN

E

L-1.0

Schedule 1

MATCHLINE. SEE SHEET L-1.0
MATCHLINE. SEE 3/L5.4
MATCHLINE. SEE SHEET L-1.0
MATCHLINE. SEE 2/L5.4
G
F
E
E2
E3
E4
NOTE: SEE SHEET L-0.1 MATERIALS SCHEDULE AND NOTES FOR ALL KEY NOTE REFERENCES.

1 LAYOUT AND GRADING PODIUM ENLARGEMENT

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

STUDIO FIVE

Form 4

LAYOUT AND GRADING PODIUM ENLARGEMENT

E L-1.1

Schedule 1

MATCHLINE SEE 3/L5.4
MATCHLINE SEE VIEWPORT 2 SHEET L-2.2
MATCHLINE SEE VIEWPORT 2 SHEET L-2.2
MATCHLINE SEE 2/L5.4
G
F
E

1 PLANTING PODIUM ENLARGEMENT

NOTE: SEE SHEET L-0.1 MATERIALS SCHEDULE AND NOTES FOR ALL KEY NOTE REFERENCES.

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form 4

STUDIO FIVE

PLANTING PODIUM ENLARGEMENT

E

L-2.1

Schedule 1

ENLARGEMENT SEE SHEETS L-3.2
ENLARGEMENT SEE SHEETS L-3.1
ENLARGEMENT SEE SHEETS L-3.2
ENLARGEMENT SEE SHEETS L-3.3
ENLARGEMENT SEE SHEETS L-3.4
CONCAR DRIVE
CONCAR DRIVE
NOTES

1 OVERALL IRRIGATION SITE PLAN

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

OVERALL IRRIGATION SITE PLAN

E

L-3.0

Schedule 1

MATCHLINE. SEE VIEWPORT 2 SHEET L-2.2
MATCHLINE. SEE VIEWPORT 2 SHEET L-3.2
G
F
E
NOTES:

1 IRRIGATION PODIUM ENLARGEMENT

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form4

E

L-3.1

Schedule 1

1 PODIUM—NORTH/SOUTH SECTION

7 PERIMETER EGRESS WALK

2 PODIUM—EAST/WEST SECTION

3 PERSPECTIVE RENDERING 1 – BUILDING 2 PODIUM

4 PERSPECTIVE RENDERING 2 – BUILDING 2 PODIUM

5 PERSPECTIVE RENDERING 3 – BUILDING 2 PODIUM

6 PERSPECTIVE RENDERING 4 – BUILDING 2 PODIUM

N.I.C.

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form 4

STUDIO FIVE

E L-4.2

Schedule 1

(7) HANDRAIL POST SLEEVE TYPE 1

(8) HANDRAIL POST SLEEVE ASSEMBLY TYPE 2

(5) DECOMPOSED GRANITE PAVING W/GRAVEL PAVE

(2) PAVING EDGE RESTRAINT-(ON PODIUM)

(9) GUARDRAIL POST SLEEVE

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form 4

E L-5.0A

Schedule 1

3 PODIUM ENLARGEMENT - EGRESS PATH SOUTH

2 PODIUM ENLARGEMENT - EGRESS PATH NORTH

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

Form4

E L-5.4

Schedule 1

9 VINE POCKET
6 DRAIN TILE AND TREE PIT SUMP
10 LANDSCAPE HEADER
7 PLANT QUANTITY DIAGRAM
1 36" BOX AND SMALLER TREE PLANTING AND STAKING – ON NATURAL GRADE
11 TOURNESOL VERTIGREEN HYBRID TRELLIS–TYPE2
8 TOURNESOL VERTIGREEN HYBRID TRELLIS–TYPE1
5 SHRUB PLANTING ON NATURAL GRADE
2 48" TREE PLANTING – ON NATURAL GRADE

HINES - EAST BUILDING 2

450 CONCAR DRIVE, SAN MATEO CA

STUDIO FIVE

Form 4

PLANTING DETAILS

E L-5.5

Schedule 1

SECOND AMENDMENT TO OFFICE LEASE
THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of October 15, 2018, by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company (“Landlord”), and MEDALLIA, INC., a Delaware corporation (“Tenant”).
RECITALS:
A. Landlord and Tenant entered into that certain Office Lease, dated March 23, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated August 26, 2016 (the “First Amendment”, which together with the Original Lease is the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain space (the “Premises”) located in the entirety of the building (the “Building”) located at 450 Concar Drive in San Mateo, California.
B. The parties desire to amend the Lease, on the terms and conditions set forth in this Second Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.TERMS. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Second Amendment.
2. MPOE ROOM; TENANT’S MPOE ROOM EQUIPMENT. As part of the construction of the Tenant Improvements, prior to the date of this Second Amendment Tenant installed certain equipment (including, without limitation, a Tenant HVAC System) in and about the main point of entry room (“MPOE Room”) for the Building, which MPOE Room is more particularly identified on Exhibit A attached hereto. Such equipment, together with all related cabling and connections is “Tenant’s MPOE Room Equipment”. Notwithstanding that the MPOE Room is not part of the Premises, nor is it Common Area, Tenant shall be entitled to access the MPOE Room and Tenant’s MPOE Room Equipment, subject to the terms of this Second Amendment. Any access by Tenant to the MPOE Room shall be (i) coordinated with Landlord’s Building property management team, upon no less than twenty-four (24) hours prior notice (or such shorter notice as may be reasonably practicable, in an emergency, with an “emergency” including any circumstance in which Tenant’s MPOE Room Equipment is not functioning),which notice may be via electronic mail to Landlord’s property manager, (ii) limited to no more than four (4) persons that have been approved in advanced by Landlord (“Tenant’s Approved MPOE Personnel”), which approval shall not be unreasonably withheld, conditioned or delayed; provided that it shall be deemed reasonable for Landlord to condition Landlord’s consent on any such persons satisfying and fulfilling any training and/or certification requirements reasonably imposed by Landlord, and (iii) performed in a good and workmanlike manner and only as required for the operation, maintenance, installation or removal of Tenant’s MPOE Room Equipment and Tenant’s MPOE Security Equipment (defined below). Tenant may request a change to the list of Tenant’s Approved MPOE Personnel from time to time upon prior written notice to Landlord (which request shall be subject to Landlord’s approval in accordance with the standards set forth in this Section 2), provided that the total number of Tenant’s Approved MPOE Personnel at any one time shall never exceed four (4) persons.
3. TENANT’S MPOE SECURITY SYSTEM. Within ninety (90) days following the full execution and delivery of this Second Amendment, Tenant shall, at Tenants sole cost, install (i) a card key security system to control access to the MPOE Room, and (ii) security cameras within the MPOE Room and outside of the MPOE Room, in locations designated by Landlord in its sole discretion (collectively “Tenant’s MPOE Security System”), which, except as otherwise set forth in this Section 3, shall be subject to the terms of Section 6.1.6 of the Original Lease (including, without limitation, with respect to Landlord’s rights to approve Tenant’s MPOE Security System, provided that so long as the MPOE Security System is substantially similar to the system in place in the Premises, Landlord will not withhold its consent thereto). Tenant’s MPOE Security System shall be fully compatible with Landlord’s existing access control system for the Building and the MPOE Room (collectively, “Landlord’s Access Control System”), and no upgrades to Landlord’s Access Control System shall become necessary as a result of Tenant’s MPOE Security System. Tenant’s MPOE Security System shall have the same specifications as Landlord’s Access Control System. Notwithstanding the terms of Section 6.1.6 of the Original Lease, (a) Tenant’s MPOE Security System shell only permit access to the MPOE Room by Tenant’s Approved MPOE Personnel, and (b) Landlord shall have ten (10) business days following Tenant’s submittal of plans for the proposed Tenant’s MPOE Security System to notify Tenant of its approval or disapproval thereof (including, without limitation, Landlord’s designated locations for the security cameras to be installed by Tenant; provided that so long as the MPOE Security System is substantially similar to the system in place in the Premises, Landlord will not withhold its consent thereto) and ten (10) business days following Tenants submittal of any other items requiring Landlord’s approval under Sections 6.1.6 and 8 of the Original Lease to notify Tenant of its approval or disapproval thereof. Tenant shall use Siemens for the installation of the security cameras, and Sasco or Sprig Electric for the electrical work relating to Tenant’s MPOE Security System and the Building mechanical system. For the other work relating to Tenant’s MPOE Security System, Landlord reserves its rights under Sections 6.1.6 and 8 of the Original Lease to require Tenant to use subcontractors that are approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Within thirty (30) days following completion of the installation of the Landlord approved Tenant’s MPOE Security System, (i) Tenant shall cause its architect and contractor (A) to update the plans approved by Landlord as necessary to reflect all changes made to the plans during the course of construction (all of which changes shall have been previously approved in writing by Landlord), (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, as amended, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings , and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to Tenant’s MPOE Security System. Notwithstanding any contrary provision of the Lease, as amended hereby, Landlord shall have full control of Tenant’s MPOE Security System upon installation thereof and Tenant shall cooperate with Landlord promptly upon request to ensure Landlord’s control thereof, provided that Tenant shall be responsible for the repair, maintenance, and replacement of Tenant’s MPOE Security System (including, without limitation, the connections to the Building mechanical system) in order that it remains in good order, repair and condition, at Tenant’s sole cost.
4. RELOCATION AND REMOVAL OF TENANT’S MPOE ROOM EQUIPMENT AND TENANT’S MPOE SECURITY SYSTEM. At any time that Tenant is no longer the Sole Direct Tenant, Landlord shall have the right to cause Tenant, at Tenant’s sole cost and expense, to relocate Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) to another location within the Building reasonably designated by Landlord, which removal shall be completed by Tenant no later than ninety (90) days following Landlord’s notice requiring such relocation. Tenant’s MPOE Room Equipment and Tenant’s MPOE Security System shall constitute Specialty Improvements pursuant to Section 8.5 of the Original Lease, provided however, notwithstanding the terms of Section 8.5 of the Original Lease, Landlord may deliver written notice to Tenant at any time, requiring Tenant to relocate Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) pursuant to the preceding sentence of this Section 4 and requiring Tenant to remove Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) and/or Tenant’s MPOE Security System prior to the expiration or earlier termination of the Lease Term, which relocation and/or removal shall also require Tenant, at Tenant’s sole cost and expense, to repair any damage to the MPOE Room and Building caused by such removal, and restore any areas affected by such removal (including restoring Landlord’s Access Control System to full functionality).
5. INSTALLATION OF TENANT’S MPOE SECURITY SYSTEM. If Tenant fails to timely (i) install Tenant’s MPOE Security System (including, without limitation, connecting Tenant’s MPOE Security System to the Building mechanical system) pursuant to Section 3 above, or (ii) relocate or remove Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System in the MPOE Room) or Tenant’s MPOE Security System pursuant to Section 4 above, then Landlord may, but need not, perform such obligations on behalf of Tenant and Tenant shall pay Landlord the cost of Landlord’s installation of Tenant’s MPOE Security System on behalf of Tenant, including a construction management fee equal to the greater of (i) five percent (5%) of the total costs of installing Tenant’s MPOE Security System and (ii) $20,000, and, in addition to the foregoing construction management fee, reimbursement of any commercially reasonable expenses which Landlord actually incurs in installing Tenant’s MPOE Security System and effecting compliance with Tenant’s obligations hereunder (including collection costs and reasonable attorneys’ fees), plus interest thereon at the Default Rate, which costs shall be paid by Tenant within thirty (30) days of being billed for the same.
6. TENANT HVAC SYSTEM IN MPOE ROOM. Subject to the terms of this Second Amendment, the terms of Section 6.1.1.2 of the Original Lease shall apply to the Tenant HVAC System in the MPOE Room. The terms of this Second Amendment shall control in the event of a conflict between this Second Amendment and Section 6.1.1.2 of the Original Lease with respect to the Tenant HVAC System in the MPOE Room. In addition to Tenant’s obligations as set forth in Section 6.1.1.2 of the Original Lease, Tenant shall be solely responsible for, and Landlord shall have no responsibility for, any aspect of the Tenant HVAC System in the MPOE Room, including, without limitation, anything related to its installation, design, engineering, air flow, power supply, cooling capacity and limitations, and redundancy.
7. ASSUMPTION OF RISK AND INDEMNIFICATION. Notwithstanding any provision to the contrary set forth in the Lease, Tenant hereby assumes all risk of (i) damage to, destruction, loss, loss of use, or theft of property of, any Tenant Party located in or about the MPOE Room, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party (including of Tenant, Tenant Party, or Third Party Contractor, as those terms are defined in Sections 10.1.1 and 10.6 of the Original Lease, respectively) caused such loss in whole or in part, or (ii) injury to persons in, upon or about the MPOE Room from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the MPOE Room). Tenant agrees that the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any risk assumed by Tenant pursuant to this Section 7, subject only to Landlord’s obligations below, if any. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible, for damage to, Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) or Tenant’s MPOE Security System. Subject to Section 10.5 of the Original Lease, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all Loss incurred in connection with or arising from (a) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience in, on or about the MPOE Room (including, but not limited to, a slip and fall), (b) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of any other Tenant Parties or any such person in, on or about the MPOE Room, (c) the installation, operation, maintenance, repair or removal of Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) and/or Tenant’s MPOE Security System (and any modifications or replacements of the same), (d) the use by any Tenant Party of the MPOE Room, either prior to, during, or after the expiration of the Lease Term, subject only to Landlord’s obligations below, if any. Should any Landlord Parties be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s use of the MPOE Room, Tenant shall pay to Landlord its reasonable out-of-pocket costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees, However, if Landlord is found to be wholly or partially negligent or to have acted with willful misconduct by a court of competent jurisdiction in a judgment which is either final and non-appealable or which is not appealed within sixty (60) days from the date issued, Landlord shall be responsible for paying its proportion of the applicable damage award, calculated using the percentage of Landlord’s negligence as determined by such court, or, if resulting from Landlord’s willful misconduct, then calculated based on the extent to which the damage is determined by such court to have been caused solely by Landlord’s willful misconduct. The provisions of this Section 7 shall survive the expiration or sooner termination of the Lease (as amended) with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination,
8. FEES AND COSTS. Tenant is solely responsible for, and shall pay within thirty (30) days of being billed (including as a direct reimbursement to Landlord, and not as part of Direct Expenses), any costs and expenses arising from Tenant’s installation, operation, maintenance, replacement and removal of the Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) and/or Tenant’s MPOE Security System, including, without limitation, commercially reasonable costs to be expended by Landlord in connection with repair and maintenance of the Base Building, and Landlord’s review and third-party review of plans relating to Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) and/or Tenant’s MPOE Security System and testing of Tenant’s MPOE Room Equipment (including, without limitation, the Tenant HVAC System therein) and/or Tenant’s MPOE Security System. Tenant is also solely responsible for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the preparation, negotiation and execution of this Second Amendment, including reasonable attorneys’ fees, which costs and expenses shall be reimbursed to Landlord by Tenant within thirty (30) days of Tenant’s receipt of an invoice therefor.
9. RESTORATION. Notwithstanding any provision to the contrary set forth in the Lease, as part of the construction of the Tenant Improvements, Tenant mounted the window blinds to the frames and mullions of the exterior windows of the Premises. The parties hereby agree that the installation of the window blinds constitutes a “Specialty Improvement” pursuant to Section 8.5 of the Original Lease. Prior to the expiration or earlier termination of the Lease, as amended, Tenant shall be required to remove the window blinds and repair any damage to the Premises and Building caused by such removal. In addition, prior to the expiration or earlier termination of the Lease, as amended, Tenant shall restore the affected areas of the exterior window frames and mullions to their condition existing prior to the installation of such blinds, to Landlord’s reasonable satisfaction. Landlord anticipates that Tenant’s foregoing repair and restorations obligations regarding the window blinds may be satisfied by Tenant’s use of Bondo aluminum for a filler and touch-up paint using the paint designated by Landlord therefor, but the specific work required to satisfy Tenant’s repair and restoration obligations therefor will ultimately depend on the conditions that exist at the time that Tenant removes such blinds.
10. NOTICES. Notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this Second Amendment, any notices to Tenant must be sent, transmitted, or delivered, as the case may be, to the following address:
Medallia, Inc.
450 Concar
San Mateo, California 94402
Attention: Sachidanand Vrindavanam, Vice President of IT
Email: [E-mail Address Intentionally Omitted]
11. CERTIFIED ACCESS SPECIALIST. Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as fellows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to Article 21 of the Original Lease, Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either (i) perform such improvements or repairs at Tenant’s sole cost and expense, or (ii) reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs,
12. NO BROKER, Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 12 shall survive the expiration or earlier termination of the Lease, as amended.
13. CONFLICT; NO FURTHER MODIFICATION. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall prevail. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
14. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (1) the Lease is and remains in good standing and in full force and effect, and (2) to Tenant’s actual knowledge after reasonable inquiry, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease. As used herein, “after reasonable inquiry” means telephonic or electronic mail inquiry with Tenant’s lease manager, or other representative having direct knowledge of the matters at issue.
15. COUNTERPARTS. This Second Amendment may be executed in multiple counterparts, but all of which together shall constitute one and the same instrument.
[Signatures Follow On Next Page]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

						By:	/s/ Cameron Falconer
						Name:	Cameron Falconer
						Its:	Senior Managing Director

TENANT:

MEDALLIA, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HIMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

By:
Name:
Its:

TENANT:

MEDALLIA, INC., a Delaware corporation

By:	/s/ Alan Grebene
Name:	Alan Grebene
Its:	GC

By:	/s/ Michael R. Kourey
Name:	Michael R. Kourey
Its:	CFO

EXHIBIT A
DEPICTION OF MPOE ROOM
EXHIBIT A

THIRD AMENDMENT TO OFFICE LEASE
THIS THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is made and entered into as of October 16, 2018, by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company (“Landlord”), and MEDALLIA, INC., a Delaware corporation (“Tenant”).
RECITALS:
A. Landlord and Tenant entered into that certain Office Lease, dated March 23, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated August 26, 2016 (the “First Amendment”), and that certain Second Amendment to Office Lease, dated October 15, 2018 (the “Second Amendment”, which together with the Original Lease and the First Amendment is the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain space (the “Premises”) to be located in the entirety of the building (the “Building”) located at 450 Concar Drive in San Mateo, California.
B. The parties desire to amend the Lease, on the terms and conditions set forth in this Third Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. TERMS. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Third Amendment.
2. AIR TERMINAL UNITS. As part of the construction of the Tenant Improvements, prior to the date of this Third Amendment, Tenant installed certain air terminal units (the “Air Terminal Units”) in the Premises, which, notwithstanding the terms and conditions of the Lease, are not consistent with Landlord’s requirements for the Building Systems (as the same may be modified by Landlord from time to time, in Landlord’s commercially reasonable judgment, the “Base Building Specifications”). Without waiving any rights to require Tenant to comply with the Base Building Specifications or the specifications set forth in the Standard Improvement Package described in Section 2.3 of the Tenant Work Letter attached as Exhibit B to the Original Lease (the “Tenant Work Letter”), Landlord hereby agrees to toll the exercise of Landlord’s rights under the Lease with respect to the installed Air Terminal Units, subject to the terms of this Third Amendment. In no event shall Tenant install any new Air Terminal Units in the Premises which are not consistent with the Base Building Specifications, and Tenant shall continue to be obligated to obtain Landlord’s prior written consent to any Air Terminal Units to be installed after the date of this Third Amendment.
2.1 Air Terminal Removal Notice. Notwithstanding the foregoing, at any time that Landlord reasonably determines that the Air Terminal Units: (i) adversely affect the functionality or efficiency of the Building Systems, (ii) are not materially consistent with the nature of the Project as a First-class office Project, (iii) violate or may be interpreted to violate applicable Laws, Codes, or accompanying guidelines, or are otherwise required to be removed by any governmental or quasi-governmental authority, (iv) materially diminish the value of the

Project, (v) are likely to affect Landlord’s ability, or the ability of any other tenant or occupant of the Project, to obtain LEED certification or similar certification for the Project or any material portion thereof, or (vi) otherwise materially and adversely affect the Building, the Project, or the tenants or occupants thereof, then upon written notice to Tenant (the “Air Terminal Removal Notice”) specifically identifying which of the foregoing applicable items has resulted in delivery of the Air Terminal Removal Notice and a description of the basis upon which Landlord made its reasonable determination, Landlord may require Tenant to remove the Air Terminal Units, replace the same with Air Terminal Units that are consistent with (or meet the requirements of) the Base Building Specifications, as reasonably determined by Landlord, and repair any damage caused by such removal and replacement, in a commercially reasonable and diligent manner, all at Tenant’s sole cost and expense, and not as a deduction from the Tenant Improvement Allowance (collectively, the “Air Terminal Removal Work”), Landlord shall not deliver an Air Terminal Removal Notice, or otherwise require the performance of the Air Terminal Removal Work, pursuant to items (i), (ii) or (v) above, so long as (a) Tenant is the Sole Direct Tenant (as defined in Section 6.1.1.1 of the Original Lease), and (b) only the Building (and not any other portion of the Project) is affected, unless Landlord’s delivery of the Air Terminal Notice is in response to service calls or service requests (whether orally, in writing (including via email), or via an online system) made by Tenant or any other Tenant Party relating to the operation or maintenance of the Building Systems and Landlord reasonably determines, after consultation with a third-party consultant, that performing the Air Terminal Removal Work would resolve the issue(s) leading to the service calls or service requests. If Tenant fails to either (i) design, prepare drawings, obtain Landlord approval and order the components for the Air Terminal Removal Work within forty-two (42) days following delivery of the Air Terminal Removal Notice (the “Air Terminal Design Period”) or (ii) thereafter fails to complete the Air Terminal Removal Work within two hundred twenty (220) days following delivery of the Air’ Terminal Removal Notice (the “Air Terminal Work Period”), then Landlord may, but need not, perform the Air Terminal Removal Work and Tenant shall pay Landlord the cost thereof,. including a two percent (2%) construction management fee, and reimburse Landlord for any commercially reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, which costs shall be paid by Tenant within thirty (30) days of being billed for the same; provided, however, that if Landlord performs the Air Terminal Removal Work in accordance with the immediately preceding clause, Landlord waives its right to call a default for Tenant’s non-performance of the Air Terminal Work within the Air Terminal Work Period. The Air Terminal Design Period and Air Terminal Work Period shall each be extended on a day for day basis for any delays caused by Landlord’s failure to respond to Tenant’s requests for approval relating to the Air Terminal Removal Work within ten (10) business days of Tenant’s written request for approval and for any delays caused by events of Force Majeure (as that term is defined in Section 29.16 of the Original Lease). In addition, Tenant shall be solely responsible for, and shall pay within thirty (30) days of being billed (including as a direct reimbursement to Landlord, and not as part of Direct Expenses), any costs and expenses arising from Tenant’s installation, operation, maintenance, replacement and removal of the Air Terminal Units, including, without limitation, commercially reasonable costs to be expended by Landlord in connection with repair and maintenance of the Base Building, and Landlord’s review and third-party review of plans relating to the Air Terminal Units and testing of the Air Terminal Units.
2.2 Air Terminal Unit Testing. As of the date hereof, Tenant is in the process of performing air balancing and HVAC commissioning testing related to the construction of the initial Tenant Improvements (the “TI Testing”), which TI Testing shall be completed by Tenant, and complete copies of the TI Testing reports delivered by Tenant to Landlord, within thirty (30)

days following the mutual execution and delivery of this Third Amendment by Landlord and Tenant (the “Report Deadline”), If the TI Testing is not timely completed by Tenant and the TI Testing reports delivered to Landlord by the Report Deadline, then Tenant shall have an additional ten (10) days following written notice from Landlord to complete such obligations (the “Final Report Deadline”). If Tenant fails to complete such obligations by the Final Report Deadline then Landlord may perform the TI Testing at Tenant’s sole cost, upon written notice to Tenant. Tenant shall pay to Landlord the costs incurred by Landlord for the TI Testing within ten (10) days of billing. Landlord shall provide Tenant with a complete copy of the TI Testing reports for the TI Testing performed by Landlord upon Tenant’s written request. Except for the foregoing TI Testing, Tenant agrees not to perform any additional testing of the Building Systems relating to the Air Terminal Units, without first providing Landlord and Landlord’s designated agents with an opportunity to participate in such testing. After the date hereof, upon request from Landlord, Tenant agrees to provide Landlord and any Landlord designated parties, with access to the Premises, and to reasonably cooperate with Landlord, to perform any testing reasonably required by Landlord relating to the Air Terminal Units.
2.3 Lease Provisions Relating to Air Terminal Units. The following provisions also apply to the Air Terminal Units and any replacements thereof;
(i) Notwithstanding any contrary provision of the Lease, including, without limitation, Section 1.1 of the Original Lease, the Air Terminal Units shall not be covered by Landlord’s Two Year Warranty and Landlord shall have no liability or obligation with respect to the repair or replacement thereof.
(ii) Notwithstanding any contrary provision of the Lease, Tenant’s indemnification of the Landlord Parties as set forth in Section 10.1 of the Original Lease shall include, without limitation, any damage to the Base Building incurred in connection with or arising from the Air Terminal Units and any replacements thereof, and the acts, omissions, or negligence of Tenant or any of the Tenant Parties in connection therewith.
(iii) No circumstance arising from or related to the Air Terminal Units or any replacements thereof (or Landlord’s exercise of its rights under this Third Amendment) shall constitute an Abatement Event under Section 19.5.2 of the Original Lease or a Landlord Caused Delay under Section 5 of the Tenant Work Letter.
(iv) Notwithstanding any contrary provision of the Lease, including, without limitation, Article 4 of the Original Lease, until such time, if ever, as Tenant has replaced and placed into service the Air Terminal Units with air terminal units meeting the Base Building Specifications and otherwise in accordance with the terms of the Lease, as amended hereby, at Tenant’s sole cost and expense, Landlord may exclude from Operating Expenses any costs incurred by Landlord in connection with or arising from the Air Terminal Units or any replacements thereof, and in such event such costs shall instead be directly payable by Tenant to Landlord upon demand.
3. LEASE MODIFICATIONS. Notwithstanding any provision to the contrary set forth in the Lease, as of the date of this Third Amendment, the Lease is hereby amended as follows.
3.1 Cap on Controllable Operating Expenses. Until such time, if ever, as Tenant has replaced and placed into service the Air Terminal Units with air terminal units meeting the Base Building Specifications and otherwise in accordance with the terms of the

Lease, as amended hereby, and placed into service, at Tenant’s sole cost and expense, Section 4.4.3 of the Original Lease is hereby amended such that “Controllable Operating Expenses” shall not include any Operating Expenses relating to the operation and maintenance of the BB HVAC System or arising from the installation of the Air Terminal Units,
3.2 HVAC. Until such time, if ever, as Tenant has replaced and placed into service the Air Terminal Units with air terminal units meeting the Base Building Specifications and otherwise in accordance with the terms of the Lease, as amended hereby, at Tenant’s sole cost and expense, Section 6.1.1.1 of the Original Lease is hereby amended such that Landlord shall have no obligation to ensure that the BB HVAC System provides heating and air conditioning in amounts that are standard for comparable buildings with comparable densities and heat loads, if the same is not reasonably achievable due to the Air Terminal Units, as reasonably determined by Landlord.
3.3 Landlord’s Engineering Staff. Section 7.3 of the Original Lease is hereby amended such that Landlord may retain the number of engineers to service the Building Systems that Landlord deems necessary if Landlord determines that the Air Terminal Units affect the functionality or efficiency of the Building Systems.
3.4 LEED Certification; Noise Levels. Tenant acknowledges and agrees that Tenant’s installation of the Air Terminal Units may affect Landlord’s ability to obtain or maintain LEED Platinum certification for the Core & Shell and may affect noise levels in the Premises. Accordingly, Landlord shall have no obligation or liability to Tenant if Landlord is unable to comply with the teens of Section 29.34 of the Original Lease if Landlord reasonably determines that such failure to comply is attributable to the Air Terminal Units.
3.5 Tenant Improvement Manual. Section 2.3 of the Tenant Work Letter is hereby amended to require Tenant to provide Landlord with prompt written notice if Tenant believes Tenant is unable to reasonably comply with the requirements set forth in the Standard Improvement Package or the Base Building Specifications for any reason.
4. FEES AND COSTS. Tenant is solely responsible for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the preparation, negotiation and execution of this Third Amendment, including reasonable attorneys’ fees, which costs and expenses shall be reimbursed to Landlord by Tenant within fifteen (15) business days of Tenant’s receipt of an invoice therefor.
5. FIRST OFFER SPACE DESCRIPTION. Landlord and Tenant hereby agree that Section 1.3 of the Original Lease mistakenly includes a reference to Exhibit A-3, which Exhibit was not attached to the Original Lease, and as of the date hereof, such reference is hereby deleted and of no further force or effect it being agreed that such right shall apply to all space in the Adjacent Building, subject to the terms of Section 1.3 of the Original Lease,
6. NO BROKER. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 6 shall survive the expiration or earlier termination of the Lease, as amended.
7. CONFLICT; NO FURTHER MODIFICATION. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Third Amendment, the terms and provisions of this Third Amendment shall prevail. Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
8. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (1) the Lease is and remains in good standing and in full force and effect, and (2) to Tenant’s actual knowledge after reasonable inquiry, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease. As used herein, “after reasonable inquiry” means telephonic or electronic mail inquiry with Tenant’s lease manager, or other representative having direct knowledge of the matters at issue.
9. COUNTERPARTS. This Third Amendment may be executed in multiple counterparts, but all of which together shall constitute one and the same instrument.
[Signatures Follow On Next Page]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HIMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

						By:	/s/ Cameron Falconer
						Name:	Cameron Falconer
						Its:	Senior Managing Director

TENANT:

MEDALLIA, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:

HGP SAN MATEO OWNER LLC, a Delaware limited liability company

By:	Hines Concar MM LLC Sole Member

	By:	Hines 400-450 Concar Associates Limited Partnership, Sole Member

		By:	Hines Investment Management Holdings Limited Partnership General Partner

			By:	HIMH GP LLC, General Partner

				By:	Hines Real Estate Holdings Limited Partnership Sole Member

					By:	JCH Investments, Inc. General Partner

By:
Name:
Its:

TENANT:

MEDALLIA, INC., a Delaware corporation

By:	/s/ Alan Grebene
Name:	Alan Grebene
Its:	VP & GC

By:	/s/ Sachidanand Vrindavanam
Name:	Sachidanand Vrindavanam
Its:	VP - IT & Workplace Services

FOURTH AMENDMENT TO OFFICE LEASE
This FOURTH AMENDMENT TO OFFICE LEASE (this "Fourth Amendment") is made and entered into as of February 4, 2019, by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company ("Landlord"), and SNOWFLAKE COMPUTING, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.Landlord and Tenant (as assignee of Medallia, Inc., a Delaware corporation ("Medallia"), pursuant to that Assignment and Assumption of Office Lease of even date herewith whereby Medallia assigned to Tenant all of its right, title and interest in, to and under the "Lease", as defined below, effective as of February 15, 2019 (the "Assignment Date")), entered into that certain Office Lease dated as of March 23, 2016 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of August 26, 2016 (the "First Amendment"), that certain Second Amendment to Office Lease dated as of October 15, 2018 (the "Second Amendment"), and that certain Third Amendment to Office Lease dated as of October 16, 2018 (the "Third Amendment", together with the Original Lease, First Amendment, and Second Amendment, collectively, the "Initial Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain space commonly known as "450 Concar North Tower" and "450 Concar South Tower", as further set forth in the Lease (the "Premises"), located at 450 Concar Drive, San Mateo, California (the "Building").
B.Medallia has determined that, for financial, operational and other reasons, it desires to be relieved of its obligations under the Lease. To that end, Medallia has identified a possible assignee, Tenant, to assume Medallia's position, obligations and responsibilities under the Lease and has requested Landlord's approval of that assignment. In turn, to take over Medallia's position, obligations and responsibilities under the Lease, Tenant requires, among other things, that it be provided an allowance for the construction of certain tenant improvements be made to the Premises, and other costs, and that Tenant receive a lease term of 156 months, the same as that of the original term of the Lease. To address these requirements: (1) Landlord has agreed to grant Tenant a term of 156 months commencing February 15, 2019 and amend the Initial Lease to address certain other provisions contained therein; and (2) Medallia has agreed to deliver to Tenant upon execution of Landlord's consent to the Assignment the sum of Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($7,250,000.00), in cash, for the construction of certain tenant improvements to be made to the Premises, and other costs. This Fourth Amendment will automatically take effect on the Assignment Date (i.e., February 15, 2019).
CLandlord and Tenant desire to amend the Initial Lease on the terms and conditions set forth in this Fourth Amendment.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this

Fourth Amendment. The term "Lease" as used in the Initial Lease and this Fourth Amendment shall refer to the Initial Lease as amended by this Fourth Amendment.
2.Condition of Premises. Except as specifically set forth in this Fourth Amendment, and subject to Landlord's express obligations under the Lease, (i) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and (ii) Tenant shall accept the Premises in its presently existing, "as-is" condition. Additionally, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises or Building or with respect to the suitability of the Premises or Building for the conduct of Tenant's business.
3.Lease Term. Landlord and Tenant hereby agree to extend the Lease Term through and including February 14, 2032 (the "Extended Expiration Date"), on the terms and conditions set forth in the Lease, as hereby amended, unless sooner terminated as provided in the Lease, as hereby amended and all references to Lease Expiration Date in the Lease is amended to mean Extended Expiration Date.
4.Base Rent.
4.1.Prior to April 1, 2019. Prior to April 1, 2019, Tenant shall continue to pay to Landlord monthly installments of Base Rent for the Premises in accordance with the terms of the Lease; provided, however, notwithstanding any provision to the contrary set forth in the Lease, as hereby amended, the Base Rent allocable to the period commencing as of the Assignment Date and ending on February 28, 2019 shall be paid by Tenant concurrently with Tenant's execution and delivery of this Fourth Amendment.

4.2.Commencing as of April 1, 2019. Notwithstanding any provision to the contrary contained in the Lease, commencing on April 1, 2019 and continuing through and including the Extended Expiration Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Premises in the amounts set forth below, which payments shall be made in accordance with the terms of the Lease:

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
April 1, 2019 – February 29, 2020	$13,615,452.00	$1,134,621.00	$5.40
March 1, 2020 – February 28, 2021	$14,023,915.56	$1,168,659.63	$5.56
March 1, 2021 – February 28, 2022	$14,444,633.04	$1,203,719.42	$5.73
March 1, 2022 – February 28, 2023	$14,877,972.00	$1,239,831.00	$5.90
March 1, 2023 – February 29, 2024	$15,324,311.16	$1,277,025.93	$6.08
March 1, 2024 – February 28, 2025	$15,784,040.52	$1,315,336.71	$6.26
March 1, 2025 – February 28, 2026	$16,257,561.72	$1,354,796.81	$6.45
March 1, 2026 – February 28, 2027	$16,745,288.52	$1,395,440.71	$6.64
March 1, 2027 – February 29, 2028	$17,247,647.16	$1,437,303.93	$6.84
March 1, 2028 – February 28, 2029	$17,765,076.60	$1,480,423.05	$7.05
March 1, 2029 – February 28, 2030	$18,298,028.88	$1,524,835.74	$7.26
March 1, 2030 – February 28, 2031	$18,846,969.72	$1,570,580.81	$7.47
March 1, 2031 – February 14, 2032	$19,412,378.76	$1,617,698.23	$7.70
5.Tenant's Share of Direct Expenses. Tenant shall continue to be obligated to pay to Landlord Tenant's Share of the annual Direct Expenses in connection with the Premises, in accordance with Article 4 of the Original Lease; provided, however, that commencing as of the Assignment Date, the following shall apply.
5.1.Operating Expenses. Item (17) in Section 4.2.3 of the Original Lease shall be deleted in its entirety and replaced with the following:
"(17) insurance deductibles (as determined on a percentage basis) in excess of generally customary deductible amounts carried by landlords of the Comparable Buildings (the parties acknowledging that earthquake deductibles of ten percent (10%) of replacement value are not in excess of generally customary deductible amounts), and in the case of earthquake insurance deductibles, the amount of deductibles which may be included in Operating Expenses for the Expense Year the earthquake occurred shall not exceed Three Dollars ($3.00) per rentable square foot of the Premises; however, any remaining portion of the deductible may be included in each subsequent Expense Year up to Three Dollars ($3.00) per rentable square foot of the Premises until either the expiration or earlier termination of the Lease or Landlord has been reimbursed for Tenant’s Share of the entire customary earthquake deductible, whichever occurs first."
5.2.Tax Expenses. Notwithstanding any provision to the contrary contained in the Lease, "Tax Expenses" (as defined in Section 4.2.4.1 of the Original Lease) shall exclude any documentary transfer taxes attributable to a sale of the Project.
6.Insurance. Commencing as of the Assignment Date, the fourth sentence of Section 10.4 of the Original Lease shall be revised to replace "thirty (30) days" with "ten (10) days. "
7.Damage and Destruction. Commencing as of the Assignment Date, the following revisions shall apply to Section 11.1 of the Original Lease:
7.1.Tenant Improvements and Alterations. The phrase "; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the estimated cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage" at the end of the fifth (5th) sentence of Section 11.1 of the Original Lease shall be deleted in its entirety and replaced with the following:
"; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the estimated cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage, provided further that Tenant may elect in its reasonable discretion to alter the design of the Tenant Improvements and/or Alterations to building improvements that would reasonably accommodate the occupancy for business purposes and thereby reduce or eliminate the amount by which the estimated cost of such repairs exceed the amount of insurance proceeds received by Landlord from Tenant's insurance carrier."
7.2.Landlord Repair Notice. The phrase "Landlord shall use commercially reasonable efforts to deliver the Landlord Repair Notice" at the beginning of the sixth (6th) sentence of Section 11.1 of the Original Lease shall be deleted in its entirety and replaced with the following:
"Landlord shall deliver the Landlord Repair Notice"

8.Assignment and Subletting. Commencing as of the Assignment Date, the following revisions shall apply to Article 14 of the Original Lease:
8.1.Landlord's Consent. Section 14.2.8 of the Original Lease shall be deleted in its entirety and replaced with the following:
"14.2.8  The proposed Transfer is a sublease entered into prior to May 31, 2019 and the Subject Space does not include the Second Phase (unless the Second Phase has previously been subleased to another Transferee)."
8.2.Additional Transfers. The following sentence shall be added at the end of Section 14.6 of the Original Lease:
"Notwithstanding any provision to the contrary contained in this Lease, in no event shall (x) Landlord have a recapture right in connection with, or (y) a Transfer Premium be payable in connection with, a Transfer meeting the requirements of (i) or (ii) above of this Section 14.6.
8.3.Permitted Transfer Notice Requirements. Notwithstanding any provision the contrary contained in the Lease, item (i) in Section 14.8 of the Original Lease shall be deleted in its entirety and replaced with the following:
"(i) Tenant notifies Landlord at least fifteen (15) days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by applicable Law or confidentiality agreement or other confidentiality requirements, in which case Tenant shall give notice as soon as permitted) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above,"
8.4.Deemed Consent Transfers; Permitted Transferees. Notwithstanding any provision to the contrary contained in the Lease, item (B) in Section 14.8 of the Original Lease is deleted in entirety and the following shall be added to the end of Section 14.8 of the Original Lease:
"Notwithstanding anything to the contrary, a sale of corporate shares of capital stock in Tenant in connection with any public offering or sale of stock on a nationally-recognized stock exchange shall not be deemed a Transfer."
9.Subordination. Commencing as of the Assignment Date, the following shall be added at the end of the first (1st) sentence of Section 18.1 of the Original Lease:
"provided, however, that Tenant's agreement to subordinate this Lease to any future Mortgage or Primary Lease shall be subject to the receipt by Tenant of an "SNDA" (as defined below), which requires Landlord's Mortgagee to accept this Lease, and not to disturb Tenant’s possession, so long as an Event of Default has not occurred and is continuing."
10.Events of Default. Commencing as of the Assignment Date, the phrase "within five (5) business days after the due date" in Section 19.1.1 of the Original Lease shall be deleted in its entirety and replaced with the following:
"within five (5) business days after written notice from Landlord that said amount was not paid when due".

11.Late Charges. Commencing as of the Assignment Date, the phrase "within five (5) days of when due" in Article 25 of the Original Lease shall be deleted in its entirety and replaced with the following:
"within five (5) days after written notice from Landlord that said amount was not paid when due".
12.Project Renovations. Notwithstanding any provision to the contrary contained in the Lease, commencing as of the Assignment Date, Section 29.30 of the Original Lease shall apply only in the event Tenant is no longer the Sole Direct Tenant.
13.Permitted Dogs. Notwithstanding any provision to the contrary contained in the Lease, commencing as of the Assignment Date, the phrase "Tenant shall be permitted to allow Dog Owners to bring into the Premises up to a total of three (3) Permitted Dogs per each full floor of the Premises (i.e., eighteen (18) Permitted Dogs in the aggregate)" in the second (2nd) sentence of Section 6.1 of the First Amendment shall be deleted in its entirety and replaced with the following:
"Tenant shall be permitted to allow Dog Owners to bring into the Premises up to a total of ten (10) Permitted Dogs per each full floor of the Premises (i.e., sixty (60) Permitted Dogs in the aggregate)".
14.Letter of Credit. Concurrently with Tenant's full execution and delivery of this Fourth Amendment, Tenant shall cause the "Bank" (as defined in Article 21 of the Original Lease) to deliver to Landlord a "L-C" (as defined in Article 21 of the Original Lease) that complies with the requirements of Article 21 of the Original Lease in the "L-C Amount" (as defined in Article 21 of the Original Lease – i.e., Eight Million One Hundred Thirty-One Thousand Four Hundred Fifty and 50/100 Dollars ($8,131,450.50)). The terms of Article 21 of the Original Lease shall apply to such L-C, including, without limitation, Section 21.10; provided, however, that (i) the phrase "On the First (1st) day of the fourth (4th) Lease Year" in Section 21.10.1 of the Original Lease shall be deleted in its entirety and replaced with the phrase "on the third (3rd) anniversary of the Assignment Date", and (ii) the phrase "on the first day of the sixth (6th) Lease Year" in Section 21.10.1 of the Original Lease shall be deleted in its entirety and replaced with the phrase "on the fifth (5th) anniversary of the Assignment Date".
15.Miscellaneous Amendments.
15.1.Address of Tenant. Tenant's notice address set forth in Section 10 of the Summary of Basic Lease Information in the Original Lease shall be deleted in its entirety and of no further force or effect and replaced with the following:
"Prior to April 1, 2019:
Snowflake Computing, Inc.
100 S. Ellsworth Avenue, Suite 100 San Mateo, CA 94401
Attn: Legal Department [E-mail Address Intentionally Omitted]
On and after April 1, 2019:
Snowflake Computing, Inc. 450 Concar Drive

San Mateo, CA 94402
Attn: Legal Department [E-mail Address Intentionally Omitted]
In both cases with a copy to:
Hopkins & Carley
200 Page Mill Road, Suite 200 Palo Alto, CA 94306
Attention: David W. Brown, Esq."
15.2.Original Tenant. Tenant shall be deemed to be the "Original Tenant" for all purposes under the Lease, including without limitation, in connection with Sections 1.3 (Right of First Offer), 2.2 (Option Terms), 5.3 (Cafeteria), 5.4 (Fitness Center), 5.5 (Third Party Operator), and 29.42 (Rooftop Rights) of the Original Lease.
15.3.Sole Direct Tenant. Notwithstanding any provision to the contrary contained in the Lease, as hereby amended, the requirements set forth in Section 6.1.1.1 of the Original Lease for Tenant to qualify as the "Sole Direct Tenant" shall be deemed satisfied as of the Assignment Date.
15.4.Multi-Tenant Provisions. Notwithstanding any provision to the contrary contained in the Lease, as hereby amended, the phrase "Tenant and/or its "Permitted Transferees"" in Section 29.44 of the Original Lease shall be deemed to include Tenant.
15.5.Deletions. Sections 3.2 (Base Rent Abatement for First Phase), 3.3 (Base Rent Abatement for Second Phase), and the first paragraph of Section 4.1 of the Original Lease shall be deleted in their entirety and of no further force or effect.
16.Signage. Tenant, at Tenant's sole cost and expense, shall remove all signage installed by or on behalf of Medallia, and any signage installed by or on behalf of Tenant in accordance with the terms of Article 23 of the Original Lease shall be at Tenant's sole cost and expense. Additionally, notwithstanding any provision to the contrary contained in the Lease, as hereby amended, Landlord hereby pre-approves Tenant's name and logo depicted on Exhibit A attached hereto for use in connection with Tenant's Signage, provided that all Tenant's Signage shall be subject to the terms of Section 23.4 of the Original Lease. Further, the word "Medallia" in the second-to-last sentence of Section 23.4.4 of the Original Lease shall be deleted in its entirety and of no further force or effect and replaced with the word "Snowflake".
17.Tenant Work Letter. The terms of the Tenant Work Letter attached to the Original Lease as Exhibit B (the "Tenant Work Letter") shall apply to Tenant's construction of improvements on the third (3rd) floor of the Premises, provided that the following revisions to the Tenant Work Letter shall apply in connection therewith:
17.1.Section 1 of the Tenant Work Letter shall be deleted and of no force or effect.
17.2.All references to the "Premises" in the Tenant Work Letter shall be deemed references to the third (3rd) floor of the Premises.
17.3.Section 2.1 of the Tenant Work Letter shall be deleted and of no force or effect. Contribution".

17.4.Section 2.2 of the Tenant Work Letter shall be renamed "Tenant Minimum Contribution.
17.5.The first paragraph of Section 2.2.1 of the Tenant Work Letter shall be deleted and of no force or effect and replaced with the following:
"2.2.1 Tenant shall be obligated to spend a minimum of Seven Million Two Hundred Fifty Thousand and no/100 Dollars ($7,250,000.00) (the "Tenant Minimum Contribution") on the following items and costs (collectively, the "Tenant Minimum Contribution Items") relating to the initial design and construction of improvements permanently affixed to the third (3rd) floor of the Premises (the "Tenant Improvements"), as applicable, provided that (i) Tenant shall also be obligated to commence construction of such Tenant Improvements (including, without limitation, pulling permits for such Tenant Improvements) no later than February 14, 2021 and thereafter diligently pursue the Tenant Improvements to completion over a commercially reasonable time period, and (ii) the not to exceed amount in Section 2.2.1.1 of the Tenant Work Letter shall be of no force and effect."
17.6.All references to the "Tenant Improvement Allowance" in the Tenant Work Letter shall be deemed references to the Tenant Minimum Contribution.
17.7.All references to the "Tenant Improvement Allowance Items" in the Tenant Work Letter shall be deemed references to the Tenant Minimum Contribution Items.
17.8.Section 2.2.2 of the Tenant Work Letter shall be deleted and of no force or effect and replaced with the following:
"Completion of Tenant Improvements. Within ten (10) business days following completion of the Tenant Improvements and Tenant's payment of the Tenant Minimum Contribution towards the Tenant Contribution Items, Tenant shall (i) deliver to Landlord signed permits for all Tenant Improvements completed within the third (3rd) floor of the Premises, (ii) deliver to Landlord final unconditional mechanics lien releases, properly executed, acknowledged and in recordable form and in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, from Tenant's Contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (iii) cause the Architect to deliver to Landlord a "Certificate of Substantial Completion", in a commercially reasonable form, (iv) deliver to Landlord a "close- out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); (v) deliver to Landlord payment of the Coordination Fee, and (vi) deliver to Landlord a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the third (3rd) floor of the Premises. All Tenant Improvements shall be and become the property of Landlord at the expiration of the Lease Term under the terms of this Lease."
17.9.The entirety of Section 4.2.1 of the Tenant Work Letter following the third (3rd) sentence thereof shall be deleted and of no force or effect.
17.10.The amount of the "Coordination Fee" set forth in Section 4.2.2.1 of the Tenant Work Letter shall be deleted and of no force or effect and replaced with "Fifty Thousand and 00/100 Dollars ($50,000.00)".

17.11.The last sentence of Section 4.2.2.1 of the Tenant Work Letter shall be deleted and of no force or effect.
17.12.Section 5 of the Tenant Work Letter shall be deleted and of no force or effect.
17.13.Tenant's representative in Section 6.1 of the Tenant Work Letter shall be deleted and of no force or effect and replaced with Derek Huffman Director of Workplace Enablement, whose e-mail address is [E-mail Address Intentionally Omitted] and phone number is [Phone Number Intentionally Omitted].
17.14.The phrase ", but no Base Rent or Direct Expenses shall accrue during the period that Tenant so enters the Premises prior to the Lease Commencement Date" in Section 6.4 of the Tenant Work Letter shall be deleted and of no force or effect.
17.15.Section 6.5 of the Tenant Work Letter shall be deleted in its entirety and of no force or effect.
17.16.Schedules 1A, 1B, 1C, 2, 3, 4, and 5 attached to the Tenant Work Letter shall be deleted and of no force or effect.
17.17.Schedule 6 attached to the Tenant Work Letter shall be deleted and of no force or effect and replaced with the Schedule 6 attached hereto.
18.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than Newmark Cornish & Carey ("Landlord's Broker") and Newmark Cornish & Carey ("Tenant's Broker") (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Pursuant to the terms of separate commission agreements, Tenant shall pay (i) Landlord's Broker an amount equal to One and 00/100 Dollar ($1.00) per rentable square foot of the Premises, and (ii) all amounts owing to Tenant's Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than Brokers. The terms of this Section 10 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
19.OFAC Certification. Tenant represents and warrants that Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
20.Counterparts. This Fourth Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single Fourth Amendment. This Fourth Amendment may be executed by a party’s signature transmitted by electronic mail in pdf format (“pdf”) or through DocuSign, and execution by DocuSign or copies of this Fourth Amendment executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon DocuSign or pdf signatures as if such signatures were originals. Any party executing and delivering this Fourth Amendment by pdf shall promptly thereafter deliver a counterpart of this Fourth Amendment containing said party’s original signature. All parties hereto agree that a DocuSign or pdf signature may be introduced into evidence in any proceeding arising out of or related to this Fourth Amendment as if it were an original signature page.
21.No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.
"LANDLORD"
HGP SAN MATEO OWNER LLC,
a Delaware limited liability company

By:	Hines Concar MM LLC,
Sole Member

By:	Hines 400-450 Concar Associates Limited Partnership,
Sole Member

By:	Hines Investment Management Holdings Limited Partnership,
General Partner

By:	HIMH GP LLC,
General Partner

By:	Hines Real Estate Holdings Limited Partnership
Sole Member

By:	JCH Investments, Inc.
General Partner

By:	/s/ Cameron Falconer
Name:	Cameron Falconer
Its:	Senior Managing Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

"TENANT"
SNOWFFLAKE COMPUTING, INC.,
a Delaware corporation

By:	/s/ Robert Muglia
Name:	Robert Muglia
Its:	CEO

By:	/s/ Thomas Tuchscherer
Name:	Thomas Tuchscherer
Its:	CFO

EXHIBIT A
TENANT'S NAME AND LOGO
Snowflake Computing, Inc.
EXHIBIT A

SCHEDULE 6
LIST OF PRE-APPROVED ARCHITECTS, ENGINEERS, AND CONTRACTORS
Architects
MMoser
WRNS
Arctec
Project Manager
The CRE Group
Engineers
TBD – Consent from Hines
Contractors
DPR
Novo Construction
Skyline Construction
SCHEDULE 6

ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE
This Assignment and Assumption of Office Lease (this "Assignment"), is made as of February 4, 2019, by and between MEDALLIA, INC., a Delaware corporation (the "Assignor"), and SNOWFLAKE COMPUTING, INC., a Delaware corporation (the "Assignee").
R E C I T A L S :
A.Assignor is the tenant under that certain Office Lease dated as of March 23, 2016 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of August 26, 2016 (the "First Amendment"), that certain Second Amendment to Office Lease dated as of October 15, 2018 (the "Second Amendment"), and that certain Third Amendment to Office Lease dated as of October 16, 2018 (the "Third Amendment", together with the Original Lease, First Amendment, and Second Amendment, collectively, the "Lease") between HGP SAN MATEO OWNER LLC, a Delaware limited liability company ("Landlord"), as landlord, and Assignor, as tenant, for that certain space commonly known as "450 Concar North Tower" and "450 Concar South Tower", as further set forth in the Lease (the "Premises"), located at 450Concar Drive, San Mateo, California (the "Building").
B.Assignor has determined that, for financial, operational and other reasons, it desires to be relieved of its obligations under the Lease. To that end, Assignor has identified Assignee as a possible assignee to assume Assignor’s position, obligations and responsibilities under the Lease. In turn, to take over Assignor’s position, obligations and responsibilities under the Lease, in addition to certain Lease modifications as documented between Assignee and Landlord in that certain Fourth Amendment to Office Lease of even date herewith by and between Landlord and Assignee (the "Fourth Amendment"), Assignee requires that it be provided an allowance for the construction of certain tenant improvements, and other costs, to be made to the Premises. In connection therewith, Assignor desires to assign its right, title and interest in, to and under the Lease and the Premises to Assignee, and Assignee desires to accept such assignment upon and subject to all of the terms and conditions hereinafter set forth.
A G R E E M E N T :
1.Assignment and Assumption. Effective as of February 15, 2019 (the "Assignment Date"), Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and the Premises (including all of Assignor's right, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease and the "SNDA" received from "Landlord's Mortgagee", as those terms are defined in Section 18 of the Original Lease concurrently with the full execution and delivery of the Original Lease) from the Assignment Date until the expiration or earlier termination of the Lease, as the same may be extended. Assignee hereby accepts such assignment, and agrees to assume, perform and be bound by all of those terms, covenants, conditions, provisions and agreements of the Lease to the extent such terms, covenants, conditions, provisions and agreements are applicable to the period from and after the Assignment Date. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment. Assignor hereby represents and warrants that the Lease attached hereto as Exhibit A is a true and complete copy of the Lease and there are no other amendments or agreement between Assignor and Landlord relating thereto or the Premises.

2.Sublease. Concurrently herewith, and effective as of the Assignment Date, Assignor and Assignee shall enter into that certain Sublease Agreement (the "Sublease"), whereby Assignor shall sublease from Assignee a portion of the Premises, as more particularly described in the Sublease (the "Sublease Premises").
3.Payment to Assignee. Assignee has conditioned its agreement to accept responsibility under the Lease, including the Fourth Amendment, on the receipt by Assignee of the "Allowance" as described below. Accordingly, concurrently with Assignor's execution and delivery of this Assignment, and in consideration for entering into this Assignment and the Sublease, Assignor shall deliver to Assignee the sum of Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($7,250,000.00), in cash (the "Allowance").
4.Assignment of Warranties. Assignor hereby assigns to Assignee all warranties relating the Tenant Improvements and any subsequent Alterations made by or on behalf of Assignee, including, without limitation, Tenant’s Terrace Work, Tenant’s MPOE Security System, Tenant HVAC System and the Air Terminal Units, and any equipment which will remain as part of the Premises and the Personal Property (as defined below).
5.Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor, its successors and assigns, from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees, charges and expenses in the enforcement of this indemnity) for breach or default on the part of Assignee, its subtenants, assignees, successors, employees, agents, vendors or contractors, based on an event occurring (or alleged to have occurred) or a condition arising (or alleged to have arisen) on or after the Assignment Date related to the Lease, Assignees rights and obligations as tenant under the Lease, Assignee's breach of the Lease, Assignee's use and occupancy of the Premises, and/or this Assignment. Assignor hereby agrees to indemnify, defend and hold harmless Assignee, its successors and assigns, from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees, charges and expenses in the enforcement of this indemnity) for breach or default on the part of Assignor, its employees, agents, vendors or contractors, based on an event occurring (or alleged to have occurred) or a condition arising (or alleged to have arisen) before the Assignment Date related to the Lease, Assignor's rights and obligations as tenant under the Lease, Assignor's breach of the Lease, Assignor's use and occupancy of the Premises, and/or this Assignment. The provisions of this Section 4 shall survive the expiration or earlier termination of this Assignment and the Lease.
6.Condition of Premises. The Premises shall be delivered by Assignor to Assignee in "as is" condition with the furniture listed on Exhibit B attached hereto, built-in fixtures, cabinets, book shelves, appliances, and all other leasehold improvements located thereon, with no obligation of Assignor to restore any improvements made to the Premises prior to the Assignment Date; provided, however, that the condition of the Sublease Premises as delivered from Assignor to Assignee pursuant to the Sublease shall be subject to the terms of the Sublease. All of suchfurniture and furnishings (the "Personal Property") shall be and become the property of Assignee subject to no liens, conditional sales contracts, or other encumbrances, provided that upon Assignee's request, Assignor shall execute and deliver to Assignee a commercially reasonable bill of sale further documenting the transfer and conveyance to Assignee all of Assignor's right, title and interest in and to the Personal Property. Assignor represents and warrants that Assignor is the owner of the Personal Property.
7.Letter of Credit. Assignor and Assignee acknowledge and agree that (i) Landlord currently holds a letter of credit as security for Assignor's performance of the terms, covenants and conditions of the Lease in the amount of $8,131,450.50 pursuant to Article 21 of the Original Lease, and (ii) on or before the Assignment Date, such letter of credit shall be returned to the Assignor, and pursuant to the terms of the Fourth Amendment, Assignee shall be required to deliver to Landlord a letter of credit in the same amount acceptable to Landlord, effective as of the Assignment Date.
8.Contingency. This Assignment is contingent on (i) full execution and delivery of Fourth Amendment by Assignee and Landlord, and (ii) Assignor’s and Assignee’s receipt of the consent of Master Landlord and Landlord’s Mortgagee to this Assignment.
9.Further Assurances. Assignor and Assignee hereby covenant that each will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Assignment.
10.Enforcement by Landlord. The provisions of this Assignment shall inure to the benefit of and be enforceable by Landlord.
11.Successors. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and to their respective successors, transferees and assigns.
12.Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement. This Assignment may be executed by a party’s signature transmitted by electronic mail in pdf format ("pdf") or through DocuSign, and execution by DocuSign or copies of this Assignment executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon DocuSign or pdf signatures as if such signatures were originals. Any party executing and delivering this Assignment by pdf shall promptly thereafter deliver a counterpart of this Assignment containing said party’s original signature. All parties hereto agree that a DocuSign or pdf signature may be introduced into evidence in any proceeding arising out of or related to this Assignment as if it were an original signature page.
13.Governing Law. This Assignment shall be governed by and construed in accordance with California law.
14.Severability. If any term or provision of this Assignment or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder ofthis Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Assignment shall be valid and be enforced to the fullest extent permitted by law.
15.Entire Agreement. This Assignment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Assignment may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord.

16.Headings. The headings of the paragraphs of this Assignment are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof.
17.Brokers. Assignor and Assignee each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Assignment other than Jones Lang Lasalle ("Assignor's Broker") on behalf of Assignor and Newmark Knight Frank ("Assignee's Broker") on behalf of Assignee (collectively, the "Brokers"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Assignment. Assignor shall pay any brokers’ commission due to Assignor’s Broker and Assignee shall pay any brokers’ commission due to Assignee’s Broker. Each party shall indemnify and defend the other party against and hold such party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the applicable Broker. The provisions of this Section 15 shall survive the earlier termination or expiration of this Assignment.
IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.
[SIGNATURES APPEAR ON FOLLOWING PAGE]"ASSIGNOR"

"ASSIGNOR"

MEDALLIA, INC.,
a Delaware corporation

By:	/s/ Roxanne Oulman
Name:	Roxanne Oulman
Its:	CFO

By:	/s/ Leslie Stretch
Name:	Leslie Stretch
Its:	CEO

"ASSIGNEE"

SNOWFLAKE COMPUTING, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

"ASSIGNOR"

MEDALLIA, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

"ASSIGNEE"

SNOWFLAKE COMPUTING, INC.,
a Delaware corporation

By:	/s/ Robert Muglia
Name:	Robert Muglia
Its:	CEO

By:	/s/ Thomas Tuchscherer
Name:	Thomas Tuchscherer
Its:	CFO

EXHIBIT A

LEASE
[ATTACHED]
EXHIBIT A

EXHIBIT B

FURNITURE
Gym

Quantity	Item #	Description
7	T5X-07	Matrix - Treadmill T5X-07
2	C5X-04	Matrix - C5X Climbmill
4	E5X-05	Matrix - Elliptical E5X-05
3	U5X-05	Matrix - U5X-05 Upright Cycle
2	IC-MXIC5B-01	Matrix - IC5 MX Spin Bike
2	ROWER-02	Matrix - Rower
1	G3-MS80_7	Matrix - G3MS80 8-STACK MULTISTATION
1	MG-MR690N-02	Matrix - Magnum Series - MEGA Half Rack 8' (No Spotter Stands)
1	MG-937-02	Matrix - Magnum Series - Dip / Chin Assist
1	A63C-03	Matrix - Magnum Series FW - VKR w/Chin
1	A77-03	Matrix - Magnum Series FW - Adjustable Ab Bench
1	A62-03	Matrix - Magnum Series FW - Preacher Curl
3	A85-03	Matrix - Magnum Series FW - Multi-adjustable Bench
1	MG-C895-02	Matrix - Magnum Series FW - 3-Way Olympic Bench
1	A68-03	Matrix - Magnum Series FW - Barbell Rack
2	A42-03	Matrix - Magnum Series FW - 3-tier Dumbbell Rack w/Saddles (15 pr.)
1	G3-FW97_8	Matrix - G3FW97 ACCESSORY RACK
1	A67-03	Matrix - Magnum Series FW - Weight Tree
1	A96-03	Matrix - Magnum Series FW - Glute Ham Bench
1	A59-03	Matrix - Magnum Series FW - Flat Bench
12	UPT12-045	Iron Grip - 45 lb. Urethane Plate - 12 sided
4	UPT12-035	Iron Grip - 35 lb. Urethane Plate - 12 sided
10	UPT12-025	Iron Grip - 25 lb. Urethane Plate - 12 sided
12	UPT12-010	Iron Grip - 10 lb. Urethane Plate -12 sided
10	UPT12-005	Iron Grip - 5 lb. Urethane Plate - 12 sided
4	UPT12-002.5	Iron Grip - 2.5 lb Urethane Plate - 12 sided
2	OB-7	Iron Grip - 7' Power Bar
1	OB-EZ	Iron Grip - 5' EZ Curl Bar
5	OBC-LJO-B	Iron Grip - Lock Jaw Olympic Collar - Black
2	UDBT-S 005/050	Iron Grip - Urethane Dumbbells 5 to 50 lbs.
1	UDBT-S 055/100	Iron Grip - Urethane Dumbbells 55 to 100 lbs.
EXHIBIT B

Kitchenette/Café

Item	Manufacturer/Supplier	Description	Quantity
Convection Oven	Trimark	Alto Shaam 1000-UP	3
Freezer	Purchased from Bluestar	True T-23F-HC	2
Garbage disposal	DPR	ISE evolution compact 3/4" HP	1
Glass Double Door Fridge	Purchased from Bluestar	True T-49-HC	1
Glass Double Door Fridge	Purchased from Bluestar	True T-49-G-LD	2
Hot/Cold Wells	DPR	Randell Model Number: 9580-3A	9
Ice Machine	Leased then purchased from Carbonic		1
Kegerator (cold brew)	Purchased from Bluestar	Kegco HK38SSU-2	1
Microwave	Walmart.com	GE JES1656SR2SS	6
Oven	Trimark	Alto‐Shaam Model No. VMC‐ H3H	1
Panini Presses	Amazon	Cuisinart	2
Single Door Stainless Steel Fridge	Purchased from Bluestar?	Electrolux Model Number: FPRH19D7LF0	1
Sneeze Guards (moveable) dbl sided & top	DPR		9
Soup Wells		Nemco Model Number: 6103A	2
Stainless Steel Double Door Refrigerator	Purchased from Bluestar	True T-49-HC	3
Stainless Steel Single Door Refrigerator	Purchased from Bluestar	True T-23G	1
Stainless Steel Single Door Refrigerator	Purchased from Bluestar	true T-49G-LD	2
Stainless Steel Table	Fare Resources		1
Toaster	Amazon	Cusinart	4
Under Counter Ice Machine	East Bay Restaurant Supply	Manitowac Model Number: RNS0244A	1
Undercounter Refrigerator	DPR	True TUC-48G-LP-HC- FGD01	1
Water dispenser	DPR	Insinkerator FHC3300	1
Water filter	DPR	3M AP902	1
Wine Fridge	Wine Service Direct	Edgestar	6
A/V

Qty	Build	Item	Model
1	1North	Conference TV	NEC E905 90"
3	1North	Signage	50" Samsung
1	1North	CPU	Mac mini i7
2	1North	Controller iPad	Ip Pad Pro
2	1North	Gym Ipad	iPad Mini
2	1North	PTZ Camera	AVer Cam520
1	1North	PA Speakers	QSC
2	1North	Wireless Mics	Shure QLXD
EXHIBIT B

1	1North	DSP	QSC 110f
1	1North	AMP	QSC CXD4.3Q
6	1North	TV Mount	Chief Mount
2	1North	Ipad Case	Heckler
1	1North	Ipad Wall Mount Scheduler	Launch Port charger & Sleeve
2	1North	Gyjm TV's	65" Samsung
1	1North	Playstation 4	SOnty PS4 two controllers
14	2North	Conference TV	65" Samsung
6	2North	Signage	50" Samsung
20	2North	CPU	Mac mini i7
14	2North	Controller iPad	Ip Pad Pro
23	2North	Scheduler Ipads	iPad Mini
8	2North	Camera	Logitech C930e
8	2North	PTZ Camera	AVer Cam520
8	2North	Sound Bar	Samsung Sound Bar
4	2North	Leon Speakers	Leon Speakers
30	2North	Ceilling Speakers	QSC 6.5
4	2North	PA Speakers	QSC
10	2North	Table Mics	Marshall MXL
8	2North	Ceiling Mics	MXA910's
2	2North	DSP	QSC 110f
1	2North	DSP Type 2	QSC 500i
3	2North	AMP	QSC CXD4.3Q
20	2North	TV Mount	Chief Mount
10	2North	Ipad Case	Heckler
23	2North	Ipad Wall Mount Scheduler	Heckler
2	2North	ipad Wall Mount and Charing	Launch Port charger & Sleeve
19	4North	Conference TV	65" Samsung
7	4North	Signage	50" Samsung
23	4North	CPU	Mac mini i7
15	4North	Controller iPad	Ip Pad Pro
22	4North	Scheduler Ipads	iPad Mini
10	4North	Camera	Logitech C930e
7	4North	PTZ Camera	AVer Cam520
10	4North	Sound Bar	Samsung Sound Bar
4	4North	Leon Speakers	Leon Speakers
18	4North	Ceilling Speakers	QSC 6.5
12	4North	Table Mics	Marshall MXL
6	4North	Ceiling Mics	MXA910's
3	4North	DSP	QSC 110f
3	4North	AMP	QSC CXD4.3Q
23	4North	TV Mount	Chief Mount
12	4North	Ipad Case	Heckler
22	4North	Ipad Wall Mount Scheduler	Heckler
3	4North	ipad Wall Mount and Charing	Launch Port charger & Sleeve
9	2South	Conference TV	65" Samsung
6	2South	Signage TV	50" Samsung
15	2South	CPU	Mac mini i7
EXHIBIT B

9	2South	Controller iPad	Ip Pad Pro
15	2South	Scheduler iPad	iPad Mini
3	2South	Camera	Logitech C930e
6	2South	PTZ Camera	AVer Cam520
6	2South	Leon Speakers	Leon Speakers
9	2South	Ceilling Speakers	QSC 6.5
8	2South	Table Mics	Marshall MXL
2	2South	Ceiling Mics	MXA910's
1	2South	DSP	QSC 110f
1	2South	DSP Type 2	QSC 500i
2	2South	AMP	QSC CXD4.3Q
15	2South	TV Mount	Chief Mount
9	2South	Ipad Case	Heckler Conference Room Mount (Angled) H478
15	2South	Ipad Wall Mount Scheduler	Heckler Conference Room Mount (Angled) H478
17	4South	Conference TV	65" Samsung
7	4South	Signage TV	50" Samsung
22	4South	CPU	Mac mini i7
15	4South	Controller iPad	Ip Pad Pro
15	4South	Scheduler iPad	iPad Mini
7	4South	Camera	Logitech C930e
7	4South	PTZ Camera	AVer Cam520
4	4South	Sound Bar	Samsung Sound Bar
10	4South	Leon Speakers	Leon Speakers
18	4South	Ceilling Speakers	QSC 6.5
4	4South	Pendant Speakers	QSC 6.5 Pendant
9	4South	Table Mics	Marshall MXL
6	4South	Ceiling Mics	MXA910's
3	4South	DSP	QSC 110f
3	4South	AMP	QSC CXD4.3Q
24	4South	TV Mount	Chief Mount
9	4South	Ipad Case	Heckler Conference Room Mount (Angled) H478
15	4South	Ipad Wall Mount Scheduler	Heckler Conference Room Mount (Angled) H478
3	Open Space	Conference TV	NEC E905 90"
4	Open Space	Repeat Monitors	50" Samsung
1	Open Space	CPU	Mac Pro
2	Open Space	Controller iPad	Ip Pad Pro
3	Open Space	PTZ Camera	AVer Cam520
14	Open Space	Pendant Speakers	QSC 6.5 Pendant
4	Open Space	PA Speakers	QSC
2	Open Space	QSC Sub	QSC Subwoofer
8	Open Space	Wireless Mics	Shure QLXD
1	Open Space	DSP Type 2	QSC 500i
2	Open Space	AMP	QSC CXD4.3Q
3	Open Space	TV Mount	Chief Mount
1	Open Space	Ipad Case	Heckler
1	Open Space	Ipad Wall Mount Scheduler	Launch Port charger & Sleeve
4	Open Space	Ceiling Mounts for TVs'	???
2	Open Space	Front Fill Speakers	AP-212
EXHIBIT B

1	Open Space	HDMI Video Matrix	Crestron DM-MD16X16 16x16 DigitalMedia Switcher
1	Open Space	Audio Mixer	Yahmaha QL1
2	Open Space	Audio Monitors	Baefoot FootPrint01
1	Open Space	Amps	QSC PLD 4.2
1	Open Space	Wireless Mic Receiver	Shure ULXD 4Q Receiver (4 pack)
8	Open Space	Wireless Mic Receiver	Shure QLXD 4 (individuals)
1	Open Space	Zoning mixing	Behringer Ultra Zone
Furniture

Item	Manufacturer/Supplier	Description	Color	Quantity
Desk Chairs	N/A	Aeron Desk Chairs - various sizes	black	525
Conference Table	VCO	120 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (2) panel base (veneer) and (2) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4N- (3) , 4S-(5), 2N- (2), 2S-(2)		12
Conference Table	VCO	144 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (2) panel base (veneer) and (2) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -2S (1)		1
Conference Table	VCO	168 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (3) panel base (veneer) and (3) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4N- (3) , 2N- (1)		4
Conference Table	VCO	192 x 48 - Rectangular Conference table Top, Rounded Corners, Veneer, (2) piece, with (3) panel base (veneer) and (3) power grommets ( silver/chrome trim, soft wire plug, (2) duplexes, and (2) blanks each). Included Black vertebra wire manger at the center to floor. QTY -4S (1)		1
EXHIBIT B

Benches	VCO	Dauphin Benches - 63" W x 21" D x 17" H, with square polished metal legs. QTY - 4N-Rooms 402 and 403, (8) , 4S- Rooms 419 and 446, (6), 2N-Room 249 (4)		18
Large Conf. Room Chairs	VCO	WIT, High back, Mesh Back, Swivel Tilt, Fixed Arms, Black frame, Black Base, standard cylinder, carpet casters.		216
Huddle Rooms	VCO	Teknion -Y Table, Metal & Metal Y Leg, 35"d x 70"w, No Rectangle Cutout - Top Laminate- Very White,		30
Huddle Room Chairs	VCO	WIT, High back, Mesh Back, Swivel Tilt, Fixed Arms, Black frame, Black Base, standard cylinder, carpet casters.	Fog	100
Booth Tables	VCO	30" x 60" Booth Tables - Bar height -(2) AnyWay "T" Bases Color: T09 Gazor - Laminate Top and Edge- TBD to be noted on Finish Approval Form prior to order placement. TAG 4th Floor South	T09 Gazor	3
Booth Tables	VCO	30" x 60" Booth Tables - Standard height -(2) AnyWay "T" Bases Color: T09 Gazor		24
Phone Rooms chairs	VCO	Chirp Lounge Chairs - Mid-Back Lounge Chair, Swivel Base with self return, 23" w x 24' D, 30" tall,	Red	78
Phone Rooms	VCO	Particles occasional tables - 18" diameter Round Top, 19" tall.	White	39
Cafe Chairs	VCO	Chair -Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame,	Sterling SC18	68
Cafe Chairs	VCO	Chair-Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame	Arctic SC21	68
Cafe Chairs	VCO	Chair-Armless, Plastic Seat and Back, Sterling, Vinyl Floor Glides, Silver frame	Lemon SC25	40
Cafe Tables	VCO	30" x 30" Anyway "X" Base Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4" (P-12)	E11 Snow	17
EXHIBIT B

Cafe Tables	VCO	36" x 36" Anyway "X" Base Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4" (P-12)	E11 Snow	5
Cafe Tables	VCO	30" x 48" Tables - Standard height -(2) Anyway "T" Bases Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4" (P-12)	E11 Snow	19
Cafe Tables	VCO	30" x 72" Tables - Standard height -(2) Anyway "T" Bases Color: T09 Gazor - Laminate Top ( D354-60 Designer White) , Thin Vinyl edge 1-1/4" (P-12)	E11 Snow	4
Cafe Tables	VCO	30" x 96" x 42" tall table with full end panels. Top Primary Laminate -	Designer White 354-60	4
Cafe Tables	VCO	30" x 144" x 42" tall table with full end panels. Top Primary Laminate	Designer White 354-60	1
Cafe Tables	VCO	33" x 120" x 29"tall (standing) table with full end panels. Top Primary Laminate	Designer White 354-60	1
A/V Credenza	VCO	72" long x 24" deep x 36" tall AV credenza. (4) doors. Finish - Quarter Cut	Dark Walnut	3
A/V Credenza	VCO	72" long x 24" deep x 36" tall AV credenza. (4) doors. Finish - Quarter Cut	Clear Maple	2
A/V Credenza	VCO	72" long x 24" deep x 36" tall AV credenza. (4) doors. Finish - White Laminate	Designer White- #354-60	1
Cafe Soft Seating	VCO	Share- Dual Color waterline Single Seat, 28" x 28" 28" H - 18" seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, 2- seater, 56" x 28" 28" H - 18" seat height, Metal corner legs.		2
Cafe Soft Seating	VCO	Share- Dual Color waterline, 3- seater, 84" x 28" 28" H - 18" seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, Corner Unit, 56" x 56" 28" H - 18" seat height, Metal corner legs.		4
Cafe Soft Seating	VCO	Share- Dual Color waterline, Dual Seat ottoman, 56" x 28" 28" H - 18" seat height, Metal corner legs.		2
EXHIBIT B

Quiet Room Chairs	VCO	Keilhauer Juxta lounge chair, 39" x 30.5" x 41.25" High back, no arms, 4- point base, with tablet arm . Fabric: TBD, Tablet laminate: Designer White #31 with bevel edge , Star Base: Polished Aluminum	Red	4
Cafe Pub Stools	VCO	Industry West - Public stool, bar height, walnut seat and back, wood legs, metal frame finish: White		44
Pub Stools	VCO	Industry West - Public stool, bar height, walnut seat and back, wood legs, metal frame finish: Copper		132
Lobby chair	VCO	Industry West - Public Chair, walnut seat and back, wood legs, metal frame finish: Copper		10
Lobby chair	VCO	BluDot- Real Good Counter Stool- Copper		9
Lobby chair	VCO	BluDot- Real Good Counter Chair- Copper		25
Lobby Table	VCO	36"X96"x42" tall table with full end panels. Top Primary Laminate	Designer White 354-0	15
Lobby Table	VCO	30"x30" Anyway "X" Base Color: S11 Snow - Laminate Top (D354- 60 Designer White), Thin Vinyl edge 1-1/4" (p-12)	E11 Snow	17
Lobby Table	VCO	36"x36" Anyway "X" Base Color: S11 Snow - Laminate Top (D354- 60 Designer White), Thin Vinyl edge 1-1/4" (p-12)		2
Lobby Table	VCO	30"X48" Tables - Standard height -(2) Anyway "T" Bases Color: S11 Snow - Laminate Top (D354-60 Designer White), Thin Vinyl edge 1-1/4" (P-12)	E11 Snow	2
Cafe Soft Seating	VCO	30"X72" Tables - Standard height- (2) Anyway "T" Bases Color: T09 Gazor - laminate top (D354-60 Designer White), Thin Vinyl edge 1-1/14" (P-12)	E11 Snow	4
Mother's Room Chair	VCO	BluDot - Field Lounge Chair - Fabric: Edward Charcoal, Base: metal - Charcoal paint		2
Mother's Room Table	VCO	Industry West - HELIX TABLE - Walnut top, gunmetal base		2
Training Room Lobby	VCO	BluDot - Note side table - metal - finish: black		6
Training Room Lobby	VCO	BluDot - Clutch Dining Chairs - Fabric: Pewter		7
Patio Sofas	VCO	Amari 3-Seater Sofa - Caramel - W 84 3/4" (215cm) . D 30 1/4" (77cm) . H 33 3/4" (86cm) . SH 15 1/4" (39cm) . AH 24" (61cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	3
EXHIBIT B

Patio Chairs	VCO	Amari High Back Lounge Chair - Caramel - W 33 3/4" (86cm) . D 33 1/2" (85cm) . H 39 1/4" (100cm) . SH 15" (38cm) . AH 22" (56cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	3
Patio Dining	VCO	Branch Dining Table Rectangular 118" - White - W 118" (300cm) . D 43 1/4" (110cm) . H 30" (76cm) . Base & Top: Electrostatic Powdercoated Aluminum	white	2
Patio Chairs	VCO	Armari Dining Chair with Arms - Caramel - W 26" (66cm) . D 23 1/2" (60cm) . H 33" (84cm) . SH 18 1/2" (47cm) . AH 26" (66cm) . Frame: Electrostatic Powder Coated Aluminum /Seat & Back: JANUSfiber /Bronze Electrostatic Powder Coated	brown	20
Training Room Table	VCO	24" x 60" Flip and Go training tables - Laminate top ( Folkstone) with 3mm edge band (Black). Silver Base with black casters. Rectangular cut out for power grommet.	Grey	79
Training Room Chair	VCO	Rio - Polypropolene seat/back shell with fabric seat ( Sugar-Licorice). Frame includes arms (Silver with Silver arm caps) with black casters.	Lagoon	138
Uluru Training Room Chairs	VCO	Rio - Polypropolene seat/back shell with fabric seat ( Sugar-Licorice). Frame includes arms (Silver with Silver arm caps) with black casters	Orange	20
Red High Back Chair with Attached Desk	VCO	Keilhauer Juxta lounge chair, 39" x 30.5" x 41.25" High back, no arms, 4- point base, with tablet arm . Fabric: TBD, Tablet laminate: Designer White #31 with bevel edge , Star Base: Polished Aluminum		4
Desks	VCO	Electric Height Adjustable Base (2- Leg), 3-Stage Legs, Range -27.25" to 46.75" - LED-4-Position programmable control, cable manager included. Finish: White		730
Pedastals	VCO	Mobile Box/File pedestal, Includes lock, pencil tray,(4) casters - two are locking casters, Paint Finish: White		100
EXHIBIT B

Desk boxes	VCO	Teknion Upstage with electrical components. To Accommodate (240) desks per plan, one desk per side of a shared Upstage spine.	375
Screens for 4S Desks	VCO	Engineering typical Addition - Teknion Upstage - Stage mounted center screen, 51" tall Datum , side screens , based on shared screen price of (8) screen per six workstation groupings.	188
Ottomans	VCO	Teknion Collaborative Ottoman - Round, single upholstery, 18" diameter, 18.5" tall on casters (black). Fabric Grade 1 (TBD).	64
Round Meeting Tables	VCO	36" Round Meeting tables, with stretch legs with casters(black), Laminate: Very White, Legs paint color: Very White	32
195 Glass Coffee Table with Sticks	All Modern	Ink Ivy Topi Coffee Table	1
23 Round Wood Coffee Table	Anthropologie	Semisfera Coffee Table	1
100 Pink Couch	Anthropologie	Linen Edlyn Left Sectional Sofa in Petal	1
135 Pink Arm Chair	Anthropologie		1
45 Brown Table with Silver Design on Top	Anthropologie	Embossed Meridian Coffee Table	1
46 Blue Chair with Flowers	Anthropologie	Dhurrie Lounge Chair	1
213 High Top Light Wood Table	Ashley Furniture	Pinnadel Dining Room Pub Bar Table	3
8 Low Copper Chair	Blu Dot	Copper Real Good Chair	17
9 Brown Wood Coffee table	Blu Dot	Turn Coffee Table	8
10 Small Round Wood Table	Blu Dot	Turn Low Side Table	1
17 Grey Ottoman	Blu Dot	Paramount Large Square Ottoman in Sanford Ceramic	1
21 Tall Copper Barstool	Blu Dot	Copper Real Good Counter Stool	9
42 Orange Couch	Bludot	Mono Sofa in Packwood Orange	1
44 Grey Chair	Bludot	Mono Sofa in Packwood Grey	2
105 Wood Side Table	Bludot	Turn Tables Nesting	1
18 Wicker Ottoman	CB2	Braided Jute Pouf	1
28 White and Gold Geometric Table	CB2	Circuit 60in Dining Table	1
91 Grey Arm Chair	CB2	Savile Grey Chair	1
92 Grey Couch	CB2	Savile Grey Tufted Sofa	1
230 Woven Chair	CB2	Woven Malawi Chair	2
EXHIBIT B

Cue Chair	CB2	cue chair grey w/chrome legs old SKU 121-494	4
231 Roped Bench	CB2	Wrap Large Bench	1
36 Asian Style Chair	consignment	-	2
38 Asian Style Cabinet	consignment	-	1
55 Brown Cabinet with Gold Hardware	consignment	consignment	1
56 Asian Style Table and Chairs(4 chairs)	consignment	consignment	1
93 Marble and Gold Table	consignment	White Marble Top Coffee Table	1
95 Silver Table	consignment	Camilla Accent Table	1
96 European Style Chair	consignment	Consignment French Chair	2
97 Mirror with Gold Frame	consignment	Large Gold Framed Mirror	1
49 Asian Style Sofa	Consignment	-	1
47 Silver Stool- Large	Dot&Bo	Benzara Simply Stylish Aluminum Stool Set of Two	1
22 Glass Coffee Table	from palo alto	from palo alto	1
59 Glass Coffee Table	from palo alto	from palo alto	1
67 Dark Brown Faux Leather Chairs	from palo alto	from palo alto	4
70 Black Fauzx Leather Chairs	from palo alto	from palo alto	4
78 Orange Velvet Chairs	from palo alto	from palo alto	2
50 High Bar Stools	Industry West	Circuit Bar Stools	8
99 Brown Leather and Wood Chair	Industry West	Olsen Chair	1
104 High Bar Stools	Industry West	Circuit Bar Stools	18
182 High Bar Stools-Candy Bar	Industry West	Circuit Bar Stools	5
209 High Bar Stools	Industry West	Circuit Bar Stools	38
123 Orange Couch with Brown Wood Legs	Joybird	Hughes Sofa	1
229 Charcoal Sofa	Joybird	Hyland Corner Sectional	1
94 Clear Plastic Chair	Kartell	Louis Chost Chair	2
37 Blue Fabric Chair	Living Spaces	No longer available	2
41 Gold Metal Table	Living Spaces	Gurthrie End Table	4
43 Copper Table	Living Spaces	Copper Top Coffee Table	1
EXHIBIT B

62 Grey and White Geometric Chair	Living Spaces	Tate II Acccent Chair	1
76 Light Grey L Couch	Living Spaces	Avery 2 peice sectional	1
106 Gold Metal Table	Living Spaces	Gurthrie End Table	1
109 Blue Arm Chair	Living Spaces	No longer available	2
125 Burgundy Arm Chair	Living Spaces	Annabelle Wing Chair	4
139 Blue Sofa- Cafe	LIving Spaces	N/A	2
140 Square Wooden Side Table-Cafe	Living Spaces	Tahoe II End Table	4
161 Triangle Side Table	Living Spaces	Kai Small Coffee Table	2
199 Brown Leather Chair with Wood Arms	Living Spaces	Dominic Saddle Chair	2
203 Dark Orange Arm Chair	Living Spaces	N/A	2
211 Sand Colored Sectional Couch	Living Spaces	No longer available	1
233 Orange Chair- without arms	Living Spaces	Tate	2
39 Gold Side Table	N/A	N/A	2
40 Gold Coffee Table	N/A	N/A	1
58 Grey Modern Chair	N/A	N/A	2
63 Orange Modern Chairs	N/A	N/A	2
65 Black Long Table	N/A	N/A	1
68 Wood Side Table	N/A	N/A	1
69 Wood Coffee Table Oval	N/A	N/A	1
73 Black Table	N/A	N/A	1
74 Whitewash Side Table	N/A	N/A	1
80 Brown chest of drawers with painting	N/A	N/A	1
81 Colorful Embrodered Stool	N/A	N/A	1
82 Octagon Top Wood Table	N/A	N/A	1
83 Multipe Drawer Weave Table	N/A	N/A	1
85 Round Glass Coffee Table	N/A	N/A	1
87 Elephant Side Table	N/A	N/A	1
EXHIBIT B

88 Small Round White Side Table	N/A	N/A	1
112 Blue Love Seat with White Trim	N/A	N/A	2
113 Long White Rectangular Table	N/A	N/A	1
114 Round Brown Coffee Table	N/A	N/A	1
115 European Style White Couch	N/A	N/A	1
116 Round Table with Granite Top	N/A	N/A	1
117 Square Wood Top Side Table	N/A	N/A	1
120 European Style Cabinet	N/A	N/A	1
129 Blue and Burgundy Fancy Couch	N/A	N/A	1
132 Brown Wood Chairs	N/A	N/A	17
137 Light Grey Chair with Studs	N/A	N/A	2
150 Silver Round Table-Patio	N/A	N/A	11
159 Rectangle Dark Brown Wood Frame Mirror	N/A	N/A	1
184 Grey Couch with Red Stitching	N/A	N/A	1
189 Wavy Wooden Stool	N/A	N/A	1
200 Rustic Rectangle Wood Table	N/A	N/A	1
201 Smal White Bar Stools	N/A	N/A	3
204 Light Demin Arm Chair	N/A	N/A	1
206 Light Wood Dresser	N/A	N/A	1
207 Multi Colored Wood Bench	N/A	N/A	1
212 Rustic Chest Table	N/A	N/A	1
214 Black Studded Ottoman	N/A	N/A	3
215 Beige and Wood Chair	N/A	N/A	4
217 Lime Green Round Table	N/A	N/A	1
218 Rounded Wood Chair	N/A	N/A	8
219 Light Grey Couch	N/A	N/A	2
EXHIBIT B

220 White- Square Ottoman	N/A	N/A	2
221 White Round Table with Wire Bottom- Large	N/A	N/A	1
224 Drum Side Table	N/A	N/A	1
226 Wood Rectangale Coffee Table on Wheels	N/A	N/A	1
227 Square Criss Cross Side Table	N/A	N/A	1
228 Bamboo Side Table	N/A	N/A	2
232 Wood Cut Out Side Table	N/A	N/A	3
183 Ball Bin	Palo Alto	N/A	1
3 Brown Leather Chair	Rejeuvenation	Clinton Modern Wingback Leather Chair with Nailheads	4
30 Brown Leather Chair	Rejeuvenation	Clinton Modern Wingback Leather Chair with Nailheads	2
12 Blue Velvet Couch	Room & Board	Sabine Sofa (Indigo)	1
13 Blue Velvet Ottoman	Room & Board	Sabine Ottoman	2
14 U-Shape Grey Couch	Room & Board	Reese Curved Sectional	1
71 Dark Grey Couch	Room & Board	no longer available	1
79 Dark Grey Lounge	Room & Board	no longer available	1
98 White Round Table	Room & Board	Aria 36" Diameter Dining Table	3
118 Wood Shelving	Room & Board	N/A	4
128 Tall Brown Shelves	Room & Board	N/A	4
86 Wooden Chairs	Room and Board	N/A	7
133 Round White Table with Silver Bottom	Room and Board	N/A	3
149 Metal Silver Chair- Patio	Room and Board	Rio Patio Chair in Silver	61
151 Round Large Table	Room and Board	Satellite Cocktail Table in Brown, Blue and Green	3
157 Silver Square Table-Patio	Room and Board	Maris Square Patio Table	6
234 Dark Brown Leather Sectional Couch	Room and Board	Wells Sectional Sofa in Lecco Chocolate and Mocha Legs	1
152 Round Small Table	Room and Board	Satellite End Table in Brown, Blue and Green	3
4 Grey Fabric Chair	Room&Board	Wynwood Lounge Chair in Flint Charcoal	2
7 Blue Velvet Chair & Ottoman	Room&Board	Quinn Chair in Blue Velvet	5
EXHIBIT B

15 Grey Couch	Room&Board	Wynwood Soft in Flint Charcoal	1
33 Blue Velvet Couch	Room&Board	Sabine Sofa in Vance Indigo Blue Velvet	1
11 Copper Hammered Coffee Table	Wayfair	Terranece End Table in Copper	1
2 Blue Low Chair	West Elm	Mylo Regal Blue Chair	10
27 Grey Chair with Wood Legs	West Elm	Abrazo Dining Chair in Light Grey and Pecan	5
29 White and Gold Side Table	West Elm	Marble Topped Pedestal Coffee Table with Brass Base	1
31 White and Gold Large Table	West Elm	Silhouette Pedastal Dining Table with Brass Base	1
35 White and Gold Coffee Table	West Elm	Marble Topped Pedestal Coffee Table with Brass Base	1
51 Wood Table	West Elm	Carved Wood Coffee Table	1
52 Wood Side Table	West Elm	Carved Wood Side Table	4
102 Geographical Black/White Side Table	West Elm	Bone Inlay Coffee Table	1
138 Yellow Oval Chair	West Elm	N/A	2
202 White Dome Table	West Elm	Sculpted Concrete Drum Coffee Table	1
EXHIBIT B

CONSENT TO ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE AND SUBLEASE AGREEMENT
This Consent to Assignment and Assumption of Office Lease and Sublease Agreement (this "Consent") is made as of February 4, 2019, by HGP SAN MATEO OWNER LLC, a Delaware limited liability company ("Landlord"), to MEDALLIA, INC., a Delaware corporation ("Assignor"), and SNOWFLAKE COMPUTING, INC., a Delaware corporation ("Assignee").
R E C I T A L S :
A.Landlord and Assignor entered into that certain Office Lease dated as of March 23, 2016 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of August 26, 2016 (the "First Amendment"), that certain Second Amendment to Office Lease dated as of October 15, 2018 (the "Second Amendment"), and that certain Third Amendment to Office Lease dated as of October 16, 2018 (the "Third Amendment", together with the Original Lease, First Amendment, and Second Amendment, collectively, the "Initial Lease"), whereby Landlord leases to Assignor and Assignor leases from Landlord that certain space commonly known as "450 Concar North Tower" and "450 Concar South Tower", as further set forth in the Lease (the “Premises”), located at 450 Concar Drive, San Mateo, California (the "Building").
B.Assignor has determined that, for financial, operational and other reasons, it desires to be relieved of its obligations under the Lease. To that end, Assignor has identified a possible assignee, Assignee, to assume Assignor's position, obligations and responsibilities under the Lease and has requested Landlord's approval of that assignment, as reflected herein. In turn, to take over Assignor's position, obligations and responsibilities under the Lease, Assignee requires that it be provided an allowance for the construction of certain tenant improvements be made to the Premises, and other costs, and that Assignee receive a lease term of 156 months, the same as that of the original term of the Lease. To address these requirements: (1) Landlord has agreed to grant Assignee a term of 156 months commencing February 15, 2019; and (2) Assignor has agreed to deliver to Assignee upon execution of the Assignment the sum of Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($7,250,000.00), in cash as an allowance for the construction of certain tenant improvements to be made to the Premises, and other costs. In connection with the foregoing, Assignor desires to assign to Assignee all of its right, title, and interest in, to and under the Lease pursuant to the provisions of that certain Assignment and Assumption of Office Lease of even date herewith, between Assignor and Assignee (the "Assignment"), a copy of which Assignment is attached hereto as Exhibit A.
C.Assignee desires to sublease to Assignor a portion of the Premises pursuant to the provisions of that certain Sublease Agreement of even date herewith between Assignor and Assignee (the "Sublease"), a copy of which is attached hereto as Exhibit B.
D.Assignor and Assignee desire to obtain (i) Landlord’s consent to the Assignment and the Sublease, and (ii) waiver of Landlord's rights to recapture the Premises with respect to the Assignment, and Landlord is willing to consent to the Assignment and waive its rights to recapture on the terms and conditions set forth herein.
E.In connection with the foregoing, Landlord and Assignee desire to concurrently amend the Initial Lease, effective as of the "Assignment Date" (as that term is defined in the Assignment), on the terms and conditions contained in that certain Fourth Amendment to Office Lease of even date herewith, between Landlord and Assignee (the "Fourth Amendment"), a copy of which Fourth Amendment is attached hereto as Exhibit C. The term "Lease" as used herein shall refer to the Initial Lease as modified by the Fourth Amendment.
A G R E E M E N T :
1.Terms.   All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Consent.
2.Consent; Assumption; Waiver of Right to Recapture.   Landlord hereby (i) consents to the Assignment and the Sublease on the terms and conditions set forth in this Consent, and (ii) waives its rights to recapture the Premises with respect to the Assignment. Effective as of the "Assignment Date" (as that term is defined in the Assignment), Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Assignor under the Lease.
3.Subsequent Subleases and Assignments.   This Consent shall not constitute a consent to any future subletting or assignment, and shall not relieve Assignee or any person claiming under or through Assignee of the obligation to obtain the consent of Landlord, pursuant to Article 14 of the Original Lease, as amended, to any future assignment or sublease.
4.Subsequent Recaptures.   This Consent shall in no manner be construed as limiting Landlord's ability to exercise its recapture of any portion of the Premises in the event of any subsequent sublettings or assignments of the Premises or a portion of thereof pursuant to Section 14.4 of the Original Lease, as amended.
5.Default under the Lease.   In the event of any default of Assignor or Assignee under the Lease, Landlord may proceed directly against Assignor or Assignee, as applicable, any guarantors or anyone else liable under the Lease (but, as to Assignor, only for any act or omission prior to the Assignment Date consistent with the release in Section 6 below, and, as to Assignee, only for any action or omission on or after the Assignment Date) without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord. Notwithstanding the foregoing, any act or omission of Assignor or Assignee or anyone claiming under or through Assignor or Assignee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Assignor or Assignee, respectively (but, as to Assignor, only for any act or omission prior to the Assignment Date consistent with the release in Section 6 below, and, as to Assignee, only for any action or omission on or after the Assignment Date).
6.Release of Assignor.
6.1.Release.   Notwithstanding the Assignment or Landlord's consent thereto or any provision to the contrary contained in the Lease or this Consent, as between Landlord and Assignor, except with respect to all obligations set forth in the Lease that survive the terminationof the Lease, including, without limitation, Assignor's indemnity obligations, and except as provided in Section 6.2, Section 7, and Section 13 hereof, and conditioned upon the performance by the parties of the provisions of this Consent:
(a)Landlord and Assignor shall, as of the Assignment Date, be fully and unconditionally released and discharged from their respective obligations arising on and after the Assignment Date from or connected with the provisions of the Lease, specifically including, without limitation, (i) any right Assignor may have to audit or review Landlord’s books or records or to contest any "Direct Expenses" as that term is defined in the Original Lease, billed to Assignor under the Lease, and (ii) any restoration and removal requirements set forth in the Lease; and
(b)this Consent shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease on and after the Assignment Date.
Each of Landlord and Assignor expressly waive the provisions of California Civil Code Section 1542, which provides:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."
Each of Landlord and Assignor acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.
6.2.Limitation on Release.   Notwithstanding anything to the contrary set forth in this Section 6, above, in no event shall anything set forth in this Section 6 constitute a release or discharge of Assignor from Assignor's obligation for the payment of rents and for the performance of all other obligations of Assignor under the Lease to the extent attributable to the period ending at 11:59 p.m. of the day immediately preceding the Assignment Date including, without limitation, the payment of reconciliation of Assignor's Share of Direct Expenses (provided that Landlord shall be obligated to provide a "Statement" for the applicable "Expense Year", as those terms are defined in Section 4.4.1 of the Original Lease, pursuant to the terms of the Lease in connection with such reconciliation), and any liability arising on or before the Assignment Date related to Assignor's use, occupancy or control of the Premises during the term of the Lease prior to the Assignment Date, and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease.
7.No Transfer Premium.   Landlord agrees that it shall have no right to proceeds from any payment or other consideration granted to Assignee pursuant to the Assignment and/or the Sublease and any such amount shall not be consider a "Transfer Premium" (as defined in the Original Lease) and no Transfer Premium shall be due and payable to any party in connection with the Assignment, the Sublease, the Fourth Amendment, or this Consent.
8.Base Rent.   Notwithstanding any provision to the contrary set forth in the Lease, the amount of Base Rent payable by Assignor on February 1, 2019 for the month of February 2019 shall be equal to the amount of Base Rent allocable to the period commencing as of February 1, 2019 and ending on February 14, 2019.
9.Return of Letter of Credit.   Landlord and Assignor hereby acknowledge that, in accordance with Article 21 of the Original Lease, Landlord is currently holding a letter of credit in the amount of Eight Million One Hundred Thirty-One Thousand Four Hundred Fifty and 50/100 Dollars ($8,131,450.50) (the "Existing L-C"), as security for the faithful performance by Assignor of the terms, covenants and conditions of the Lease. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Assignor shall take those actions required to cancel the Existing L-C (or any portion thereof remaining after any draw by Landlord pursuant to the terms of the Lease and the Existing L-C) effective as of the Assignment Date.
10.Estoppel Certificate.   Concurrently with Assignor's execution and delivery of this Consent, Assignor shall deliver an estoppel certificate to Landlord and Assignee in the form attached hereto as Exhibit D.
11.Attorneys' Fees.   If any party commences litigation against any of the others for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party(ies) shall be entitled to recover from the other party(ies) such costs and reasonable attorneys' fees as may have been incurred.
12.Authority.   Each of the parties hereto represents and warrants that the person executing this Consent on its behalf is duly authorized to execute and deliver this Consent on such party's behalf and to bind such party hereto. Each party represents and warrants that (a) this Consent is valid, binding and enforceable; (b) it is a duly formed and existing entity and has full right and authority to execute and deliver this Consent; (c) all steps have been taken prior to the date hereof to qualify such party to do business in California; and (d) all forms, reports, fees and other corporate documents necessary to comply with applicable laws will be filed when due.
13.Condition of the Premises.   Assignee acknowledges that the Premises has been thoroughly investigated and inspected by Assignee, and Assignee accepts the Premises "as is" in the condition existing as of the date of this Consent. Assignee acknowledges that Landlord has not made any representations or warranties as to the condition of the Premises or its present or future suitability for Assignee's purposes. Landlord acknowledges there are no Alterations or modifications existing in the Premises as of the date of this Consent that require removal and/or restoration at the end of the Lease Term, including, without limitation, the Tenant Improvements and Specialty Improvements (“Pre-Existing Alterations”), and Assignee shall have no obligation to remove any such Pre-existing Alterations; provided, however, notwithstanding the foregoing, (i) at Landlord's option in Landlord's sole discretion, Landlord may elect to require removal of the "Air Terminal Units" (as defined in Section 2 of the Third Amendment) pursuant to the terms of the Third Amendment, and (ii) the removal and restoration requirements with respect to "Tenant's MPOE Room Equipment" and "Tenant's MPOE Security System" (as defined in the Second Amendment) shall be governed by the terms and conditions of the Second Amendment.Additionally, the items set forth on Exhibit E attached hereto shall be completed by Assignor or Assignee prior to April 1, 2019.
14.Partial Invalidity.   If any term, provision, or condition contained in this Consent shall, to any extent, be invalid or unenforceable, the remainder of this Consent, or the application of such term, provision, or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision, and condition of this Consent shall be valid and enforceable to the fullest extent possible permitted by law.
15.Brokers.   Assignor and Assignee each represents and warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of the Assignment or this Consent other than Jones Lang Lasalle ("Assignor's Broker") on behalf of Assignor and Newmark Knight Frank ("Assignee's Broker") on behalf of Assignee

(collectively, the "Brokers"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with the Assignment or this Consent, and the execution and delivery of this Consent by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty of Assignor and Assignee. Assignor shall indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Assignor's dealings with any real estate broker or agent, other than Assignor's Broker. Assignee shall indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Assignee's dealings with any real estate broker or agent, other than Assignee's Broker. The provisions of this Section 14 shall survive the earlier termination or expiration of the Lease, Assignment or this Consent.
16.No Waiver.   Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease. In addition, the acceptance of rents by Landlord from Assignee or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.
17.Binding Effect.   This Consent shall not be effective and the Assignment shall not be valid or binding on Landlord unless and until a fully executed original counterpart of this Consent and the Fourth Amendment and a copy of the fully-executed Assignment are delivered to Landlord.
18.Counterparts.   This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. This Consent may be executed by a party’s signature transmitted by electronic mail in pdf format (“pdf”) or through DocuSign, and execution by DocuSign or copies of this Consent executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon DocuSign or pdf signatures as if such signatures were originals. Any party executing anddelivering this Consent by pdf shall promptly thereafter deliver a counterpart of this Consent containing said party’s original signature. All parties hereto agree that a DocuSign or pdf signature may be introduced into evidence in any proceeding arising out of or related to this Consent as if it were an original signature page.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

"Assignee":

SNOWFLAKE COMPUTING, INC.,
a Delaware corporation

By:	/s/ Robert Muglia
Name:	Robert Muglia
Its:	CEO

By:	/s/ Thomas Tuchscherer
Name:	Thomas Tuchschere
Its:	CFO

"Assignor":
MEDALLIA, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

"Assignee":

SNOWFLAKE COMPUTING, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

"Assignor":
MEDALLIA, INC.,
a Delaware corporation

By:	/s/ Roxanne Oulman
Name:	Roxanne Oulman
Its:	CFO

By:	/s/ Leslie Stretch
Name:	Leslie Stretch
Its:	CEO
[SIGNATURES CONTINUE ON FOLLOWING PAGE}

"Landlord":

HGP SAN MATEO OWNER LLC,
a Delaware limited liability company

By:	Hines Concar MM LLC,
Sole Member

By:	Hines 400-450 Concar Associates Limited Partnership,
Sole Member

By:	Hines Investment Management Holdings Limited Partnership,
General Partner

By:	HIMH GP LLC,
General Partner

By:	Hines Real Estate Holdings Limited Partnership
Sole Member

By:	JCH Investments, Inc.
General Partner

By:	/s/ Cameron Falconer
Name:	Cameron Falconer
Its:	Senior Managing Director

EXHIBIT A
ASSIGNMENT
[ATTACHED]
EXHIBIT A

EXHIBIT B
SUBLEASE
[ATTACHED]
EXHIBIT B

EXHIBIT C
FOURTH AMENDMENT
[ATTACHED]
EXHIBIT C

EXHIBIT D
ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the "Office Lease", and as amended, the "Lease") made and entered into as of March 23, 2016 by and between HGP SAN MATEO OWNER LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises commonly known as "450 Concar North Tower" and "450 Concar South Tower", as further set forth in the Lease, located at 450 Concar Drive, San Mateo, California, certifies as follows:
1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.Tenant currently occupies the Premises described in the Lease, the Lease Term commenced on June 1, 2017, and the Lease Term expires on May 31, 2030, and Tenant has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.Base Rent commenced to accrue on June 1, 2017, subject to the Base Rent Abatement set forth in Section 3.2 of the Office Lease.
4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: NONE
6.Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.
7.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through February 14, 2019. The current full monthly installment of Base Rent is $1,006,571.85.
8.To Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.To Tenant's knowledge, all conditions of the Lease to be performed by Tenant necessary to the enforceability of the Lease have been satisfied and Tenant is not in default thereunder. In addition, Landlord has not delivered any notice to Tenant regarding a default by Tenant thereunder.
10.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors
EXHIBIT D

or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.
11.To Tenant's knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that Tenant has against Landlord.
12.If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
13.To Tenant's knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
14.To Tenant's knowledge, Tenant is in material compliance with all applicable federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. To Tenant's knowledge, Tenant has never permitted or suffered the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises in violation of any federal, state or local law, ordinance, rule or regulation.
15.To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to the undersigned Tenant under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed. All improvements or other construction requirements which Tenant was required to perform under the Lease, have been completed and paid in full. No contractor, subcontractor, supplier, or other agent of Tenant has a right to lien the property for which the Premises are part of.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or Tenant's proposed assignee of the Lease, Snowflake Computing, Inc., a Delaware corporation, or to a prospective mortgagee or prospective purchaser, and acknowledges that said proposed assignee, prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in assuming the lease, making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at                          on the 4th day of February, 2019.
EXHIBIT D

"Tenant":

MEDALLIA, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:
EXHIBIT D

EXHIBIT E
OUTSTANDING MAINTENANCE ITEMS
1. 2nd Floor South Tower – Repair main drain line near men’s restroom
2.North and South Tower Rooftop – disconnect north tower condenser unit from base building communications board
3.Install Filtration to Gym Fan Coil Units facing building exterior
4.Submit City Mechanical Maintenance Contract to Hines for review
5.South Tower Exterior – paint match surveillance camera conduit
6.South Tower 2nd & 4th Floor – Repair receptacle circuit
7.Transfer Lighting Control Dongle license and license keys to Snowflake
8. 2nd Floor North Tower – Rest of the World Executive Business Conference Room – Disable Card Reader
9.Close-out signage permit with City
10. 2N – (west) IDF exposed wires at conduit
11. 2N – (east) IDF exposed wires at lighting
12. 2N – (at Nepal) exposed wires at MC cable
EXHIBIT E

TENANT NOTICE LETTER
June 13, 2019
VIA EMAIL & CERTIFIED MAIL

ATTN: Legal Department
Snowflake Computing, Inc.
450 Concar Drive
San Mateo, CA 94402
RE: Notice of Change of Ownership of the property located at 400 and 450 Concar, San Mateo, California, commonly known as 400/450 Concur.
Dear Tenant,
You are hereby notified as follows:
1.As of the date hereof, HGP SAN MATEO OWNER LLC a Delaware limited liability company (the "Old Owner"), has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the "Property"), to 2000 Sierra Point Parkway LLC, a Delaware limited liability company, Diamond Marina LLC a California limited liability company and Diamond Marina II LLC, a California limited liability company (the "New Owner").
2.The new address for Notices to New Owner is:
2000 Sierra Point Parkway LLC, Diamond Marina LLC and Diamond Marina II LLC
Attn: Andrew Diamond
2000 Sierra Point Parkway, Suite 100
Brisbane, CA 94005
With a copy to:
Jorgenson, Siegel, McClure & Flegel, LLP Attn: Kent Mitchell
1100 Alma Street, Suite 210
Menlo Park CA 94025
3.As of the elate hereof, Payments of Rent and all other payments clue under the Lease shall be sent to New Owner or may be sent via ACH to:

Routing Number:	[Routing Number Intentionally Omitted]
Bank:	[Bank Intentionally Omitted]
Account Number:	[Account Number Intentionally Omitted]
Account Name:	[Account Name Intentionally Omitted]
Note:	[Note Intentionally Omitted]
4.As of the date hereof, your letter of credit in the amount of $8,131,450.50 has been transferred to the New Owner and, as such, the New Owner shall be responsible for holding the same in accordance with the terms of your lease.
5.If you have any questions to discuss with the New Owner, you should contact Andrew Diamond at [Phone Number Intentionally Omitted] or [E-mail Address Intentionally Omitted].
OLD OWNER:
HGP SAN MATEO OWNER, LLC
a Delaware limited liability company

By:	/s/ Cameron Falconer
Name:	Cameron Falconer
Title:	Senior Managing Director

NEW OWNER:
2000 Sierra Point Parkway LLC
a Delaware limited liability company

By:	/s/ Stephen P. Diamond
Name:	Stephen P. Diamond
Title:	Manager
Diamond Marina LLC
a California limited liability company

By:	/s/ Stephen P. Diamond
Name:	Stephen P. Diamond
Title:	Manager
Diamond Marina II LLC
a California limited liability company

By:	/s/ Andrew Diamond
Name:	Andrew Diamond
Title:	Manager